   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2002


                                                      REGISTRATION NO. 333-69600
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  PRE-EFFECTIVE
                               AMENDMENT NO. 4 TO
                                    FORM SB-2
                     REGISTRATION STATEMENT UNDER INCLUDING
                       THE SECURITIES ACT OF 1933 EXHIBITS

                         WAYNE SAVINGS BANCSHARES, INC.
                 (Name of Small Business Issuer in Its Charter)

           DELAWARE                        6712                  31-1557791
   (State or Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
          (Address and Telephone Number of Principal Executive Offices)

                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
                   (Address of Principal Place of Business or
                     Intended Principal Place of Business)

                                 CHARLES F. FINN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             151 NORTH MARKET STREET
                            WOOSTER, OHIO 44691-7858
                                 (330) 264-5767
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                            ROBERT B. POMERENK, ESQ.
                       LUSE GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: :

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 9

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 9

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 9

                                              CALCULATION OF REGISTRATION FEE
============================================== ================ ================= ================= ========================
                                                                    PROPOSED          PROPOSED
                                                AMOUNT TO BE        MAXIMUM           MAXIMUM
           TITLE OF EACH CLASS OF                REGISTERED      OFFERING PRICE      AGGREGATE      AMOUNT OF REGISTRATION
         SECURITIES TO BE REGISTERED                                PER SHARE         OFFERING                FEE
                                                                                      PRICE(1)
---------------------------------------------- ---------------- ----------------- ----------------- ------------------------
Common Stock, $0.10 par value per share        5,162,564 shares       $10.00        $51,625,640            $11,929(2)
============================================== ================ ================= ================= ========================

(1)   Estimated solely for the purpose of calculating the registration fee.
(2)   Registration fee previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH

PROSPECTUS SUPPLEMENT



                                  INTERESTS IN

                          WAYNE SAVINGS COMMUNITY BANK
                      WAYNE SAVINGS 401(K) RETIREMENT PLAN
                                       AND
                       OFFERING OF UP TO 54,619 SHARES OF

                         WAYNE SAVINGS BANCSHARES, INC.
                                  COMMON STOCK


      Wayne Savings Bancshares, Inc. is providing this prospectus supplement to participants in the Wayne Savings 401(k) Retirement Plan ("401(k) plan"). As a participant in this 401(k) plan, you may direct the trustee of the 401(k) plan to purchase common stock of Wayne Savings Bancshares, Inc. in its stock offering, by transferring amounts currently allocated to your account under the 401(k) plan to the Wayne Savings Bancshares, Inc. Stock Fund (other than amounts you presently have invested in the Wayne Savings Bancshares, Inc. Stock Fund). If you cannot acquire all the common stock you want in the stock offering, the trustee of the 401(k) plan will apply the amounts which were not used to acquire common stock in the stock offering among the funds in which your account is invested in proportion to your current investment allocation percentages.

      The prospectus of Wayne Savings Bancshares, Inc. dated September__,
2002, attached to this prospectus supplement includes detailed information with respect to the offering and the financial condition, results of operations and business of Wayne Savings Community Bank. You should read this prospectus supplement, which provides information with respect to the 401(k) plan, together with the prospectus.

                              --------------------


      FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THE PROSPECTUS.


      The interests in the 401(k) plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

      The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


      This prospectus supplement may be used only in connection with offers and sales by Wayne Savings Bancshares, Inc. of interests or shares of common stock pursuant to the 401(k) plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) plan.

      You should rely only on the information contained in this prospectus supplement and the attached prospectus. Wayne Savings Bancshares, Inc., Wayne Savings Community Bank and the 401(k) plan have not authorized anyone to provide you with information that is different.

      This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Wayne Savings Bancshares, Inc., Wayne Savings Community Bank or the 401(k) plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          The date of this prospectus supplement is September __, 2002.

                                TABLE OF CONTENTS

THE OFFERING............................................................................1
   Securities Offered...................................................................1
   Election to Purchase Common Stock in the Offering; Priorities........................1
   Value of 401(k) Plan Assets..........................................................2
   Method of Directing Transfer.........................................................2
   Time for Directing Transfer..........................................................3
   Irrevocability of Transfer Direction.................................................3
   Direction to Purchase Common Stock After the Offering................................3
   Purchase Price of Common Stock.......................................................3
   Nature of a Participant's Interest in the Common Stock...............................4
   Voting Rights of Common Stock........................................................4
DESCRIPTION OF THE 401(k) PLAN..........................................................4
   Introduction.........................................................................4
   Eligibility and Participation........................................................4
   Contributions Under the 401(k) Plan..................................................5
   Limitations on 401(k) Plan Contributions.............................................5
Benefits Under the 401(k) Plan..........................................................7
   Investment of Contributions and Account Balances.....................................7
   Withdrawals and Distributions from the 401(k) Plan..................................13
   Trustee.............................................................................14
   Plan Administrator..................................................................14
   Reports to 401(k) Plan Participants.................................................14
   Amendment and Termination...........................................................15
   Merger, Consolidation or Transfer...................................................15
Federal Income Tax Consequences........................................................15
   Additional Employee Retirement Income and Security Act Considerations...............19
   Securities and Exchange Commission Reporting and Short-Swing Profit Liability.......19
   Financial Information Regarding 401(k) Plan Assets..................................20
LEGAL OPINION..........................................................................20

                                  THE OFFERING

SECURITIES OFFERED


      Wayne Savings Bancshares, Inc. is offering participation interests in the Wayne Savings 401(k) Retirement Plan (the "401(k) plan"). The participation interests represent indirect ownership of Wayne Savings Bancshares, Inc.'s common stock through the 401(k) plan. The 401(k) plan may acquire up to 54,619 shares of Wayne Savings Bancshares, Inc. common stock in the offering. This includes the new shares of Wayne Savings Bancshares, Inc.that may be received in exchange for all of the shares of Wayne Savings Bancshares, Inc. common stock presently held in the 401(k) plan. The shares of common stock of Wayne Savings Bancshares, Inc. will be exchanged for new shares of Wayne Savings Bancshares, Inc. pursuant to the exchange ratio, as is more fully discussed in the "Conversion" section of the prospectus. Only employees of Wayne Savings Community Bank and Village Savings Bank, F.S.B. may become participants in the 401(k) plan. The common stock of Wayne Savings Bancshares, Inc. to be issued hereby is conditioned on the consummation of the conversion. Your investment in the common stock of Wayne Savings Bancshares, Inc. through the 401(k) plan in the offering is subject to the priorities listed below. Information with regard to the 401(k) plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Wayne Savings Community Bank is contained in the attached prospectus. The address of the principal executive office of Wayne Savings Community Bank is 151
N. Market Street, Wooster, Ohio 44691. Wayne Savings Community Bank's telephone number is (330) 264-5767.


ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES


      In connection with the conversion and stock offering, if you satisfy the conditions for one of the priorities listed below, you may elect to transfer all or part of your account balances in the 401(k) plan to the Wayne Savings Bancshares, Inc. Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Wayne Savings Bancshares, Inc. Stock Fund will purchase common stock in accordance with your directions. However, such directions are subject to purchase priorities set forth in the plan of conversion of Wayne Savings Bancshares, Inc. and listed below.


      The shares of common stock are being offered for sale in the following priorities:


      (1) Depositors of Wayne Savings Community Bank with $50 or more on deposit as of June 30, 2000, get first priority.

      (2) Wayne Savings Bancshares, Inc.'s employee stock benefit plans, including the employee stock ownership plan, get second priority. The employee stock ownership plan expects to purchase from 122,400 to 165,600 shares of common stock.

      (3) Depositors of Wayne Savings Community Bank with $50 or more on deposit as of June 30, 2002, get third priority.

      (4) Depositors of Wayne Savings Community Bank as of September __, 2002, and borrowers of Wayne Savings Community Bank as of June 23, 1993, who continue as borrowers as of September __, 2002, get fourth priority.

      To the extent you fall into one of these categories, you may use funds in your plan account to subscribe or pay for the common stock being acquired. If you elect to transfer a dollar amount from a particular fund and, at the time that the transfer is made, you do not have a sufficient dollar amount in that fund to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that fund (rounded down to the nearest $10 increment) and apply only the amount withdrawn to the purchase of stock for your account.

      No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of common stock in the offering will be removed from your existing accounts and transferred to an interest bearing account pending the closing of the offering. At the close of the offering, and subject to a determination of whether all or any portion of your order may be filled (based on your purchase priority and whether the offering is oversubscribed), all or a portion of the amount that you have transferred to purchase stock in the offering will be applied to the common stock purchase. Common stock so purchased will be placed in the Wayne Savings Bancshares, Inc. Stock Fund and allocated to your 401(k) plan account.

      In the event the offering is oversubscribed, I.E., there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock and any interest your account earned pending investment will be reinvested in the investment funds of the 401(k) plan in accordance with your then existing investment allocation percentages for new contributions.

      If you fail to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) plan as previously directed by you.


VALUE OF 401(K) PLAN ASSETS


      As of June 30, 2002, the market value of the assets of the 401(k) plan was approximately $546,191.19. The plan administrator informed each participant of the value of his or her account balance under the 401(k) plan as of June 30, 2002.


METHOD OF DIRECTING TRANSFER


      Enclosed herein is a form on which you can elect to transfer all or a portion of your account balance in the 401(k) plan to the Wayne Savings Bancshares, Inc. Stock Fund for the purchase of stock in the offering (other than amounts you currently have invested in such fund). If you wish to use all or part of your account balance in the 401(k) plan to purchase common stock issued in the offering (other than amounts you currently have invested in the Wayne Savings Bancshares, Inc. Stock
Fund), you should indicate that decision on the Investment Election Form.


TIME FOR DIRECTING TRANSFER


      If you wish to purchase common stock with your 401(k) account balances, you must return your Investment Election Form to Michael Anderson, Wayne Savings Community Bank, 151 N. Market Street, Wooster, Ohio 44691 no later than 12:00 noon on ______________, 2002.


IRREVOCABILITY OF TRANSFER DIRECTION


      YOU MAY NOT REVOKE YOUR SPECIAL ELECTION TO TRANSFER AMOUNTS CREDITED TO YOUR ACCOUNT IN THE 401(K) PLAN TO THE WAYNE SAVINGS BANCSHARES, INC. STOCK FUND FOR THE PURCHASE OF STOCK IN THE OFFERING. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the investment funds, including the Wayne Savings Bancshares, Inc. Stock Fund, on a daily basis.


DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING


      Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will continue to be able to purchase stock after the offering through your investment in the Wayne Savings Bancshares, Inc. Stock Fund. After the offering, you may direct that a certain percentage of your account balance in the 401(k) plan be transferred to the Wayne Savings Bancshares, Inc. Stock Fund and invested in common stock, or to the other investment funds available under the 401(k) plan. You may change your investment allocation on a daily basis. Special restrictions may apply to transfers directed to and from the Wayne Savings Bancshares, Inc. Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Wayne Savings Bancshares, Inc.


PURCHASE PRICE OF COMMON STOCK


      The trustee will use the funds transferred to the Wayne Savings Bancshares, Inc. Stock Fund to purchase common stock in the offering, subject to your ability to purchase shares in accordance with the priorities listed on pages 1 and 2 of this prospectus supplement and, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share, which will be the same price paid by all other persons in the offering.


      After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees associated with the purchase, sale or transfer of the common stock after the offering.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

      The trustee will hold the common stock, in trust, for the participants of the 401(k) plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

VOTING RIGHTS OF COMMON STOCK

      The trustee generally will exercise voting rights attributable to all common stock held by the Wayne Savings Bancshares, Inc. Stock Fund as directed by participants with accounts invested in the fund. When stockholders have a right to vote on a matter, you will be allocated voting instruction rights reflecting your proportionate interest in the fund. The trustee will vote the common stock affirmatively and negatively on each matter, in proportion to the voting instructions the trustee receives from the participants.

DESCRIPTION OF THE 401(K) PLAN

INTRODUCTION

      Wayne Savings Community Bank originally adopted the Wayne Savings 401(k) Retirement Plan effective April 1, 1998 and restated the plan effective October 1, 1999. The 401(k) plan is a tax-qualified plan that permits participants to defer current compensation to their account balances. The plan also permits participant direction of investment.

      Wayne Savings Community Bank intends that the 401(k) plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Wayne Savings Community Bank may amend the 401(k) plan from time to time in the future, as it sees fit or to maintain compliance with Federal law. Since the 401(k) plan is governed by the Employee Retirement Income Securities Act, Federal law provides you with various rights and protections as a participant in the 401(k) plan. Although the 401(k) plan is subject to many of the provisions of the Employee Retirement Income Security Act, your benefits under the 401(k) plan are not governed by the Pension Benefit Guaranty Corporation.

      REFERENCE TO FULL TEXT OF PLAN. The following statements are summaries of certain provisions of the 401(k) plan. They are not complete and are qualified in their entirety by the full text of the 401(k) plan. You may obtain a copy of the 401(k) plan by filing a request with Wayne Savings Community Bank, attention: Michael Anderson, 151 N. Market Street, Wooster, Ohio 44691. We urge each employee to read carefully the full text of the 401(k) plan.

ELIGIBILITY AND PARTICIPATION

      Any employee of Wayne Savings Community Bank is eligible to become a participant in the 401(k) plan upon the first entry date after both attainment of age 21 and completion of one "year of service" in which the employee has at least 1,000 hours of service. Your effective date of participation will be the earlier of January 1 or July 1 of the plan year coinciding with or next following the date you satisfy the plan's eligibility requirements. The 401(k) plan year is January 1 to December 31.


      As of June 30, 2002, there were 121employees eligible to participate in the 401(k) plan and 78 employees participating by making elective deferral contributions.


CONTRIBUTIONS UNDER THE 401(K) PLAN


      401(K) PLAN CONTRIBUTIONS. As a participant in the 401(k) plan, you are permitted to defer any whole percentage (not less than 1% nor more than 15%) of your compensation on a pre-tax basis, subject to the limitations of the Internal Revenue Code and to have that amount contributed to the 401(k) plan on your behalf. For purposes of the 401(k) plan, "compensation" means, generally, your total compensation reported on Internal Revenue Service Form W-2, plus pre-tax contributions made to this 401(k) plan or a section 125 cafeteria plan. In 2002, the maximum amount of your annual salary that can be taken into account under the 401(k) plan is limited to $200,000. Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment. You may elect to modify the amount contributed to the 401(k) plan by filing a new elective deferral agreement with the 401(k) plan administrator which will be effective the first day of the following month.


      EMPLOYER CONTRIBUTIONS. Wayne Savings Community Bank may make discretionary contributions to the 401(k) plan, which are allocated to eligible employees based on the ratio of such employees annual compensation as of the last day of the plan year to the total of such compensation for all eligible employees. Wayne Savings Community Bank's matching contributions, if any, will be a discretionary percentage of up to 4% of the participants' salary reductions.

LIMITATIONS ON 401(K) PLAN CONTRIBUTIONS


      LIMITATION ON EMPLOYEE SALARY DEFERRALS. For the plan year beginning January 1, 2002, the amount of your elective deferral contributions may not exceed $11,000 per calendar year. This amount is increased in $1,000 increments through 2006 and thereafter may be adjusted periodically by law, based on changes in the cost of living. If you defer salary in excess of this limitation, your gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

      LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. The contributions and forfeitures you receive under the 401(k) plan and employee stock ownership plan, in the aggregate, cannot currently exceed the lesser of $40,000 (the dollar limitation) or 100% (the percentage limitation) of your compensation, as defined in the 401(k) plan. To the extent contributions and forfeitures exceed these limitations, the plan administrator will reallocate discretionary contributions in the same manner as initial allocations of discretionary contributions to these eligible employees to whom the limitations do not apply for the year. The discretionary contributions shall be limited if there are no remaining eligible employees.

      If you are also covered under Wayne Savings Community Bank's employee stock ownership plan and annual additions exceed the maximum permissible amount, the plan administrator will reduce your contributions under the 401(k) plan, so that the total annual additions do not exceed the maximum permissible amount. If discretionary contributions and elective deferral contributions are both made to the plan in the year that the excess occurs, discretionary contributions shall be reduced before elective deferral contributions.


      LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Special provisions of the Internal Revenue Code limit the amount of employee before-tax contributions and employer matching contributions that may be made to the 401(k) plan in any year on behalf of highly compensated employees, in relation to the amount of employee before-tax contributions and employer matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) plan. A highly compensated employee includes any employee who (1) was a 5% owner of Wayne Savings Bancshares, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $85,000 and, if Wayne Savings Community Bank so elects, was in the top 20% of employees by compensation for the preceding year. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. For any year, the percentage of highly compensated employee before-tax contributions will be limited so that the average actual before-tax contribution percentage of highly compensated employees does not exceed the average actual before-tax contribution percentage of non-highly compensated employees by more than the greater of (i) 125% or (ii) 200% but not more than two points. If these limitations are exceeded, the level of before-tax ^ contributions by highly compensated employees ^ will be adjusted.

BENEFITS UNDER THE 401(K) PLAN

      VESTING. At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions and earnings under the 401(k) plan. You are vested in any employer matching contributions and discretionary contributions, in accordance with the following schedule:

                Years of Service         Vesting Percentage
                ----------------         ------------------
                       1                          0%
                       2                          0%
                       3                         20%
                       4                         40%
                       5                         60%
                       6                         80%
                   7 or more                    100%

      For plan years beginning after December 31, 2001, employer matching contributions will vest on the following schedule:

                Years of Service         Vesting Percentage
                ----------------         ------------------
                       1                          0%
                       2                         20%
                       3                         40%
                       4                         60%
                       5                         80%
                   6 or more                    100%

      You are also 100% vested in employer matching contributions, if any, and discretionary contributions made to your account, regardless of your years of employment, upon attainment of your normal retirement age (as defined by the 401(k) plan), your death or total and permanent disability. Any non-vested employer contributions which are forfeited shall be treated as discretionary contributions and allocated as such.

INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES

      All amounts credited to your accounts under the 401(k) plan are held in the plan trust which is administered by the trustee appointed by Wayne Savings Community Bank's board of directors.

      As participants in the 401(k) Plan, you are provided the opportunity to direct the investment of your accounts into one of the following funds:


1.    AIM Value Fund.
2.    Dreyfus S&P 500 Index Fund.
3.    Federated High Yield Bond Fund.
4.    INVESCO Balanced Inv. Fund

5.    INVESCO Dynamics Inv. Fund.
6.    Janus Twenty Fund.
7.    Janus Worldwide Fund.
8.    MFS Massachusetts Inv. Grth Stk A Fund.
9.    Strong Short-Term Bond Inv. Fund.
10.   MET Managed GIC Fund
11.   Wayne Savings  Bancshares, Inc. Stock Fund.


      You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. Generally, if you make an election to direct investment of assets into the Wayne Savings Bancshares, Inc. Stock Fund, you may change your investment at any time. This may be done by a telephone transfer in accordance with established procedures to dispose of a 401(k) plan investment and reinvest the net proceeds in an alternative investment under the 401(k) plan. The proceeds of the sale, net of expenses, will be allocated to your account and reinvested in accordance with your election. If you make a special election to invest all or a portion of your account (other than amounts presently invested in the Wayne Savings Bancshares, Inc. Stock Fund) towards the purchase of Wayne Savings Bancshares, Inc. common stock in the offering, you will not be able to change this investment election until the stock offering is concluded. Therefore you should carefully consider whether to allocate any portion of your account to the purchase of stock in the offering.

      PERFORMANCE HISTORY

      The following table provides performance data with respect to the investment funds available under the 401(k) plan:



                                       Total Returns* through June 30, 2002

                                                                                                 ANNUALIZED
                                                                                      -------------------------------
SECURITY NAME                          PROSPECTUS OBJECTIVE        YTD       1 YEAR     3 YEARS    5 YEARS   10 YEARS
AIM Value Fund                         Growth                   -21.53     -27.30      -12.98       1.36     10.65
Dreyfus S&P 500 Index Fund             Growth and Income        -13.41     -18.43       -9.68       3.11     10.84
Federated High Yield Bond Fund         Corp Bond-High Yield      -1.63      -3.09       -4.61      -0.69      5.03
INVESCO Balanced Inv. Fund             Balanced                  -9.24     -13.68       -5.93       3.35        --
INVESCO Dynamics Inv. Fund             Aggressive Growth        -24.67     -36.05      -13.83       2.76     11.00
Janus Twenty Fund                      Growth                   -16.64     -26.68      -17.66       4.33     10.95
Janus Worldwide Fund                   World Stock              -13.34     -22.51       -6.80       3.08     11.74
MFS Massachusetts Inv. Grth Stk A
Fund                                   Growth                   -18.15     -26.17      -10.95       5.42     12.46
Strong Short-Term Bond Inv. Fund       Corp Bond-General         -0.66      -0.79        4.30       4.72      5.58
MET Managed GIC Fund                   Guar. Interest Contract 5.40% through 09/30/02


   * net of mutual fund expenses but not net of any plan administrative costs.

      The following is a description of each of the 401(k) plan's eleven investment funds:

      AIM VALUE FUND. The fund's investment objective is to achieve long-term growth of capital. The portfolio managers focus on undervalued equity securities of (1) out-of-favor cyclical growth companies, (2) established growth companies that are undervalued compared to historical relative valuation parameters, (3) companies where there is early but tangible evidence of improving prospects that are not yet reflected in the price of the company's equity securities, and (4) companies whose equity securities are selling at prices that do not reflect the current market value of their assets and where there is reason to expect realization of this potential in the form of increased equity values. There is a risk that you could lose all or a portion of your investment in the fund and that the income you may receive from your investment may vary. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      DREYFUS S&P 500 INDEX FUND. The fund seeks to match the performance of the Standard & Poor's 500 Composite Stock Price Index. The fund generally invests in all 500 stocks in the S&P 500 in proportion to their weighting in the index. The S&P 500 is an unmanaged index of 500 common stocks chosen to reflect the industries of the U.S. economy and is often considered a proxy for the stock market in general. Each stock is weighted by its market capitalization, which means larger companies have greater representation in the index than smaller ones. The fund may also use stock index futures as a substitute for the sale or purchase of securities. While stocks have historically been a leading choice of long-term investors, they do fluctuate in price, depending on the performance of the companies that issued them, general market and economic conditions and investor confidence. Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the fund's performance may sometimes be lower or higher than that of other types of funds. As the fund uses an indexing strategy, it does not attempt to manage market volatility, use defensive strategies or reduce the effects of any long-term periods of poor stock performance. The correlation between fund and index performance may be affected by the fund's expenses, changes in securities markets, changes in the composition of the index and the timing of purchases and redemptions of fund shares. The fund may invest in stock index futures, which could carry additional risks such as losses due to unanticipated market price movements, and could also reduce the opportunity for gain. As with any mutual fund, you could lose money on your investment in the fund. An investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      FEDERATED HIGH YIELD BOND FUND. The fund's investment objective is to seek high current income by investing primarily in a professionally managed, diversified portfolio of high-yield, lower-rated corporate bonds (also know as "junk bonds"). At least 65% of the fund's assets are invested in corporate bonds rated below BBB. The adviser manages the fund's portfolio seeking to realize the potentially higher returns of high-yield bonds ("junk bonds") compared to returns of high-grade securities by seeking to minimize default risk and other risks through careful security selection and diversification. The securities in which the fund invests have high yields primarily because of the market's greater uncertainty about the issuer's ability to make all required interest and principal payments, and therefore about the returns that will in fact be realized by the fund. It is possible to lose money by investing in the fund. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      INVESCO BALANCED FUND - INVESTOR CLASS. The fund invests in a combination of common stocks and fixed-income securities, including preferred stock, convertible securities and bonds. The fund normally invests the majority of its total assets in common stocks and approximately one-quarter of its assets in investment-grade debt securities. The portion of the funds' portfolio invested in equity securities emphasizes companies INVESCO believes to have better-than-average earnings growth potential, as well as companies within industries that INVESCO believes are well-positioned for the current and expected economic climate. Since current income is a component of total return, the fund also consider companies' dividend payout records. Most of these holding are traded on national stock exchanges or in the over-the-counter market. The fund may also take positions in securities traded on regional or foreign exchanges. A portion of the fund's portfolio invested in debt securities may include obligations of the U.S. Government, government agencies, and investment-grade corporate bonds. These securities tend to offer lower income than bonds of lower quality but are more shielded from credit risk. Obligations issued by U.S. Government agencies may include some supported only by the credit of the issuing agency rather than by the full faith and credit of the U.S. Government. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund, there is always a risk that you may lose money on your investment in the fund.

      INVESCO DYNAMICS FUND - INVESTOR CLASS. The fund invests primarily in common stocks of mid-sized companies - those with market capitalizations between $2 billion and $15 billion at the time of purchase - but also has the flexibility to invest in other types of securities including preferred stock, convertible securities and bonds. The fund's strategy relies on many short-term factors including current information about a company, investor interest, price movements of a company's securities and general market and monetary conditions. Consequently, the fund's investments are usually bought and sold relatively frequently. While the fund generally invests in mid-sized companies, it sometimes invests in the securities of smaller companies. The prices of these securities tend to move up and down more rapidly than the securities prices of larger, more established companies, and the price of fund shares tends to fluctuate more than it would if the fund invested in the securities of larger companies. An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund, there is always a risk that you may lose money on your investment in the fund.

      JANUS TWENTY FUND. The fund is designed for long-term investors who can tolerate the greater risks associated with common stock investments. The portfolio manager applies a "bottom up" approach in choosing investments. In other words, the fund's portfolio manager looks at companies one at a time to determine if a company is an attractive investment opportunity and consistent with the fund's investment policies. If the portfolio manager is unable to find such investments, a significant portion of the fund's asset may be in cash or similar investments. The fund may invest in foreign equity and debt securities. It will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets. The fund normally concentrates its investments in a core group of 20-30 common stocks selected for their growth potential. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund, there is always a risk that you may lose money on your investment in the fund.

      JANUS WORLDWIDE FUND. The fund seeks long-term growth of capital in a manner consistent with the preservation of capital. The portfolio managers apply a "bottom up" approach in choosing investments. In other words, the fund's portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and consistent with the fund's investment policies. If the portfolio managers are unable to find such investment, a significant portion of the fund's assets may be in cash or similar investments. The fund will limit its investment in high-yield/high-risk bonds to less than 35% of its net assets. The fund invests primarily in common stocks of companies of any size located throughout the world. The fund normally invests in issuers from at least five different countries, including the United States. The fund may at times invest in fewer than five countries or even in a single country. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund, there is always a risk that you may lose money on your investment in the fund.

      MFS MASSACHUSETTS INVESTORS GROWTH STOCK FUND. The fund's investment objective is to provide long-term growth of capital and future income rather than current income. The fund invests its assets, except for working cash balances, in the common stocks and securities convertible into common stocks of companies which its investment adviser, Massachusetts Financial Services Company ("MFS"), believes offer better than average prospects for long-term growth. MFS uses a bottom-up investment style in managing the equity-oriented funds it advises. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the fund's portfolio manager and MFS's large group of equity research analysts. In managing the fund, MFS seeks to purchase securities of companies which MFS considers well run and poised for growth. MFS looks particularly for companies which demonstrate a strong franchise, strong cash flows and a recurring revenue stream; a strong industry position where there is potential for high-profit margins and substantial barriers to new entry in the industry. MFS also looks for a strong management with a clearly defined strategy and new products or services. The principal risks of investing in the fund are: market risks (the risk that the price of a security in the fund will fall due to changing economic, political or market conditions or disappointing earnings results); growth companies risk (prices of growth company securities held by the fund may fall to a greater extent than the overall equity markets); active or frequent trading risk (active trading may result in the realization and distribution to shareholders of higher capital gains as compared to a fund with less active trading policies, which would increase your tax liability; frequent trading also increases transaction costs, which could detract from the fund's performance); foreign securities risk (investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject). As we any mutual fund, you could lose money on your investment in the fund. An investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      STRONG SHORT-TERM BOND FUND. The fund seeks total return by investing for a high level of current income with a low degree of share-price fluctuation. The fund invests, under normal conditions, primarily in short- and intermediate-term corporate, mortgage- and asset-backed, and U.S. Government (and its agencies) bonds. The fund invests primarily in higher- and medium-quality bonds. The fund's dollar-weighted average maturity will normally be between one and three years. The fund may also invest a portion of its assets in lower-quality, high-yield bonds. The managers focus primarily upon high-yield bonds rated BB with positive or improving credit fundamentals. To a limited extent, the fund may also invest in foreign securities. It is possible to lose money by investing in the fund. An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

      MET MANAGED GIC FUND. The fund's objective is to protect principal and offer fixed returns that compare favorably with the yields on intermediate-term fixed income securities. Principal and interest are backed by the full faith and credit of Metropolitan Life Insurance Company. The fund may be appropriate for investors seeking preservation of principal, as well as other investors looking to construct a well-diversified retirement savings program.


      WAYNE SAVINGS BANCSHARES, INC. STOCK FUND. The Wayne Savings Bancshares, Inc. Stock Fund will consist primarily of investments in common stock of Wayne Savings Bancshares, Inc. Wayne Savings Bancshares, Inc. is a federally chartered majority-owned subsidiary of Wayne Savings Bankshares, M.H.C., a mutual holding company. Following the offering, Wayne Savings Bancshares, Inc., a Delaware corporation, will be 100% owned by its public shareholders, including Wayne Savings Bancshares' tax-qualified plans. Shares of Wayne Savings Bancshares, Inc. which were held in the Wayne Savings Bancshares, Inc. Stock Fund prior to the conversion and offering will be converted into new shares of common stock of Wayne Savings Bancshares, Inc., in accordance with the exchange ratio. The trustee will use all amounts reallocated to the Wayne Savings Bancshares, Inc. in the special election to acquire shares in the conversion of common stock offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Wayne Savings Bancshares, Inc. Stock Fund, including cash dividends paid on common stock held in the Wayne Savings Bancshares, Inc. Stock Fund, to purchase shares of common stock of Wayne Savings Bancshares, Inc. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Wayne Savings Bancshares, Inc. Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the 401(k) plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).


      As of the date of this prospectus supplement, none of the new shares of common stock of Wayne Savings Bancshares, Inc. have been issued or are outstanding. However, shares of its predecessor Wayne Savings Bancshares, Inc. have been actively traded on an established market since 1997. The historical performance of the Wayne Savings Bancshares, Inc. Stock Fund is set forth on page 9. Performance of the Wayne Savings Bancshares, Inc. Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank and market conditions for the common stock generally.


      FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THE PROSPECTUS.


WITHDRAWALS AND DISTRIBUTIONS FROM THE 401(K) PLAN

      FEDERAL LAW REQUIRES THE 401(K) PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD FOR YOUR BENEFIT UNDER THE 401(K) PLAN PRIOR TO YOUR TERMINATION OF EMPLOYMENT WITH WAYNE SAVINGS COMMUNITY BANK. A FEDERAL TAX PENALTY EQUAL TO 10% OF THE WITHDRAWAL, OVER AND ABOVE THE NORMAL FEDERAL AND STATE INCOME TAX, MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO YOUR ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER THE WITHDRAWALS OCCUR DURING YOUR EMPLOYMENT WITH WAYNE SAVINGS COMMUNITY BANK OR AFTER TERMINATION OF EMPLOYMENT.

      WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. You may withdraw your employee elective deferral contributions (not including earnings) and rollover contributions prior to termination of employment in the event of financial hardship, subject to the hardship distribution rules under the plan. These requirements insure that you have a true financial need before you make a withdrawal.

      In addition, once you attain age 59-1/2, you may withdraw all or any portion of your account, if you are 100% vested.

      Finally, you may receive a loan from the 401(k) plan of a portion of your account balance, not to exceed (i) $50,000 or (ii) one-half of your vested account balance. Loans shall be made only for hardship or financial necessity. The minimum amount of any loan shall be $1,000. The interest rate on any loan shall be equal to the prime rate on the day the loan application is signed, plus 1%. Only one loan is permitted at a time.

      DISTRIBUTION UPON TERMINATION OF EMPLOYMENT OR DISABILITY. Payment of your benefits upon your normal retirement (as defined under the 401(k) plan), disability, or other termination of employment shall be made in a single lump-sum payment or in installments, over a period which cannot exceed your life expectancy (or your life expectancy and that of your beneficiary.) Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account. You may elect to receive your distribution payable from the Wayne Savings Bancshares, Inc. Stock Fund in shares of Wayne Savings Bancshares, Inc. common stock.

      DISTRIBUTION UPON DEATH. If you die prior to the benefit commencement date for retirement, disability or termination of employment, your benefit will be paid to your surviving spouse or other properly designated beneficiary in a lump sum or installments. Your entire death benefit must generally be paid to your beneficiaries within five years after your death (the "five-year rule"). However, if your designated beneficiary is a person (instead of your estate or most trusts), then you or your beneficiary may elect to have minimum distributions begin within one year of your death and it may be paid over the designated beneficiary's life expectancy (the "one-year rule"). If your spouse is the beneficiary, then under the "one-year rule," the start of payments may be delayed until the year in which you would have attained age 70 1/2. The election to have death benefits distributed under the "one-year rule" instead of the "five-year rule" must be made no later than the time at which minimum distributions must commence under the "one-year rule" (or, in the case of a surviving spouse, the "five-year rule," if earlier).

      NONALIENATION OF BENEFITS. Except for Federal income tax withholding or a qualified domestic relations order, your benefits payable under the 401(k) plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

TRUSTEE

      The trustees of the Wayne Savings Community Bank 401(k) Savings Plan are Charles F. Finn and Michael Anderson. The trustees receive, hold and invest the contributions to the 401(k) plan in trust and distribute them to you and your beneficiaries in accordance with the terms of the 401(k) plan and the directions of the plan administrator. The trustees are responsible for investment of the assets of the trust.


PLAN ADMINISTRATOR

      The 401(k) plan is administered by the plan administrator. Wayne Savings Community Bank is the 401(k) plan administrator. The address of the 401(k) plan administrator is 151 N. Market Street, Wooster, Ohio 44691, and its telephone number is (330) 264-5767. The 401(k) plan administrator is responsible for the administration of the 401(k) plan, interpretation of the provisions of the 401(k) plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) plan, maintenance of 401(k) plan records, books of account and all other data necessary for the proper administration of the 401(k) plan, preparation and filing of all returns and reports relating to the 401(k) plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

REPORTS TO 401(K) PLAN PARTICIPANTS

      The plan administrator will furnish you with a quarterly statement showing:

      (1)   the current market value of each fund as of the end of the quarter;
            and

      (2) the amount of contributions and earnings allocated to your account for that period.

AMENDMENT AND TERMINATION

      It is the intention of Wayne Savings Community Bank to continue the 401(k) plan indefinitely. Nevertheless, Wayne Savings Community Bank may terminate the 401(k) plan at any time. If the 401(k) plan is terminated in whole or in part, then regardless of other provisions in the 401(k) plan, you will have a fully vested interest in your accounts. Wayne Savings Community Bank reserves the right to make, from time to time, any amendment or amendments to the 401(k) plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Wayne Savings Community Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

MERGER, CONSOLIDATION OR TRANSFER

      In the event of the merger or consolidation of the 401(k) plan with another 401(k) plan, or the transfer of the trust assets to another plan, the 401(k) plan requires that you would, if either the 401(k) plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material Federal income tax aspects of the 401(k) plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the Federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the 401(k) plan and transactions involving the 401(k) plan.

      The 401(k) plan is tax-qualified and the related trust is exempt from tax under the Internal Revenue Code. As a result, the 401(k) plan is afforded special tax treatment which include the following:

      (1) Wayne Savings Community Bank is allowed an immediate tax deduction for the amount contributed to the 401(k) plan each year;

      (2) you pay no current income tax on amounts contributed by Wayne Savings Community Bank on your behalf; and

      (3) earnings of the 401(k) plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

      The 401(k) plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Wayne Savings

Community Bank expects to timely adopt any amendments to the 401(k) plan that may be necessary to maintain the qualified status of the 401(k) plan under the Internal Revenue Code.

      Assuming that the 401(k) plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the 401(k) plan under existing Federal income tax laws will have the following effects:

      (1) The contributions to your account and the investment earnings on the account are not includable in your Federal taxable income until the contributions or earnings are actually distributed or withdrawn from the 401(k) plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

      (2) Income earned on assets held by the trust will not be taxable to the trust.

      LUMP-SUM DISTRIBUTION. A distribution from the 401(k) plan to you or your beneficiary will qualify as a lump-sum distribution if it:

      (1)   is made within one calendar year;

      (2) is on account of your death, disability or separation from service, or after you attain age 59-1/2; and

      (3) consists of your balance under this 401(k) plan and all other profit sharing plans, if any, maintained by Wayne Savings Community Bank. The portion of any lump-sum distribution that is required to be included in your taxable income for Federal income tax purposes consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Wayne Savings Community Bank which is included as part of the lump-sum distribution.


      COMMON STOCK INCLUDED IN LUMP-SUM DISTRIBUTION. If a lump-sum distribution includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, I.E., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

                  Example: Assume the 401(k) plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the 401(k) plan. If the 401(k) plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the 401(k) plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

      The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

                  Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution MINUS the $8 of net unrealized appreciation.

      Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

                  Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

      As a recipient of a distribution, you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

      CONTRIBUTION TO ANOTHER QUALIFIED PLAN OR TO AN INDIVIDUAL RETIREMENT ACCOUNT. You may defer Federal income taxation of all or any portion of the total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for Federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

                  Example: You receive a distribution of 500 shares of stock and $3,000 cash from the 401(k) plan on June 30. If you intend to roll your distribution over to another tax-qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

      You generally may defer the Federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

      Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory Federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the 401(k) plan except:

      (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

      (2) any amount that is required to be distributed under the minimum distribution rules; and

      (3)   any other distributions excepted under applicable Federal law.

      If your beneficiary is your surviving spouse, he or she also may defer Federal income taxation of all or any portion of a distribution from the 401(k) plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for Federal tax purposes in the year in which it is received.

      ADDITIONAL TAX ON EARLY DISTRIBUTIONS. If you receive a distribution from the 401(k) plan prior to attaining age 59-1/2, it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

      (1)   made to a beneficiary, or to your estate, on or after your death;

      (2)   attributable to your disability;

      (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

      (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

      (5) made to pay medical expenses to the extent deductible for Federal income tax purposes;

      (6) made to an alternate payee pursuant to a qualified domestic relations order; or

      (7) made to effect the distribution of excess contributions or excess deferrals.

ADDITIONAL EMPLOYEE RETIREMENT INCOME AND SECURITY ACT CONSIDERATIONS

      As noted above, the 401(k) plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the 401(k) plan's assets by participants and beneficiaries. The 401(k) plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your 401(k) plan account.

      Because you will be entitled to invest all or a portion of your account balance in the 401(k) plan in Wayne Savings Bancshares, Inc. common stock, the regulations under section 404(c) of the Employee Retirement Income Security Act require that the 401(k) plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by the Employee Retirement Income Security Act. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Accordingly, the 401(k) plan committee designates Michael Anderson, as the person to whom your investment instructions should be returned.

SECURITIES AND EXCHANGE COMMISSION REPORTING AND SHORT-SWING PROFIT LIABILITY

      Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Wayne Savings Bancshares, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Wayne Savings Bancshares, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the ^ date on which a transaction is executed, or annually on a Form 5 within 45 days after the close of Wayne Savings Bancshares, Inc.'s fiscal year. Discretionary transactions in ^ connection with employee benefit plans, such as intra-plan transfers of previously invested assets or a cash-out from such a plan are excepted from this requirement, but only if the insider does not determine the date of the transaction. If the exception applies, discretionary transactions must be reported on a Form 4 filed within two business days from the date the reporting person receives notice of the transaction, so long as the notification date is not later than the third business day following the transaction. Transactions under tax-qualified plans, other than discretionary transactions remain exempt from Section 16(a) reporting.


      In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Wayne Savings Bancshares, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Wayne Savings Bancshares, Inc.'s common stock resulting from non-exempt purchases and sales of Wayne Savings Bancshares, Inc. common stock within any six-month period.

      The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

      Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401(k) plan for six months following such distribution and are prohibited from directing additional purchases of units within the Wayne Savings Bancshares, Inc. stock fund for six months after receiving such a distribution.

FINANCIAL INFORMATION REGARDING 401(K) PLAN ASSETS

      Unaudited financial statements representing the net assets available for 401(k) plan benefits at September 30, 2001, are attached to this prospectus supplement.

                                  LEGAL OPINION

      The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Wayne Savings Bancshares, Inc. in connection with Wayne Savings Bancshares, Inc.'s stock offering.

                      WAYNE SAVINGS 401(K) RETIREMENT PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                         December 31, 2001
                                          -----------------
                                    Beginning              End
                                     of Year             of Year
                                    ---------            -------

Assets
--------

Investments                          $395,828             $500,724

Liabilities                          $      0             $      0

                                    ---------             --------

Net Assets Available for
  Plan Benefits                      $395,828             $500,724

                      WAYNE SAVINGS 401(K) RETIREMENT PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                         December 31, 2001
                                         -----------------

Investment Income                           $  (59,540)

Investment Expense                          $   (7,792)

Net Investment Income                       $    _____

Contributions                               $  193,311
                                            ----------

         Total Additions                    $_________


Benefits paid:
Withdrawals                                 $  (21,218)

         Increase in Net Assets             $  104,896

Net Assets Available for Plan
  Benefits:  Beginning of Year              $  395,828
                                            ----------

         End of Year                        $  500,724

                                   PROSPECTUS
                         WAYNE SAVINGS BANCSHARES, INC.
               (HOLDING COMPANY FOR WAYNE SAVINGS COMMUNITY BANK)
                     UP TO 2,357,500 SHARES OF COMMON STOCK

      Wayne Savings Bancshares, Inc. is offering common stock for sale in connection with the conversion of Wayne Savings Bankshares, MHC from the mutual to the stock form of organization. The shares we are offering represent the 52.5% interest in Wayne Savings Bancshares, Inc. now owned by Wayne Savings Bankshares, MHC. The existing publicly held shares of Wayne Savings Bancshares, Inc., which represent the remaining 47.5% interest in Wayne Savings Bancshares, Inc., will be exchanged for new shares of common stock in Wayne Savings Bancshares, Inc. All shares offered for sale are offered at a price of $10.00 per share. You will not have to pay any sales commissions on shares of common stock that you purchase in the offering.

o If you are a current or former customer of Wayne Savings Community Bank you may have priority rights to purchase shares.


o If you are a current stockholder of Wayne Savings Bancshares, Inc., each of your shares will be automatically exchanged for between 1.2901 and
      2.0072 new shares of Wayne Savings Bancshares, Inc. Your percentage ownership will remain essentially equivalent to your current percentage ownership in Wayne Savings Bancshares, Inc. You also may purchase additional shares in the offering after priority orders are filled.
o If you fit none of the above categories, but are interested in purchasing shares of common stock, you may purchase shares after priority orders are filled.


================================================================================

                                OFFERING SUMMARY
                             PRICE: $10.00 PER SHARE


                                                 MINIMUM             MAXIMUM
                                                 -------             -------

      Number of shares:                        1,742,500           2,357,500

      Gross offering proceeds:               $17,425,000         $23,575,000

      Estimated offering expenses:            $1,449,000          $1,534,000

      Estimated net proceeds:                $15,976,000         $22,041,000

      Estimated net proceeds per share:            $9.17               $9.35

================================================================================

      Without resoliciting subscribers, the maximum number of shares offered may be increased up to 2,711,125 shares because of regulatory considerations, demand for the shares or changes in market conditions. We will terminate the offering of new stock and the exchange of existing shares if we do not sell the minimum number of shares. If we terminate the offering, we will return all subscriptions received, together with accrued interest. Ryan, Beck & Co., LLC will assist Wayne Savings Bancshares, Inc. in the sale of the common stock on a best efforts basis. In a best efforts offering, Ryan, Beck & Co., LLC is not required to purchase any of the common stock that is being offered for sale. Subscriptions received prior to completion of the offering will be held in an escrow account at Wayne Savings Community Bank and will bear interest at Wayne Savings Community Bank's passbook rate. Our common stock will trade on the Nasdaq National Market under the symbol "WAYN." The offering will end at 10:00 a.m., Eastern time, on October __, 2002, unless we extend it.

     FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER BEFORE MAKING AN
          INVESTMENT DECISION, SEE "RISK FACTORS" BEGINNING ON PAGE 15.


      THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 RYAN BECK & CO.
               THE DATE OF THIS PROSPECTUS IS SEPTEMBER ___, 2002

                 [INSERT MAP SHOWING WAYNE SAVINGS' MARKET AREA]

                                TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----


QUESTIONS AND ANSWERS............................................................................3
SUMMARY..........................................................................................7
RISK FACTORS....................................................................................15
FORWARD-LOOKING STATEMENTS......................................................................20
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF WAYNE SAVINGS
   BANCSHARES, INC..............................................................................21
HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE.....................................................25
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING.............................................26
OUR DIVIDEND POLICY.............................................................................27
MARKET FOR OUR COMMON STOCK.....................................................................27
CAPITALIZATION..................................................................................29
PRO FORMA DATA..................................................................................30
WAYNE SAVINGS BANCSHARES, INC. CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME.....34
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS................................................................................35
BUSINESS OF WAYNE SAVINGS BANCSHARES, INC. AND WAYNE SAVINGS
   COMMUNITY BANK...............................................................................50
REGULATION......................................................................................73
TAXATION........................................................................................79
MANAGEMENT OF WAYNE SAVINGS BANCSHARES, INC.....................................................80
BENEFICIAL OWNERSHIP OF COMMON STOCK............................................................87
SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS...............................................87
THE CONVERSION..................................................................................88
RESTRICTIONS ON ACQUISITION OF WAYNE SAVINGS BANCSHARES, INC...................................112
DESCRIPTION OF CAPITAL STOCK OF WAYNE SAVINGS BANCSHARES, INC..................................113
FOLLOWING THE CONVERSION.......................................................................113
TRANSFER AGENT.................................................................................114
EXPERTS........................................................................................114
LEGAL MATTERS..................................................................................114
ADDITIONAL INFORMATION.........................................................................114
INDEX TO FINANCIAL STATEMENTS..................................................................F-1

                              QUESTIONS AND ANSWERS

Q:    HOW MANY SHARES OF COMMON STOCK ARE BEING OFFERED, AND AT WHAT PRICE PER
      SHARE?

A: Wayne Savings Bancshares, Inc. is offering between 1,742,500 and 2,357,500 shares of common stock at a subscription price of $10.00 per share. We may increase the number of shares offered up to 2,711,125 shares under certain circumstances. The amount of common stock being offered is based upon an independent appraisal of the market value of Wayne Savings Bancshares, Inc., assuming completion of the mutual-to-stock conversion and offering described in this document.

Q:    WHO MAY PURCHASE COMMON STOCK IN THE SUBSCRIPTION OFFERING?

A: Rights to subscribe for common stock have been granted under the plan of conversion and reorganization to the following persons in the following descending order of priority:

      (1) Wayne Savings Community Bank depositors with $50.00 or more on deposit as of June 30, 2000;

      (2) Wayne Savings Community Bank's tax-qualified employee stock benefit plans, including its employee stock ownership plan;

      (3) Wayne Savings Community Bank depositors with $50.00 or more on deposit as of June 30, 2002; and


      o
      (4) Wayne Savings Community Bank depositors as of September __, 2002 and borrowers as of June 23, 1993 who continue as borrowers as of September __, 2002.


Q: WILL DEPOSITORS OR BORROWERS OF VILLAGE SAVINGS BANK, F.S.B. HAVE PRIORITY RIGHTS TO PURCHASE SHARES IN THE OFFERING?

A. No. Applicable federal regulations limit priority rights to purchase shares in the offering to certain depositors and borrowers of Wayne Savings Community Bank, as described immediately above.

Q:    WHO MAY PURCHASE COMMON STOCK IN THE COMMUNITY OFFERING?


A. Any shares that are not purchased in the subscription offering may be available for purchase by the public in a community offering. The community offering is expected to be conducted at the same time as the subscription offering. In the community offering we will give a preference first to stockholders of Wayne Savings Bancshares, Inc. as of September __, 2002, and second to residents of Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio.


Q: WILL ANY COMMISSION BE CHARGED FOR COMMON STOCK I PURCHASE IN THE STOCK OFFERING?

A:    No.

Q:    HOW DO I PURCHASE COMMON STOCK?

A: First, you should read this document. Then, complete and return the enclosed stock order form, together with your payment. You may submit stock order forms in three ways: you may send the stock order form by regular mail, using the reply envelope provided; you may send the stock order form by overnight delivery to the address indicated on the back of the stock order form; or you may hand-deliver the stock order form to our stock information center, located at Wayne Savings Community Bank's main office at 151 North Market Street, Wooster, Ohio. STOCK ORDER FORMS MAY NOT BE DELIVERED TO THE BRANCH OFFICES OF WAYNE SAVINGS COMMUNITY BANK.

Q:    HOW CAN I PAY FOR THE COMMON STOCK?

A: Full payment for the common stock must accompany your stock order form at the time it is submitted. You may pay for your shares by check or money order payable to Wayne Savings Bancshares, Inc., or by authorizing a withdrawal from the types of Wayne Savings Community Bank deposit accounts designated on the stock order form (we will waive any penalty for early withdrawal from certificate of deposit accounts for the purchase of stock). Authorized withdrawals will not be made until the completion of the stock offering, but the designated funds will not be available to you in the interim. If you wish to use IRA funds, see the discussion below. Funds authorized to be withdrawn from Wayne Savings Community Bank deposit account(s) MUST BE available in your account at the time you submit your stock order form. Checks and money orders will be cashed upon receipt, so funds must be available in your account.

Q. MAY I OBTAIN A LOAN OR LINE OF CREDIT FROM WAYNE SAVINGS COMMUNITY BANK OR VILLAGE SAVINGS BANK TO PAY FOR MY COMMON STOCK?

A. No. Federal law prohibits Wayne Savings Community Bank or Village Savings Bank from loaning funds to purchase common stock in the stock offering. However, other financial institutions may make such a loan.

Q: MAY I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT WAYNE SAVINGS COMMUNITY BANK OR ELSEWHERE?

A: Yes. However, common stock must be held in a self-directed retirement account. By regulation, Wayne Savings Community Bank's IRAs are not self-directed, so they cannot be invested in stock. If you wish to use some or all of the funds in your Wayne Savings Community Bank IRA, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Q:    MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR COMMON STOCK?

A: No. After your stock order form and payment are received, you may not cancel or modify your order.

Q:    WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

A: Yes. Payments by check or money order received with the stock order form will be cashed and placed in an interest-bearing escrow account at Wayne Savings Community Bank, and will earn interest at our passbook savings rate until the conclusion of the stock offering. At that time, a check for the accrued interest will be mailed to you. Subscribers who elect to pay by deposit account withdrawal will continue to accrue interest in the account at its contractual rate until the funds are withdrawn, at the conclusion of the offering.

Q:    HOW MANY SHARES MAY I BUY?

A: The minimum order is 25 shares, or $250. There are maximum purchase limitations, and there is a stock ownership limitation which applies to current Wayne Savings Bancshares, Inc. stockholders. These limitations are described on the stock order form and in the section of this document entitled "The Conversion."

Q:    WHAT IS THE DEADLINE FOR PLACING AN ORDER?


A: Orders in the subscription offering and community offering must be RECEIVED (not postmarked) by no later than 10:00 a.m. Eastern time, on October ___, 2002.


Q: HOW CAN I BUY OR SELL WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK IN THE FUTURE?


A: Existing publicly held shares of Wayne Savings Bancshares, Inc. common stock trade on the Nasdaq Small Cap Market under the symbol "WAYN." Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings Bancshares, Inc. will replace existing shares and will be traded on the Nasdaq National Market. For a period of 20 trading days following completion of our offering, our symbol will be "WAYND." Thereafter the symbol will be "WAYN." You will be able to buy or sell shares through a stockbroker or discount broker. AS SOON AS POSSIBLE AFTER THE COMPLETION OF THE OFFERING, INVESTORS WILL BE MAILED STOCK CERTIFICATES. ALTHOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING, BROKERAGE FIRMS MAY REQUIRE THAT YOU HAVE RECEIVED YOUR STOCK CERTIFICATE PRIOR TO SELLING SHARES THAT YOU PURCHASED IN THE OFFERING.


Q:    WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

A: Wayne Savings Bancshares, Inc. intends to pay quarterly dividends following the ^ offering, reflecting an annual amount of between $0.528 and $0.340 per share, depending on how many shares are sold in the offering. The amount of dividends that we intend to pay will preserve the per share dividend amount, adjusted to reflect the exchange ratio, that Wayne Savings Bancshares, Inc. stockholders currently receive. At the midpoint of the offering range, the annual dividend is expected to be $0.448 per share. There can be no assurance that dividends will be paid or that they will not be subsequently reduced or eliminated.

Q: AS AN ELIGIBLE DEPOSITOR OR BORROWER OF WAYNE SAVINGS COMMUNITY BANK PLACING AN ORDER IN THE SUBSCRIPTION OFFERING, MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?

A: No. To preserve your purchase priority in the subscription offering, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the subscription offering on the applicable date of eligibility.

Q: I AM ELIGIBLE TO PURCHASE SHARES IN THE SUBSCRIPTION OFFERING, BUT I DO NOT WANT TO BECOME A STOCKHOLDER. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY?

A: No. Transferring your subscription rights to someone else is illegal under federal law. Wayne Savings Bancshares, Inc. intends to take legal action against anyone who attempts to transfer subscription rights. If anyone offers to give you money to buy common stock in your name in exchange for later transferring the common stock, or requests to share in cash proceeds upon your future sale of Wayne Savings Bancshares, Inc. stock, please inform our stock information center at the number below.

Q: WILL THE CONVERSION AND OFFERING HAVE ANY EFFECT ON MY WAYNE SAVINGS COMMUNITY BANK DEPOSIT OR LOAN ACCOUNTS?

A: No. The amount, interest rate and other terms of deposit accounts will not change as a result of the conversion or offering. Deposit accounts will continue to be insured by the FDIC. Likewise, the loan accounts and rights of borrowers will not be affected.

Q:    WILL THE COMMON STOCK BE INSURED BY THE FDIC?

A: No. Unlike deposit accounts at Wayne Savings Community Bank, common stock cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so an investment in the common stock is subject to investment risk, including loss of principal invested. There can be no assurance that you will be able to sell your Wayne Savings Bancshares, Inc. shares at or above the $10.00 per share purchase price in the offering.

Q:    BY PLACING AN ORDER, AM I GUARANTEED TO RECEIVE ALL THE SHARES I
      REQUESTED?

A: No. If there is an oversubscription, shares will be allocated as described in the prospectus section entitled "The Conversion." If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and deposit account withdrawal authorizations will be canceled to the extent not used.

Q: CAN MY WAYNE SAVINGS COMMUNITY BANK LOCAL BRANCH ASSIST ME WITH PURCHASING SHARES OR COMPLETING THE STOCK ORDER FORM?

A: No. Our branch personnel may not, by law, assist with investment-related questions about the stock offering. We have established a stock information center staffed by registered representatives who can assist you. You may call the stock information center at the number below.



                              ADDITIONAL QUESTIONS?


                    Please call our Stock Information Center
                                 (800) 804-8479
        from 9:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday.


                   The Stock Information Center is located at
                   Wayne Savings Community Bank's main office
                    at 151 North Market Street, Wooster, Ohio







TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF OCTOBER _, 2002 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO OCTOBER _, 2002 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO OCTOBER _, 2002.

                                     SUMMARY

      THE FOLLOWING SUMMARY EXPLAINS THE SIGNIFICANT ASPECTS OF THE CONVERSION, THE OFFERING AND THE EXCHANGE OF EXISTING SHARES OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK FOR NEW SHARES OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK. IT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR ADDITIONAL INFORMATION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

THE COMPANIES

                          WAYNE SAVINGS BANKSHARES, MHC
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767


      Wayne Savings Bankshares, MHC is currently the federally-chartered mutual holding company parent of Wayne Savings Bancshares, Inc. As of June 30, 2002, Wayne Savings Bankshares, MHC's principal business activity was the ownership of 1,350,699 shares, or 52.5%, of the outstanding common stock of Wayne Savings Bancshares, Inc. Wayne Savings Bankshares, MHC will cease to exist at the conclusion of the conversion and offering and its net equity accounts will be merged with Wayne Savings Bancshares, Inc.


                         WAYNE SAVINGS BANCSHARES, INC.
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767


      Wayne Savings Bancshares, Inc. is currently a federally-chartered stock holding company that owns all of the outstanding common stock of Wayne Savings Community Bank. As of June 30, 2002, Wayne Savings Bancshares, Inc. had 2,572,021 issued and outstanding shares of common stock. Wayne Savings Bankshares, MHC owns 1,350,699 shares of Wayne Savings Bancshares, Inc.'s outstanding common stock. The remaining 1,221,322 shares are held by the public. At June 30, 2002, Wayne Savings Bancshares, Inc. had consolidated assets of $334.6 million, deposits of $300.7 million and consolidated stockholders' equity of $26.4 million. Following the conversion, this federal corporation will cease to exist, but will be succeeded by a new Delaware corporation with the same name.


                          WAYNE SAVINGS COMMUNITY BANK
                  151 NORTH MARKET STREET, WOOSTER, OHIO 44691
                                 (330) 264-5767

      Wayne Savings Community Bank is an Ohio-chartered community bank headquartered in Wooster, Ohio. Wayne Savings Community Bank offers a broad range of financial products and services. Wayne Savings Community Bank operates through its main office in Wooster, Ohio, nine branch offices located in Wayne, Holmes, Ashland, and Medina Counties, Ohio, and its Village Savings Bank subsidiary in Stark County, Ohio. This contiguous five-county area is located in north central Ohio, and is an active manufacturing and agricultural market.

      Village Savings Bank is a federally-chartered stock savings bank that operates from a single office in North Canton, Ohio. Village Savings Bank was chartered as a wholly-owned subsidiary of Wayne Savings Community Bank in July 1998. Village Savings Bank is a community-oriented financial institution that offers a broad range of financial services in its primary lending and deposit taking area, which includes North Canton, Jackson Township and Plain Township, in Stark County, Ohio.

OUR ORGANIZATIONAL STRUCTURE


      Wayne Savings Community Bank's predecessor was formed as a mutual institution in 1899. In 1993, Wayne Savings Community Bank converted to a stock charter and reorganized into the mutual holding company form of organization. As part of the mutual holding company reorganization, Wayne Savings Community Bank sold a minority of its common stock to customers in a stock offering and the majority of its outstanding shares was retained by Wayne Savings Bankshares, MHC. Wayne Savings Bankshares, MHC is a federally-chartered mutual holding company that has no stockholders. In 1997, we formed Wayne Savings Bancshares, Inc. as a federally-chartered mid-tier stock holding company and all stockholders of Wayne Savings Community Bank exchanged their shares for an equal number of shares of common stock of Wayne Savings Bancshares, Inc. Wayne Savings Bancshares, Inc. owns 100% of the outstanding shares of Wayne Savings Community Bank. Wayne Savings Community Bank owns 100% of the outstanding shares of Village Savings Bank, F.S.B. A majority of the outstanding shares of common stock of Wayne Savings Bancshares, Inc. is held by Wayne Savings Bankshares, MHC, and a minority is held by other public stockholders.

      Pursuant to the terms of our plan of conversion and reorganization, we are now converting from the mutual holding company form to the fully-public form of corporate structure. As part of the conversion, we are now offering for sale in a subscription offering and a community offering the majority ownership interest of Wayne Savings Bancshares, Inc. that is currently held by Wayne Savings Bankshares, MHC.

      Upon the completion of the conversion and stock offering, Wayne Savings Bankshares, MHC will cease to exist, and we will complete the transition from partial to full public ownership. At the conclusion of the conversion, all public stockholders of Wayne Savings Bancshares, Inc. will receive new shares of common stock of Wayne Savings Bancshares, Inc. (our newly formed Delaware corporation) in exchange for their existing shares of Wayne Savings Bancshares, Inc., a federal corporation. Additional shares of common stock will be offered for sale in the offering.


      The following chart shows our current ownership structure, which is commonly referred to as the "two-tier" mutual holding company structure:



----------------------------------------                     PUBLIC STOCKHOLDERS

    WAYNE SAVINGS BANKSHARES, MHC

----------------------------------------
      52.5% OF                                                     47.5% OF
    COMMON STOCK                                                 COMMON STOCK
                  ----------------------------------------------

                          WAYNE SAVINGS BANCSHARES, INC.
                              (A FEDERAL CORPORATION)

                     ---------------------------------------

                                           100% OF COMMON STOCK

                     ---------------------------------------

                          WAYNE SAVINGS COMMUNITY BANK

                     ---------------------------------------

                                           100% OF COMMON STOCK

                     ---------------------------------------

                          VILLAGE SAVINGS BANK, F.S.B.

                     ---------------------------------------

      Following our conversion and offering, our ownership structure will be as follows:


                               PUBLIC STOCKHOLDERS

                                       100% OF COMMON STOCK

              ----------------------------------------------------

                         WAYNE SAVINGS BANCSHARES, INC.
                            (A DELAWARE CORPORATION)

             ----------------------------------------------------

                                       100% OF COMMON STOCK

              ----------------------------------------------------

                         WAYNE SAVINGS COMMUNITY BANK

              ----------------------------------------------------

                                       100% OF COMMON STOCK

              ----------------------------------------------------

                         VILLAGE SAVINGS BANK, F.S.B.

              ----------------------------------------------------

BUSINESS STRATEGIES

      We have several business strategies that are designed to improve our profitability and enhance our franchise in our market area. These strategies include:


         Closely monitoring the needs of customers and providing personal banking service;
         Emphasizing the origination of one- to four-family residential mortgage loans in our market area;
         Managing interest rate risk;
         Increasing fee income;
         Controlling expenses;
         Managing asset quality;
         Maintaining a strong retail deposit base; and Maintaining capital in excess of regulatory requirements.

      These strategies are discussed in detail beginning on page 33 of this prospectus.


THE CONVERSION

      THE CONVERSION


      Pursuant to our plan of conversion, we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure.


      THE OFFERING

      In connection with the conversion, we are offering common stock representing the 52.5% ownership interest in Wayne Savings Bancshares, Inc. now owned by Wayne Savings Bankshares, MHC. Under the plan of conversion, eligible customers of Wayne Savings Community Bank and Wayne Savings Bancshares, Inc.'s employee stock ownership plan have priority rights to subscribe for shares in Wayne Savings Bancshares, Inc. The priorities in this subscription offering are as follows:

      (1)   First, depositors with $50 or more on deposit as of June 30, 2000.

      (2) Second, Wayne Savings Bancshares, Inc.'s tax-qualified employee stock benefit plans, including the employee stock ownership plan. The employee stock ownership plan expects to purchase between 139,400 and 188,600 shares of common stock.


      (3)   Third, depositors with $50 or more on deposit as of June 30, 2002.


      (4) Fourth, depositors of Wayne Savings Community Bank as of September __, 2002 and borrowers as of June 23, 1993 who continue as borrowers as of September __, 2002.


      Village Savings Bank depositors and borrowers will not have priority rights to purchase shares in the offering, but may purchase shares in our community offering (described below) to the extent shares remain available.


      We are offering between 1,742,500 and 2,357,500 shares of common stock, all at a price of $10.00 per share. The number of shares we sell may be increased up to 2,711,125. The number of shares offered is based on an independent appraisal of Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. performed by RP Financial, LC, an independent appraisal firm, and the purchase price per share. RP Financial, LC will receive a fee of $50,000 for preparing the appraisal. The factors considered in the appraisal are discussed under "The Conversion--Stock Pricing and Number of Shares to Be Issued."

      The subscription offering expires at 10:00 a.m., Eastern time, on October ___, 2002, unless extended by Wayne Savings Bancshares, Inc. You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and you may be subject to criminal prosecution and/or other sanctions.

      We also may offer shares of common stock to the general public in a community offering. In this part of the offering, stockholders of Wayne Savings Bancshares, Inc., as of September __, 2002, will have first preference. People who reside in the Ohio Counties of Wayne, Holmes, Ashland, Medina and Stark will have second preference. The community offering will end on October __, 2002, unless extended with the approval of the Office of Thrift Supervision, if necessary.


      You will not pay a commission to buy any shares in the offering.

      Ryan, Beck & Co., LLC is managing the offering on a "best efforts" basis. Ryan, Beck & Co., LLC will not purchase any shares of common stock in our offering. Ryan, Beck & Co., LLC is a registered broker dealer and a member of the National Association of Securities Dealers, Inc. =

      Shares not sold in the subscription offering and community offering may be offered for sale in a syndicated community offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Ryan, Beck & Co., LLC.

      We have described the offering in greater detail beginning on page __ of this prospectus.

      THE EXCHANGE OF EXISTING SHARES OF WAYNE SAVINGS BANCSHARES, INC. COMMON STOCK

      If you are now a stockholder of Wayne Savings Bancshares, Inc., your existing shares will be cancelled and exchanged for shares in Wayne Savings Bancshares, Inc. (our newly formed Delaware corporation). The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Wayne Savings Bancshares, Inc. and Wayne Savings Bankshares, MHC. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Wayne Savings Bancshares, Inc. common stock would receive in the exchange, based on the number of shares sold in the offering.

                                                              NEW SHARES TO BE
                             NEW SHARES TO BE SOLD IN   FOR EXISTING SHARES OF WAYNE   TOTAL SHARES OF                 NEW SHARES
                                  THIS OFFERING           SAVINGS BANCSHARES, INC.       COMMON STOCK                 RECEIVED FOR
                             -------------------------  ----------------------------       TO BE          EXCHANGE    100 EXISTING
                              AMOUNT         PERCENT      AMOUNT           PERCENT       OUTSTANDING        RATIO        SHARES
                             ---------     -----------  ----------      ------------    -------------    ----------   ------------
Minimum...............       1,742,500        52.5%     1,575,594           47.5%         3,318,094         1.2901         129
Midpoint..............       2,050,000        52.5      1,853,640           47.5          3,903,640         1.5177         151
Maximum...............       2,357,500        52.5      2,131,686           47.5          4,489,186         1.7454         174
15% above Maximum.....       2,711,125        52.5      2,451,439           47.5          5,162,564         2.0072         200


      If you hold shares of Wayne Savings Bancshares, Inc. in "street name," you do not need to take any action to exchange the shares. Stockholders who hold stock certificates will receive, after the conversion and offering are completed, a transmittal form with instructions to surrender stock certificates. New certificates of Wayne Savings Bancshares, Inc. common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates.

      No fractional shares of Wayne Savings Bancshares, Inc. common stock will be issued to any public stockholder of Wayne Savings Bancshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued, Wayne Savings Bancshares, Inc. will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price. See "The Conversion - Share Exchange ^ Ratio."

      Under federal regulations, current public stockholders of Wayne Savings Bancshares, Inc. do not have dissenters' rights or appraisal rights.

      REASONS FOR THE CONVERSION

      We are pursuing the conversion for the following reasons:

      o The offering will increase our capital which will enable us to continue to be a well-capitalized institution.

      o The additional funds resulting from the offering will support increased lending, continued growth and new financial products and services.

      CONDITIONS TO COMPLETION OF THE CONVERSION

      We cannot complete our conversion and related offering unless:

      o The plan of conversion is approved by at least A MAJORITY OF VOTES ELIGIBLE to be cast by members of Wayne Savings Bankshares, MHC;

      o The plan of conversion is approved by at least TWO-THIRDS OF THE OUTSTANDING SHARES of Wayne Savings Bancshares, Inc. common stock;

      o The plan of conversion is approved by at least A MAJORITY OF THE VOTES CAST by stockholders of Wayne Savings Bancshares, Inc. common stock, not including those shares held by Wayne Savings Bankshares, MHC;

      o     We sell at least the minimum number of shares offered;

      o We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering; and

      o We receive the approval of the Ohio Division of Financial Institutions of certain interim merger transactions involving Wayne Savings Community Bank that will facilitate the completion of the conversion.

      Wayne Savings Bankshares, MHC intends to vote its 52.5% ownership interest in favor of the conversion. In addition, as of June 30, 2002, directors and executive officers of Wayne Savings Bancshares, Inc. and their associates beneficially owned 233,544 shares of Wayne Savings Bancshares, Inc., or 9.1% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.


$10.00 PER SHARE STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND OFFERING


      We are offering each share of stock at a price of $10.00 per share. The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Wayne Savings Bancshares, Inc., assuming the conversion and offering are completed. RP Financial, LC, the independent appraiser, has estimated that, as of August 16, 2002, this market value was between $33.2 million and $44.9 million, with a midpoint of $39.0 million. The appraisal was based in part on Wayne Savings Bancshares, Inc.'s financial condition and results of operations, and the effect of the additional capital raised by the sale of common stock in the offering. Based on this valuation and the approximate 52.5% ownership interest of Wayne Savings Bankshares, MHC being sold in the offering, the Boards of Directors of Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. established an offering range of between 1,742,500 and 2,357,500 shares.

      The independent appraisal will be updated prior to the completion of the conversion. If the market value changes to either below $33.2 million or above $51.6 million, subscribers will be notified and provided with the opportunity to modify or cancel their orders. See "The Conversion--Stock Pricing and Number of Shares to be Issued" on page __ for additional details.

REDUCED STOCKHOLDERS' RIGHTS

      As a result of the conversion, existing stockholders of Wayne Savings Bancshares, Inc., a federal corporation, will become stockholders of Wayne Savings Bancshares, Inc., a Delaware corporation. The rights of stockholders of the new Delaware corporation will be less than the rights stockholders currently have. The decrease in stockholder rights results from differences in the Delaware certificate of incorporation and bylaws, and from distinctions between Delaware and federal law. The differences in stockholder rights under the Delaware certificate of incorporation and bylaws are not mandated by Delaware law but have been chosen by management as being in the best interests of the corporation and all of its stockholders. The differences in stockholder rights include the following: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) the inability of stockholders to call special meetings; (iii) greater lead time required for stockholders to submit stockholder proposals; (iv) approval by at least 80% of outstanding shares required to amend the certificate of incorporation and bylaws; and (v) approval by at least 80% of outstanding shares required to approve business combinations involving an interested stockholder. See "COMPARISON OF STOCKHOLDERS' RIGHTS" ON PAGE ___ For a discussion of these differences.


LIMITS ON HOW MUCH COMMON STOCK YOU MAY PURCHASE


      The minimum number of shares that you may purchase is 25.


      IF YOU ARE NOT NOW A WAYNE SAVINGS BANCSHARES, INC. STOCKHOLDER -

      You, together with associates or persons acting in concert with you, may not purchase more than 25,000 shares.

      IF YOU ARE NOW A WAYNE SAVINGS BANCSHARES, INC. STOCKHOLDER -

      In addition to the above limitations, shares that you purchase in the offering individually and together with associates or persons acting in concert with you, plus shares you and they receive in exchange for existing Wayne Savings Bancshares, Inc. common stock, may not exceed 5% of the shares of common stock outstanding immediately following the offering.

      For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "The Conversion--Limitations on Common Stock Purchases" on page __.

HOW YOU MAY PURCHASE COMMON STOCK

      You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, provided that we receive the stock order form before the end of the offering. Following the instructions on the stock order form, you may use the mail or overnight courier or hand deliver your subscription to the stock information center. Payment for shares may be made by check, money order or bank draft which will be immediately cashed, so the funds must be available in your account. We will pay interest at Wayne Savings Community Bank's passbook rate, from the date funds are received until completion or termination of the conversion. Alternatively, subscribers may authorize withdrawal from the types of deposit accounts with Wayne Savings Community Bank designated on the order form. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Wayne Savings Community Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be withdrawn or changed, except with our consent.

      Unless you have subscription rights to purchase shares, we have the discretion to accept or reject your order. If we reject your order in part, you will not have the right to cancel the remainder of your order.

      For further information on how to purchase stock, see "The
Conversion--Procedure for Purchasing Shares" on page __.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING


      We will use the proceeds of the offering as follows:

      o We estimate net proceeds will be between $16.0 million and $22.0 million. Approximately $8.0 million to $11.0 million of the net proceeds will be invested in Wayne Savings Community Bank. Funds invested in Wayne Savings Community Bank will be used to support increased lending and to offer new products and banking services. Wayne Savings Community Bank also may use such funds to expand its branch network, though it has no immediate plans to do so. Initially, the net proceeds received by Wayne Savings Community Bank will be invested in federal funds, short-term investment-grade securities and mortgage-backed securities.

      o Wayne Savings Bancshares, Inc. intends to retain the balance of the net proceeds (between $8.0 million and $11.0 million). A portion (between $1.4 million and $1.9 million) will be used to provide a loan to the employee stock ownership plan to fund the purchase of common stock in the offering. The balance of the net proceeds (between $6.6 million and $9.1 million) retained by Wayne Savings Bancshares, Inc. will be used for general corporate purposes. These purposes may include paying cash dividends, repurchasing shares of common stock, or funding a recognition and retention plan. The net proceeds may be used for future business diversification, branching or acquisitions, although we do not have plans to do so now.

      For further discussion, see "How We Intend to Use the Proceeds of the Offering."


PURCHASES BY OFFICERS AND DIRECTORS

      We expect our directors and executive officers, together with their families, to subscribe for 45,500 shares, which equals approximately 2.2% of the shares sold at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares in the offering. See "Subscriptions by Executive Officers and Directors."

BENEFITS TO MANAGEMENT AND POTENTIAL DILUTION TO STOCKHOLDERS RESULTING FROM THE CONVERSION

      Our employee stock ownership plan expects to purchase up to 8.0% of the shares we sell in the offering, or 188,600 shares, assuming we sell the maximum number of shares proposed to be sold. If we sell more than 2,357,500 shares in the offering, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8.0% of the shares sold. This plan is a tax-qualified retirement plan for all eligible employees. Assuming the employee stock ownership plan purchases 188,600 shares in the offering, Wayne Savings Bancshares, Inc. will recognize additional compensation expense of $1.9 million over a period of 20 years from the consummation of the conversion, or approximately $94,300 per year, assuming the shares have a fair market value of $10.00 per share for the full 20-year period. If, in the future, the shares have a fair market value greater or less than $10.00, compensation expense will increase or decrease accordingly.

      We also intend to implement two additional stock-based incentive plans. Neither plan will be implemented earlier than six months after the conversion, and stockholder approval will be required. The stock recognition and retention plan is a restricted stock plan that would reserve an amount equal to 4% of the shares sold in the offering (assuming Wayne Savings Community Bank and Village Savings Bank have a tangible capital-to-assets ratio in excess of 10%, on a consolidated basis), or 94,300 shares at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. More than 4% of the shares offered in the offering may be reserved under the stock recognition and retention plan if the plan is implemented more than one year after the conversion. If the shares awarded under the stock recognition plan come from authorized but unissued shares, stockholders would experience dilution of approximately 2.1% in their ownership interest in Wayne Savings Bancshares, Inc. The second plan would be a stock option plan, and would reserve an amount equal to 10% of the shares sold in this offering, or up to 235,750 shares at the maximum of the offering range, for key employees and directors upon their exercise. If the shares issued upon the exercise of options come from authorized but unissued shares, stockholders' ownership interest in Wayne Savings Bancshares, Inc. would be diluted by approximately 5.0%. Awards made under these plans would be subject to vesting over a period of years.

      We will also convert options previously awarded under the Wayne Savings Community Bank stock option plan into options to purchase our common stock, with the number and exercise price to be adjusted, based on the exchange ratio. The term and vesting period of the previously awarded options will remain unchanged.


      The following table summarizes the number of shares and aggregate dollar value of grants that are expected under the new stock recognition and retention plan, the new stock option plan and the employee stock ownership plan as a result of the conversion. A portion of the stock grants shown in the table below would be made to non-management employees. The value of shares shown in the table assumes a value of $10.00 per share, the price at which shares in the offering will be sold.

                                        NUMBER OF SHARES TO BE GRANTED
                                   ----------------------------------------    DILUTION
                                                                   AS A        RESULTING       VALUE OF GRANTS (1)
                                                                PERCENTAGE       FROM       -------------------------
                                        AT            AT         OF COMMON    ISSUANCE OF       AT            AT
                                      MINIMUM       MAXIMUM     STOCK TO BE    SHARES FOR     MINIMUM       MAXIMUM
                                    OF OFFERING   OF OFFERING   SOLD IN THE  STOCK BENEFIT  OF OFFERING   OF OFFERING
                                       RANGE         RANGE       OFFERING        PLANS         RANGE         RANGE
                                   ------------- ------------- ------------  -------------  -----------   -----------
Employee stock ownership plan...       139,400       188,600        8.0%           N/A       $1,394,000    $1,886,000
Recognition and retention plan..        69,700        94,300        4.0%           2.1%         697,000       943,000
Stock option plan...............       174,250       235,750       10.0%           5.0%              --            --
                                    ----------    ----------       ----                      ----------    ----------
   Total........................       383,350       518,650       22.0%           6.9%      $2,091,000    $2,829,000
                                    ==========    ==========       ====            ====      ==========    ==========
--------------------

(1) The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be received under an option only if the market price of the common stock increases after the option grant.

MARKET FOR OUR COMMON STOCK


      Existing publicly held shares of our common stock trade on the Nasdaq SmallCap Market under the symbol "WAYN." Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings

Bancshares, Inc. will replace existing shares and will be traded on the Nasdaq National Market. For a period of 20 trading days following completion of our offering our symbol will be "WAYND." Thereafter it will be "WAYN." Although it is expected that Wayne Savings Bancshares, Inc. common stock will be more easily tradable after the offering because there will be significantly more outstanding shares, there can be no assurance of this.

      Ryan, Beck & Co., LLC has advised us that it intends to remain a market maker in the common stock and will assist us in obtaining additional market makers.

OUR DIVIDEND POLICY


      Wayne Savings Bancshares, Inc. currently pays a cash dividend of $0.17 per share per quarter, or $0.68 per share per year. See the computation of our dividend payments at footnote 3 of "Selected Consolidated Financial and Other Data of Wayne Savings Bancshares, Inc." at page 21. After the conversion, we intend to pay a dividend of $0.132, $0.112, $0.097 and $0.085 per share per quarter at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents a dividend yield of 5.3%, 4.5%, 3.9% and 3.4%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the current ^ aggregate dividend that Wayne Savings Bancshares, Inc. stockholders currently receive. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.


TAX CONSEQUENCES


      The conversion will not be taxable under federal and Ohio income tax law to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, or persons eligible to subscribe in the offering. A more detailed description of the federal tax opinion that we receive from our legal counsel is set forth at page ___. The federal and state tax opinions are filed as exhibits to our registration statement.


                                  RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

IF OUR ACTUAL LOAN LOSSES EXCEED OUR ALLOWANCE FOR LOAN LOSSES, OUR EARNINGS COULD DECREASE.


      Our loan customers may not repay their loans according to their terms, and the value of the collateral securing the payment of these loans may be less than the unpaid loan amount. Therefore, we may experience significant credit losses that could have a material adverse effect on our operating earnings. Our ratio of non-performing and impaired loans to total loans was 1.36% at June 30, 2002, and exceeded that of our peer group of financial institutions. Non-performing and impaired loans of $3.4 million consisted, in large part, of a $1.8 million commercial business and real estate loan relationship and a $637,000 non-residential real estate loan. The latter loan has been considered impaired since fiscal 2001, but was current at June 30, 2002 and at March 31, 2002 and 2001, and allocations to the allowance for loan losses were not considered necessary at these dates. The $1.8 million loan relationship became delinquent and was considered impaired during fiscal year 2002. There is a current appraisal of more than $3.0 million supporting the loans' collateral, and no allocation to the allowance has been made for these loans.

      In determining the amount of the allowance for loan losses, we review individual delinquent non-residential, multi-family and commercial business loans for potential impairments in their carrying value. Additionally, we apply a factor to the loan portfolio based on historical loss experience and our perception of risk in the economy. Because we must use assumptions regarding individual loans, the portfolio as a whole and the economy, our current allowance for loan losses may not be sufficient to cover actual loan losses, and increases in the allowance may be necessary. Consequently, we may need to significantly increase our provision for loan losses, particularly if one or more of our larger loans or credit relationships becomes delinquent. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize loan charge-offs. Our allowance, calculated as described above, represents 18.96% of our non-performing and impaired assets at June 30, 2002, a level below that of our peer group of financial institutions. At June 30, 2002, we believe that all known losses in the portfolio had been recorded; however, material additions to our allowance would materially decrease our net income.


THE GROWTH OF OUR BRANCH NETWORK HAS INCREASED OUR EXPENSES AND MAY CONTINUE TO REDUCE OUR PROFITABILITY IN THE NEAR TERM.


      At March 31, 1998, Wayne Savings Community Bank had six branches. In July 1998, Village Savings Bank began operations through one office. In each of May and July 1999 and May 2001, Wayne Savings Community Bank opened a new branch and, in August 2001, a drive-through facility. As a result of this growth, our general and administrative expenses have increased. New branches incur start-up costs before they open for business. Thereafter, it takes time for a new branch to generate sufficient loans and deposits to produce enough income to offset its ongoing expenses, some of which, like compensation and occupancy costs, are substantially fixed. At March 31, 1998, we employed 101 fulltime-equivalent employees. We had 118 fulltime-equivalent employees at March 31, 2002. As a result of the expenses associated with our new offices, our efficiency ratio, which is the ratio of non-interest expense to net interest income and other income, has been high. It was 68.2% for fiscal year 1998, prior to our expansion. It climbed to 71.8% for the 1999 fiscal year, and 78.8% for the 2000 fiscal year, and has since improved to 77.8% for the 2001 fiscal year, 72.7% for the 2002 fiscal year and 70.4% for the three months ended June 30, 2002. Although Village Savings Bank became profitable during fiscal year 2001, there can be no assurance whether or when our newer facilities will be accretive to earnings. Numerous factors contribute to the performance of a new branch, such as suitable location, qualified personnel and an efficient marketing strategy.


CHANGING INTEREST RATES MAY CAUSE EARNINGS TO DECLINE.


      To be profitable, we have to earn more interest income and other income than we pay as interest on deposits and for other expenses, such as facilities and personnel. Our loan portfolio consists primarily of fixed-rate loans that generally either mature or reprice over a longer period of time than our deposits. When interest rates fall, many borrowers refinance their loans at lower rates and mortgage-backed securities prepay. Under such circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from prepayments at rates as high as those on existing loans and investments. This could cause our net interest income to decrease. Due to the generally short-term nature of our deposits, however, if interest rates rise, the amount of interest we pay on deposits is likely to increase faster than the amount of interest we receive on our loans, mortgage-backed securities and investment securities. This also could cause our net interest income to decrease. Additionally, higher rates could make it more difficult for borrowers to repay loans and could reduce loan demand. In addition, the market value of our fixed-rate assets, including investment securities, would decline if interest rates increase. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."


STRONG COMPETITION WITHIN OUR MARKET AREA MAKES IT DIFFICULT TO ACHIEVE A DESIRED LEVEL OF PROFITABILITY.

      Competition in the banking and financial services industry in Ohio is intense. We compete for customers by offering quality service and competitive rates on our loans and deposit products. In our market, we compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, securities brokerage firms and investment banking firms. Many of these competitors, such as regional banks, have greater resources than we have, and offer services that we do not provide. Moreover, many of our local competitors offer services through the Internet, which we do not, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet. Our profitability depends upon our continued ability to successfully compete in our market area.

      In addition, the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 further deregulated the financial services industry by permitting affiliations among commercial banks, insurance companies, securities firms and other financial service providers. This legislation is likely to result in further consolidation of the financial services industry. This could result in a greater number of larger financial institutions that offer a broader range of financial services than we currently offer and that can aggressively compete in the markets we currently serve. This could adversely affect our profitability.

FUTURE ECONOMIC GROWTH IN OUR AREA MAY REMAIN MODERATE.

      Our loans and deposits are concentrated in our market area. Management believes that economic growth in our market area may remain moderate in the future. In the event that the growth of our local economy significantly slows due to the general slowdown in the national economy or other factors, our profitability will be affected adversely. We cannot assure you that in the future there will be no business closings among the manufacturing and service companies in our market area. An economic downturn may reduce loan demand and the amount of funds customers keep on deposit with us, and may result in increased nonperforming loans.

OUR CONTINUING CONCENTRATION OF LOANS IN OUR PRIMARY MARKET AREA MAY INCREASE OUR RISK.

      Our success depends primarily on the general economic conditions in north central Ohio. Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in north central Ohio. Local economic conditions there have a significant impact on our loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect the financial results of our banking operations. Additionally, because we have a significant amount of loans secured by real estate, decreases in real estate values may also have a negative effect on the collateral securing our loans.


OUR LOW RETURN ON EQUITY AFTER THE OFFERING MAY CAUSE OUR COMMON STOCK PRICE TO DECLINE.


      Our return on equity, or the amount we earn in relation to the amount of equity we have, has been lower than that of many financial institutions. Our return on average equity for the three months ended June 30, 2002 and the fiscal years ended March 31, 2002, 2001 and 2000 was 8.4%, 7.1%, 5.3%, and 4.6%
respectively. We cannot reinvest immediately in new loans all of the capital raised in our offering, which will cause our return on equity to decrease further. Our ability to profitably leverage our new capital will be affected significantly by competition for loans and deposits. Initially, we intend to invest the net proceeds in short-term investments, which have lower yields than mortgage loans and other loans. Until we can leverage our additional capital by increasing interest-earning assets and interest-bearing liabilities, and until our investment in new staff, branches and products is fully leveraged, we expect our return on equity to continue to be below the industry average. This will negatively impact the value of our common stock.


YOU MAY NOT BE ABLE TO SELL YOUR SHARES WHEN YOU DESIRE, OR FOR $10.00 OR MORE PER SHARE, AND THE TRADING PRICE MAY BE VOLATILE.


      Our common stock will trade on the Nasdaq National Market. We cannot predict whether a liquid trading market in shares of our common stock will develop or how liquid that market will be. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop, or may not be able to sell them at a price equal to or above the initial offering price of $10.00 per share, even if a liquid trading market develops. In several cases, common stock issued by newly converted savings institutions has traded below the price at which such shares were sold in the initial public offerings of those companies. The purchase price of our common stock in the offering is based on the independent appraisal by RP Financial, LC. The appraisal is based on projections, and it is not intended as a recommendation to purchase shares of stock. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions. An investor should understand that the value of any investment in common stock is subject to fluctuation, including loss, due to volatility in stock markets generally or for other reasons. Moreover, the price volatility of our stock may be unrelated to our operating performance.

OUR EMPLOYEE STOCK BENEFIT PLANS WILL INCREASE OUR COSTS, WHICH WILL REDUCE OUR INCOME AND STOCKHOLDERS' EQUITY AND MAY CAUSE DILUTION TO THE OWNERSHIP INTEREST OF OUR STOCKHOLDERS.

      We anticipate that our employee stock ownership plan will purchase 8.0% of the common stock sold in the offering, with funds borrowed from Wayne Savings Bancshares, Inc. The cost of acquiring the employee stock ownership plan shares will be between $1,394,000 at the minimum of the offering range and $2,168,900 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan compensation expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan would increase. We also intend to implement a stock recognition and retention plan. If the recognition and retention plan is implemented within 12 months after the conversion, our officers and directors could be awarded, at no cost to them, up to an aggregate of 4% of the shares sold in the offering. In the event we implement the recognition and retention plan more than 12 months after the conversion, the recognition and retention plan would not be subject to an Office of Thrift Supervision regulation limiting the plan to no more than 4% of the shares sold in the offering. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost $10.00 per share, the purchase price in the offering, the reduction to stockholders' equity would be between $697,000 at the minimum of the offering range and $1,084,450 at the adjusted maximum of the offering range, if 4% of the shares sold in the offering were awarded. See "Pro Forma Data" for a discussion of the increased benefit costs we will incur after the offering and how these costs will decrease our return on equity. If a portion of the shares used to (i) award stock under the recognition and retention plan or (ii) satisfy the exercise of options from our stock option plan, is obtained from authorized but unissued shares, stockholders' equity will not be reduced, but the increase in outstanding shares will decrease our net income and book value per share. Further, if the shares awarded under the recognition plan come from authorized but unissued shares, the ownership interest of our stockholders would be diluted by approximately 2.1%. If the shares issued upon the exercise of options come from authorized but unissued shares, the interest of our stockholders would be diluted by approximately 5.0%.


THE EXPECTED VOTING CONTROL BY MANAGEMENT AND EMPLOYEES MAY PREVENT STOCKHOLDERS FROM TAKING ACTIONS OPPOSED BY MANAGEMENT.

      The shares of common stock that our directors and executive officers intend to purchase in the offering, when combined with the shares already owned and that may be awarded to participants under our benefit plans, could result in management and employees controlling a significant percentage of our common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees is likely to exceed 20% of our outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote, such as certain proposed merger transactions and certain amendments to our certificate of incorporation and bylaws.

VARIOUS FACTORS COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE.

      Our Board of Directors has no current intention to sell control of Wayne Savings Bancshares, Inc. Provisions of our certificate of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Wayne Savings Bancshares, Inc. without the consent of our Board of Directors. It is possible, however, that you would want a takeover attempt to succeed because, for example, a potential acquiror offers a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:


      o ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS. Provisions in the certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc., the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions also will make the removal of our current Board of Directors or management, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of our common stock; no cumulative voting; supermajority voting requirements for certain business combinations; and the election of directors to staggered terms of three years. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the Board of Directors.

      o REQUIRED CHANGE IN CONTROL PAYMENTS. We intend to enter into employment agreements and change of control agreements with certain executive officers that will require payments to be made to them in the event their employment is terminated following a change in control of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. These payments may have the effect of increasing the costs of acquiring Wayne Savings Bancshares, Inc., thereby discouraging future attempts.

      o OFFICE OF THRIFT SUPERVISION REGULATIONS. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the acquisition of more than 10% of any class of equity security of a converted institution without prior approval of the Office of Thrift Supervision. The charter of Wayne Savings Community Bank also will include a provision for a period of five years after the conversion, that prohibits any person from acquiring or offering to acquire, directly or indirectly, more than 10% of any class of equity security of Wayne Savings Community Bank.

THERE IS A DECREASE IN THE RIGHTS OF STOCKHOLDERS UNDER OUR DELAWARE CERTIFICATE OF INCORPORATION AND BYLAWS.

      As a result of the conversion, existing stockholders of Wayne Savings Bancshares, Inc., a federal corporation, will become stockholders of Wayne Savings Bancshares, Inc., a Delaware corporation. Stockholders of the new Delaware corporation will have fewer rights than they currently have as stockholders of the federal corporation. The differences in stockholder rights under the Delaware certificate of incorporation and bylaws are not mandated by Delaware law but have been chosen by management as being in the best interests of the corporation and all of its stockholders.

      For example, Wayne Savings Bancshares, Inc.'s current stockholders must submit nominations for election of directors at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing the proposal in writing with Wayne Savings Bancshares, Inc. at least five days before the date of any such meeting. Wayne Savings Bancshares, Inc.'s Delaware bylaws generally provide, however, that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Wayne Savings Bancshares, Inc. at least 90 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of stockholders. Similarly, special meetings of Wayne Savings Bancshares, Inc.'s current stockholders may be called by the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that special meetings of the stockholders of Wayne Savings Bancshares, Inc. may be called only by a majority vote of the total authorized directors. See "Comparison Of Stockholders' Rights" on page ___ for a discussion of these differences.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

      o     statements of our goals, intentions and expectations;

      o statements regarding our business plans, prospects, growth and operating strategies;

      o statements regarding the asset quality of our loan and investment portfolios; and

      o     estimates of our risks and future costs and benefits.

      These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

      o general economic conditions, either nationally or in our market areas, that are worse than expected;

      o significantly increased competition among depository and other financial institutions;

      o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

      o     adverse changes in the securities markets;

      o legislative or regulatory changes that adversely affect our business;

      o our ability to enter new markets successfully and capitalize on growth opportunities;

      o     changes in consumer spending, borrowing and savings habits;

      o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

      o     changes in our organization, compensation and benefit plans.


      Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss some of these uncertainties and others in "Risk Factors" beginning on page 15.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                        OF WAYNE SAVINGS BANCSHARES, INC.


      The following tables set forth selected consolidated historical financial and other data of Wayne Savings Bancshares, Inc. for the periods and at the dates indicated. The information at June 30, 2002, and for the three months ended June 30, 2002 and 2001 is unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been made. The financial information for the years ended March 31, 2002, 2001 and 2000^ (restated as to fiscal 2001 and 2000, as further discussed in footnote (1) on the following page, which references reports previously filed with the Securities and Exchange Commission discussing the restatements), is derived in part from, and should be read together with, the audited Consolidated Financial Statements and Notes thereto of Wayne Savings Bancshares, Inc. beginning at page F-1 of this prospectus. The information at March 31, 2000, 1999 and 1998 and for the years ended March 31, 1999 and 1998 was derived in part from audited consolidated financial statements that are not included in this prospectus.

                                                                   AT MARCH 31,
                                         ----------------------------------------------------------------
                                             2002         2001         2000         1999         1998
                                         ------------ ------------ ------------ ------------ ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED FINANCIAL CONDITION DATA:
Total assets............................  $ 334,606    $ 311,640    $ 304,030    $ 270,954    $ 259,711
Loans receivable, net(1)................    247,230      251,172      237,418      215,636      207,879
Mortgage-backed securities(2)...........     17,783        8,574       10,459        7,230        4,275
Investment securities(3)................     20,500       13,641       23,199       11,830       13,401
Cash and cash equivalents(3)............     32,957       20,902       14,296       16,245       13,169
Deposits................................    300,737      277,706      264,952      235,327      217,621
Stockholders' equity....................     26,427       25,255       24,962       24,900       24,385
Book value per common share(4)..........  $   10.27    $   10.13    $            $    9.55    $   10.29

----------------------
(1)   Includes loans held for sale.
(2)   Includes mortgage-backed securities available for sale.
(3) Includes cash due from banks, interest-bearing deposits in other financial institutions and federal funds sold.
(4) Adjusted to reflect all stock splits and stock dividends effected during the relevant periods.

                                            THREE MONTHS ENDED
                                                  JUNE 30,                        FOR THE YEARS ENDED MARCH 31,
                                           ----------------------   ---------------------------------------------------------
                                              2002        2001         2002        2001        2000        1999        1998
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED OPERATING DATA:(1)
Interest income..........................  $    5,049  $    5,416   $  21,309   $  21,506   $  20,700   $  19,234   $  19,236
Interest expense.........................       2,498       3,344      12,348      13,100      12,014      11,187      11,084
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Net interest income......................       2,551       2,072       8,961       8,406       8,686       8,047       8,152
Provision for losses on loans............          17           2         134          96         106          78          60
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Net interest income after provision for
 losses on loans.........................       2,534       2,070       8,827       8,310       8,580       7,969       8,092
Other income.............................         344         364       1,657       1,045         748         985         854
General, administrative and other expense       2,039       1,874       7,722       7,348       7,434       6,488       6,144
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Earnings before income taxes.............         839         560       2,762       2,007       1,894       2,466       2,802
Federal income taxes.....................         285         185         939         675         624         838         953
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Net earnings before change in accounting
 principle...............................         554         375       1,823       1,332       1,270       1,628       1,849
Change in accounting principle related
 to allocated organizational costs, net
 of taxes of $63,000.....................          --          --          --          --        (122)         --          --
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Net earnings.............................  $      554  $      375   $   1,823   $   1,332   $   1,148   $   1,628   $   1,849
                                           ==========  ==========   =========   =========   =========   =========   =========

EARNINGS PER SHARE:
Basic (2)
Earnings before cumulative change in
 accounting principle....................  $      .22  $      .15   $     .71   $     .51   $     .49   $     .62   $     .71
Cumulative change in accounting principle          --          --          --          --        (.05)         --          --
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Basic earnings per share.................  $      .22  $      .15   $     .71   $     .51   $     .44   $     .62   $     .71
                                           ==========  ==========   =========   =========   =========   =========   =========
Diluted earnings per share (2)
Earnings before cumulative change in
 accounting principle....................  $      .21  $      .15   $     .71   $     .51   $     .49   $     .62   $     .70
Cumulative change in accounting principle          --          --          --          --        (.05)         --          --
                                           ----------  ----------   ---------   ---------   ---------   ---------   ---------
Diluted earnings per share...............  $      .21  $      .15   $     .71   $     .51   $     .44   $     .62   $     .70
                                           ==========  ==========   =========   =========   =========   =========   =========
Cash dividends declared per common share
 (2)(3)..................................  $      .17  $      .17   $     .68   $     .64   $     .64   $     .59   $     .54
                                           ==========  ==========   =========   =========   =========   =========   =========

--------------------
(1) In connection with the offering, during fiscal 2002 management reviewed and restated the consolidated financial statements for the years ended March 31, 2001, 2000 and 1999 to present certain matters in accordance with generally accepted accounting principles. First, management restated the consolidated financial statements to include as expenses certain operating costs that were previously paid or reimbursed by Wayne Savings Bankshares, MHC. The adjustment related to the reimbursements resulted in a reduction of net earnings of $90,000, or $.03 per diluted share, $157,000, or $.06 per diluted share (including $122,000 in previously reimbursed after-tax organization costs), and $11,000, or $.00 per diluted share, for each of the three years ended March 31, 2001, 2000 and 1999, respectively, which were substantially offset by a $258,000 increase to stockholders' equity as a result of a reduction in cash dividends paid to Wayne Savings Bankshares, MHC. Additionally, management restated Wayne Savings Bancshares, Inc.'s 2001, 2000 and 1999 consolidated financial statements for various adjustments related to depreciation expense and other adjustments. These adjustments resulted in a decrease in net earnings of $39,000, or $.02 per diluted share in fiscal 2001, an increase in net earnings of $54,000, or $.02 per diluted share in fiscal 2000, and a decrease of $4,000, or $.00 per diluted share in fiscal 1999. The cumulative effect of the two adjustments resulted in a reduction in net earnings of $129,000, or $.05 per diluted share in fiscal 2001, $103,000, or $.04 per diluted share in fiscal 2000, and $15,000, or $.00 per diluted share in fiscal 1999. The combined effect of these adjustments on stockholders' equity at March 31, 2001, was a decrease of $30,000, or $.01 per diluted share. For additional information regarding the restatement, we refer you to Note R to the restated consolidated financial statements contained in our Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2001, and the note entitled "Restatement of Consolidated Financial Statements" in our Quarterly Report on Form 10-QSB, as amended, for the three and nine months ended December 31, 2001, both of which were filed with the Securities and Exchange Commission on September __, 2002. We also refer you to the Management's Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 35 of this prospectus, for a discussion of the restatement.
(2) Adjusted to reflect all stock splits and stock dividends during the relevant periods.
(3) During the three months ended June 30, 2002 and 2001, and the fiscal years ended March 31, 1998 and March 31, 1999, Wayne Savings Bankshares, MHC waived its right to receive all dividends paid by Wayne Savings Bancshares, Inc. During fiscal years ended March 31, 2001 and 2000, Wayne Savings Bankshares, MHC waived $.63 and $.59 per share, respectively, of the $.64 dividend paid per share in each respective year. During fiscal 2002, Wayne Savings Bankshares, MHC waived the receipt of $.65 per share of the $.68 dividend paid per share of common stock.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

      Total dividends paid for each of the three month periods ended June 30, 2002 and 2001, and years ended March 31, 2002, 2001 and 2000 are computed as follows:


                                                        FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                                --------------------------------------------------------------------------------------------
                                                    2002                                          2001
                                ---------------------------------------------  ---------------------------------------------
                                DIVIDEND    DIVIDEND   NUMBER OF   PERCENTAGE   DIVIDEND    DIVIDEND   NUMBER OF   PERCENTAGE
                                 AMOUNT    PERCENTAGE    SHARES    OWNERSHIP     AMOUNT    PERCENTAGE    SHARES     OWNERSHIP
                                ---------  ----------  ---------   ----------  ---------   -----------  ---------   ---------
                                                                  DOLLARS IN THOUSANDS)
Dividends/shares held by
public (1)                      $     207     100.00%  1,221,322      47.48%   $     205     100.00%   1,220,394      47.47%
Dividends/shares held by MHC           --       0.00%  1,350,699      52.52%          --       0.00%   1,350,699      52.53%
                                ---------   ---------  ---------   ---------   ---------   ---------   ---------   ---------
                                $     207     100.00%  2,572,021     100.00%   $     205     100.00%   2,571,093     100.00%
                                =========   =========  =========   =========   =========   =========   =========   =========


                                    FOR THE YEAR ENDED MARCH 31, 2002,
                              ---------------------------------------------
                              DIVIDEND   DIVIDEND    NUMBER OF   PERCENTAGE
                               AMOUNT   PERCENTAGE    SHARES     OWNERSHIP
                              --------  ----------   ---------   ----------
                                          (DOLLARS IN THOUSANDS)
Dividends/shares held by
public (1)                    $    827     97.07%    1,220,122      47.46%
Dividends/shares held by MHC        25      2.93%    1,350,699      52.54%
                              --------   --------    ---------    --------
                              $    852    100.00%    2,570,821     100.00%
                              ========   ========    =========    ========


                                                        FOR THE THREE-MONTH PERIOD ENDED JUNE 30,
                                --------------------------------------------------------------------------------------------
                                                    2002                                          2001
                                ---------------------------------------------  ---------------------------------------------
                                DIVIDEND    DIVIDEND   NUMBER OF   PERCENTAGE   DIVIDEND    DIVIDEND   NUMBER OF   PERCENTAGE
                                 AMOUNT    PERCENTAGE    SHARES    OWNERSHIP     AMOUNT    PERCENTAGE    SHARES     OWNERSHIP
                                ---------  ----------  ---------   ----------  ---------   -----------  ---------   ---------
                                                                  DOLLARS IN THOUSANDS)
Dividends/shares held by
public (1)                      $     798      99.75%  1,231,094      47.68%   $     807      91.50%   1,248,316      48.03%
Dividends/shares held by MHC            2       0.25%  1,350,699      52.32%          75       8.50%   1,350,699      51.97%
                                ---------   ---------  ---------   ---------   ---------   ---------   ---------   ---------
                                $     800     100.00%  2,581,793     100.00%   $     882     100.00%   2,599,015     100.00%
                                =========   =========  =========   =========   =========   =========   =========   =========

----------------------
(1)  The shares held by the public are net of treasury shares.

                                            AT OR FOR THE THREE
                                             MONTHS ENDED JUNE 30,              AT OR FOR THE YEARS ENDED MARCH 31
                                           -----------------------  -----------------------------------------------------------
                                               2002        2001         2002         2001        2000       1999         1998
                                           ----------   ----------  ----------   ----------  ---------   ----------   ---------
KEY OPERATING RATIOS AND OTHER DATA (4):
 Return on average assets (net earnings
    divided by average total assets) (1)        .66%        .48%       .56%           .45%        .39%         .62%        .73%
 Return on average equity (net earnings
    divided by average stockholders'
    equity) (1).........................       8.43        5.94       7.12           5.28        4.57         6.85        7.72
 Interest rate spread (difference
    between average yield on
    interest-earning assets and average
    cost of interest-bearing
    liabilities)........................       3.13        2.55       2.77           2.57        2.88         2.93        2.98
 Net interest margin (net interest
    income as a percentage of average
    interest-earning assets)............       3.25        2.78       2.93           2.92        3.14         3.23        3.34
 Average interest-earning assets to
    average interest-bearing liabilities     103.65      105.00     103.98         107.62      106.05       106.99      108.02
 Net interest income after provision
    for losses on loans, to general,
    administrative and other expense (2)     123.79      110.46     114.31         113.31      115.51       122.56      131.71
 General, administrative and other
    expense to average assets (1)(2)....       2.43        2.40       2.39           2.46        2.54         2.50        2.42
 Efficiency ratio (3)...................      70.43       76.93      72.73          77.75       78.80        71.83       68.22
 Dividend payout ratio..................      37.55       52.53      46.74          60.06       76.83        46.20       36.45

ASSET QUALITY RATIOS:
 Non-performing and impaired loans to
    loans receivable, net...............       1.36         .39        1.52            .47         .48          .13         .15
 Non-performing and impaired assets to
    total assets........................       1.00         .32        1.14            .41         .40          .12         .48
 Allowance for loan losses to
    non-performing and impaired loans...      18.96       65.47       19.16          56.47       69.56       247.14      234.09
 Allowance for loan losses to
    non-performing and impaired assets..      18.96       64.25       19.07          51.01       64.47       215.58       57.50
 Allowance for loan losses to total
    loans...............................        .26         .26         .29            .27         .33          .32         .35

CAPITAL RATIOS:
 Average stockholders' equity to
    average assets......................       7.84        8.07       7.93           8.44        8.57         9.07        9.42
 Stockholders' equity to assets at
 period end.............................       7.90        7.97       7.78           8.10        8.21         9.19        9.39

REGULATORY CAPITAL OF WAYNE SAVINGS
COMMUNITY BANK (5):
 Tangible capital.......................       7.89        7.89       7.79           8.12        8.07         8.59        9.13
 Core capital...........................       7.89        7.89       7.79           8.12        8.07         8.59        9.13
 Risk-based capital.....................      15.57       15.14      14.13          15.65       15.81        16.39       17.37

OTHER DATA:
 Number of full-service offices  (5)....      10          10            10              9           9            7           6

--------------------
(1) Calculated using monthly averages from consolidated statements of financial condition.
(2) In calculating this ratio, general, administrative and other expense does not include provisions for losses or gains on the sale of real estate acquired through foreclosure.
(3) Represents the ratio of non-interest expense divided by the sum of net interest income and other income.
(4)   Annualized where appropriate.
(5)   Consolidated with Village Savings Bank.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE


      At June 30, 2002, Wayne Savings Community Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical regulatory capital of Wayne Savings Community Bank (consolidated with Village Savings Bank) at June 30, 2002, and the pro forma regulatory capital of Wayne Savings Community Bank after giving effect to the conversion, based upon the sale at $10.00 per share of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Wayne Savings Community Bank of 50% of the net conversion proceeds, and the retention of approximately 50% of the net proceeds by Wayne Savings Bancshares, Inc. However, Wayne Savings Community Bank will receive greater than 50% of the net conversion proceeds to the extent necessary to ensure its tangible capital ratio exceeds 10% following the offering. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Wayne Savings Community Bank in assets that have a risk-weight of 20% under applicable regulations, as if the net proceeds had been received and so applied at June 30, 2002. See "Pro Forma Data" for the assumptions used to determine the net proceeds of the offering. For purposes of the table below, the entire amount expected to be borrowed by the employee stock ownership plan and the entire cost of the shares expected to be acquired by the stock recognition plan are deducted from pro forma regulatory capital.

                      WAYNE SAVINGS COMMUNITY                                  PRO FORMA AT MARCH 31, 2002
                         BANK HISTORICAL AT   -------------------------------------------------------------------------------------
                            JUNE 30, 2002           MINIMUM              MIDPOINT             MAXIMUM         MAXIMUM AS ADJUSTED(1)
                      ----------------------- -------------------  --------------------  -------------------- ----------------------
                                  PERCENT OF           PERCENT OF            PERCENT OF            PERCENT OF            PERCENT OF
                         AMOUNT    ASSETS(2)   AMOUNT   ASSETS(2)   AMOUNT    ASSETS(2)   AMOUNT    ASSETS(2)  AMOUNT     ASSETS(2)
                        -------- ------------ -------- ----------  --------  ----------  --------  ---------- --------   -----------
GAAP Capital..........  $ 26,511       7.92%  $ 34,224     10.03%   $ 34,544     10.08%  $ 35,814     10.41%  $ 37,284      10.79%

Tangible Capital......  $ 26,411       7.89%  $ 34,224     10.01%   $ 34,444     10.05%  $ 35,714     10.38%  $ 37,184      10.76%
Tangible Requirement..     5,020       1.50%     5,138      1.50%      5,140      1.50%     5,159      1.50%     5,181       1.50%
                        --------    -------   --------   -------    --------   -------   --------   -------   --------     ------
Excess................  $ 21,391       6.39%  $ 29,086      8.51%   $ 29,304      8.55%  $ 30,555      8.88%  $ 32,003       9.26%
                        ========    =======   ========   =======    ========   =======   ========   =======   ========     ======

Core Capital..........  $ 26,411       7.89%  $ 34,142     10.01%   $ 34,444     10.05%  $ 35,714     10.38%  $ 37,184      10.76%
Core Requirement(3)...    13,388       4.00%    13,703      4.00%     13,709      4.00%    13,760      4.00%    13,819       4.00%
                        --------    -------   --------   -------    --------   -------   --------   -------   --------     ------
Excess................  $ 13,023       3.89%  $ 20,439      6.01%   $ 20,735      6.05%  $ 21,954      6.38%  $ 23,365       6.76%
                        ========    =======   ========   =======    ========   =======   ========   =======   ========     ======

Total Capital(4)......  $ 27,038      15.57%  $ 34,769     19.92%   $ 35,071     20.01%  $ 36,341     20.71%  $ 37,811      21.51%
Risk-based Requirement    13,891       8.00%    14,017      8.00%     14,019      8.00%    14,040      8.00%    14,063       8.00%
                        --------    -------   --------   -------    --------   -------   --------   -------   --------     ------
Excess................  $ 13,147       7.57%  $ 20,752     11.92%   $ 21,052     12.01%  $ 22,301     12.71%  $ 23,748      13.51%
                        ========    =======   ========   =======    ========   =======   ========   =======   ========     ======

--------------------------------
(1) As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the offering.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory rating for safety and soundness, and 4% to 5% of total adjusted assets for all other savings banks.
(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING


      Although we cannot determine what the actual net proceeds from the sale of the common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $16.0 million and $22.0 million, or $25.5 million if the offering range is increased by 15%. See "Pro Forma Data" and "--Stock Pricing and Number of Shares to be Issued" as to the assumptions we used to arrive at these amounts. We will be unable to use any of the net proceeds of the offering until the conversion is completed.

      Wayne Savings Bancshares, Inc. estimates that it will invest between $8.0 million and $11.0 million, or $12.8 million if the offering range is increased by 15%, in Wayne Savings Community Bank. Wayne Savings Bancshares, Inc. intends to retain approximately 50% of the net proceeds, a portion of which is expected to be used to fund the loan to the employee stock ownership plan. The loan to the employee stock ownership plan will enable it to purchase up to 8.0% of the shares of Wayne Savings Bancshares, Inc. common stock issued in the offering. We may elect to fund the employee stock ownership plan's stock purchases by borrowing from a third-party financial institution. See "Management of Wayne Savings Bancshares, Inc.--Employee Stock Ownership Plan and Trust." The balance of funds retained by Wayne Savings Bancshares, Inc. will be used for general corporate purposes, including acquiring other financial institutions, diversifying into other banking related businesses, funding our stock recognition and retention plan or paying cash dividends. We do not have any current specific plans, arrangements or understandings regarding any acquisitions, nor have we established criteria to identify potential acquisitions. We currently have no commitments to use any of the net proceeds for branch expansion.


      Wayne Savings Bancshares, Inc. intends to use the net proceeds as follows:


                                                         MINIMUM      MAXIMUM
                                                        ---------    ---------
                                                             (IN THOUSANDS)

      Net proceeds...................................   $  15,976    $  22,041
      Investment in Wayne Savings Community Bank.....      (7,988)      11,021)
      Funds loaned to ESOP...........................      (1,394)      (1,886)
                                                        ---------    ---------
      Funds retained for general corporate purposes..   $   6,594    $   9,134
                                                        =========    =========

      After the conversion is completed, we will be authorized to repurchase our common stock, subject to certain regulatory restrictions during the first year following the conversion. Office of Thrift Supervision regulations do not permit a converted institution or its holding company to repurchase its common stock for the first year following the conversion unless "compelling and valid business purposes" exist for the repurchase, in which case up to 5% of the stock may be repurchased. We may repurchase our common stock without obtaining regulatory approval beginning one year after the completion of the conversion.

      Based upon facts and circumstances following the completion of the conversion and subject to applicable regulatory requirements, our board of directors may determine to repurchase our stock in the future. These facts and circumstances may include, but are not limited to the following:

      (1) market and economic conditions such as the price at which our stock is trading, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of our remaining outstanding shares, and the opportunity to improve our return on equity;

      (2) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund our employee stock benefit plans; and


      (3) any other circumstances in which repurchases would be in the best interests of Wayne Savings Bancshares, Inc. and our stockholders.

      In the event we determine to repurchase our stock, repurchases may be made at market prices that may be in excess of the $10.00 subscription price in the offering. To the extent that we repurchase stock at market prices in excess of the per-share book value, such repurchases may dilute the book value per share of existing stockholders.


      The portion of the net proceeds not retained by Wayne Savings Bancshares, Inc. will be invested in Wayne Savings Community Bank. These funds will be used for general corporate purposes and to support the expansion of new products and banking services. The funds also will be used to originate loans and to invest in federal funds, short-term investment grade marketable securities and mortgage-backed securities. Wayne Savings Community Bank also may use such funds to expand its branch network, although it has no immediate plans to do so. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have not determined the approximate amount of net proceeds to be used for each of the purposes mentioned above.

                               OUR DIVIDEND POLICY


      Wayne Savings Bancshares, Inc. currently pays a cash dividend of $0.17 per share per quarter, or $0.68 per share per year. See the computation of our dividend payments at footnote 3 of "Selected Consolidated Financial and Other Data of Wayne Savings Bancshares, Inc." at page 21. After the conversion, we intend to pay a dividend of $0.132, $0.112, $0.097 and $0.085 per share per quarter at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents a dividend yield of 5.3%, 4.5%, 3.9% and 3.4% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the aggregate amount of dividends that our stockholders currently receive on their Wayne Savings Bancshares, Inc. common stock. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future. Assuming the offering is completed in ^ October 2002 and closes in November 2002, we expect to declare the first dividend for the quarter ending December 31, 2002. At that time, we intend to pay a pro-rated dividend to the holders of shares purchased in the offering.


      Under the rules of the Office of Thrift Supervision, Wayne Savings Community Bank will not be permitted to pay dividends on its capital stock to Wayne Savings Bancshares, Inc. if Wayne Savings Community Bank's stockholders' equity would be reduced below the amount of the liquidation account. See "The Conversion--Liquidation Rights." For information concerning federal and state law and regulations regarding the ability of Wayne Savings Community Bank to make capital distributions, including the payment of dividends, to Wayne Savings Bancshares, Inc., see "Taxation--Federal Taxation" and "Regulation--Federal Regulation of Savings Institutions."


      Unlike Wayne Savings Community Bank, Wayne Savings Bancshares, Inc. is not restricted by Office of Thrift Supervision regulations in its ability to pay dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by Wayne Savings Bancshares, Inc. and earnings thereon, and upon dividends from Wayne Savings Community Bank. Wayne Savings Bancshares, Inc., however, is subject to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of its stockholders' equity over its statutory capital or, if there is no excess, to its net earnings for the current and/or immediately preceding fiscal year.


      Additionally, we have committed to the Office of Thrift Supervision that during the one-year period following the completion of the conversion, Wayne Savings Bancshares, Inc. will not take any action to declare an extraordinary dividend to our stockholders without prior approval of the Office of Thrift Supervision.


                           MARKET FOR OUR COMMON STOCK

      Our common stock is currently listed on the Nasdaq SmallCap Market under the symbol "WAYN," and there is an established market for such common stock. At June 30, 2002, we had three market makers, including Ryan, Beck & Co., LLC. Upon completion of the conversion and offering, the new shares of common stock of Wayne Savings Bancshares, Inc. will replace existing shares and will be traded on the Nasdaq National Market.

Ryan, Beck & Co., LLC intends to remain a market maker in Wayne Savings Bancshares, Inc. common stock following the conversion. Ryan, Beck & Co., LLC also will assist us in obtaining other market makers after the conversion. We cannot assure you that Ryan, Beck & Co., LLC will continue to make a market ^ in our common stock indefinitely, or that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained. For a period of 20 trading days following completion of our offering, our symbol will be "WAYND," after which it will be "WAYN."

      The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. THERE CAN BE NO ASSURANCE THAT IF YOU PURCHASE OUR COMMON STOCK YOU WILL BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE SUBSCRIPTION PRICE OF $10.00 PER SHARE. PURCHASERS OF OUR COMMON STOCK SHOULD HAVE A LONG-TERM INVESTMENT INTENT AND SHOULD RECOGNIZE THAT THERE MAY BE A LIMITED TRADING MARKET IN THE COMMON STOCK.

      The following table sets forth the high and low bid quotations for our common stock and cash dividends per share declared for the periods indicated. These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and do not reflect actual transactions. This information has been obtained from monthly statistical summaries provided by the Nasdaq Stock Market. As of June 30, 2002, there were 1,221,322 publicly held shares of Wayne Savings Bancshares, Inc. common stock issued and outstanding. In connection with the conversion, each existing share of common stock of Wayne Savings Bancshares, Inc. will be converted into a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this prospectus.

                                                                  CASH DIVIDEND
                                        HIGH BID       LOW BID        DECLARED
                                      -----------    -----------    -----------
FISCAL YEAR 2003
Quarter Ended September 30, 2002
  (through September __, 2002)....... $              $              $    0.17(1)
Quarter Ended June 30, 2002.......... $     21.50    $     20.00    $    0.17

FISCAL YEAR 2002
Quarter Ended March 31, 2002......... $     22.00    $     16.25    $    0.17
Quarter Ended December 31, 2001...... $     17.82    $     13.86    $    0.17
Quarter Ended September 30, 2001..... $     20.55    $     13.75    $    0.17
Quarter Ended June 30, 2001.......... $     17.94    $     11.30    $    0.17

FISCAL YEAR 2001
Quarter Ended March 31, 2001......... $     18.00    $     13.00    $    0.16
Quarter Ended December 31, 2000...... $     16.00    $     13.50    $    0.16
Quarter Ended September 30, 2000..... $     15.75    $     14.00    $    0.16
Quarter Ended June 30, 2000.......... $     16.50    $     15.38    $    0.16

(1)   Presently anticipated to total $0.17 per share.

      At July 10, 2001, the business day immediately preceding the public announcement of the conversion, and at September __, 2002, the closing prices of Wayne Savings Bancshares, Inc. common stock as reported on the Nasdaq Small Cap Market were $13.75 per share and $_____ per share, respectively. At September __, 2002, Wayne Savings Bancshares, Inc. had approximately ____ stockholders of record. On the effective date of the conversion, all publicly held shares of Wayne Savings Bancshares, Inc. common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio, and options to purchase shares of Wayne Savings Bancshares, Inc. common stock will be converted into options to purchase a number of shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

                                 CAPITALIZATION


      The following table presents the historical consolidated capitalization of Wayne Savings Bancshares, Inc. at June 30, 2002, and the pro forma consolidated capitalization of Wayne Savings Bancshares, Inc. after giving effect to the conversion, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                      PRO FORMA AT JUNE 30, 2002
                                                       -----------------------------------------------------------
                                                                                                       5,162,564
                                                         3,318,094       3,903,640      4,489,186      MAXIMUM AS
                                                          MINIMUM        MIDPOINT        MAXIMUM        ADJUSTED
                                       WAYNE SAVINGS       SHARES         SHARES         SHARES          SHARES
                                        BANCSHARES,     OUTSTANDING,   OUTSTANDING,   OUTSTANDING,    OUTSTANDING,
                                           INC.          1,742,500       2,050,000      2,357,500      2,711,125
                                       HISTORICAL AT    SHARES SOLD     SHARES SOLD    SHARES SOLD    SHARES SOLD
                                          JUNE 30,     AT $10.00 PER     AT $10.00      AT $10.00    AT $10.00 PER
                                           2002            SHARE         PER SHARE      PER SHARE       SHARE(1)
                                       -------------   -------------   ------------   ------------   -------------
                                                                 (DOLLARS IN THOUSANDS)

Deposits(2)...........................  $   300,737    $   300,737     $   300,737    $   300,737    $   300,737
Borrowed funds........................        5,000          5,000           5,000          5,000          5,000
                                        -----------    -----------     -----------    -----------    -----------
Total deposits and borrowed funds.....  $   305,737    $   305,737     $   305,737    $   305,737    $   305,737
                                        ===========    ===========     ===========    ===========    ===========
Stockholders' equity:
Preferred stock, $0.10 par value
(post-conversion), 500,000 shares
authorized(3).........................  $        --    $        --     $        --    $        --    $        --
Common stock $0.10 par value (post-
  conversion) 9,000,000 shares
authorized;
  shares to be issued as
reflected(3)(5).......................        2,642            332             390            449            516
Additional paid-in capital............       14,449         31,723          34,698         37,671         41,109
Retained earnings(4)..................       10,468         10,468          10,468         10,468         10,468
Accumulated other comprehensive income           49             49              49             49             49
Less:
 Treasury stock.......................       (1,181)            --              --             --             --
 Common stock to be acquired by
 ESOP(6)..............................           --         (1,394)         (1,640)        (1,886)        (2,169)
 Common stock to be acquired by
    recognition plan(7)...............           --           (697)           (820)          (943)        (1,084)
                                        -----------    -----------     -----------    -----------    -----------
Total stockholders' equity............  $    26,427    $    40,481     $    43,145    $    45,808    $    48,889
                                        ===========    ===========     ===========    ===========    ===========

Total stockholders' equity as a
percentage
  of total assets.....................         7.90%         11.61%          12.28%         12.94%         13.69%

------------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Wayne Savings Bancshares, Inc. currently has 500,000 authorized shares of preferred stock and 8,000,000 authorized shares of common stock, par value $1.00 per share. Pro forma Wayne Savings Bancshares, Inc. common stock and additional paid-in capital have been increased to reflect the number of shares of Wayne Savings Bancshares, Inc. common stock to be outstanding, which includes the exchange of the 47.5% currently outstanding shares of common stock pursuant to the exchange ratio. Pro forma additional paid-in capital reflects consolidation of $169,000 of capital from Wayne Savings Bankshares, MHC.
(4) The retained earnings of Wayne Savings Community Bank will be substantially restricted after the conversion. See "The Conversion--Liquidation Rights" and "Regulation --Federal Regulation of Savings Banks."
(5) No effect has been given to the issuance of additional shares of Wayne Savings Bancshares, Inc. common stock pursuant to an additional stock option plan that may be adopted by Wayne Savings Bancshares, Inc. If this plan is implemented, an amount equal to 10% of the shares of Wayne Savings Bancshares, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the stock option plan. No effect has been given to the exercise of options currently outstanding. See "Management of Wayne Savings Bancshares, Inc.--Benefits to be Considered Following Completion of the Conversion."
(6) Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Wayne Savings Bancshares, Inc. The loan will be repaid principally from Wayne Savings Community Bank's contributions to the employee stock ownership plan. Since Wayne Savings Bancshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Wayne Savings Bancshares, Inc.'s consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(7) Assumes a number of shares of common stock equal to 4% of the common stock to be sold in the offering will be purchased by the stock recognition plan in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation and is reflected as a reduction of capital. This amount does not reflect possible increases or decreases in the value of stock relative to the subscription price in the offering. As Wayne Savings Bancshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock recognition plan, the deferred charge against capital will be reduced through a charge to operations. Implementation of the stock recognition plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares purchased by the stock recognition plan from Wayne Savings Bancshares, Inc. at $10.00 per share, at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range, the number of outstanding shares would be 3,387,794, 3,985,640, 4,583,486 and 5,271,009, respectively, and total stockholders' equity would be $41.2 million, $44.0 million, $46.8 million, and $50.0 million, respectively, at June 30, 2002. If the stock recognition plan acquires authorized but unissued shares of Wayne Savings Bancshares, Inc., stockholders' ownership in Wayne Savings Bancshares, Inc. would be diluted by approximately 2.1%.


                                 PRO FORMA DATA


      The following tables summarize historical data of Wayne Savings Bancshares, Inc. and pro forma data of Wayne Savings Bancshares, Inc. at or for the three months ended June 30, 2002 and the year ended March 31, 2002, based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to currently outstanding stock options or for the possible issuance of additional shares pursuant to any stock option plan or stock recognition and retention plan that may be adopted by our stockholders no earlier than six months after the conversion. Moreover, book value does not give effect to the liquidation account to be established in the conversion or, in the event of a liquidation of Wayne Savings Community Bank, to the tax effect of the recapture of the bad debt reserve. See "The Conversion--Liquidation Rights."

      Pro forma consolidated net earnings of Wayne Savings Bancshares, Inc. for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002, have been calculated as if the estimated net proceeds received by Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank were invested at an assumed interest rate of 2.06% and 2.70%, respectively. The reinvestment rate was calculated based on the equivalent yield of the one-year United States Treasury bill rate (which we believe more accurately reflects the pro forma reinvestment rate than the arithmetic average method, in view of changes in market interest rates in recent periods). The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. The pro forma after-tax yield on the estimated net proceeds is assumed to be 1.36% and 1.78% for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002, respectively. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that Wayne Savings Bancshares, Inc. will retain 50% of the estimated net conversion proceeds. The actual net proceeds from the sale of common stock will not be determined until the conversion is completed. However, we currently estimate net proceeds will be between $16.0 million and $22.0 million. We have assumed that all shares will be sold in the subscription offering and community offering.


      THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE FOREGOING TRANSACTIONS AT THE DATES ON WHICH SUCH TRANSACTIONS ACTUALLY OCCUR, AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of assets and liabilities of Wayne Savings Bancshares, Inc. The pro forma stockholders' equity is not intended to represent the fair market value of the common stock, and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.


                                                                  AT OR FOR THE THREE MONTHS ENDED JUNE 30, 2002
                                                                          BASED UPON THE SALE FOR $10.00 OF
                                                            ----------------------------------------------------------
                                                            1,742,500       2,050,000     2,357,500        2,711,125
                                                              SHARES          SHARES        SHARES         SHARES(1)
                                                            MINIMUM OF      MIDPOINT OF    MAXIMUM OF      15% ABOVE
                                                             ESTIMATED       ESTIMATED     ESTIMATED       MAXIMUM OF
                                                               PRICE           PRICE         PRICE          ESTIMATED
                                                               RANGE           RANGE         RANGE         PRICE RANGE
                                                            ------------   ------------   ------------    ------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Gross proceeds........................................      $     17,425   $     20,500   $     23,575    $     27,111
 Expenses.............................................             1,449          1,491          1,534           1,565
 Estimated net proceeds...............................            15,976         19,009         22,041          25,546
 Common stock purchased by employee stock ownership
 plan (2).............................................            (1,394)        (1,640)        (1,886)         (2,169)
 Common stock purchased by recognition plan (3).......              (697)          (820)          (943)         (1,084)
 Assets reinvested from the MHC.......................               169            169            169             169
                                                            ------------   ------------   ------------    ------------
 Estimated net proceeds, as adjusted..................      $     14,054   $     16,718   $     19,381    $     22,462
                                                            ============   ============   ============    ============

FOR THE THREE MONTHS ENDED JUNE 30, 2002:
Consolidated net earnings:
 Historical...........................................      $        554   $        554   $        554    $        554
Pro forma adjustments:
 Income on adjusted net proceeds......................                48             57             66              76
 Pro forma state franchise taxes......................               (16)           (17)           (20)            (23)
 Employee stock ownership plan (2)....................               (12)           (14)           (16)            (18)
 Recognition plan (3).................................               (23)           (27)           (31)            (36)
                                                            ------------   ------------   ------------    ------------
    Pro forma net earnings............................      $        551   $        553   $        553    $        553
                                                            ============   ============   ============    ============

Earnings per share (4):
 Historical...........................................      $       0.17   $       0.15   $       0.13    $       0.11
Pro forma adjustments:
 Income on net proceeds...............................              0.02           0.01           0.01            0.01
 Pro forma state franchise taxes......................             (0.01)          --             --              --
   Employee stock ownership plan (2)..................              --             --             --              --
 Recognition plan (3).................................             (0.01)         (0.01)         (0.01)          (0.01)
                                                            ------------   ------------   ------------    ------------
    Pro forma earnings per share (4)(5)(8)............      $       0.17   $       0.15   $       0.13    $       0.11
                                                            ------------   ------------   ------------    ------------
Pro forma price to earnings per share (8).............             14.71x         16.67x         19.23x          22.73x
Number of shares used in price-to-earnings ratio
calculations..........................................         3,180,437      3,741,690      4,302,944       4,948,385

AT JUNE 30, 2002:
Stockholders' equity:
 Historical...........................................      $     26,427   $     26,427   $     26,427    $     26,427
 Estimated net proceeds...............................            15,976         19,009         22,041          25,546
 MHC capital consolidation............................               169            169            169             169
 Less: Common stock acquired by employee stock
               ownership plan (2).....................            (1,394)        (1,640)        (1,886)         (2,169)
          Common stock acquired by recognition plan (3)             (697)          (820)          (943)         (1,084)
                                                            ------------   ------------   ------------    ------------
Pro forma stockholders' equity (6)....................      $     40,481   $     43,145   $     45,808    $     48,889
  Intangible assets...................................                --             --             --              --
                                                            ------------   ------------   ------------    ------------
Pro forma stockholders' equity (6)....................      $     40,481   $     43,145   $     45,808    $     48,889
                                                            ============   ============   ============    ============

Stockholders' equity per share (7):
 Historical...........................................      $       7.96   $       6.77   $       5.89    $       5.12
 Estimated net proceeds...............................              4.82           4.87           4.90            4.95
 MHC capital consolidation............................              0.05           0.04           0.04            0.03
 Less:  Common stock acquired by employee stock
            ownership plan (2)........................             (0.42)         (0.42)         (0.42)          (0.42)
          Common stock acquired by recognition plan (3)            (0.21)         (0.21)         (0.21)          (0.21)
                                                            ------------   ------------   ------------    ------------
 Pro forma stockholders' equity per share (6)(7)......      $      12.20   $      11.05   $      10.20    $       9.47
                                                            ============   ============   ============    ============
Pro forma tangible stockholders' equity per share (6)(7)    $      12.20   $      11.05   $      10.20    $       9.47
                                                            ============   ============   ============    ============

Offering price as a percentage of pro forma
 stockholders' equity per share.......................             81.97%         90.50%         98.04%         105.60%
Offering price as a percentage of pro forma tangible
 equity...............................................             81.97%         90.50%         98.04%         105.60%
Number of shares used in book value per share
 calculations.........................................         3,318,094      3,903,640      4,489,186       5,162,564

                                                                                        (FOOTNOTES FOLLOWING NEXT PAGE)

                                                                      AT OR FOR THE YEAR ENDED MARCH 31, 2002
                                                                         BASED UPON THE SALE FOR $10.00 OF
                                                            ----------------------------------------------------------
                                                             1,742,500       2,050,000     2,357,500      2,711,125
                                                              SHARES          SHARES         SHARES        SHARES(1)
                                                             MINIMUM OF     MIDPOINT OF    MAXIMUM OF      15% ABOVE
                                                             ESTIMATED        ESTIMATED    ESTIMATED      MAXIMUM OF
                                                               PRICE           PRICE         PRICE         ESTIMATED
                                                               RANGE           RANGE         RANGE        PRICE RANGE
                                                            ------------   ------------   ------------    ------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Gross proceeds........................................      $     17,425   $     20,500   $     23,575    $     27,111
 Expenses.............................................             1,449          1,491          1,534           1,565
 Estimated net proceeds...............................            15,976         19,009         22,041          25,546
 Common stock purchased by employee stock ownership
 plan (2).............................................            (1,394)        (1,640)        (1,886)         (2,169)
 Common stock purchased by recognition plan (3).......              (697)          (820)          (943)         (1,084)
 Assets reinvested from the MHC.......................               169            169            169             169
                                                            ------------   ------------   ------------    ------------
Estimated net proceeds, as adjusted...................      $     14,054   $     16,718   $     19,381    $     22,462
                                                            ============   ============   ============    ============

FOR THE FISCAL YEAR ENDED MARCH 31, 2002:
Consolidated net earnings:
 Historical...........................................      $      1,823   $      1,823   $      1,823    $      1,823
Pro forma adjustments:
 Income on adjusted net proceeds......................               250            298            345             400
 Pro forma state franchise taxes......................               (65)           (67)           (78)            (91)
 Employee stock ownership plan (2)....................               (46)           (54)           (62)            (72)
 Recognition plan (3).................................               (92)          (108)          (124)           (143)
                                                            ------------   ------------   ------------    ------------
    Pro forma net earnings............................      $      1,870   $      1,892   $      1,904    $      1,917
                                                            ============   ============   ============    ============

Earnings per share (4):
 Historical...........................................      $       0.57   $       0.49   $       0.42    $       0.37
Pro forma adjustments:
 Income on net proceeds...............................              0.08           0.07           0.08            0.08
 Pro forma state franchise taxes......................             (0.02)         (0.02)         (0.02)          (0.02)
 Employee stock ownership plan (2)....................             (0.01)         (0.01)         (0.01)          (0.01)
 Recognition plan (3).................................             (0.03)         (0.03)         (0.03)          (0.03)
                                                            ------------   ------------   ------------    ------------
    Pro forma earnings per share (4)(5)(8)............      $       0.59   $       0.50   $       0.44    $       0.39
                                                            ------------   ------------   ------------    ------------
Pro forma price to earnings per share (8).............             16.95x         20.00x         22.73x          25.64x
Number of shares used in price-to-earnings ratio
calculations..........................................         3,185,664      3,747,840      4,310,016       4,956,519

AT MARCH 31, 2002:
Stockholders' equity:
 Historical...........................................      $     26,047   $     26,047   $     26,047    $     26,047
 Estimated net proceeds...............................            15,976         19,009         22,041          25,546
 MHC capital consolidation............................               169            169            169             169
 Less:  Common stock acquired by employee stock
               ownership plan (2).....................            (1,394)        (1,640)        (1,886)         (2,169)
          Common stock acquired by recognition plan (3)
               ownership                                            (697)          (820)          (943)         (1,084)
Pro forma stockholders' equity (6)....................      $     40,101   $     42,765   $     45,428    $     48,509
                                                            ------------   ------------   ------------    ------------
  Intangible assets...................................                --             --             --              --
                                                            ------------   ------------   ------------    ------------
Pro forma stockholders' equity (6)....................      $     40,101   $     42,765   $     45,428    $     48,509
                                                            ============   ============   ============    ============

Stockholders' equity per share (7):
 Historical...........................................      $       7.85   $       6.67   $       5.80    $       5.05
 Estimated net proceeds...............................              4.82           4.88           4.91            4.95
 MHC capital consolidation............................              0.05           0.04           0.04            0.03
 Less:  Common stock acquired by employee stock
            ownership plan (2)........................             (0.42)         (0.42)         (0.42)          (0.42)
          Common stock acquired by recognition plan (3)            (0.21)         (0.21)         (0.21)          (0.21)
                                                            ------------   ------------   ------------    ------------
 Pro forma stockholders' equity per share (6)(7)......      $      12.09   $      10.96   $      10.12    $       9.40
                                                            ============   ============   ============    ============
Pro forma tangible stockholders' equity per share (6)(7)    $      12.09   $      10.96   $      10.12    $       9.40
                                                            ============   ============   ============    ============

Offering price as a percentage of pro forma
 stockholders' equity per share.......................             82.71%         91.24%         98.81%         106.38%
Offer price as a percent of pro forma tangible equity.             82.71%         91.24%         98.81%         106.38%
Number of shares used in book value per share
calculations..........................................         3,318,094      3,903,640      4,489,186       5,162,564

                                                                                                (FOOTNOTES ON NEXT PAGE)

--------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.

(2) Assumes that 8.0% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to be borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Wayne Savings Bancshares, Inc. Wayne Savings Community Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest of the debt. Wayne Savings Community Bank's total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Wayne Savings Community Bank, the fair value of the common stock remains at $10.00 per share, and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that (i) 1,743, 2,050, 2,358 and 2,711 shares were committed to be released for the three months ended June 30, 2002 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, (ii) that 6,970, 8,200, 9,430, and 10,845 shares were committed to be released during the fiscal year ended March 31, 2002, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and (iii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the periods were considered outstanding for purposes of net income per share calculations.
(3) If approved by Wayne Savings Bancshares, Inc.'s stockholders, the stock recognition plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the stock recognition plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Wayne Savings Bancshares, Inc., or through open market purchases. The funds to be used by the stock recognition plan to purchase the shares will be provided by Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. The table assumes that (i) the stock recognition plan acquires the shares through open market purchases at $10.00 per share with funds contributed by Wayne Savings Bancshares, Inc., (ii) 20% and 5% of the amount contributed to the stock recognition plan is amortized as an expense during the fiscal year ended March 31, 2002 and the three months ended June 30, 2002, respectively, and (iii) the stock recognition plan expense reflects an effective combined federal and state tax rate of 34%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 2.1%.

(4) Per share figures include publicly held shares of Wayne Savings Bancshares, Inc. common stock that will be exchanged for new shares of Wayne Savings Bancshares, Inc. common stock in the conversion. Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See Note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by Wayne Savings Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests by approximately 5.0%.

(6) The retained earnings of Wayne Savings Community Bank will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion--Liquidation Rights" and "Regulation--Federal Regulation of Savings Banks--Limitations on Capital Distributions."
(7) Per share figures include publicly held shares of Wayne Savings Bancshares, Inc. common stock that will be exchanged for new shares of Wayne Savings Bancshares, Inc. common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering, and
      (ii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.2901, 1.5177, 1.7454 and 2.0072, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(8) As noted above, pro forma consolidated net earnings has been calculated as if the estimated net proceeds had been invested based on the equivalent yield on the one-year United States Treasury bill rate. If the reinvestment rate was calculated based on the arithmetic average method, the pro forma yield on the estimated net proceeds would be 4.84% and 5.57% for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002, respectively. The pro forma after-tax yield on the estimated net proceeds would be 3.19% and 3.68% for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002, respectively. Based on the arithmetic average reinvestment rate, (i) pro forma earnings per share for the fiscal year ended March 31, 2002 would be equal to $0.67, $0.59, $0.53 and $0.47 and the pro forma price to earnings multiple would be 14.93x, 16.95x, 18.87x and 21.28x at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively and (ii) pro forma earnings per share for the three months ended June 30, 2002 would be equal to $0.19, $0.17, $0.15 and $0.13 and the pro forma price to earnings multiple would be 13.16x, 14.71x, 16.67x and 19.23x at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.

                         WAYNE SAVINGS BANCSHARES, INC.
          CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME


      The following Consolidated Statements of Earnings and Comprehensive Income of Wayne Savings Bancshares, Inc. for the years ended March 31, 2002, 2001 and 2000, have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears elsewhere in this prospectus. These statements should be read in conjunction with the consolidated financial statements of Wayne Savings Bancshares, Inc. and related notes thereto included elsewhere in this prospectus. The Consolidated Statements of Earnings and Comprehensive Income for the three months ended June 30, 2002 and 2001 are unaudited. However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations have been made.

                                                      FOR THE THREE MONTHS
                                                          ENDED JUNE 30,            FOR THE YEAR ENDED MARCH 31,
                                                     ----------------------    ------------------------------------
                                                        2002         2001          2002         2001         2000
                                                     ---------    ---------    -----------   ----------   ---------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
 Loans.............................................  $   4,432    $   4,793    $    19,059   $   18,701   $  17,927
 Mortgage-backed securities........................        222          131            571          583         602
 Investment securities.............................        255          207            871        1,423       1,033
 Interest-bearing deposits and other...............        140          285            808          799       1,138
                                                     ---------    ---------    -----------   ----------   ---------
    Total interest income..........................      5,049        5,416         21,309       21,506      20,700

Interest expense:
 Deposits..........................................      2,433        3,262         12,055       12,652      11,530
 Borrowings........................................         65           82            293          448         484
                                                     ---------    ---------    -----------   ----------   ---------
    Total interest expense.........................      2,498        3,344         12,348       13,100      12,014
                                                     ---------    ---------    -----------   ----------   ---------
    Net interest income............................      2,551        2,072          8,961        8,406       8,686
Provision for losses on loans......................         17            2            134           96         106
                                                     ---------    ---------    -----------   ----------   ---------
    Net interest income after provision for losses
    on loans...........................                  2,534        2,070          8,827        8,310       8,580

Other income:
 Gain on sale of loans.............................         16           76            514          154          28
 Service fees, charges and other operating income..        328          288          1,143          891         720
                                                     ---------    ---------    -----------   ----------   ---------
    Total other income.............................        344          364          1,657        1,045         748

General, administrative and other expense:
 Employee compensation and benefits................      1,146        1,055          4,312        3,957       3,817
 Occupancy and equipment...........................        379          330          1,388        1,335       1,394
 Federal deposit insurance premiums................         13           12             46           86         173
 Franchise taxes...................................         73           67            274          230         329
 Loss on disposal of real estate acquired through
 foreclosure.......................................         --           --             --           --           6
 Other operating expenses..........................        428          410          1,667        1,590       1,631
 Operating expenses previously reimbursed or
   allocated to MHC................................         --           --             35          150          84
                                                     ---------    ---------    -----------   ----------   ---------
    Total general, administrative and other expense      2,039        1,874          7,722        7,348       7,434
                                                     ---------    ---------    -----------   ----------   ---------
    Earnings before income taxes...................        839          560          2,762        2,007       1,894

Federal income taxes:
 Current...........................................        219          155            620          640         580
 Deferred..........................................         66           30            319           35          44
                                                     ---------    ---------    -----------   ----------   ---------
    Total federal income taxes.....................        285          185            939          675         624
                                                     ---------    ---------    -----------   ----------   ---------
    Net earnings before change in accounting
    principle......................................        554          375          1,823        1,332       1,270
Change in accounting principle related to
 allocated organization costs, net of taxes of
 $63,000...........................................         --           --             --           --        (122)
                                                     ---------    ---------    -----------   ----------   ---------
    NET EARNINGS...................................  $     554    $     375    $     1,823   $    1,332   $   1,148
                                                     =========    =========    ===========   ==========   =========
Basic earnings per share:
 Earnings before cumulative change in accounting
    principle......................................  $    0.22    $    0.15    $      0.71   $     0.51   $    0.49
 Cumulative change in accounting principle.........         --           --             --           --       (0.05)
                                                     ---------    ---------    -----------   ----------   ---------
    Basic earnings per share.......................  $    0.22    $    0.15    $      0.71   $     0.51   $    0.44
                                                     =========    =========    ===========   ==========   =========
Diluted earnings per share:
 Earnings before cumulative change in accounting
 principle.........................................  $    0.21    $    0.15    $      0.71   $     0.51   $    0.49
 Cumulative change in accounting principle.........         --           --             --           --       (0.05)
                                                     ---------    ---------    -----------   ----------   ---------
    Diluted earnings per share.....................  $    0.21    $    0.15    $      0.71   $     0.51   $    0.44
                                                     =========    =========    ===========   ==========   =========

Net earnings.......................................  $     554    $     375    $     1,823   $    1,332   $   1,148
Other comprehensive income (loss), net of tax:
Unrealized holding gains (losses) on securities
   during the period, net of taxes (benefits) of
   $14, $3, $(6), $36 and $(20)....................         27            5            (11)          69         (38)
                                                     ---------    ---------    -----------   ----------   ---------
Comprehensive income.............................    $     581    $     380    $     1,812   $    1,401   $   1,110
                                                     =========    =========    ===========   ==========   =========

Accumulated comprehensive income (loss)..........    $      49    $      38    $        22   $       33   $    (36)
                                                     =========    =========    ===========   ==========   ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      This discussion and analysis reflects Wayne Savings Bancshares, Inc.'s consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Wayne Savings Bancshares, Inc.'s consolidated financial statements and their notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. The preparation of consolidated financial statements involves the application of accounting policies relevant to the business of our corporation and its subsidiaries. Application of certain accounting policies requires management to make estimates and assumptions about the effect of matters that are inherently uncertain. These estimates and assumptions affect the reported amounts of certain assets, liabilities, revenues and expenses. Different amounts could be reported under different conditions, or if different assumptions were used in the application of certain accounting policies. In this respect, the accounting policy considered by us to be critical relates to the determination of the allowance for loan losses. This accounting policy is discussed in the "--Allowance for Loan Losses" section of this prospectus and in ^ the notes to consolidated financial statements appearing elsewhere in this prospectus.

GENERAL


      We conduct no business other than owning all of the common stock of Wayne Savings Community Bank. Consequently, our net earnings depend on the net earnings of Wayne Savings Community Bank and its wholly-owned subsidiary, Village Savings Bank. Our financial information is presented on a consolidated basis to include Wayne Savings Community Bank and Village Savings Bank. The net earnings of Wayne Savings Community Bank are derived primarily from its net interest income, which is the difference between interest income earned on investments in loans, mortgage-backed securities and other investment securities, and its cost of funds consisting of interest paid on deposits and borrowings. Wayne Savings Community Bank's net earnings also are affected by its provision for loan losses, as well as by the amount of other income, including income from fees and service charges, and net gains and losses on sales of loans and investments, and operating expenses, such as employee compensation and benefits, deposit insurance premiums, occupancy and equipment costs, and income taxes. In addition, net earnings are affected significantly by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, which events are beyond our control.


BUSINESS STRATEGY

      Our current business strategy is to operate as a well-capitalized, profitable and independent community bank dedicated to providing quality customer service. We emphasize retail deposits as our primary source of funds. We maintain a substantial part of our assets in residential first mortgage loans secured by properties located in our market area, and, to a substantially lesser extent, other types of loans, mortgage-backed securities and other liquid investment securities. Since 1998, we have increased our presence in our market area by opening three new Wayne Savings Community Bank branch offices and a drive-through facility and by establishing Village Savings Bank as a separately-chartered federal savings bank.


      Specifically, our business strategy incorporates the following elements:
(1) emphasizing community banking by closely monitoring the needs of our customers and providing convenient, personal and quality customer service; (2) emphasizing the origination of one- to four-family residential mortgage loans in our market area; (3) managing interest rate risk; (4) increasing fee income; (5) maintaining a strong retail deposit base; (6) controlling expenses; ^(7) managing asset quality; and (8) maintaining capital in excess of regulatory requirements.


      Highlights of our business strategy are as follows:


      COMMUNITY BANKING AND CUSTOMER SERVICE. Wayne Savings Community Bank was established in 1899 and has been operating continuously since that time. Throughout our history, we have been committed to meeting the financial needs of the communities in which we operate, and to providing quality service to our customers. We believe that our community-oriented approach gives us an advantage over many of our larger competitors head-quartered outside of our market area, because our customers have direct access to senior management.

      We believe that a well-positioned branch network is important to increasing market share and customer convenience. Since March 1998, we have expanded our market presence by opening offices in locations that provide access to potential new customers. Since the end of 1998, Wayne Savings Community Bank has increased its number of branches from six to nine. We opened two full-service branches, in May and July 1999, and, in May 2001, we opened a full-service branch in a newly constructed supermarket. In fiscal 1999, we expanded into Stark County by establishing Village Savings Bank, which has one office. None of our new offices was acquired from other financial institutions.

      EMPHASIZING ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LENDING IN OUR MARKET AREA. We focus on originating one- to four-family residential mortgage loans and home equity loans secured by properties in our market area. At both June 30, 2002 and March 31, 2002, these loans constituted 84.9% of our total loan portfolio. We also originate loans secured by commercial and multi-family residential real estate, as well as commercial business loans and consumer loans. Such loans constitute a relatively small part of our lending activities, but help to create strong ties to our customers by increasing relationships and providing cross-marketing opportunities.

      MANAGING INTEREST RATE RISK EXPOSURE. We have implemented the following strategies that are intended to reduce the potential volatility of our earnings due to changes in market interest rates. First, we have attempted to better match the maturities or repricing of our interest rate sensitive assets and liabilities. Second, we continue to emphasize the origination of adjustable rate mortgage ("ARM") loans, home equity loans and other adjustable rate or short-term loans, such as consumer loans. We also purchase mortgage-backed securities generally with estimated remaining average lives of 5 years or less. At June 30, 2002, $75.1 million, or 27.5%, of our total loans and mortgage-backed securities due after June 30, 2003, consisted of loans or securities with adjustable interest rates. However, particularly in the current low interest rate environment, mortgage loan borrowers typically prefer fixed-rate loans to ARM loans. During the three months ended June 30, 2002 and the year ended March 31, 2002, our ARM portfolio increased by $751,000, or 1.2% and $390,000, or 0.6%, respectively. Third, our fixed rate mortgage loans generally are underwritten according to standards that permit their resale in the secondary mortgage market. Fourth, we attempt to lengthen the maturities of certificates of deposit as market conditions permit. However, in the current low interest rate environment, depositors typically prefer shorter-term deposits. Finally, we maintain a significant percentage of our assets in cash and cash equivalents, which totaled $33.0 million and $27.9 million, or 9.9% and 8.3% of total assets, at June 30, 2002 and March 31, 2002, respectively.

      INCREASING FEE INCOME. We have tried to increase our non-interest income as a means of decreasing our reliance on net interest income. In this regard, we restructured our service fees several times since July 2000 by increasing the type and amount of fees on our deposit accounts. In addition, in 1997 we began to offer a line of investment products through a third party. The product line now includes fixed and variable annuities, and mutual funds were added during fiscal year 2002. We also began offering debit cards in fiscal 2001. We are currently considering additional fee-based products to offer our customers. Service fees and charges increased by $252,000, or 28.3%, for the fiscal year ended March 31, 2002 compared to the fiscal year ended March 31, 2001 and increased by $171,000, or 23.8%, for the fiscal year ended March 31, 2001 compared to the prior fiscal year. This trend has continued for the three months ended June 30, 2002, in which service fees and charges increased by $40,000, or 13.9% over the comparable period in fiscal 2001.

      MAINTAINING A STRONG RETAIL DEPOSIT BASE. We historically have had a relatively strong and stable retail deposit base drawn from our market area. Our deposit-generating strength has been enhanced by the sales culture in our branches and by our expanded branch franchise. Since March 31, 1999, deposits have increased 27.8%. At June 30, 2002, our "core deposits," which includes checking, money market, passbook and statement savings accounts, totaled ^ $136.9 million, or 45.5% of our total deposits, an increase from 35.1% of total deposits at March 31, 1999. Core deposits are a more stable and lower cost source of funds than certificates of deposit, and ^ typically generate fee income.

      CONTROLLING EXPENSES. Our general and administrative expenses have grown in recent years, largely due to the increase in the number of our banking offices. We opened Village Savings Bank early in fiscal year 1999. Wayne Savings Community Bank had six offices at March 31, 1998 and had ten offices at March 31, 2002. In August 2001, we opened a drive-through facility. We recognize the importance of monitoring and controlling our operating expenses even as our franchise grows. Our efficiency ratio is a measure of the success of our cost-control efforts. Our efficiency ratio was 68.2% for fiscal year 1998 and increased to 71.8% and 78.8% for fiscal years

1999 and 2000. For fiscal years 2001, 2002 and the three months ended June 30, 2002, the ratio improved to 77.8%, 72.7% and 70.4%, respectively, as new branches matured toward profitability. We will continue to monitor and refine our cost control efforts.

      MANAGING ASSET QUALITY. As a result of our primary emphasis on residential lending and investment in U.S. Government and agency securities and our commitment to conservative loan underwriting and credit review, we historically have had low levels of delinquencies and credit losses. During fiscal 2002, however, our non-performing loans increased, from $515,000 at March 31, 2001 to $3.2 million at March 31, 2002. Non-performing loans totaled $2.7 million at June 30, 2002, and consisted in large part of a $1.8 million commercial business and real estate loan concentration. The collateral supporting the loan concentration has been currently appraised at over $3.0 million. We believe the concentration is adequately collateralized, and there was no specific allowance for loss on it at June 30, 2002.

      MAINTAINING CAPITAL IN EXCESS OF REGULATORY REQUIREMENTS. Our policy is to maintain financial strength through conservative risk-management and consistent earnings. At June 30, 2002 and March 31, 2002, Wayne Savings Community Bank had core capital of $26.4 million and $26.1 million, or 7.89% and 7.79% of total assets, respectively, which substantially exceeded the regulatory core capital requirement of 4.0% of total assets. We intend to maintain capital in excess of regulatory requirements following the offering.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2002 AND MARCH 31, 2002

      ASSETS. At June 30, 2002, we had total assets of $334.6 million, reflecting a slight decrease of $237,000 from March 31, 2002 levels.

      Cash and cash equivalents and investment securities totaled $53.5 million at June 30, 2002, an increase of $3.3 million, or 6.6%, over March 31, 2002 levels. During the first quarter of the fiscal year, investment securities decreased by $1.8 million, or 8.0%, mainly due to repayment of agency securities that were called by the issuer. Cash and cash equivalents increased by $5.1 million, or 18.2%, to a total of $33.0 million.

      Mortgage-backed securities (including mortgage-backed securities available for sale) totaled $17.8 million at June 30, 2002, a $457,000, or 2.6%, increase from the $17.3 million total at March 31, 2002. The increase resulted primarily from purchases of $2.0 million, which were partially offset by principal repayments totaling $1.5 million.

      Loans receivable totaled $247.2 million at June 30, 2002, a decrease of $3.9 million, or 1.6%, from the March 31, 2002 total. This decrease resulted mainly from principal repayments on loans totaling $16.4 million and the sale of loans totaling $3.3 million, which were partially offset by loan originations of $15.8 million. In view of the low interest rate environment, we chose not to be among the market leaders in loan pricing.

      ALLOWANCE FOR LOAN LOSSES. At June 30, 2002, the allowance for loan losses totaled $637,000, or .26% of total loans, compared to $730,000, or .29% of total loans at March 31, 2002. The decrease in our allowance for loan losses resulted primarily from a sale of collateral securing a $519,000 nonresidential loan that was nonperforming at March 31, 2002. The sale of this property was the primary contributor to a decline in our nonperforming and impaired loans from $3.8 million at March 31, 2002 to $3.4 million at June 30, 2002. In determining the allowance for loan losses at any point in time, management and the Board apply a systematic process focusing on the risk of loss in the portfolio. First, delinquent nonresidential, multi-family and commercial business loans are evaluated individually for potential impairments in their carrying value. This analysis resulted in no allocation to the allowance for impaired loans at June 30, 2002.

      The second step in determining the allowance for loan losses entails the application of historic loss experience by applying a historic loss percentage to the individual loan types in the portfolio. In addition to the historic loss percentage, management employs an additional risk percentage tailored to its perception of overall risk in the economy. This segment of the loss analysis resulted in assigning $637,000 to the allowance at June 30, 2002. The analysis of the allowance for loan losses requires an element of judgment and is subject to the possibility that the allowance may need to be increased, with a corresponding reduction in earnings. To the best of management's knowledge, all known losses as of June 30, 2002 have been recorded.

      Nonperforming and impaired loans totaled $3.4 million at June 30, 2002, compared to $3.8 million at March 31, 2002. At June 30, 2002 these loans consisted of $1.2 million of nonresidential real estate and consumer loans, $1.4 million of commercial business loans and $764,000 of one- to four-family residential mortgage loans. The allowance for loan losses totaled 19.0% and 19.2% of nonperforming and impaired loans at June 30, 2002 and March 31, 2002, respectively. Although management believes that its allowance for loan losses is appropriately stated in accordance with generally accepted accounting principles based upon the available facts and circumstances, there can be no assurance that additions to the allowance will not be necessary in future periods, which would adversely affect our results of operations.

      LIABILITIES. Deposits decreased to $300.7 million at June 30, 2002, from $301.0 million at March 31, 2002. We chose not to be a market leader in jumbo deposit pricing, allowing existing jumbo deposits to mature and be withdrawn or retained at lower rates. At June 30, 2002, advances from the Federal Home Loan Bank remained unchanged from the $5.0 million total at March 31, 2002.

      EQUITY. Stockholders' equity increased 1.5% to $26.4 million at June 30, 2002, due primarily to quarterly earnings of $554,000 which was partially offset by dividend payments of $207,000.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2002 AND MARCH 31, 2001

      ASSETS. At March 31, 2002, we had total assets of $334.8 million, an increase of $23.2 million, or 7.4%, over total assets of $311.6 million at March 31, 2001.


      Cash and cash equivalents, certificates of deposit, and investment securities totaled $50.2 million, an increase of $9.9 million, or 24.7%, from March 31, 2001 levels. During the fiscal year ended March 31, 2002, investment securities totaling $7.6 million matured, while $16.3 million of securities were purchased. Cash and cash equivalents increased by $7.0 million, or 33.4%, to a total of $27.9 million at March 31, 2002.

      Mortgage-backed securities totaled $17.3 million at March 31, 2002, an $8.8 million, or 102.1%, increase from the total at March 31, 2001. The increase resulted primarily from purchases of $14.2 million, which were partially offset by repayments totaling $5.4 million.


      Loans receivable, including loans held for sale, totaled $251.2 million at March 31, 2002, an increase of $3.7 million, or 1.5%, over the March 31, 2001^ total. This increase resulted from loan disbursements of $96.5 million, which were partially offset by principal repayments of $66.1 million and sales of $27.1 million. The majority of loan disbursements during the 2002 period consisted of loans secured by one- to four-family residential real estate, which increased by $3.5 million.

         ALLOWANCE FOR LOAN LOSSES. At March 31, 2002, the allowance for loan losses totaled $730,000, or 0.29% of loans, compared to $655,000, or 0.27% of loans, at March 31, 2001. After delinquent nonresidential, multi-family and commercial business loans were evaluated individually for potential impairments in their carrying value, we allocated an additional $105,000 to the allowance due to an impaired nonresidential loan with a principal balance of $519,000. This loan was repaid in May 2002 without additional loss. The remainder of the impaired nonresidential, multi-family and commercial business loans were viewed as well-secured, with no measured loss under SFAS No. 114. As a result of this detailed loss analysis, the increase in nonperforming loans and impaired loans to $3.8 million at March 31, 2002, did not result in a proportional increase in the allowance for loan losses.

      After the application of historic loss experience to the individual loan types in the portfolio and the employment of an additional risk percentage tailored to the perception of overall risk in the economy, we assigned $625,000 to the allowance for loan losses at March 31, 2002. To the best of management's knowledge, all known losses as of March 31, 2002, have been recorded.

      Nonperforming loans and impaired loans totaled $3.8 million at March 31, 2002, compared to $1.2 million at March 31, 2001. Nonperforming and impaired loans at March 31, 2002, consisted of $1.1 million of nonresidential real estate loans and consumer loans, $1.4 million of commercial business loans and $616,000 of one- to four-family residential mortgage loans. The allowance for loan losses totaled 19.2% and 56.5% of nonperforming and impaired loans at March 31, 2002 and 2001, respectively.


      Although management believes that its allowance for loan losses conforms with generally accepted accounting principles based upon the available facts and circumstances, there can be no assurance that additions to the allowance will not be necessary in future periods, which would adversely affect our results of operations.

      LIABILITIES. Deposits increased by approximately $23.3 million, or 8.4%, to $301.0 million at March 31, 2002. The increase in deposits was attributable primarily to management's continuing efforts to achieve a moderate rate of growth through branch expansion, marketing and business strategies. Our deferred tax liability grew from $455,000 at March 31, 2001 to $767,000 at March 31, 2002. The majority of this $312,000 increase resulted from a $175,000 shift in our temporary difference related to depreciation expense plus a $70,000 increase in the deferred tax liability related to mortgage servicing rights.


      Advances from the Federal Home Loan Bank decreased by $1.0 million, or 16.7%, from $6.0 million outstanding at March 31, 2001, to $5.0 million outstanding at March 31, 2002.


      EQUITY. Stockholders' equity totaled $26.0 million at March 31, 2002, a $792,000, or 3.1%, increase over March 31, 2001. The increase was due primarily to net earnings of $1.8 million, which were partially offset by dividends paid of $852,000, or $.68 per share, and repurchases of common stock totaling $178,000.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND
2001


      GENERAL. Our earnings depend primarily on our net interest income, which is the difference between interest earned on our interest-earning assets and interest paid on our interest-bearing liabilities. Net interest income is substantially affected by our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as by the average balance of interest-earning assets as compared to interest-bearing liabilities.


      Net earnings totaled $554,000 for the three months ended June 30, 2002, an increase of $179,000, or 47.7%, from net earnings of $375,000 for the same period in 2001. The increase was primarily attributable to an increase in net interest income of $479,000, or 23.1%, which was partially offset by a $20,000, or 5.5%, reduction in other income, a $165,000, or 8.8%, increase in general, administrative and other expense and a $100,000, or 54.1%, increase in federal income tax expense.

      INTEREST INCOME. Interest income on loans declined $361,000, or 7.5%, for the three months ended June 30, 2002, due primarily to a 56 basis-point decrease in the average yield on loans generally reflecting the decrease in interest rates year to year, as well as a $636,000, or 0.3%, reduction in average balance of loans outstanding from the comparable 2001 quarter.

      Interest income on mortgage-backed securities increased $91,000, or 69.5%, during the quarter ended June 30, 2002, due primarily to a $10.0 million increase in the average balance outstanding from the comparable 2001 quarter, which was partially offset by a 164 basis-point decrease in the average yield on such securities.

      Interest income on investments and interest-bearing deposits decreased by $97,000, or 19.7%, generally reflecting the downward trend in the general level of interest rates year to year.

      INTEREST EXPENSE. Interest expense for the three months ended June 30, 2002, totaled $2.5 million, a decrease of $846,000, or 25.3%, from interest expense of $3.3 million for the three months ended June 30, 2001. The decrease resulted from a 141 basis point decrease in the average cost of funds to 3.29% in the 2002 quarter, which was partially offset by an increase in the average balance of deposits and borrowings outstanding of $18.9 million, or 6.6%, to $303.3 million for the quarter ended June 30, 2002.

      Interest expense on deposits totaled $2.4 million for the three months ended June 30, 2002, a decrease of $829,000, or 25.4%, from the three months ended June 30, 2001, due to a 143 basis point decrease in the average cost of deposits to 3.26% in the 2002 quarter, which was partially offset by a $19.9 million, or 7.1%, increase in the average balance outstanding to $298.3 million for the 2002 quarter.

      Interest expense on borrowings totaled $65,000 for the three months ended June 30, 2002, a decrease of $17,000, or 20.7%, from the 2001 quarter, as a result of a decrease in the average cost of borrowings to 5.20%, coupled with a decrease in the average balance of borrowings to $5.0 million for the three months ended June 30, 2002, from $6.0 million for the three months ended June 30, 2001.

      NET INTEREST INCOME. Net interest income totaled $2.6 million for the three months ended June 30, 2002, an increase of $479,000, or 23.1%, over the three-month period ended June 30, 2001. The increase in net interest income was due primarily to an improvement in our average interest rate spread to 3.13% for the three months ended June 30, 2002 from 2.55% for the three months ended June 30, 2001. This improvement was due primarily to rates on deposits repricing downward faster than yields on interest-earning assets. The net interest margin improved to 3.25% for the three months ended June 30, 2002 from 2.78% for the three months ended June 30, 2001.

      PROVISION FOR LOSSES ON LOANS. We record a provision for losses on loans in an amount to cover known losses and losses in the portfolio that are both probable and reasonable to estimate. Such estimates were based on the facts and circumstances in existence as of June 30, 2002, and include a consideration of the factors discussed elsewhere herein relating to the change in nonperforming loans at June 30, 2002. We recorded a provision for losses on loans of $17,000 and $2,000 for the three-month periods ended June 30, 2002 and 2001, respectively. To the best of management's knowledge, all known losses as of June 30, 2002 and 2001 have been recorded.

      OTHER INCOME. Other income, consisting primarily of gains on sale of loans, service fees and charges on deposit accounts, decreased by $20,000, or 5.5%, to $344,000 for the three months ended June 30, 2002, from $364,000 for the three months ended June 30, 2001. The decline resulted primarily from a reduction of $60,000, or 78.9%, in gains on sale of loans, which reflected our decision to retain more loans in our portfolio rather than sell higher-yielding current loan production in view of our high liquidity position. Service fees, charges and other operating income increased by $40,000, or 13.9%, to $328,000, for the three months ended June 30, 2002, due primarily to enhanced service fees on deposit accounts and credit cards and to increased debit card fees.

      GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense increased by $165,000, or 8.8%, to $2.0 million for the three months ended June 30, 2002, compared to the three months ended June 30, 2001. The increase resulted primarily from a $91,000, or 8.6%, increase in employee compensation and benefits and a $49,000, or 14.8%, increase in occupancy and equipment. The increase in employee compensation and benefits was attributable primarily to normal merit pay increases, an increase in employee benefit plan costs, and additional staff needed for operating a full service branch that opened in May 2001 and a drive-through facility that opened in August 2001. The increase in occupancy and equipment expense resulted primarily from costs incurred in the new operating facilities.

      FEDERAL INCOME TAXES. The provision for federal income taxes was $285,000 for the three months ended June 30, 2002, an increase of $100,000, or 54.1%, compared to the same period in 2001. The increase resulted primarily from a $279,000, or 49.8%, increase in pretax earnings year to year. The effective tax rates for the three months ended June 30, 2002 and 2001 were 34.0% and 33.0%, respectively.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 2002 AND 2001

      Net earnings totaled $1.8 million for the fiscal year ended March 31, 2002, an increase of $491,000, or 36.9%, from net earnings of $1.3 million for the fiscal year ended March 31, 2001. The increase was due primarily to a $555,000, or 6.6%, increase in net interest income and a $612,000, or 58.6%, increase in other income, which were partially offset by a $374,000, or 5.1%, increase in general, administrative and other expense, a $264,000, or 39.1%, increase in federal income taxes, and a $38,000, or 39.6%, increase in the provision for losses on loans.

      INTEREST INCOME. Interest income on loans totaled $19.1 million for the fiscal year ended March 31, 2002, an increase of $358,000, or 1.9%, from interest income of $18.7 million for fiscal 2001. The increase in interest income on loans was due primarily to a $7.4 million, or 3.0%, increase in the average balance of loans to $253.1 million, which was partially offset by a decrease in the average yield of 8 basis points to 7.53% for the fiscal year ended March 31, 2002.


      Interest income on mortgage-backed securities decreased $12,000, or 2.1%, to $571,000 for fiscal year 2002 from $583,000 for fiscal year 2001. The decrease was primarily attributable to a 46 basis point decrease in the average yield to 5.52%, which was partially offset by a $586,000, or 6.0%, increase in the average balance of mortgage-backed securities.

      Interest income on investments and interest-bearing deposits decreased $543,000, or 24.4%, to $1.7 million for the fiscal year ended March 31, 2002 from $2.2 million for fiscal year 2001. The decrease was primarily attributable to a decrease in the average yield of 284 basis points to 3.93%, which was partially offset by a $9.9 million, or 30.1%, increase in the average outstanding balance to $42.7 million for the fiscal year ended March 31, 2002.

      INTEREST EXPENSE. Interest expense on deposits decreased $597,000, or 4.7%, to $12.1 million for the fiscal year ended March 31, 2002 from $12.7 million for fiscal year 2001. The decrease in interest expense on deposits was ^ attributable primarily to a 70 basis point decrease in the average cost of deposits to 4.17% for the fiscal year ended March 31, 2002, which was partially offset by a $29.0 million, or 11.1%, increase in the average outstanding balance of deposits to $288.9 million in fiscal 2002.

      Interest expense on borrowings decreased $155,000, or 34.6%, to $293,000 for the fiscal year ended March 31, 2002, from $448,000 for fiscal year 2001. The decrease in interest expense on borrowings was attributable to a 37 basis point decrease in the average cost of borrowings to 5.32% for the fiscal year ended March 31, 2002, from 5.69% for the fiscal year ended March 31, 2001, coupled with a $2.4 million, or 30.1%, decrease in the average outstanding balance of borrowings.

      NET INTEREST INCOME. Net interest income totaled $9.0 million for the fiscal year ended March 31, 2002, an increase of $555,000, or 6.6%, over the $8.4 million of net interest income in fiscal year 2001. The increase in net interest income was primarily attributable to interest rate spread which increased by 20 basis points to 2.77% in fiscal 2002 from 2.57% in fiscal 2001. The improvement in our interest rate spread resulted primarily from interest rates on our deposits repricing downward more quickly than the interest rates on our loans. The net interest margin increased to 2.93% for the fiscal year ended March 31, 2002 from 2.92% for fiscal 2001.

      PROVISION FOR LOSSES ON LOANS. Based on the facts and circumstances in existence as of March 31, 2002, and after a consideration of the factors discussed elsewhere herein relating to the increase in nonperforming loans at March 31, 2002, we recorded a provision for losses on loans of $134,000 and $96,000 for the fiscal years ended March 31, 2002 and 2001, respectively. To the best of management's knowledge, all known losses as of March 31, 2002 and 2001 have been recorded.

      OTHER INCOME. Other income, consisting primarily of gain on sale of loans, service fees and charges on deposit accounts, increased by $612,000, or 58.6%, to $1.7 million for the fiscal year ended March 31, 2002, compared to fiscal year 2001. The increase in other income was attributable primarily to an increase of $360,000, or 233.8%, in gain on sale of loans. Service fees, charges and other operating income increased by $252,000, or 28.3%, to $1.1 million for the fiscal year ended March 31, 2002, due primarily to increased income from credit cards and an enhanced service fee structure implemented on deposit accounts in July 2000.

      GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense totaled $7.7 million for the fiscal year ended March 31, 2002, an increase of $374,000, or 5.1%, over the $7.3 million for fiscal 2001. The increase in general, administrative and other expense was attributable primarily to a $355,000, or 9.0%, increase in employee compensation and benefits, a $53,000, or 4.0%, increase in occupancy and equipment expense, and a $44,000, or 19.1%, increase in franchise taxes, which were partially offset by a $115,000 reduction in operating expenses previously paid by Wayne Savings Bankshares, MHC. We replaced our data processing equipment in February 2002 at the approximate cost of $500,000, which will be depreciated over a five-year period.

      The increase in employee compensation and benefits was primarily attributable to normal merit pay increases, an increase in employee benefit plan costs and additional staff needed for operating a new full service branch and a new drive-through facility. The increase in occupancy and equipment expense was attributable primarily to costs incurred in the new operating facilities. The increase in franchise taxes was due to refunds received in fiscal year 2001 that were not applicable for fiscal year 2002.

      In connection with the offering, during fiscal 2002 management reviewed and restated the consolidated financial statements for the years ended March 31, 2001, 2000 and 1999 to present certain matters in accordance with generally accepted accounting principles. First, management restated the consolidated financial statements to include as expenses certain operating costs that were previously paid or reimbursed by Wayne Savings Bankshares, MHC. The adjustment related to Wayne Savings Bankshares, MHC's reimbursements resulted in a reduction of net earnings of $90,000, or $.03 per diluted share, $157,000, or $.06 per diluted share (including $122,000 in previously reimbursed organizational costs, net of tax), and $11,000, or $.00 per diluted share, for each of the three years ended March 31, 2001, 2000 and 1999, respectively, which were substantially offset by an increase to stockholders' equity as a result of a reduction in cash dividends paid to Wayne Savings Bankshares, MHC totaling $258,000. See Notes A-12 and O to the Consolidated Financial Statements. Additionally, management restated Wayne Savings Bancshares, Inc.'s fiscal year 2001, 2000 and 1999 consolidated financial statements for various adjustments related to depreciation expense and other adjustments. These adjustments resulted in a decrease in net earnings of $39,000, or $.02 per diluted share in fiscal year 2001, an increase in net earnings of $54,000, or $.02 per share in fiscal year 2000, and a decrease of $4,000, or $.00 per diluted share in fiscal year 1999. The combined effect of all adjustments resulted in a reduction in net earnings of $129,000, or $.05 per diluted share in fiscal year 2001, $103,000, or $.04 per diluted share in fiscal year 2000, and $15,000, or $.00 per diluted share in fiscal year 1999. The cumulative effect of these adjustments on stockholders' equity at March 31, 2001, was a decrease of $30,000, or $.01 per diluted share. For additional information regarding the restatement, we refer you to Note R to the restated consolidated financial statements contained in our Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2001, and the note entitled "Restatement of Consolidated Financial Statements" in our Quarterly Report on Form 10-QSB, as amended, for the three and nine months ended December 31, 2001, both of which were filed with the Securities and Exchange Commission on September __, 2002.

      FEDERAL INCOME TAXES. The provision for federal income taxes was $939,000 for the fiscal year ended March 31, 2002, an increase of $264,000, or 39.1%, compared to fiscal year 2001. The increase resulted primarily from a $755,000, or 37.6%, increase in pretax earnings. The effective tax rate for the fiscal year ended March 31, 2002, was 34.0%, as compared to 33.6% for fiscal year 2001.


COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 2001 AND MARCH 31, 2000


      GENERAL. Net earnings totaled $1.3 million for the fiscal year ended March 31, 2001, a 16.0% increase over net earnings of $1.1 million in the prior fiscal year. The increase in earnings in fiscal 2001 was due primarily to an $86,000 decrease in general, administrative and other expense, coupled with a $126,000 increase in gain on sale of loans and an increase in service fees, charges and other operating income of $171,000, which were partially offset by a $51,000 increase in the provision for federal income taxes and a $280,000, or 3.2%, decrease in net interest income. Our net earnings in fiscal year 2000 were also negatively impacted by the change in accounting principle related to organizational costs of $122,000, net of tax, that were previously reimbursed by Wayne Savings Bankshares, MHC. For additional information, see Note A-12 of the Notes to Consolidated Financial Statements.

      INTEREST INCOME. Interest income totaled $21.5 million for the fiscal year ended March 31, 2001, an increase of $806,000, or 3.9%, from interest income of $20.7 million for the fiscal year ended March 31, 2000. Interest income increased due to an increase in the average balance of interest-earning assets of $11.5 million, or 4.1%, to $288.2 million, which was partially offset by a decrease in the average yield on interest-bearing assets to 7.46% from 7.48% for the prior year.

      Interest income on loans increased by $774,000, or 4.3%, due to a $15.8 million, or 6.9%, increase in the average balance of loans outstanding, which was partially offset by a decrease in the average yield on loans to 7.61% from 7.80%.

      Interest income on mortgage-backed securities decreased by $19,000, or 3.2%, primarily due to a $398,000, or 3.9%, decrease in the average balance of mortgage-backed securities to $9.8 million for the year ended March 31, 2001. The yield on these assets increased to 5.98%, from 5.93% for the previous year.

      Interest income on investment securities and interest-bearing deposits increased by $51,000, or 2.3%, primarily as a result of an increase in average yield. The average yield on investment securities increased to 7.36% from 6.86% for the prior year, while the yield on interest-bearing deposits rose to 5.93%^ from 5.25% for the prior fiscal year. The average balance of these assets decreased by approximately $3.9 million, as we funded loan growth.


      INTEREST EXPENSE. Interest expense for the fiscal year ended March 31, 2001, totaled $13.1 million, an increase of $1.1 million, or 9.0%, from interest expense of $12.0 million for the previous year. The increase resulted from an increase in the average balance of interest-bearing liabilities of $6.8 million, or 2.6%, to $267.8 million, coupled with an increase in the average cost of funds to 4.89% for the fiscal year ended March 31, 2001, from 4.60% for the previous fiscal year.


      Interest expense on deposits increased $1.1 million, or 9.7%, to $12.7 million as a result of an increase in the cost of deposits from 4.57% to 4.87% in fiscal 2001 due to generally rising market interest rates, coupled with an increase in average deposits outstanding from $252.3 million for fiscal year 2000 to $259.9 million in fiscal year 2001.

      Interest expense on borrowings for the fiscal year ended March 31, 2001 decreased $36,000, or 7.4%, to $448,000. The decrease was the result of a decrease in the average balance of borrowings outstanding of $719,000, or 8.4%, which was partially offset by an increase in the average cost of borrowings from 5.63% to 5.69%, in fiscal 2001.

      NET INTEREST INCOME. Net interest income decreased to $8.4 million for the fiscal year ended March 31, 2001 from $8.7 million for the previous fiscal year, as our interest rate spread decreased to 2.57% in fiscal year 2001 from 2.88% in fiscal year 2000. This was partially offset by growth of $11.5 million in average interest-earning assets and an increase in the ratio of average interest-earning assets to average interest-bearing liabilities to 107.62% in fiscal year 2001 from 106.05% in fiscal year 2000.


      PROVISION FOR LOSSES ON LOANS. We recorded a provision for losses on loans of $96,000 for the fiscal year ended March 31, 2001, primarily due to growth in the loan portfolio coupled with our assessment of the collateral securing non-performing loans.


      OTHER INCOME. Other income, consisting primarily of gain on sale of loans, service fees and charges on deposit accounts, increased by $297,000, or 39.7%, to $1.0 million for fiscal year 2001. The increase was primarily a result of an increase of $126,000, or 450.0%, in gain on sale of fixed-rate mortgage loans. Fixed-rate mortgage loans sold totaled $9.2 million compared to $6.4 million sold in the previous fiscal year. Service fees, charges and other operating income increased by $171,000, or 23.8%, to $891,000 in fiscal year 2001, partially because fees relating to deposit accounts increased due to an enhanced fee structure implemented in July 2000.

      GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense, consisting primarily of employee compensation and benefits, occupancy and equipment expense, federal deposit insurance premiums, and other operating expenses, totaled $7.3 million for the year ended March 31, 2001, a decrease of $86,000, or 1.2%, compared to fiscal year 2000. The decrease was primarily a result of a decrease in federal deposit insurance premiums of $87,000, or 50.3%, a decrease in occupancy and equipment expense of $59,000, or 4.2%, and a decrease in state franchise taxes of $99,000, or 30.1%, which were partially offset by an increase of $140,000, or 3.7%, in employee compensation and benefits. The decrease in federal deposit insurance premiums was due to a reduction in premium rates. The decrease in state franchise taxes (which are calculated based on equity capital) reflected refunds received in fiscal year 2001, as well as a decline in the rate of tax year to year. The decrease in occupancy and equipment expense generally reflected a reduction in depreciation expense due to assets becoming fully depreciated in fiscal year 2001. The increase in employee compensation and benefits was due primarily to normal merit pay increases and a reduction in the level of deferred loan origination costs year to year.

      INCOME TAXES. The provision for income taxes totaled $675,000 for the year ended March 31, 2001, an increase of $51,000, or 8.2%, compared to the $624,000 provision recorded for the previous fiscal year. The increase in income taxes generally reflected the higher pre-tax earnings for the fiscal year ended March 31, 2001. The effective tax rates were 33.6% and 32.9% for the years ended March 31, 2001 and 2000, respectively.

AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS EARNED AND RATES PAID


      The following tables set forth certain information relating to our average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. The average balances have been derived using daily average balances. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.

                                    ----------------------------------------------------------------------------
                                                             THREE MONTHS ENDED JUNE 30,
                                    ----------------------------------------------------------------------------
                                                     2002                                    2001
                                    ------------------------------------    ------------------------------------
                                      AVERAGE                   AVERAGE       AVERAGE                   AVERAGE
                                      BALANCE      INTEREST       RATE        BALANCE     INTEREST        RATE
                                    -----------  -----------   ---------    -----------  -----------  ---------
                                                                (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans receivable, net(1)..........  $   248,688  $     4,432        7.13%   $   249,324  $     4,793       7.69%
Mortgage-backed securities(2).....       18,028          222        4.93          7,981          131       6.57
Investment securities.............       21,688          255        4.70         12,625          207       6.56
Interest-bearing deposits(3)......       25,992          140        2.15         28,725          285       3.97
                                    -----------  -----------   ---------    -----------  -----------  ---------
Total interest-earning assets.....      314,396        5,049        6.42        298,655        5,416       7.25
Non-interest-earning assets.......       20,739                                  13,944
                                    -----------                             -----------
Total assets......................  $   335,135                             $   312,599
                                    ===========                             ===========

INTEREST-BEARING LIABILITIES:
Deposits..........................  $   298,323        2,433        3.26    $   278,441        3,262       4.69
Borrowings........................        5,000           65        5.20          6,000           82       5.47
                                    -----------  -----------   ---------    -----------  -----------  ---------
Total interest-bearing liabilities      303,323        2,498        3.29        284,441        3,344       4.70
Non-interest-bearing liabilities..        5,527                                   2,923
                                    -----------                             -----------
Total liabilities.................      308,850                                 287,364
Stockholders' equity..............       26,285                                  25,235
                                    -----------                             -----------
Total liabilities and
 stockholders' equity.............  $   335,135                             $   312,599
Net interest income...............               $     2,551                             $     2,072
Interest rate spread(4)...........                                  3.13%                                  2.55%
Net yield on interest-earning
 assets(5)........................                                  3.25%                                  2.78%
Ratio of average interest-earning
 assets to average interest-bearing
 liabilities......................                                103.65%                                105.00%

--------------

(1)   Includes non-accrual loan balances.
(2)   Includes mortgage-backed securities designated as available for sale.
(3) Includes federal funds sold and interest-bearing deposits in other financial institutions.
(4) Interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.


                                                                   YEAR ENDED MARCH 31,
                                      ---------------------------------------------------------------------------
                                                     2002                                   2001
                                      ------------------------------------   ------------------------------------
                                       AVERAGE     AVERAGE        AVERAGE                   AVERAGE      AVERAGE
                                       BALANCE     INTEREST         RATE      BALANCE       INTEREST       RATE
                                      ---------    ---------      --------   ---------     ----------    --------
                                                               (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans receivable, net(1)..........    $ 253,058    $  19,059        7.53%    $  245,624    $  18,701       7.61%
Mortgage-backed securities(2)            10,340          571        5.52          9,754          583       5.98
Investment securities.............       15,628          871        5.57         19,342        1,423       7.36
Interest-bearing deposits(3)......       27,083          808        2.98         13,481          799       5.93
                                      ---------    ---------        ----     ----------    ---------       ----
Total interest-earning assets.....      306,109       21,309        6.96        288,201       21,506       7.46
Non-interest-earning assets.......       17,057                                  10,727
                                      ---------                              ----------
Total assets......................    $ 323,166                              $  298,928
                                      =========                              ==========

INTEREST-BEARING LIABILITIES:
Deposits..........................    $ 288,882       12,055        4.17     $  259,914       12,652       4.87
Borrowings........................        5,505          293        5.32          7,877          448       5.69
                                      ---------    ---------        ----     ----------    ---------       ----
Total interest-bearing liabilities      294,387       12,348        4.19        267,791       13,100       4.89
Non-interest-bearing liabilities..        3,159                                   5,893
                                      ---------                              ----------
Total liabilities.................      297,546                                 273,684
Stockholders' equity..............       25,620                                  25,244
                                      ---------                              ----------
Total liabilities and
  stockholders' equity............    $ 323,166                              $  298,928
Net interest income...............                 $   8,961                              $    8,406
Interest rate spread(4)...........                                  2.77%                                  2.57%
Net yield on interest-earning
  assets(5).......................                                  2.93%                                  2.92%
Ratio of average
  interest-earning assets to
  average interest-bearing
  liabilities.....................                                103.98%                                107.62%


                                             -----------------------------------
                                                             2000
                                             -----------------------------------
                                              AVERAGE                    AVERAGE
                                              BALANCE      INTEREST        RATE
                                             ---------     ---------     --------
INTEREST-EARNING ASSETS:
Loans receivable, net(1)..........           $  229,845    $  17,927       7.80%
Mortgage-backed securities(2)                    10,152          602       5.93
Investment securities.............               15,053        1,033       6.86
Interest-bearing deposits(3)......               21,669        1,138       5.25
                                             ----------    ---------       ----
Total interest-earning assets.....              276,719       20,700       7.48
Non-interest-earning assets.......               16,165
                                             ----------
Total assets......................           $  292,884
                                             ==========

INTEREST-BEARING LIABILITIES:
Deposits..........................           $  252,346       11,530       4.57
Borrowings........................                8,596          484       5.63
                                             ----------    ---------       ----
Total interest-bearing liabilities              260,942       12,014       4.60
Non-interest-bearing liabilities..                6,844
                                             ----------
Total liabilities.................              267,786
Stockholders' equity..............               25,098
                                             ----------
Total liabilities and
  stockholders' equity............           $  292,884
Net interest income...............                         $    8,686
Interest rate spread(4)...........                                         2.88%
Net yield on interest-earning
  assets(5).......................                                         3.14%
Ratio of average
  interest-earning assets to
  average interest-bearing
  liabilities.....................                                       106.05%

--------------

(1)   Includes non-accrual loan balances.
(2)   Includes mortgage-backed securities designated as available for sale.
(3) Includes federal funds sold and interest-bearing deposits in other financial institutions.
(4) Interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

      The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in average volume (changes in average volume multiplied by old rate); and (ii) changes in rate (changes in rate multiplied by old average volume). Changes in rate-volume (changes in rate multiplied by the changes in average volume) has been allocated proportionately between changes in rate and changes in volume, and the net change.



                                       THREE MONTHS ENDED JUNE 30,           YEAR ENDED MARCH 31,
                                   ---------------------------------  ----------------------------------
                                             2002 VS. 2001                        2002 VS. 2001
                                   ---------------------------------  ----------------------------------
                                    INCREASE (DECREASE)                INCREASE (DECREASE)
                                   ---------------------     TOTAL            DUE TO            TOTAL
                                          DUE TO           INCREASE   ----------------------   INCREASE
                                     VOLUME      RATE     (DECREASE)   VOLUME         RATE     (DECREASE)
                                   --------    ---------  ----------  ---------    ---------   ----------
                                                              (IN THOUSANDS)
Interest income attributable to:
Loans receivable.................   $   (12)    $  (349)   $  (361)     $    534    $    (176)   $   358
Mortgage-backed securities.......       131         (40)        91            34          (46)       (12)
Other interest-earning assets....        68        (165)       (97)          552       (1,095)      (543)
                                    -------     -------    -------      --------    ---------    -------
Total interest-earning assets....       187        (554)      (367)        1,120       (1,317)      (197)

Interest expense attributable to:
Deposits.........................       219      (1,048)      (829)        1,328       (1,925)      (597)
Borrowings.......................       (14)         (3)       (17)         (128)         (27)      (155)
                                    -------     -------    -------      --------    ---------    -------
Total interest-bearing
liabilities......................       205      (1,051)      (846)        1,200       (1,952)      (752)
                                    -------     -------    -------      --------    ---------    -------

Increase (decrease) in net
 interest income.................   $   (18)    $   497    $   479      $    (80)   $     635    $   555
                                    ========    =======    =======      ========    =========    =======


                                   ---------------------------------
                                             2001 VS. 2000
                                   ---------------------------------
                                   INCREASE (DECREASE)
                                         DUE TO            TOTAL
                                   --------------------   INCREASE
                                     VOLUME       RATE    (DECREASE)
                                   ----------   -------   ----------

Interest income attributable to:
Loans receivable.................   $  1,218    $  (444)   $   774
Mortgage-backed securities.......        (24)         5        (19)
Other interest-earning assets....       (245)       296         51
                                    --------    -------    -------
Total interest-earning assets....        949       (143)       806

Interest expense attributable to:
Deposits.........................        352        770      1,122
Borrowings.......................        (41)         5        (36)
                                    --------    -------    -------
Total interest-bearing
liabilities......................        311        775      1,086
                                    --------    -------    -------

Increase (decrease) in net
 interest income.................   $    638    $  (918)   $  (280)
                                    ========    =======    =======

ASSET AND LIABILITY MANAGEMENT-INTEREST RATE SENSITIVITY ANALYSIS

      Like other financial institutions, we are subject to interest rate risk to the extent that our interest-earning assets reprice or mature at a different time than our interest-bearing liabilities. As part of our effort to monitor and manage interest rate risk, we use the "net portfolio value" ("NPV") methodology adopted by the Office of Thrift Supervision as part of its interest rate sensitivity regulations. The application of NPV methodology illustrates certain aspects of our interest rate risk.


      Generally, NPV is the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing and other liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the NPV that would result from a theoretical 300 basis point (1 basis point equals .01%) change in market interest rates. Both a 300 basis point increase in market interest rates and a 300 basis point decrease in market interest rates are considered.

      Presented below as of June 30, 2002, is an analysis of our interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts of 100-300 basis points in market interest rates.

                                           AS OF JUNE 30, 2002
---------------------------------------------------------------------------------------------------------
     CHANGE IN INTEREST                      NET PORTFOLIO VALUE               NPV AS % OF PV OF ASSETS
--------------------------------  --------------------------------------   ------------------------------
     RATES (BASIS POINTS)          $ AMOUNT      $ CHANGE     % CHANGE      NPV RATIO         CHANGE
--------------------------------  -----------  ------------  -----------   ------------  ----------------
                                                 (IN THOUSANDS)

                   +300 bp         $  26,072    $ (18,500)       (42)%         7.88%         (472 bp)
                   +200 bp            32,845      (11,727)       (26)          9.69          (291 bp)
                   +100 bp            39,063       (5,509)       (12)         11.26          (133 bp)
                      0 bp            44,572           --         --          12.60            --
                   -100 bp            46,530        1,958          4          13.02            42 bp
                   -200 bp            45,893        1,321          3          12.81            21 bp
                   -300 bp            45,017          445          1          12.56            (4 bp)



      As with any method of measuring interest rate risk, certain shortcomings are inherent in the NPV approach. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react differently to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, expected rates of prepayment on loans and mortgage-backed securities and early withdrawal levels from certificates of deposit would likely deviate significantly from those assumed in making the risk calculations.


      Our policy in recent years has been to attempt to reduce our exposure to interest rate risk generally by better matching the maturities of our interest rate sensitive assets and liabilities and by originating adjustable rate mortgage ("ARM") loans and other adjustable rate or short-term loans, as well as by purchasing short-term investments. However, particularly in the lower long-term interest rate environment that currently exists, borrowers typically prefer fixed rate loans to ARM loans. Accordingly, ARM loan originations were very limited during the three months ended June 30, 2002 and the fiscal year ended March 31, 2002. During the three months ended June 30, 2002 and the fiscal year ended March 31, 2002, $1.9 million and $27.1 million, respectively, of long-term fixed rate loans were sold as part of our strategy to reduce interest rate risk. We have tried to lengthen the maturities of our deposits by promoting longer-term certificates; however, we have not been successful in lengthening the maturities of our deposits in the generally low interest rate environment that has existed during the periods.


      We have an Asset-Liability Management Committee that is responsible for reviewing our asset-liability policies. The Committee meets weekly and reports monthly to the Board of Directors on interest rate risks and trends, as well as liquidity and capital ratios and requirements. We have operated within the framework of its prescribed asset/liability risk ranges for each of the last three fiscal years.

LIQUIDITY AND CAPITAL RESOURCES

      Wayne Savings Community Bank is required to maintain minimum levels of liquid assets as defined by Office of Thrift Supervision regulations, in order to operate in a safe and sound manner. Liquidity is calculated as a percentage of deposits and short-term borrowings. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings and fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.


      Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, maturing investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are influenced greatly by market interest rates, economic conditions, and competition. We set the interest rates on our deposits to maintain a desired amount of total deposits. In addition, we invest excess funds in short-term interest-earning and other assets, which provide liquidity to meet our lending requirements. Cash and cash equivalents (including interest bearing deposits in other financial institutions and federal funds sold) totaled $33.0 million, $27.9 million, $20.9 million, and $14.3 million at June 30, 2002 and March 31, 2002, 2001, and 2000, respectively. For additional information about cash flows from our operating, financing, and investing activities, see Consolidated Statements of Cash Flows included in the Financial Statements.

      Liquidity management is both a daily and long-term function of ^ management. If we require funds beyond our ability to generate them internally, we can borrow from the Federal Home Loan Bank of Cincinnati pursuant to existing borrowing agreements. At June 30, 2002 and March 31, 2002, we had $5.0 million of advances from the Federal Home Loan Bank of Cincinnati. We borrow from the Federal Home Loan Bank of Cincinnati in order to reduce interest rate risk, and for liquidity purposes.

      At June 30, 2002 and March 31, 2002, we had $2.8 million and $5.4 million of commitments to originate loans^, respectively. These amounts did not include the unfunded portion of loans in process. Certificates of deposit scheduled to mature in less than one year totaled $123.5 million and $142.5 million at June 30, 2002 and March 31, 2002, respectively. Based on prior experience, we believe that a significant portion of such deposits will remain with Wayne Savings Community Bank, although there can be no assurance that this will be the case.


REGULATORY CAPITAL


      The table below sets forth Wayne Savings Community Bank's capital position (consolidated with Village Savings Bank) relative to its regulatory capital requirements at June 30, 2002 and March 31, 2002. The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. See "Regulation - Federal Regulation of Savings Banks - Capital Requirements."

                                                     AT JUNE 30, 2002              AT MARCH 31, 2002
                                              ----------------------------   ----------------------------
                                                               PERCENT OF                     PERCENT OF
                                                 AMOUNT          ASSETS         AMOUNT          ASSETS
                                              ------------     -----------   ------------     -----------
                                                              (DOLLARS IN THOUSANDS)
TANGIBLE CAPITAL:
   Capital level...........................  $     26,411          7.89%     $     26,063          7.79%
   Requirement.............................         5,020          1.50             5,021          1.50
                                             ------------      --------      ------------      --------
     Excess................................  $     21,391          6.39%     $     21,042          6.29%
                                             ============      ========      ============      ========

CORE CAPITAL:
   Capital level...........................  $     26,411          7.89%     $     26,063          7.79%
   Requirement.............................        13,386          4.00            13,389          4.00
                                             ------------      --------      ------------      --------
     Excess................................  $     13,025          3.89%     $     12,674          3.79%
                                             ============      ========      ============      ========

RISK BASED CAPITAL:
   Capital level...........................  $     27,038         15.58%     $     26,688         14.13%
   Requirement.............................        13,891          8.00            15,108          8.00
                                             ------------      --------      ------------      --------
     Excess................................  $     13,147          7.58%     $     11,580          6.13%
                                             ============      ========      ============      ========

IMPACT OF INFLATION AND CHANGING PRICES

      The consolidated financial statements of Wayne Savings Bancshares, Inc. and notes thereto, presented elsewhere herein, have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Wayne Savings Community Bank's operations. Unlike most industrial companies, nearly all the assets and liabilities of Wayne Savings Community Bank are monetary. As a result, interest rates have a greater impact on Wayne Savings Community Bank's performance than the effects of inflation generally. Interest rates do not necessarily move in the same direction or to the same extent as changes in the price of goods and services.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

      In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management adopted SFAS No. 140 effective April 1, 2001, as required, without material effect on our consolidated financial position or results of operations.

      In June 2001, the FASB issued SFAS No. 141 "Business Combinations," which requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The pooling-of-interests method of accounting is prohibited except for combinations initiated before June 30, 2001. The remaining provisions of SFAS No. 141 relating to business combinations accounted for by the purchase method, including identification of intangible assets, accounting for negative goodwill, and financial statement presentation and disclosure, are effective for combinations completed after June 30, 2001. Management will follow the provisions of SFAS No. 141 for any acquisitions ^.

      In June 2001, the FASB issued SFAS No. 142 "Goodwill and Intangible Assets," which prescribed accounting for all purchased goodwill and intangible assets. Pursuant to SFAS No. 142, acquired goodwill is not amortized, but is tested for impairment at the reporting unit level annually and whenever an impairment indicator arises.

      SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 will have no current effect on our financial position or results of operations.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 carries over the recognition and measurement provisions in SFAS No. 121. Accordingly, an entity should recognize an impairment loss if the carrying value of a long-lived asset or asset group (a) is not recoverable and (b) exceeds its fair value. Similar to SFAS No. 121, SFAS No. 144 requires an entity to test an asset or asset group for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. SFAS No. 144 differs from SFAS No. 121 in that it provides guidance on estimating future cash flows to test recoverability. An entity may use either a probability-weighted approach or best-estimate approach in developing estimates of cash flow to test recoverability. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. Management adopted SFAS No. 144 effective April 1, 2002, without material effect on our financial condition or results of operations.

                   BUSINESS OF WAYNE SAVINGS BANCSHARES, INC.
                        AND WAYNE SAVINGS COMMUNITY BANK

WAYNE SAVINGS BANCSHARES, INC.


      Wayne Savings Bancshares, Inc. is a federal corporation that was organized in August 1997. Its only significant asset is its investment in Wayne Savings Community Bank. Wayne Savings Bancshares, Inc. is majority-owned by Wayne Savings Bankshares, MHC, a federally-chartered mutual holding company. In November 1997, Wayne Savings Bancshares, Inc. acquired all of the issued and outstanding common stock of Wayne Savings Community Bank in connection with the reorganization into the "two-tier" form of mutual holding company ownership. At that time, each share of Wayne Savings Community Bank's common stock was automatically converted into one share of Wayne Savings Bancshares, Inc. common stock.


WAYNE SAVINGS COMMUNITY BANK

      Wayne Savings Community Bank is an Ohio-chartered community bank headquartered in Wooster, Ohio. Its deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. The ^ Bank has been a member of the Federal Home Loan Bank System since 1937.


      Wayne Savings Community Bank offers a broad range of financial products and services to its local community. The Bank's primary lending and deposit-taking area includes Wayne, Holmes, Ashland, and Medina counties, where it operates nine full-service offices. This contiguous four-county area is located in north central Ohio, and is an active manufacturing and agricultural market. The Bank's principal business activity consists of originating one- to four-family residential mortgage loans in its market area. The bank also originates multi-family residential and non-residential real estate loans, although such loans constitute a small portion of the ^ Bank's lending activities and loan portfolio. The Bank also originates consumer loans, and to a lesser extent, construction loans and commercial business loans. The ^ Bank also invests in mortgage-backed securities and currently maintains a significant portion of its assets in liquid investments, such as United States Government securities, federal funds, and deposits in other financial institutions.


      Wayne Savings Community Bank owns Village Savings Bank as a federally-chartered stock savings bank subsidiary. Village Savings Bank is headquartered in North Canton, Ohio. Village Savings Bank's deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. Village Savings Bank is a member of the Federal Home Loan Bank system.

      Village Savings Bank is a community-oriented financial institution that offers a broad range of financial products and services to its local community. Its primary lending and deposit-taking area includes North Canton, Jackson Township and Plain Township, which are all located in Stark County. Its principal business activity consists of originating one- to four-family residential mortgage loans in its market area. Village Savings Bank also originates multi-family residential and non-residential real estate loans, although such loans constitute a small portion of its lending activities. Village Savings Bank also originates consumer loans, and to a lesser extent, construction loans. It also invests in mortgage-backed securities and currently maintains a significant portion of its assets in liquid investments, such as United States Government securities, federal funds, and deposits in other financial institutions.

MARKET AREA/LOCAL ECONOMY

      Wayne County has a diverse economic base, which is not dependent on any particular industry or employer. It is one of the leading agricultural counties in the state. Since 1892, Wooster has been the headquarters of the Ohio Agricultural Research and Development Center, the agricultural research arm of The Ohio State University. In addition, Wayne County is the home base of such nationally known companies as Rubbermaid Incorporated, J.M. Smucker Company (located in the City of Orrville) and the Wooster Brush Company. It is also the home of many industrial plants, including those of Carauster Composite Container, Morton Salt, Bell and Howell Micro Photo Division, FritoLay, Inc., and The Gerstenslager Company. Wayne County is also known for the excellence of its educational institutions. The College of Wooster was founded in 1866. Other educational centers include the Agricultural Technical Institute of Ohio State University, and Wayne College, a branch of The

University of Akron. Wayne Savings Community Bank operates four full-service offices in Wooster and one full-service office in Rittman.

      Ashland County, which is located due west of Wayne County, also has a diverse economic base. In addition to its agricultural segment, Ashland County has manufacturing plants producing rubber and plastics, machinery, transportation equipment, chemicals, apparel, and other items. Ashland is also the home of Ashland University. The City of Ashland is the county seat and the location of two of Wayne Savings Community Bank's branch offices.

      Medina County, located just north of Wayne County, is the center of a fertile agricultural region. Farming remains the largest industry in the county in terms of dollar value of goods produced. However, over 100 small manufacturing firms also operate in the county. The City of Medina is located in the center of the Cleveland-Akron-Lorain Standard Consolidated Statistical Metropolitan Area. Medina is located approximately 30 miles south of Cleveland and 15 miles west of Akron. Due to its proximity to Akron and Cleveland, a majority of Medina County's labor force is employed in these two cities. Wayne Savings Community Bank operates one full-service office in Medina County, which is located in the Village of Lodi.

      Holmes County, located directly south of Wayne County, has a primarily rural economy. The local economy depends mostly upon agriculture, light manufacturing, fabrics, and wood products. Because of the scenic beauty and a large Amish settlement, revenues from tourism are becoming increasingly significant. The county is also noted for its many fine cheese-making operations. A large number of Holmes County residents are employed in Wayne County. The City of Millersburg is the county seat and the location of one of Wayne Savings Community Bank's branch offices.

      Stark County, located directly east of Wayne County, has a diverse economy and over 1,500 different products are manufactured in the county. Stark County also has a strong agricultural base, and ranks fourth in Ohio in the production of dairy products. The major employers in North Canton are the Hoover Company, Diebold Incorporated (a major manufacturer of bank security products and automated teller machines) and the Timken Company (a world-wide manufacturer of tapered roller bearings and specialty steels). Jackson Township is the home to the Belden Village Shopping Center, while Plain Township is a residential and agricultural area with a few widely scattered light industries. Village Savings Bank is located in Stark County.

COMPETITION

      Our market area in north central Ohio has a large number of financial institutions. All of these financial institutions compete with us to varying degrees, and many of them are significantly larger and have greater financial resources than we have. As a result, we encounter strong competition both in attracting deposits and in originating real estate and other loans. Our most direct competition for deposits historically has come from commercial banks, securities brokerage firms, other savings associations, and credit unions, and we expect continued strong competition from these financial institutions in the foreseeable future. Our market area includes branches of several commercial banks that are substantially larger than Wayne Savings Community Bank in terms of state-wide deposits. We compete for deposits by offering customers a high level of personal service and expertise, and a wide range of financial services.


      Our competition for real estate and other loans comes principally from commercial banks, mortgage banking companies, credit unions and other savings associations. This competition for loans has increased substantially in recent years as a result of the number of institutions competing in our market area, as well as the increased efforts by commercial banks to expand mortgage loan originations.


      We compete for loans primarily through the interest rates and loan fees we charge, and the efficiency and quality of services we provide to borrowers, real estate brokers, and builders. Factors that also affect competition include general and local economic conditions, current interest rate levels, and the volatility of the mortgage markets.

LENDING ACTIVITIES

      GENERAL. Historically, our principal lending activity has been the origination of fixed and adjustable rate mortgage ("ARM") loans secured by one- to four-family residential properties located in our market area. We originate ARM loans for retention in our portfolio, and fixed rate loans that are eligible for resale in the secondary mortgage market. We also originate loans secured by non-residential and multi-family residential real estate, as well as commercial business loans. However, such lending currently constitutes a relatively small portion of our lending activities. We also originate consumer loans to broaden services offered to customers and to decrease our interest rate risk exposure.


      We try to make our interest-earning assets more interest rate sensitive by originating adjustable rate loans, such as ARM loans, home equity loans, and medium-term consumer loans. We also purchase mortgage-backed securities generally with estimated remaining average maturities of five years or less. At June 30, 2002, approximately $61.7 million, or ^ 24.8%, of our total loans consisted of loans with adjustable interest rates.


      We actively originate fixed rate mortgage loans, generally with 15 to 30 year terms to maturity, secured by one- to four-family residential properties. One- to four-family fixed rate residential mortgage loans generally are originated and underwritten according to standards that allow us to resell such loans in the secondary mortgage market for purposes of managing interest rate risk and liquidity. While we retain the majority of such one- to four-family fixed rate residential mortgage loans in our portfolio, we have increased the number of loans we sell in the secondary market in the current low market interest rate environment. We retain the servicing on the mortgage loans that we sell, thereby realizing monthly service fee income. We also originate interim construction loans on one- to four-family residential properties.

ANALYSIS OF LOAN PORTFOLIO. Set forth below are selected data relating to the composition of our loan portfolio by type of loan as of the dates indicated.




                                            AT JUNE 30,                               AT MARCH 31,
                                     -------------------------   ----------------------------------------------------
                                               2002                        2002                        2001
                                     -------------------------   -------------------------   -------------------------
                                       AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE       AMOUNT     PERCENTAGE
                                     ----------   ------------   ----------   ------------   -----------  ------------
                                                                   (DOLLARS IN THOUSANDS)
Mortgage loans:
One- to four-family
 residential(1)....................  $  216,348     84.85%       $  218,981      84.91%      $  215,464       85.00%
Residential construction loans.....      11,920      4.68             8,728       3.38            7,078        2.79
Multi-family residential...........       8,015      3.14             7,368       2.86            9,039        3.56
Non-residential realestate/land(2).       7,616      2.99             9,725       3.77            7,525        2.97
                                     ----------  --------        ----------    -------       ----------     -------
 Total mortgage loans..............     243,899     95.66           244,802      94.92          239,106       94.32
Other loans:
 Consumer loans(4).................       4,474      1.75             7,260       2.82            9,630        3.80
 Commercial business loans.........       6,595      2.59             5,832       2.26            4,765        1.88
                                     ----------  --------        ----------    -------       ----------     -------
 Total other loans.................      11,069      4.34            13,092       5.08           14,395        5.68
                                     ----------  --------        ----------    -------       ----------     -------
 Total loans before net items......     254,968    100.00%          257,894     100.00%         253,501      100.00%
                                                 ========                      =======                      =======
Less:
 Loans in process..................       5,769                       4,616                       4,764
 Deferred loan  origination fees...       1,332                       1,376                       1,463
 Allowance for loan losses.........         637                         730                         655
                                     ----------                  ----------                  ----------
    Total loans receivable, net....  $  247,230                  $  251,172                  $  246,619
                                     ==========                  ==========                  ==========
Mortgage-backed securities, net(3).  $   17,783                  $   17,326                  $    8,574
                                     ==========                  ==========                  ==========


                                                                         AT MARCH 31,
                                     -----------------------------------------------------------------------------------
                                                 2000                        1999                        1998
                                     ---------------------------   -------------------------   -------------------------
                                        AMOUNT       PERCENTAGE     AMOUNT      PERCENTAGE       AMOUNT     PERCENTAGE
                                     ----------      -----------   ----------   ------------   -----------  ------------

Mortgage loans:
One- to four-family
 residential(1)....................    $  211,222       86.72%    $  187,638      84.82%      $  180,895       85.58%
Residential construction loans.....         4,035         1.66         7,668       3.47            3,963        1.87
Multi-family residential...........         8,028         3.30         7,086       3.20            7,091        3.36
Non-residential realestate/land(2).         6,068         2.49         5,610       2.53            5,838        2.76
                                       ----------      -------    ----------     ------       ----------      ------
 Total mortgage loans..............       229,353        94.17       208,002      94.02          197,787       93.57
Other loans:
 Consumer loans(4).................         9,041         3.71         8,415       3.80           10,477        4.96
 Commercial business loans.........         5,168         2.12         4,810       2.18            3,112        1.47
                                       ----------      -------    ----------     ------       ----------      ------
 Total other loans.................        14,209         5.83        13,225       5.98           13,589        6.43
                                       ----------      -------    ----------     ------       ----------      ------
 Total loans before net items......       243,562       100.00%      221,227     100.00%         211,376      100.00%
                                                       =======                  =======                       ======
Less:
 Loans in process..................         4,136                      4,600                       2,088
 Deferred loan  origination fees...         1,538                      1,855                       1,882
 Allowance for loan losses.........           793                        678                         721
                                       ----------                 ----------                  ----------
    Total loans receivable, net....    $  237,095                 $  214,094                  $  206,685
                                       ==========                 ==========                  ==========
Mortgage-backed securities, net(3).    $   10,459                 $    7,230                  $    4,275
                                       ==========                 ==========                  ==========

----------------------------
(1)   Amounts shown are net of loans in process of $5.8 million.
(2) Includes mortgage-backed securities available for sale. Does not include premiums of $347,000, discounts of $17,000 and unrealized gains of $75,000.
(3) Includes second mortgage loans of $1.0 million as of June 30, 2002, and $1.2 million, $1.8 million, $1.6 million, $1.7 million and $2.5 million, as of March 31, 2002, 2001, 2000, 1999 and 1998, respectively.
(4) Includes mortgage-backed securities designated as available for sale, which were $3.1 million, $3.4 million, $2.9 million, $3.5 million, $3.8 million and $4.0 million at June 30, 2002 and March 31, 2002, 2001, 2000, 1999 and 1998, respectively.

      LOAN AND MORTGAGE-BACKED SECURITIES MATURITY AND REPRICING SCHEDULE. The following table sets forth certain information as of June 30, 2002, regarding the dollar amount of loans and mortgage-backed securities maturing in our portfolio based on their contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, are reported as due in one year or less. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they mature, and fixed rate loans and mortgage-backed securities are included in the period in which the final contractual repayment is due. Fixed rate mortgage-backed securities are assumed to mature in the period in which the final contractual payment is due on the underlying mortgage.

                                                                         ONE            THREE          FIVE            TEN
                                                        WITHIN         THROUGH         THROUGH        THROUGH        THROUGH
                                                       ONE YEAR      THREE YEARS     FIVE YEARS      TEN YEARS     TWENTY YEARS
                                                     ----------      -----------     ----------      ---------     ------------
                                                                                    (IN THOUSANDS)
Mortgage loans:
 One- to four-family residential:
    Adjustable...............................        $   49,076     $    1,196      $      293      $     221       $       --
    Fixed....................................                99            507           1,733         13,899           59,688
Construction(1):
    Adjustable...............................               792             --              --             --               --
    Fixed....................................             3,202             19               8             --               --
Multi-family residential and nonresidential:
    Adjustable...............................            10,007            112              --             --               --
    Fixed....................................               201          1,332           3,405            184              390
Other loans:
    Consumer loans...........................             1,711          1,528           1,163             72               --
    Commercial business loans................             4,861            329             362            723              320
                                                     ----------     ----------       ---------      ---------       ----------
Total loans..................................        $   69,949     $    5,023       $   6,964      $  15,099       $   60,398
                                                     ==========     ==========       =========      =========       ==========

Mortgage-backed securities(2)................        $    7,735     $    6,470       $      --      $   1,404       $    1,769
                                                     ==========     ==========       =========      =========       ==========


                                                          BEYOND
                                                          TWENTY
                                                           YEARS         TOTAL
                                                         ---------     ---------
Mortgage loans:
 One- to four-family residential:
    Adjustable...............................          $       --     $   50,786
    Fixed....................................              89,636        165,562
Construction(1):
    Adjustable...............................                  --            792
    Fixed....................................               2,130          5,359
Multi-family residential and nonresidential:
    Adjustable...............................                  --         10,119
    Fixed....................................                  --          5,512
Other loans:
    Consumer loans...........................                  --          4,474
    Commercial business loans................                  --          6,595
                                                       ----------     ----------
Total loans..................................          $   91,766     $  249,199
                                                       ==========     ==========
Mortgage-backed securities(2)................          $       --     $   17,378
                                                       ==========     ==========

-----------------------------
(1)   Amounts shown are net of loans in process of $5.8 million.
(2) Includes mortgage-backed securities available for sale. Does not include premiums of $347,000, discounts of $17,000 and unrealized gains of $75,000.

      The following table sets forth at June 30, 2002 the dollar amount of all fixed rate and adjustable rate loans and mortgage-backed securities maturing or repricing after June 2003.

                                                     FIXED      ADJUSTABLE
                                                   ---------    ----------
                                                        (IN THOUSANDS)
Mortgage loans:
 One- to four-family residential.............      $ 165,463     $   1,710
 Construction(1).............................          2,157            --
 Multi-family residential and non-residential          5,311           112
 Consumer....................................          2,763            --
 Commercial business.........................          1,090           644
                                                   ---------     ---------
    Total loans..............................      $ 176,784     $   2,466
                                                   =========     =========

Mortgage-backed securities(2)................      $   3,773     $   5,870
                                                   =========     =========
------------------------
(1)   Net of loans-in-process of $5.8 million.
(2) Includes mortgage-backed securities available for sale which totaled $3.1 million as of June 30, 2002. Does not include premiums of $347,000, discounts of $75,000 and unrealized gains of $75,000.

      ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LOANS. Our primary lending activity consists of originating one- to four-family, owner-occupied, residential mortgage loans on properties located in our market area. We generally do not originate one- to four-family residential loans on properties located outside of our market area. At June 30, 2002, $216.3 million, or 84.9%, of our total loan portfolio, was invested in one- to four-family residential mortgage loans.

      Our fixed rate loans generally are originated and underwritten according to standards that permit their resale in the secondary mortgage market. Whether we can or will sell fixed rate loans in the secondary market, however, depends on a number of factors, including our portfolio mix, interest rate sensitivity and liquidity positions, and market conditions. Our fixed rate mortgage loans are amortized on a monthly basis with principal and interest due each month. One- to four-family residential mortgage loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. Our recent secondary market activities have been limited to sales of $1.9 million (the remaining $1.4 million of loan sales related to student loans) and $6.4 million and $27.1 million, $9.2 million, and $6.4 million for the three months ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively. At June 30, 2002 and March 31, 2002, there were no loans identified as held for sale. Mortgage loans held for sale at March 31, 2001 totaled $861,000.

      We currently offer one- to four-family residential mortgage loans with terms typically ranging from 15 to 30 years, and with adjustable or fixed interest rates. Our ability to originate fixed-rate mortgage loans versus ARM loans is affected significantly by the level of market interest rates, customer preference, our interest rate sensitivity position, and loan products offered by our competitors. Particularly in a relatively low interest rate environment, borrowers typically prefer fixed rate loans to ARM loans. Therefore, even if management's strategy is to emphasize ARM loans, market conditions may be such that there is greater demand for fixed rate mortgage loans. During the three months ended June 30, 2002, our ARM portfolio increased by $751,000, or 1.2%, and for the year ended March 31, 2002, our ARM portfolio increased by $390,000, or 0.6%.

      We offer two types of ARM loans. Our "Treasury" ARM loan adjusts annually with interest rate adjustment limitations of 2% per year and with a cap of 5% on total interest rate increases or decreases over the life of the loan. The index on the Treasury ARM loan is the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year. Our "Cost of Funds" ARM loan adjusts annually and has periodic and lifetime interest rate caps of 1% and 3%, respectively. The index is the Ohio Cost of Funds for SAIF Insured Savings Associations, which index is published quarterly by the OTS. The initial interest rate on Cost of Funds ARM loans is not discounted. In the past, we have used different indices for ARM loans, such as the National Average Contract Rate for Previously Occupied Homes and the National Average Cost of Funds. Consequently, the interest rate adjustments on our portfolio of ARM loans do not reflect changes in a particular interest rate index. One- to four-family residential ARM loans totaled $50.8 million, or 19.9% of our total loan portfolio at June 30, 2002.

      The primary purpose of offering ARM loans is to make our loan portfolio more interest rate sensitive. However, because the interest income earned on ARM loans changes as market interest rates change, such loans do not offer us the predictable cash flows offered by long-term, fixed rate loans. ARM loans carry increased credit risk associated with potentially higher monthly payments by borrowers if market interest rates increase. It is possible, therefore, that during periods of rising interest rates, the risk of default on ARM loans may increase due to the upward adjustment of interest costs to the borrower. Management believes that the credit risk associated with our ARM loans is reduced because we have either a 3% or 5% cap on interest rate increases during the life of our ARM loans.


      We also offer home equity loans and home equity lines of credit secured by a second mortgage on the borrower's principal residence. In underwriting these home equity loans, we require that the maximum loan-to-value ratios, including the principal balances of both the first and second mortgage loans, not ^ exceed 85%. Our home equity loan portfolio consists of adjustable rate loans, which use the Ohio Average Cost of Funds for SAIF-Insured Savings Associations and the prime rate as published in THE WALL STREET JOURNAL, as interest rate indices. Home equity loans include fixed term adjustable rate loans, as well as lines of credit. As of June 30, 2002, our home equity loan portfolio totaled ^ $20.1 million, or 9.3% of our one- to four-family mortgage loan portfolio.


      Our one- to four-family residential first mortgage loans customarily include due-on-sale clauses, which give us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed rate mortgage loan portfolio.

      Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time the loan is originated. Our lending policies limit the maximum loan-to-value ratio on both fixed rate and ARM loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the property used as collateral for the loan. However, we make one- to four-family real estate loans with loan-to-value ratios in excess of 80%. For 15-year ARM loans with loan-to-value ratios of 80.01% to 85%, 85.01% to 90%, 90.01% to 95%, and 95.01% to 97%, we require the first 6%, 12%, 25% and 30%, respectively, of the loan to be covered by private mortgage insurance. For 30-year fixed rate loans with loan-to-value ratios of 80.01% to 85%, 85.01% to 90%, and 90.01% to 97%, we require the first 12%, 25%, and 30%, respectively, of the loan to be covered by private mortgage insurance. We require fire and casualty insurance, as well as title insurance regarding good title, on all properties securing real estate loans and flood insurance, where applicable.


      MULTI-FAMILY RESIDENTIAL REAL ESTATE LOANS. Loans secured by multi-family real estate totaled $8.0 million, or 3.1% of our total loan portfolio, at June 30, 2002. Our multi-family real estate loans are secured by multi-family residences, such as apartment buildings. At June 30, 2002, 91.3% of our multi-family loans were secured by properties located within our market area. At June 30, 2002, our multi-family real estate loans had an average balance of $246,000, and the largest multi-family real estate loan had a principal balance of $1.1 million. Multi-family real estate loans currently are offered with adjustable interest rates or short-term balloon maturities, although in the past we originated fixed rate long term multi-family real estate loans. The terms of each multi-family loan are negotiated on a case-by-case basis, although such loans typically have adjustable interest rates tied to a market index, and amortize over 15 to 25 years. We currently do not emphasize multi-family real estate construction loans; however, our policies do not preclude such lending.


      Loans secured by multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans, and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate typically depends upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.


      NON-RESIDENTIAL REAL ESTATE AND LAND LOANS. Loans secured by non-residential real estate totaled $7.0 million, or 2.7% of our total loan portfolio, at June 30, 2002. Our non-residential real estate loans are secured by improved property such as offices, small business facilities, and other non-residential buildings. Our loan portfolio includes a limited number of non-residential construction loans. At June 30, 2002, 90.4% of our non-residential real estate loans were secured by properties located within our market area. At June 30, 2002, our non-residential loans had an average balance of $110,000, and the largest non-residential real estate loan had a principal balance of $2.1 million and was current at June 30, 2002. This $2.1 million loan was made to a partnership in which one of our Board members is a partner. The terms of each non-residential real estate loan are negotiated on a case-by-case basis. Non-residential real estate loans are currently offered with adjustable interest rates or short-term balloon maturities, although in the past we have originated fixed rate long term non-residential real estate loans. Our non-residential real estate loans generally amortize over 15 to 25 years.


      Loans secured by non-residential real estate generally involve a greater degree of risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by non-residential real estate typically depends upon the successful operation of the related real estate project. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.


      We have also originated a limited number of land loans secured by individual improved and unimproved lots for future residential construction. Land loans are generally offered with a fixed rate and with terms of up to five years. Land loans totaled $661,000, or .3% of our totaled loan portfolio at June 30, 2002.

      RESIDENTIAL CONSTRUCTION LOANS. To a lesser extent, we originate loans to finance the construction of one- to four-family residential property. At June 30, 2002, we had $11.9 million, or 4.7% of our total loan portfolio, invested in interim construction loans. We make construction loans to private individuals for construction of their homes and, to a lesser extent, to builders who do not have a contract for resale to individuals. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. Construction loans are typically structured as permanent one- to four-family loans originated by us with a 12-month construction phase. Accordingly, upon completion of the construction phase, there is no change in interest rate or term to maturity of the original construction loan, nor is a new permanent loan originated.

      COMMERCIAL BUSINESS LOANS. Commercial loans totaled $6.6 million, or 2.6% of our total loan portfolio at June 30, 2002. We do not emphasize commercial lending, but evaluate and meet the needs of our customer base. Commercial business loans are frequently secured by real estate, although the decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower (and any guarantors) and secondarily on the value of and ability to liquidate the collateral. We generally require annual financial statements from our corporate borrowers and personal guarantees from the corporate principals. We also generally require an appraisal of any real estate that secures the loan.


      Commercial business lending generally involves greater risk than residential mortgage lending, and involves risks that are different from those associated with residential and commercial real estate lending. Real estate lending is generally considered to be collateral based, with loan amounts based on predetermined loan to collateral values and liquidation of the underlying real estate collateral is viewed as the primary source of repayment in the event of a borrower's default. Although commercial business loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower's default is often an insufficient source of repayment because, among other things, equipment and other business assets may be obsolete or of limited use. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.


      CONSUMER LOANS. Consumer loans totaled $4.5 million, or 1.8% of our total loan portfolio at June 30, 2002. The principal types of consumer loans that we have historically offered are fixed rate, fixed term second mortgage loans, auto and truck loans, education loans, credit card loans, unsecured personal loans, and loans secured by deposit accounts. During the three months ended June 30, 2002, we sold all but $50,000 of our education loans. Consumer loans are offered primarily on a fixed rate basis with maturities generally of less than ten years. Our second mortgage consumer loans are secured by the borrower's principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 80% or less. Such loans are offered on a fixed rate basis with terms of up to ten years. At June 30, 2002, second mortgage loans totaled $1.0 million, or 22.4% of consumer loans.

      The underwriting standards that we use for consumer loans include a determination of the applicant's credit history and an assessment of ability to meet existing obligations and payments on the proposed loan. The quality and stability of the applicant's monthly income are determined by analyzing the gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is a primary consideration. However, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.

      Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, and recreational vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles. We regularly add a general provision to our consumer loan loss allowance based on general economic conditions and prior loss experience.


      MORTGAGE-BACKED SECURITIES. We also invest in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof. Investments in mortgage-backed securities are made either directly or by exchanging mortgage loans in our portfolio for such securities. These securities consist primarily of adjustable rate mortgage-backed securities issued or guaranteed by the Freddie Mac, Ginnie Mae or Fannie Mae, each of which is an agency of the Federal government or a government-sponsored corporation. Total mortgage-backed securities, including those designated as available for sale, increased from $8.6 million at March 31, 2001 to $17.3 million at March 31, 2002. Mortgage-backed securities increased $17.8 million at June 30, 2002.

      Our objectives in investing in mortgage-backed securities vary from time to time depending upon market interest rates, local mortgage loan demand, and our level of liquidity. Mortgage-backed securities are more liquid than whole loans and can be sold readily in response to market conditions and changes in interest rates. Mortgage-backed securities purchased by us also have lower credit risk than loans we originate because principal and interest are either insured or guaranteed by the United States Government or agencies thereof.

      LOAN ORIGINATIONS, SOLICITATION, PROCESSING, AND COMMITMENTS. Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, borrowers, builders, attorneys, and walk-in customers. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant's employment, income, and credit standing. In the case of a real estate loan, an appraiser approved by us appraises the real estate intended to secure the proposed loan. An underwriter in our loan department checks the loan application file for accuracy and completeness, and verifies the information provided. One- to four-family, and multi-family residential and non-residential real estate loans up to $150,000 may be approved by the manager of the mortgage loan department. Loans between $150,000 and $250,000 must be approved by the Chief Lending Officer. The Chief Executive Officer may approve loans up to $300,000, and loans in excess of $300,000 must be approved by the Board of Directors. The Loan Committee meets once a week to review and verify that management's loan approvals are within the scope of management's authority. All approvals are subsequently ratified monthly by the full Board of Directors. Fire and casualty insurance is required at the time the loan is made and throughout the term of the loan. After the loan is approved, a loan commitment letter is promptly issued to the borrower. At ^ June 30, 2002, we had commitments to originate $2.8 million of loans.


      If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. The borrower must provide proof of fire and casualty insurance on the property serving as collateral, which insurance must be maintained during the full term of the loan. A title search of the property is required on all loans secured by real property.

      Although in the past we have purchased loans originated by other lenders, we have not purchased any such loans in at least ten years. At June 30, 2002, less than 0.5% of the loans in our portfolio were purchased from other lenders, and the majority of such loans were secured by properties located in Ohio.



      ORIGINATION, PURCHASE AND SALE OF LOANS AND MORTGAGE-BACKED SECURITIES. The table below shows our loan origination, purchase and sales activity for the periods indicated.



                                   THREE MONTHS ENDED JUNE 30,       FOR THE YEAR ENDED MARCH 31,
                                   ---------------------------  -------------------------------------
                                       2002           2001         2002          2001         2000
                                   -----------    ------------  -----------  -----------   -----------
                                                              (IN THOUSANDS)
Total loans receivable, net
at beginning of period........     $ 251,172      $ 246,619     $ 246,619     $ 237,095     $ 214,094
Loans originated:
 One-to four-family
 residential(1)...............        14,317         25,757        89,376        60,192        52,485
 Multi-family residential(2)..            --            746            --         2,803           549
 Non-residential real
 estate/land..................           899          2,772         3,712         4,255           223
 Consumer loans...............           487            599         2,534         6,854         7,498
 Commercial business loans(3).            55            214           886         1,611         4,194
                                   ---------      ---------     ---------     ---------     ---------
    Total loans originated....        15,758         30,088        96,508        75,715        64,949

Loans sold:
 Whole loans..................        (3,323)        (6,383)      (27,130)       (9,185)       (6,425)
                                   ---------      ---------     ---------     ---------     ---------
 Total loans sold.............        (3,323)        (6,383)      (27,130)       (9,185)       (6,425)

Mortgage loans transferred to
REO...........................            --             --            --           (98)          (64)
Loan repayments...............       (16,435)       (16,533)      (66,077)      (56,485)      (37,105)
Other loan activity, net......            58          1,046         1,252          (423)        1,646
                                   ---------      ---------     ---------     ---------     ---------
    Total loans receivable,
    net at end of period......     $ 247,230      $ 254,837     $ 251,172     $ 246,619     $ 237,095
                                   =========      =========     =========     =========     =========

Mortgage-backed securities at
beginning of year.............     $  17,326      $   8,574     $   8,574     $  10,459     $   7,230
Mortgage-backed securities
purchased.....................         1,952             --        14,155         2,025         8,030
Principal repayments and
other activities..............        (1,495)        (1,419)       (5,403)       (3,910)       (4,801)
                                   ---------      ---------     ---------     ---------     ---------
    Mortgage-backedsecurities
    at end of period..........     $  17,783      $   7,155     $  17,326     $   8,574     $  10,459
                                   =========      =========     =========     =========     =========
--------------------------

(1) Includes loans to finance the construction of one- to four-family residential properties, and loans disbursed for sale in the secondary market.
(2) Includes loans to finance the sale of real estate acquired through foreclosure.
(3)   Does not include draws on existing commercial lines of credit.


      LOAN ORIGINATION FEES AND OTHER INCOME. In addition to interest earned on loans, we generally charge and receive fees for originating loans. We account for loan origination fees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 91 "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." To the extent that loans are originated or acquired for our portfolio, SFAS No. 91 requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. SFAS No. 91 reduces the amount of revenue recognized by many financial institutions at the time such loans are originated or acquired. Fees deferred under SFAS No. 91 are recognized into income immediately upon prepayment or the sale of the related loan. At ^ June 30, 2002, we had ^ $1.3 million of deferred loan origination fees. Loan origination ======= ==== fees are volatile sources of income. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand for and availability of money.


      We receive other fees, service charges, and other income that consist primarily of deposit transaction account service charges, late charges, and credit and debit card fees, and loan servicing fees. Income from fees, service charges and other income totaled $328,000, $288,000, $1.1 million, $891,000, and $720,000, for the three months ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively.

      LOANS TO ONE BORROWER. Savings banks are subject to the same limits as those applicable to national banks, which under current regulations restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). At June 30, 2002, our largest potential borrower had an aggregate principal balance available under outstanding lines of credit totaling $3.4 million. Our largest concentration of loans to one borrower outstanding at June 30, 2002 totaled $2.1 million. These credit facilities were current at June 30, 2002. We had no loans at June 30, 2002 that exceeded the loans-to-one-borrower regulations.


DELINQUENCIES AND CLASSIFIED ASSETS


      DELINQUENCIES. Our collection procedures provide that when a loan is 15 days past due, a computer-generated late charge notice is sent to the borrower requesting payment, plus a late charge. This notice is followed with a letter again requesting payment when the payment becomes 20 days past due. If the loan becomes 30 days past due, another collection letter is sent and we try to contact the borrower, either in person or by telephone, to obtain reasons for the delinquency and to arrange a repayment plan. If a loan becomes 60 days past due, the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information which provides access to consumer counseling services, to the extent required by HUD regulations. If a loan remains delinquent for 90 days or more, and a repayment schedule has not been made or kept by the borrower, a notice of intent to foreclose is sent to the borrower, giving 30 days to cure the delinquency. If not cured, foreclosure proceedings are initiated.


      NON-PERFORMING AND IMPAIRED ASSETS. Loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the collection of additional interest is doubtful. Mortgage loans are placed on non-accrual status generally when either principal or interest is 90 days or more past due and management considers the interest uncollectible. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income.


      Under the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, we consider investment in one-to four-family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for impairment. With respect to our investment in multi-family, commercial business and nonresidential loans, and the evaluation of impairment thereof, such loans are collateral dependent and, as a result are carried as a practical expedient at the lower of cost or fair value.

      At June 30, 2002, we had non-performing and impaired assets of $3.4 million and a ratio of non-performing and impaired assets to total assets of 1.00%. At March 31, 2002 and 2001, we had non-performing and impaired assets of $3.8 million and $1.3 million, respectively. The increase in nonperforming assets from March 31, 2001 to March 31, 2002 was attributable primarily to a $1.8 million commercial business and real estate loan concentration to a land developer and a $519,000 loan secured by an office and retail building (which is included in the following table in the "all other mortgage loans" total). The $1.8 million loan concentration ^ at June 30, 2002 and March 31, 2002 consisted of four loans that were cross-collateralized by non-residential and residential real estate. One loan totaling $475,000, depicted in the following table in the one- to four-family total at June 30, 2002 and March 31, 2002, was originated in October 1996, two loans totaling $1.3 million were originated in November 1999, and one loan totaling $49,000 was originated in October 2000, which are included in the following table in the "commercial business loan" totals. In September 2001, we ceased accruing interest on these loans. The loan concentration reflects a current appraisal of more than $3.0 million^. There is no specific allowance for loan losses on this loan concentration. In the opinion of management these loans are adequately collateralized and no loss on them is anticipated. The $519,000 loan was repaid in May 2002 and represented the major reason for the net decrease of $450,000 in impaired loans from March 31, 2002 to June 30, 2002.


      Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed real estate owned until the real estate is sold. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value, less estimated selling expenses. Valuations are periodically performed by management, and any subsequent decline in fair value is charged to operations.

      The following table sets forth information regarding our non-accrual and impaired loans and real estate acquired by foreclosure at the dates indicated. For all the dates indicated, we did not have any material loans which had been restructured pursuant to SFAS No. 15.




                                             AT JUNE 30,                             AT MARCH 31,
                                             -----------    ------------------------------------------------------------
                                                 2002         2002           2001        2000         1999        1998
                                             -----------    ---------     ---------    ---------    --------    --------
                                                                               (DOLLARS IN THOUSANDS)
Non-accrual loans:
 Mortgage loans:
    Permanent loans secured by one- to
      four-family dwelling units...........   $      764    $     616     $     443    $     170    $    224    $    299
    All other mortgage loans...............          549        1,070            --           --          --           1
 Non-mortgage loans:
    Commercial business loans..............        1,380        1,416            --           --
    Consumer...............................           30           25            72           30          12          --
                                              ----------    ---------     ---------    ---------    --------    --------
Total non-accrual loans ^(1)...............        2,723        3,127           515          200         236         300
Accruing loans 90 days or more delinquent..           --           38            --           --          44           8
                                              ----------    ---------     ---------    ---------    --------    --------
Total non-performing loans ^(2)............        2,723        3,165           515          200         280         308
Loans deemed impaired which are performing.          637          645           645          940          --          --
                                              ----------    ---------     ---------    ---------    --------    --------
Total non-performing and impaired loans....        3,360        3,810         1,160        1,140         280         308
Total real estate owned (3)................           --           19           124           90          41         946
                                              ----------    ---------     ---------    ---------    --------    --------
Total non-performing and impaired assets...   $    3,360    $   3,829     $   1,284    $   1,230    $    321    $  1,254
                                              ==========    =========     =========    =========    ========    ========

Total non-performing and impaired loans to
  net loans receivable.....................         1.36%        1.52%         0.47%        0.48%       0.13%       0.15%
                                              ==========    =========     =========    =========    ========    ========
Total non-performing and impaired loans to
  total assets.............................         1.00%        1.14%         0.37%        0.37%       0.10%       0.12%
                                              ==========    =========     =========    =========    ========    ========
Total non-performing and impaired assets
  to total assets..........................         1.00%        1.14%         0.41%        0.40%       0.12%       0.48%
                                              ==========    =========     =========    =========    ========    ========

---------------------------
(1) Includes a loan concentration of $1.8 million that was brought current in January 2002 for which interest is not being accrued.
(2)   May include loans also deemed impaired.
(3) Represents the net book value of property acquired by us through foreclosure or deed in lieu of foreclosure. These properties are recorded at the lower of the loan's unpaid principal balance or fair value less estimated selling expenses.

      During the three months ended June 30, 2002 and 2001, and the fiscal years ended March 31, 2002, 2001 and 2000, gross interest income of $49,000, $8,000, and $99,000, $12,000, and $8,000, respectively, would have been recorded on loans accounted for on a non-accrual basis if the loans had been current throughout the period. Interest recognized on nonaccrual loans totaled $31,000, $22,000, and $227,000, $49,000 and $8,000, respectively, for the three months ended June 30, 2002 and 2001, and the years ended March 31, 2002, 2001 and 2000. Interest income on impaired loans is recognized using the cash method of accounting and totaled approximately $31,000, $17,000, and $233,000, $71,000 and $85,000 for the three months ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively.


      The following table sets forth information with respect to loans past due by 60-89 days and 90 days or more in our portfolio at the dates indicated.


                                             AT JUNE 30,                            AT MARCH 31,
                                             ---------     ------------------------------------------------------------------
                                                2002         2002          2001          2000           1999          1998
                                             ---------     ---------     --------      ---------      --------      ---------
                                                                                    (IN THOUSANDS)

 Loans past due 60-89 days.............      $     604     $     431     $  2,536      $   1,539      $  1,710      $   1,136
 Loans past due 90 days or more........          2,723         3,165          515            200           280            308
                                             ---------     ---------     --------      ---------      --------      ---------
    Total past due 60 days or more.....      $   3,327     $   3,596     $  3,051      $   1,739      $  1,990      $   1,444
                                             =========     =========     ========      =========      ========      =========


      CLASSIFICATION OF ASSETS. Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered by the OTS to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management.

      When a savings institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge off such amount. A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which can order the establishment of additional general or specific loss allowances. As of our most recent examination in February 2002, the OTS did not take exception to the amount of our loan loss allowance. We regularly review the problem loans in the portfolio to determine whether any loans require classification in accordance with applicable regulations.

      The following table sets forth the aggregate amount of our classified assets at the dates indicated.



                                               AT JUNE 30,              AT MARCH 31,
                                              -----------  ----------------------------------
                                                  2002         2002        2001       2000
                                              -----------  -----------  ----------  ---------
                                                                (IN THOUSANDS)
         Substandard assets(1).............   $     2,874  $     3,303  $      569  $     290
         Doubtful assets...................            --           --          --         --
         Loss assets.......................            10          105          --         --
                                              -----------  -----------  ----------  ---------
            Total classified assets........   $     2,884  $     3,408  $      569  $     290
                                              ===========  ===========  ==========  =========
         -----------------------------
         (1)      Includes REO.

      At June 30, 2002, classified assets had declined by $524,000 due primarily to the receipt of sale proceeds from a $519,000 impaired nonresidential real estate loan for which management had allocated $105,000 of our loan allowance. At June 30, 2002, classified assets consisted primarily of $550,000 of nonresidential real estate loans, $1.4 million of commercial loans and $934,000 of one- to four-family residential loans.

      At March 31, 2002, classified assets consisted primarily of $616,000 of residential one-to four-family loans, $2.5 million of nonresidential real estate and commercial business loans, $260,000 of multi-family residential loans and $27,000 of well-secured consumer loans. Of the $2.5 million classified nonresidential real estate and commercial business loan total, management had classified a $519,000 loan as impaired at March 31, 2002 and allocated $105,000 of the loss allowance to this impairment. The remaining $1.8 million classified nonresidential loan total, consisting of a loan concentration to one borrower, ^ was also classified as impaired with no measurement of loss requiring allocation to the allowance. At March 31, 2001, classified assets consisted of $566,000 of residential one- to four-family loans and $3,000 of consumer loans. All classified assets at March 31, 2000 were loans secured by one- to ^ four-family residential real estate. At March 31, 2001, and March 31, 2000, all loans classified as substandard were also either nonaccrual loans or real estate owned.

      ALLOWANCE FOR LOAN LOSSES. We record a provision for losses on loans in an amount to cover all known losses in the portfolio and losses that are both probable and reasonable to estimate. Such estimates are based on the facts and circumstances in existence as of the date of the financial statements. Based upon this methodology, for the three months ended June 30, 2002 and 2001 and for the fiscal years ended March 31, 2002, 2001, and 2000, we added $17,000 and $2,000, and $134,000, $96,000 and $106,000, respectively, to our provision for loan losses. Our allowance for loan losses totaled $637,000 and $656,000, and $730,000, $655,000 and $793,000, at June 30, 2002 and 2001 and at March 31,
2002, 2001 and 2000, respectively. To the best of our knowledge, all known losses ^ at June 30, 2002 and 2001, and at March 31, 2002, 2001 and 2000, have been recorded.

      ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES. The following table sets forth the analysis of the allowance for loan losses for the periods indicated.




                                         AT OR FOR THE THREE MONTHS
                                                 ENDED JUNE 30,                      AT OR FOR THE YEAR ENDED MARCH 31,
                                        -----------------------------      --------------------------------------------------------
                                             2002              2001            2002           2001           2000          1999
                                        -----------       -----------      -----------    -----------    -----------   -----------

 Loans receivable, net...............   $   247,230       $   254,837      $   251,172    $   246,619    $   237,095   $   214,094
                                        ===========       ===========      ===========    ===========    ===========   ===========
 Average loans receivable, net.......       248,688           249,324          253,058        245,624        229,845       209,178
                                        ===========       ===========      ===========    ===========    ===========   ===========
 Allowance balance (at beginning of
 period).............................           730               655              655            793            692           721
 Provision for losses................            17                 2              134             96            106            78
 Charge-offs:
    Mortgage loans:
      One- to ^ four-family..........           (20)               --               --             (7)            --            (8)
      Residential construction.......            --                --               --             --            (21)           --
      Multi-family residential.......            --                --               --             --             --            --
      Non-residential real estate
    and land.........................           (84)               --               --             --             --            --
    Other loans:
      Consumer.......................            (7)               (2)             (63)           (61)           (12)           --
      Commercial (1).................            --                --               --           (172)            --          (107)
                                        -----------       -----------      -----------    -----------    -----------   -----------
          Gross charge-offs..........          (111)               (2)             (63)          (240)           (33)         (115)
                                        -----------       -----------      -----------    -----------    -----------   -----------
 Recoveries:
    Mortgage loans:
      One- to ^ four-family..........            --                --               --             --             --             8
      Residential construction.......            --                --               --             --             --            --
      Multi-family residential.......            --                --               --             --              6            --
      Non-residential real estate
    and land.........................            --                --               --             --             --            --
    Other loans:
      Consumer.......................             1                --                4              6             22            --
      Commercial.....................            --                 1               --             --             --            --
                                        -----------       -----------      -----------    -----------    -----------   -----------
          Gross recoveries...........             1                 1                4              6             28             8
                                        -----------       -----------      -----------    -----------    -----------   -----------
          Net
    (charge-offs)/recoveries.........          (110)               (1)             (59)          (234)            (5)         (107)
                                        -----------       -----------      -----------    -----------    -----------   -----------
 Allowance for loan losses balance
    (at end of period) (2)...........   $       637       $       656      $       730    $       655    $       793   $       692
                                        ===========       ===========      ===========    ===========    ===========   ===========
    percent of loans receivable, net
    at end of period.................          0.26%             0.26%            0.29%          0.27%          0.33%         0.32%
                                        ===========       ===========      ===========    ===========    ===========   ===========
 Net loans charged off as a percent
    of average loans receivable, net.          0.04%             0.00%            0.02%          0.10%            --%         0.05%
                                        ===========       ===========      ===========    ===========    ===========   ===========
 Ratio of allowance for loan losses
    to total non-performing and
    impaired assets at end of period.         18.96%            64.25%           19.07%         51.01%         64.47%       211.21%
                                        ===========       ===========      ===========    ===========    ===========   ===========
 Ratio of allowance for loan losses
    to non-performing and impaired
    loans at end of period...........         18.96%            65.47%           19.16%         56.47%         69.56%       242.14%
                                        ===========       ===========      ===========    ===========    ===========   ===========


                                           -----------
                                               1998
                                           -----------



Loans receivable, net...............       $   206,685
                                           ===========
Average loans receivable, net.......           207,377
                                           ===========
Allowance balance (at beginning of
period).............................               914
Provision for losses................                60
Charge-offs:
   Mortgage loans:
     One- to ^ four-family..........                --
     Residential construction.......                --
     Multi-family residential.......                --
     Non-residential real estate
   and land.........................              (253)
   Other loans:
     Consumer.......................                --
     Commercial (1).................                --
                                           -----------
         Gross charge-offs..........              (253)
                                           -----------
Recoveries:
   Mortgage loans:
     One- to ^ four-family..........                --
     Residential construction.......                --
     Multi-family residential.......                --
     Non-residential real estate
   and land.........................                --
   Other loans:                                     --
     Consumer.......................                --
     Commercial.....................                --
                                           -----------
         Gross recoveries...........                --
                                           -----------
         Net
   (charge-offs)/recoveries.........              (253)
                                           -----------
Allowance for loan losses balance
   (at end of period) (2)...........       $       721
                                           ===========
   percent of loans receivable, net
   at end of period.................              0.35%
                                           ===========
Net loans charged off as a percent
   of average loans receivable, net.              0.12%
                                           ===========
Ratio of allowance for loan losses
   to total non-performing and
   impaired assets at end of period.             57.50%
                                           ===========
Ratio of allowance for loan losses
   to non-performing and impaired
   loans at end of period...........            234.09%
                                           ===========

--------------------
(1) The fiscal year 2001 charge-offs include a $172,000 charge-off related to an impaired loan. This loan was current at June 30, 2002, March 31, 2002 and March 31, 2001.
(2) At June 30, 2002, non-performing and impaired loans of $3.4 million consisted, in large part, of a $1.8 million commercial business and real estate loan concentration and a $637,000 non-residential real estate loan. The latter loan has been considered impaired since fiscal 2001, but was current at June 30, 2002 and at March 31, 2002 and 2001, and allocations to the allowance for loan losses were not considered necessary at these dates. The loan concentration became delinquent and was considered impaired during fiscal year 2002. There is a current appraisal of more than $3.0 million supporting the loans' collateral, and no allocation to the allowance has been made for this concentration. At March 31, 2002, in addition to the loans described above, a large component of non-performing and impaired loans was a $519,000 non-residential real estate loan that became delinquent and was considered impaired during 2002. For this loan, $105,000 was allocated to the allowance for loan losses at March 31, 2002. The loan was paid off in May 2002.

      ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following table sets forth the allocation of allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.


                                             AT JUNE 30,                                             AT MARCH 31,
                           --------------------------------------------  ------------------------------------------------
                                   2002                    2001                  2002                    2001
                           ----------------------   -------------------  ----------------------   ---------------------
                                          % OF                    % OF                  % OF                    % OF
                                        LOANS IN                LOANS IN              LOANS IN                LOANS IN
                                          EACH                    EACH                  EACH                    EACH
                                        CATEGORY                CATEGORY              CATEGORY                CATEGORY
                                        TO TOTAL                TO TOTAL              TO TOTAL                TO TOTAL
                            AMOUNT       LOANS       AMOUNT      LOANS    AMOUNT       LOANS       AMOUNT      LOANS
                           -------       -----      -------      -----   -------       -----      -------      -----
                                                               (DOLLARS IN THOUSANDS)
 Mortgage loans:
   One- to four-family     $    128      84.8%    $   572        87.1%  $   126        84.9%     $   551       85.0%
   Residential
   construction.......           --       4.7          --         --         --         3.4           23        2.8
   Multi-family
   residential........           --       3.1          23         3.5        47         2.8           24        3.5
   Non-residential
     real estate and
     land.............          167       3.0          24         3.7       207         3.8           20        3.0
 Other loans:
   Consumer...........          130       1.8          37         5.7        28         2.8            6        3.8
   Commercial.........          212       2.6          --         --        322(        2.3           31        1.9
                           --------   -------     -------    -------    -------       -----      -------      -----
 Total allowance for
 loan
    Losses............     $    637     100.0%    $   656       100.0%  $   730       100.0%     $   655      100.0%
                           ========   =======     =======    ========   =======       =====      =======      =====



                           -----------------------------------------------------------------------------
                                    2000                       1999                       1998
                            ---------------------    --------------------------  -----------------------
                                           % OF                      % OF                       % OF
                                         LOANS IN                   LOANS IN                   LOANS IN
                                           EACH                       EACH                       EACH
                                         CATEGORY                   CATEGORY                   CATEGORY
                                         TO TOTAL                   TO TOTAL                   TO TOTAL
                              AMOUNT       LOANS      AMOUNT         LOANS        AMOUNT        LOANS
                             -------      -----      --------        -----       -------       -----
Mortgage loans:
  One- to four-family       $   414       86.7%      $    384         84.8%      $   446        85.6%
  Residential
  construction.......             9        1.7             16          3.5            --         1.9
  Multi-family
  residential........            37        3.3             38          3.2            36         3.3
  Non-residential
    real estate and
    land.............            --        2.5              2          2.5           185         2.8
Other loans:
  Consumer...........            52        3.7             45          3.8            42         4.9
  Commercial.........           281        2.1            207          2.2            12         1.5
                            -------      -----       --------        -----       -------       -----
Total allowance for loan
   Losses............       $   793      100.0%      $    692        100.0%      $   721       100.0%
                            =======      =====       ========        =====       =======       =====

INVESTMENT ACTIVITIES


      Our investment portfolio consists of investment securities, corporate bonds and notes, and state and local obligations. The carrying value of our investment securities was $20.5 million at June 30, 2002 and $22.3 million at March 31, 2002, which compares to $13.6 million at March 31, 2001 and $23.2 million at March 31, 2000. Our cash and cash equivalents, consisting of cash and due from banks, federal funds sold, and interest bearing deposits due from other financial institutions with original maturities of three months or less, totaled $33.0 million at June 30, 2002 and $27.9 million at March 31, 2002, compared to $20.9 million at March 31, 2001.


      We are required under federal regulations to maintain liquid assets that may be invested in specified short-term securities and certain other investments. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of yields available in relation to other investment opportunities and its expectation of what yields may be available in the future, as well as management's projections as to the short term demand for funds to be used in our lending activities.

      INVESTMENT PORTFOLIO. The following table sets forth the carrying value of our investment securities portfolio, short-term investments and FHLB stock, at the dates indicated.

                                             AT JUNE 30,                                AT MARCH 31,
                                         ------------------    -------------------------------------------------------------
                                                 2002                 2002                 2001                  2000
                                         ------------------    -----------------    ------------------    ------------------
                                         CARRYING   MARKET     CARRYING   MARKET    CARRYING   MARKET     CARRYING   MARKET
                                          VALUE      VALUE      VALUE     VALUE      VALUE      VALUE      VALUE      VALUE
                                         -------    -------    -------   -------    -------    -------    -------    -------
                                                                           (IN THOUSANDS)
Investment Securities:
Corporate bonds and notes..............  $ 2,999    $ 3,041    $ 2,998   $ 3,051    $ 3,994    $ 4,061    $ 2,987    $ 2,951
U.S. Government and agency securities..   17,370     17,519     19,152    18,904      9,501      9,567     20,057     19,528
Obligations of state and political
subdivisions...........................      131        142        136       143        146        146        155        155
                                         -------    -------    -------   -------    -------    -------    -------    -------
Total investment securities............   20,500     20,702     22,286    22,098     13,641     13,774     23,199     22,634

Other Investments:
Interest-bearing deposits in other
financial institutions.................   10,037     10,037     10,633    10,633     12,891     12,891      8,332      8,332
Federal funds sold.....................   20,000     20,000     15,000    15,000      6,000      6,000      3,475      3,475
Federal Home Loan Bank stock...........    3,910      3,910      3,767     3,767      3,510      3,510      3,160      3,160
                                         -------    -------    -------   -------    -------    -------    -------    -------
Total investments......................  $54,447    $54,649    $51,686   $51,498    $36,042    $36,175    $38,166    $37,601
                                         =======    =======    =======   =======    =======    =======    =======    =======

      INVESTMENT PORTFOLIO MATURITIES. The following table sets forth the scheduled maturities, carrying values, market values and average yields for our investment securities at June 30, 2002. We do not hold any investment securities with maturities in excess of 16 years.

                                                                               AT JUNE 30, 2002
                                               ------------------------------------------------------------------------------------
                                                  ONE YEAR OR LESS     ONE TO FIVE YEARS    FIVE TO TEN YEARS   MORE THAN TEN YEARS
                                               ---------------------   ------------------  ------------------   -------------------
                                               CARRYING      AVERAGE   CARRYING   AVERAGE  CARRYING   AVERAGE   CARRYING    AVERAGE
                                                 VALUE        YIELD      VALUE     YIELD    VALUE      YIELD      VALUE      YIELD
                                               --------     --------   --------   -------  --------   -------   --------   --------
                                                                               (DOLLARS IN THOUSANDS)
 Investment Securities:
   Corporate bonds and notes................    $ 2,999       6.46%    $     --      --%   $    --        --%    $    --       --%
   U.S. Government and agency...............      1,500       3.68       13,515    4.58         --        --       2,355     6.26
           Obligations of state and political
   subdivisions.............................         --         --           --      --        131      5.50          --       --
                                                -------     ------     --------    ----    -------     -----     -------     ----
     Total investment securities............    $ 4,499       5.53%    $ 13,515    4.58%   $   131      5.50%    $ 2,355     6.26%
                                                =======     ======     ========    ====    =======     =====     =======     ====


                                                                    AT JUNE 30, 2002
                                                -------------------------------------------------------
                                                             TOTAL INVESTMENT SECURITIES
                                                -------------------------------------------------------
                                                AVERAGE LIFE   CARRYING                    WEIGHTED
                                                  IN YEARS       VALUE     MARKET VALUE  AVERAGE YIELD
                                                ------------- ---------- --------------- --------------
                                                                 (DOLLARS IN THOUSANDS)
 Investment Securities:
   Corporate bonds and notes................        0.44      $    2,999    $     3,041        6.46%
   U.S. Government and agency obligations...        5.39          17,370         17,519        4.73
   Obligations of state and political
   subdivisions.............................       10.00             131            142        5.50
                                                 -------      ----------    -----------     -------
     Total investment securities............        4.60      $   20,500    $    20,702        4.99%
                                                 =======      ==========    ===========     =======

SOURCES OF FUNDS


      GENERAL. Deposits are the major source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from the amortization, prepayment or sale of loans and mortgage-backed securities, the sale or maturity of investment securities, operations and, if needed, advances from the Federal Home Loan Bank of Cincinnati. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. We had $5.0 million of advances from the Federal Home Loan Bank of Cincinnati at June 30, 2002.


      DEPOSITS. We generate consumer and commercial deposits principally from our market area by offering a broad selection of deposit instruments, including NOW accounts, passbook savings, money market deposits and term certificate accounts, including individual retirement accounts. We accept deposits of $100,000 or more and we may offer negotiated interest rates on such deposits. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. We regularly evaluate our internal cost of funds, survey rates offered by competing institutions, review our cash flow requirements for lending and liquidity, and execute rate changes when we consider it appropriate. We do not obtain funds through brokers, nor do we solicit funds outside our market area.


      Our savings and other deposits consisted of the following at June 30, 2002:


   WEIGHTED AVERAGE                             CHECKING AND SAVINGS       MINIMUM                    PERCENTAGE OF
    INTEREST RATE          MINIMUM TERM               DEPOSITS              AMOUNT       BALANCES     TOTAL DEPOSITS
---------------------   --------------------   --------------------------  ---------  -------------- -----------------
                                                                                      (IN THOUSANDS)

        0.91%                  None             NOW accounts               $     --      $   41,280         13.73%
        2.17                   None             Passbook/Statement savings       --          81,903         27.24
        1.86                   None             Money market investor         2,500          13,673          4.55

                                               CERTIFICATES OF DEPOSIT
                                               --------------------------
        2.48               12 months or less    Fixed term, fixed rate          500          23,614          7.85
        4.13               12  to 24 months     Fixed term, fixed rate          500          71,462         23.76
        4.62               25 to 36 months      Fixed term, fixed rate          500          11,590          3.85
        5.08               36 months or more    Fixed term, fixed rate          500          16,338          5.43
        4.96               Negotiable           Jumbo certificates          100,000          40,877         13.59
                                                                                         ----------     ---------
                                                                                         $  300,737        100.00%
                                                                                         ==========     =========

      The following table sets forth the change in dollar amount of savings deposits in the various types of savings accounts offered by us at the dates indicated.





                                        BALANCE AT                          BALANCE AT
                                         JUNE 30,     % OF       INCREASE     MARCH       % OF       INCREASE
                                           2002     DEPOSITS    (DECREASE    31, 2002   DEPOSITS    (DECREASE)
                                        ---------   --------     --------   ----------  --------    ---------
                                                                (DOLLARS IN THOUSANDS)

NOW accounts..........................  $ 41,280     13.73%     $  2,884     $ 38,396     12.76%     $  4,754
Passbook/Statement savings............    81,903     27.24         4,418       77,485     25.75        22,911
Money market investor.................    13,673      4.55         1,864       11,809      3.92         2,904

Certificates of deposit(1)
    Original maturities of:
    12 months or less.................    23,614      7.85        (4,883)      28,497      9.47         3,003
    12 to 24 months...................    71,462     23.76        (9,543)      81,005     26.92       (20,100)
    25 to 36 months...................    11,590      3.85         1,962        9,628      3.20          (408)
    36 months or more.................    16,338      5.43         4,495       11,843      3.93         5,668
    Negotiated jumbo..................    40,877     13.59        (1,417)      42,294     14.05         4,519
                                        --------    ------      --------     --------   -------      --------
    Total.............................  $300,737    100.00%     $   (220)    $300,957    100.00%     $ 23,251
                                        ========    ======      ========     ========   =======      ========



                                        BALANCE AT                         BALANCE AT
                                         MARCH 31,    % OF      INCREASE    MARCH 31,    % OF
                                           2001     DEPOSITS   (DECREASE      2000      DEPOSITS
                                        ----------  --------   ---------   ----------   --------

NOW accounts...........................   $ 33,642     12.11%     $ 2,628    $ 31,014     11.71%
Passbook/Statement savings.............     54,574     19.65        1,500      53,074     20.03
Money market investor..................      8,905      3.21       (1,922)     10,827      4.09

Certificates of deposit(1)
    Original maturities of:
    12 months or less..................     25,494      9.18      (16,228)     41,722     15.74
    12 to 24 months....................    101,105     36.41       46,764      54,341     20.51
    25 to 36 months....................     10,036      3.61      (14,751)     24,787      9.36
    36 months or more..................      6,175      2.22       (2,713)      8,888      3.35
    Negotiated jumbo...................     37,775     13.61       (2,524)     40,299     15.21
                                         --------    ------      -------    --------    ------
    Total..............................   $277,706    100.00%     $12,754    $264,952    100.00%
                                         ========    ======      =======    ========    ======

------------------------------
(1)   Individual Retirement Accounts ("IRAs") are included in the respective certificate and savings balances. IRAs totaled $ 31.7 million, $33.1 million, $31.8 million and $31.1 million, as of June 30, 2002 and March
      31, 2002, 2001 and 2000, respectively.

      The following table sets forth the average dollar amount of savings deposits in the various types of savings accounts offered by us for the dates indicated.


                            THREE MONTHS ENDED JUNE 30,                           YEARS ENDED MARCH 31,
                           ------------------------------  -----------------------------------------------------------------
                                       2002                             2002                             2001
                           ------------------------------  -------------------------------  --------------------------------
                                      PERCENT    WEIGHTED                         WEIGHTED                          WEIGHTED
                           AVERAGE    OF         AVERAGE    AVERAGE   PERCENT OF  AVERAGE    AVERAGE    PERCENT OF  AVERAGE
                           BALANCE    DEPOSITS    RATE      BALANCE    DEPOSITS    RATE      BALANCE     DEPOSITS    RATE
                           ---------  --------   --------  ---------  ----------  --------  ---------   ----------  --------
                                                                (DOLLARS IN THOUSANDS)
Noninterest-bearing
  demand deposits.....     $   9,233     3.09%      0.00%  $  8,735      3.02%    0.00%     $  5,684        2.19%    0.00%
NOW accounts..........        38,563    12.93       0.97     27,569      9.54     1.78        25,527        9.82     1.73
Passbook/Statement
  savings.............        71,746    24.05       2.44     63,091     21.84     2.65        45,800       17.62     3.16
Money market investor.        11,934     4.00       2.13     10,395      3.60     2.69         9,637        3.71     3.23
Certificates of
deposit...............       166,847    55.93       4.41    179,092     62.00     5.37       173,266       66.66     6.03
                           ---------  -------              --------    ------               --------      ------
    Total deposits....     $ 298,323   100.00%      3.26%  $288,882    100.00%    4.17%     $259,914      100.00%    4.87%
                           =========  =======    =======   ========    ======     ====      ========      ======     ====


                           -------------------------------
                                        2000
                           -------------------------------
                                                  WEIGHTED
                            AVERAGE   PERCENT OF   AVERAGE
                            BALANCE    DEPOSITS     RATE
                           ---------  ----------  --------

Noninterest-bearing
  demand deposits.....
NOW accounts..........     $  4,652      1.84%      0.00%
Passbook/Statement           23,912      9.48       2.08
  savings.............
Money market investor.       45,790     18.15       3.13
Certificates of              11,411      4.52       3.28
deposit...............
                            166,581     66.01       5.54
    Total deposits....     --------    ------
                           $252,346    100.00%      4.57%
                           ========    ======       ====

      The following table sets forth our certificates of deposit classified by rates as of the dates indicated:

                                                      AT MARCH 31,
                                AT JUNE 30,  --------------------------------
                                   2002         2002       2001       2000
                                ---------    ---------   ---------  ---------
                                                 (IN THOUSANDS)

1.49-2.00%....................  $     613    $      --   $      --  $     --
2.01-4.00%....................     75,301       61,208          --         --
4.01-6.00%....................     60,423       73,408      73,177    127,653
6.01-8.00%....................     27,544       38,651     107,408     42,382
8.01-10.00%...................         --           --          --          2
                                ---------    ---------   ---------  ---------
    Total.....................  $ 163,881    $ 173,267   $ 180,585  $ 170,037
                                =========    =========   =========  =========


      The following table sets forth the amount and maturities of our certificates of deposit at June 30, 2002.


                                                                             AMOUNT DUE
                                                      -------------------------------------------------------
                                                      LESS THAN     1-2         2-3        AFTER
 RATE                                                 ONE YEAR     YEARS       YEARS      3 YEARS      TOTAL
--------------                                        ---------   --------    --------    -------    --------
                                                                        (IN THOUSANDS)

1.49-2.00%.....................................       $    613    $     --    $     --    $    --    $    613
2.01-4.00%.....................................         62,701      10,580       1,868        153      75,302
4.01-6.00%.....................................         33,138      10,678       3,541     13,066      60,423
6.01-8.00%.....................................         27,004         151         265        123      27,543
                                                      --------    --------    --------    -------    --------
    Total......................................       $123,456    $ 21,409    $  5,674    $13,342    $163,881
                                                      ========    ========    ========    =======    ========

      The following table indicates the amount of our certificates of deposit of $100,000 or more by time remaining until maturity as of ^ June 30, 2002.

                              MATURITY PERIOD                               CERTIFICATES OF DEPOSIT
                                                                                (IN THOUSANDS)

      Three months or less..........................................              $  16,420
      Over three months through six months..........................                 10,841
      Over six months through twelve months.........................                  8,205
      Over twelve months............................................                 10,841
                                                                                  ---------
           Total....................................................              $  46,307
                                                                                  =========


BORROWINGS


      Savings deposits are the primary source of funds for our lending and investment activities and for our general business purposes. We may borrow from the Federal Home Loan Bank of Cincinnati and the Federal Reserve Bank discount window to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Borrowings or "advances" from the Federal Home Loan Bank of Cincinnati typically are collateralized by stock in the Federal Home Loan Bank of Cincinnati and a portion of first mortgage loans held by us. At June 30, 2002, we had $5.0 million in advances outstanding.


      The Federal Home Loan Bank functions as a central reserve bank providing credit for member banks and savings institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain home mortgages and other assets (principally, securities that are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Although advances may be used on a short-term basis for cash management needs, Federal Home Loan Bank advances have not been, nor are they expected to be, a significant long-term funding source for us.


                                             THREE MONTHS ENDED
                                                  JUNE 30,                 YEAR ENDED MARCH 31,
                                            ----------------------   -----------------------------------
                                               2002       2001          2002        2001         2000
                                            ----------  ----------   -----------  ----------  ----------
                                                             (DOLLARS IN THOUSANDS)
FEDERAL HOME LOAN BANK ADVANCES:
 Maximum month-end balance...............   $  5,000     $  6,000    $  6,000     $ 10,000    $ 12,000
 Balance at end of period................      5,000        6,000       5,000        6,000      12,000
 Average balance.........................      5,000        6,000       5,505        7,877       8,596

Weighted average interest rate on:
    Balance at end of period.............        5.24%        5.47%       5.24%        5.54%       5.98%
    Average balance for period...........        5.20%        5.47%       5.32%        5.69%       5.63%



PERSONNEL


      As of June 30, 2002, we had 118 full-time equivalent employees. None of our employees is represented by a collective bargaining group. We believe that we have good relations with our employees.

PROPERTY


      We conduct our business through our main banking office located in Wooster, Ohio, our nine additional offices located in our market area, and the full service office of Village Savings Bank. The following table sets forth information about our offices as of June 30, 2002.



                                                                  ORIGINAL
                                                    LEASED OR    YEAR LEASED   YEAR OF LEASE
      LOCATION                                        OWNED      OR ACQUIRED     EXPIRATION
      -------------------------------               ----------   ------------  -------------
      North Market Street Office
      151 N. Market Street                            Owned         1902            N/A
      Wooster, Ohio

      Cleveland Point Financial
      Center
      1908 Cleveland Road                             Owned         1978            N/A
      Wooster, Ohio

      Madison South Office
      2024 Millersburg Road                           Owned         1999            N/A
      Wooster, Ohio

      Northside Office
      543 Riffel Road                                 Leased        1999            2019
      Wooster, Ohio

      Millersburg Office
      90 N. Clay Street                               Owned         1964            N/A
      Millersburg, Ohio

      Claremont Avenue Office
      233 Claremont Avenue                            Owned         1968            N/A
      Ashland, Ohio

      Buehlers-Sugarbush Office
      1055 Sugarbush Drive                            Leased        2001            2021
      Ashland, Ohio

      Rittman Office
      237 North Main Street                           Owned         1972            N/A
      Rittman, Ohio

      Lodi Office
      303 Highland Drive                              Owned         1980            N/A
      Lodi, Ohio

      South Market Street
      329 South Market Street                         Leased        2001            2021
      Wooster, Ohio

      Village Savings Bank
      1265 S. Main Street                             Owned         1998            N/A
      North Canton, Ohio


      The aggregate net book value of our premises and equipment was $9.1 million at June 30, 2002.


LEGAL PROCEEDINGS

      We are periodically involved in various claims and lawsuits that arise incident to our financial services business. We believe that these routine legal proceedings, in the aggregate, are not material to our consolidated financial position and results of operations.

EXPENSE ALLOCATION

      Village Savings Bank has entered into, and Wayne Savings Bancshares, Inc. will enter into, agreements with Wayne Savings Community Bank in which Wayne Savings Community Bank will provide each entity with certain administrative support services for compensation not less than the fair market value of the services provided.

                                   REGULATION


      Wayne Savings Community Bank is chartered as an Ohio savings association and its deposits are insured by the Savings Association Insurance Fund. As a result, Wayne Savings Community Bank is subject to examination, supervision and extensive regulation by the Office of Thrift Supervision, the Ohio Division of Financial Institutions, and the Federal Deposit Insurance Corporation. As a federally chartered savings bank insured by the Savings Association Insurance Fund, Village Savings Bank is subject to examination, supervision and extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Wayne Savings Community Bank and Village Savings Bank are members of, and own stock in, the Federal Home Loan Bank of Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The banks also are subject to regulation by the Board of Governors of the Federal Reserve System governing reserves to be maintained against deposits and certain other matters. The Office of Thrift Supervision and Ohio Division of Financial Institutions regularly examine us and prepare reports for consideration by our Boards of Directors on any deficiencies that they may find in our operations. The Federal Deposit Insurance Corporation also examines the banks in its role as the administrator of the Savings Association Insurance Fund. Our relationship with depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents. Any change in such regulations could have a material adverse impact on our operations. The description of the various statutes, regulations and policies applicable to savings associations described below ^ is not ^ a complete description of such statutes, regulations and policies, and their effect on us, and we recommend that you refer to such statutes, regulations and policies.


FEDERAL REGULATION OF SAVINGS BANKS

      BUSINESS ACTIVITIES. The activities of state-chartered savings associations and Federal savings banks are governed by the Home Owners' Loan Act and, in certain respects, the Federal Deposit Insurance Act. These federal statutes, among other things, (i) limit the types of loans a savings association may make, (ii) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, and (iii) restrict the aggregate amount of loans secured by non-residential real estate property to 400% of capital.

      CAPITAL REQUIREMENTS. The Office of Thrift Supervision capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio; a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system); and an 8% risk-based capital ratio. In addition, the prompt corrective action regulations discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest CAMELS rating), and together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. Institutions must generally deduct from capital investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

      The risk-based capital standards for savings associations require the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weighted factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation, based on the risks believed inherent in the type of asset. Core (Tier 1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangible assets other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets, and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital may not exceed 100% of core capital.


      The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At June 30, 2002, Wayne Savings Community Bank and Village Savings Bank met each of the capital requirements.

      LOANS TO ONE BORROWER. Savings associations generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the association's unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of the association's unimpaired capital and surplus, if the loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. At June 30, 2002, Wayne Savings Community Bank and Village Savings Bank were in compliance with the loans-to-one-borrower limitation.

      QUALIFIED THRIFT LENDER TEST. Each savings association must satisfy a "qualified thrift lender" test whereby it is required to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill, and (iii) the value of property used to conduct business) in certain "qualified thrift investments," primarily residential mortgages and related investments, including certain mortgage-backed and related securities on a monthly basis in 9 out of every 12 months. A savings association that fails this test must either convert to a bank charter or operate under specified restrictions. As of June 30, 2002, Wayne Savings Community Bank and Village Savings Bank maintained 94.9% and 93.2%, respectively, of their portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.


      LIMITATIONS ON CAPITAL DISTRIBUTIONS. Federal regulations impose limitations upon all capital distributions by a savings association, such as cash dividends, payments to repurchase shares and other distributions charged against the association's capital account. A savings association must file an application for Office of Thrift Supervision approval of a capital distribution if either (i) the total capital distributions for the applicable calendar year exceed the sum of the savings association's net income for that year to date plus the savings association's retained net income for the preceding two years,
(ii) the savings association would not be at least adequately capitalized following the distribution, (iii) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (iv) the savings association is not eligible for expedited treatment of its filings. If an application is not required to be filed, a savings association must file a notice with the Office of Thrift Supervision at least 30 days before the Board of Directors declares a dividend or approves a capital distribution. Any additional capital distributions will require prior Office of Thrift Supervision approval. If the capital of Wayne Savings Community Bank or Village Savings Bank falls below its required levels or the Office of Thrift Supervision notifies either institution that it is in need of more than normal supervision, our ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution by any association which would otherwise be permitted by regulation, if the Office of Thrift Supervision determines that the distribution would constitute an unsafe or unsound practice.

      COMMUNITY REINVESTMENT ACT AND FAIR LENDING LAWS. Wayne Savings Community Bank and Village Savings Bank have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Wayne Savings Community Bank and Village Savings Bank received satisfactory Community Reinvestment Act ratings under the current Community Reinvestment Act regulations in their most recent federal examinations.

      TRANSACTIONS WITH RELATED PARTIES. The authority of Wayne Savings Community Bank or Village Savings Bank to engage in transactions with related parties or "affiliates" or to make loans to specified insiders is limited by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution, including Wayne Savings Bancshares, Inc. and its non-savings institution subsidiaries.
Section 23A limits the aggregate amount of certain "covered" transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of covered transactions with all affiliates to 20% of the savings institution's capital and surplus. Covered transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A, and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that covered transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies, and no savings institution may purchase the securities of any affiliate other than a subsidiary.

      The authority of Wayne Savings Community Bank and Village Savings Bank to extend credit to executive officers, directors and 10% stockholders, as well as entities controlled by these persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and also by Federal Reserve Board Regulation O. Among other things, these regulations generally require that these loans be made on terms substantially the same as those offered to unaffiliated individuals and do not involve more than the normal risk of repayment. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Regulation O also places individual and aggregate limits on the amount of loans Wayne Savings Community Bank and Village Savings Bank may make to these persons based, in part, on their respective capital positions, and requires approval procedures to be followed. At March 31, 2002 we were in compliance with these regulations.

      ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over savings associations, and has the authority to bring enforcement action against all "institution-related parties," including stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under specified circumstances.

      STANDARDS FOR SAFETY AND SOUNDNESS. Federal law requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems; internal audit systems; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

PROMPT CORRECTIVE REGULATORY ACTION

      Under federal Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has total risk-based capital of less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0%, or a leverage ratio that is less than 3.0%, is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the applicable banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

      The Federal Deposit Insurance Corporation has adopted a risk-based deposit insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories, based on the institution's financial information, as of the reporting period ending seven months before the assessment period, and one of three supervisory subcategories within each capital group. The three capital categories are well capitalized, adequately capitalized and undercapitalized. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If this type of action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Wayne Savings Community Bank and Village Savings Bank.

FEDERAL HOME LOAN BANK SYSTEM


      The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. Wayne Savings Community Bank and Village Savings Bank, as members of the Federal Home Loan Bank of Cincinnati, are required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of their unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of their borrowings from the Federal Home Loan Bank, whichever is greater. As of June 30, 2002, the Banks were in compliance with this requirement. The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on loans to their members.


FEDERAL RESERVE SYSTEM


      Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At June 30, 2002, Wayne Savings Community Bank and Village Savings Bank were in compliance with these reserve requirements.


OHIO REGULATION

      As a savings association organized under the laws of the State of Ohio, Wayne Savings Community Bank is subject to regulation by the Ohio Division of Financial Institutions. Regulation by the Ohio Division of Financial Institutions affects Wayne Savings Community Bank's internal organization as well as its savings, mortgage lending, and other investment activities. Periodic examinations by the Ohio Division of Financial Institutions are usually conducted on a joint basis with the Office of Thrift Supervision. Ohio law requires that Wayne Savings Community Bank maintain federal deposit insurance as a condition of doing business.

      Under Ohio law, an Ohio association may buy any obligation representing a loan that would be a legal loan if originated by the association, subject to various requirements including: loans secured by liens on income-producing real estate may not exceed 20% of an association's assets; consumer loans, commercial paper, and corporate debt securities may not exceed 20% of an association's assets; loans for commercial, corporate, business, or agricultural purposes may not exceed 10% of an association's assets unless the Ohio Division of Financial Institutions increases the limitation to 30%, provided that an association's required reserve must increase proportionately; certain other types of loans may be made for lesser percentages of the association's assets; and, with certain limitations and exceptions, certain additional loans may be made if not in excess of 3% of the association's total assets. In addition, no association may make real estate acquisition and development loans for primarily residential use to one borrower in excess of 2% of assets. The total investments in commercial paper or corporate debt of any issuer cannot exceed 1% of an association's assets, with certain exceptions.

      Ohio law authorizes Ohio-chartered associations to, among other things:
(i) invest up to 15% of assets in the capital stock, obligations, and other securities of service corporations organized under the laws of Ohio, and an additional 20% of net worth may be invested in loans to majority owned service corporations; (ii) invest up to 10% of assets in corporate equity securities, bonds, debentures, notes, or other evidence of indebtedness; (iii) exceed limits otherwise applicable to certain types of investments (other than investments in service corporations) by and between 3% and 10% of assets, depending upon the level of the institution's permanent stock, general reserves, surplus, and undivided profits; and (iv) invest up to 15% of assets in any loans or investments not otherwise specifically authorized or prohibited, subject to authorization by the institution's board of directors.

      An Ohio association may invest in such real property or interests therein as its board of directors deems necessary or convenient for the conduct of the business of the association, but the amount so invested may not exceed the net worth of the association at the time the investment is made. Additionally, an association may invest an amount equal to 10% of its assets in any other real estate. This limitation does not apply, however, to real estate acquired by foreclosure, conveyance in lieu of foreclosure, or other legal proceedings in relation to loan security interests.

      Notwithstanding the above powers authorized under Ohio law and regulation, a state-chartered savings association, such as Wayne Savings Community Bank, is subject to certain limitations on its permitted activities and investments under federal law, which may restrict the ability of an Ohio-chartered association to engage in activities and make investments otherwise authorized under Ohio law.

      Ohio has adopted statutory limitations on the acquisition of control of an Ohio savings and loan association by requiring the written approval of the Ohio Division of Financial Institutions prior to the acquisition by any person or company, as defined under the Ohio Revised Code, of a controlling interest in an Ohio association. Control exists, for purposes of Ohio law, when any person or company, either directly, indirectly, or acting in concert with one or more other persons or companies (a) acquires 15% of any class of voting stock, irrevocable proxies, or any combination thereof, (b) directs the election of a majority of directors, (c) becomes the general partner of the savings and loan association, (d) has influence over the management and policies of the savings and loan association, (e) has the ability to direct shareholder votes, or (f) anything else deemed to be control by the Ohio Division. The Ohio Division of Financial Institution's written permission is required when the total amount of control held by the acquirer was less than or equal to 25% control before the acquisition and more than 25% control after the acquisition, or when the total amount of control held by the acquirer was less than 50% before the acquisition and more than 50% after the acquisition. Ohio law also prescribes other situations in which the Ohio Division of Financial Institutions must be notified of the acquisition even though prior approval is not required. Any person or company, which would include a director, will not be deemed to be in control by virtue of an annual solicitation of proxies voted as directed by a majority of the board of directors.

      Under certain circumstances, interstate mergers and acquisitions involving associations incorporated under Ohio law are permitted by Ohio law. A savings and loan association or savings and loan holding company with its principal place of business in another state may acquire a savings and loan association or savings and loan holding company incorporated under Ohio law if the laws of such other state grant an Ohio savings association or an Ohio holding company reciprocal rights. Additionally, recently enacted legislation permits interstate branching by savings and loan associations incorporated under Ohio law.

      Ohio law requires prior written approval of the Ohio Superintendent of Savings and Loans of a merger of an Ohio association with another savings association or a holding company affiliate.

HOLDING COMPANY REGULATION


      Upon completion of the conversion, Wayne Savings Bancshares, Inc. will be a non-diversified unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. A non-diversified unitary savings and loan holding company is a savings and loan holding company which controls only one subsidiary savings association which, together with all related activities, represents more than 50% of the holding company's consolidated net worth. In addition, the Office of Thrift Supervision has enforcement authority over Wayne Savings Bancshares, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Wayne Savings Community Bank.

      Under prior law, a unitary savings and loan holding company generally was not restricted as to the types of business activities in which it may engage, provided that its subsidiary savings bank was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. Wayne Savings Bancshares, Inc. will not be a "grandfathered" unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.


      Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without the prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

PROSPECTIVE REGULATION AND LEGISLATION


         Statutes and regulations that affect Wayne Savings Community Bank, Village Savings Bank and Wayne Savings Bancshares, Inc. on a daily basis are subject to change, and the interpretation of the relevant laws and regulations also may change because of new interpretations by the authorities who administer those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions or the United States Congress, could have a material impact on the business and operations of Wayne Savings Community Bank, Village Savings Bank and Wayne Savings Bancshares, Inc.

SARBANES-OXLEY ACT OF 2002

         On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity or debt securities registered under the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act establishes: (i) new requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (iii) new standards for auditors and regulation of audits;
(iv) increased disclosure and reporting obligations for the reporting company and their directors and executive officers; and (v) new and increased civil and criminal penalties for violation of the securities laws. Many of the provisions became effective immediately while other provisions become effective over a period of 30 to 270 days and are subject to rulemaking by the Securities and Exchange Commission. Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.


FEDERAL SECURITIES LAWS

      Wayne Savings Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Wayne Savings Bancshares, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Wayne Savings Bancshares, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

      The registration under the Securities Act of 1933 of shares of common stock to be issued in the conversion does not cover the resale of those shares. Shares of the common stock purchased by persons who are not affiliates of Wayne Savings Bancshares, Inc. may be resold without registration. Shares purchased by an affiliate of Wayne Savings Bancshares, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Wayne Savings Bancshares, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Wayne Savings Bancshares, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Wayne Savings Bancshares, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Wayne Savings Bancshares, Inc. to permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

      FEDERAL TAXATION. Income taxes are accounted for under the asset and liability method that requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      The federal tax bad debt reserve method available to thrift institutions was repealed in 1996 for tax years beginning after 1995. As a result, Wayne Savings Bancshares, Inc. was required to change from the reserve method to the specific charge-off method to compute its bad debt deduction. In addition, Wayne Savings Bancshares, Inc. is required generally to recapture into income the portion of its bad debt reserve (other than the supplemental reserve) that exceeds its base year reserves, or approximately $200,000.

      The recapture amount resulting from the change in a thrift's method of accounting for its bad debt reserves generally will be taken into taxable income ratably (on a straight-line basis) over a six-year period. Wayne Savings Community Bank began recapture of the bad debt reserve during fiscal 1999.


      Retained earnings as of June 30, 2002 includes approximately $2.7 million for which no provision for federal income tax has been made. This reserve (base year and supplemental) is not recaptured at this time but may be recaptured in the future as certain events, such as stock redemption or distributions to shareholders in excess of current or accumulated earnings and profits, could trigger a recapture.

      Wayne Savings Bancshares, Inc.'s tax returns have been audited or closed without audit through fiscal year 1997. At June 30, 2002, our 1999 federal income tax return was under examination. Management does not expect any material adverse consequences as a result of this examination.


      OHIO TAXATION. Wayne Savings Bancshares, Inc. and its subsidiary file Ohio franchise tax returns. For Ohio franchise tax purposes, savings institutions are currently taxed at a rate equal to 1.3% of taxable net worth. Wayne Savings Bancshares, Inc. is not currently under audit with respect to its Ohio franchise tax returns.

                  MANAGEMENT OF WAYNE SAVINGS BANCSHARES, INC.

DIRECTORS

      The Board of Directors of Wayne Savings Bancshares, Inc. currently consists of seven members. Approximately one-third of the directors are elected annually. Directors are generally elected to serve for three year-periods.


      The table below sets forth certain information regarding the composition of the Board of Directors as of June 30, 2002, including the terms of office of Board members.



     NAME                AGE         POSITIONS HELD IN THE COMPANY     DIRECTOR SINCE(1)  CURRENT TERM TO EXPIRE
------------------- -------------- ---------------------------------- ------------------- ----------------------
Charles F. Finn           64         Chairman of the Board, President,       1976                 2005
                                        and Chief Executive Officer
Joseph L. Retzler         74                    Director                     1985                 2005
Kenneth G. Rhode          93                    Director                     1958                 2003
James C. Morgan           64                    Director                     1995                 2003
Donald E. Massaro         73                    Director                     1990                 2004
Russell L. Harpster       67                    Director                     1979                 2004
Terry A. Gardner          55                    Director                     1994                 2004


-----------------------------------
(1) Reflects initial appointment to the Board of Directors of Wayne Savings Community Bank.

      The principal occupation during the past five years of each director and executive officer of Wayne Savings Bancshares, Inc. is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

      CHARLES F. FINN has been President and Chief Executive Officer of Wayne Savings Community Bank since 1983. He has been employed by Wayne Savings Community Bank for 38 years. Mr. Finn is the spouse of Wanda Christopher-Finn, Executive Vice President of Wayne Savings Bancshares, Inc. He was appointed Chairman of the Board of Directors of Wayne Savings Bancshares, Inc. on September 25, 1997.

      JOSEPH L. RETZLER is President of Retzler Hardware in Wooster, Ohio.

      KENNETH G. RHODE has been Chairman of the Board of Wayne Savings Community Bank since 1972. He was Chief Executive Officer of Lightning Rod Mutual and Western Reserve Mutual Insurance Companies of Wooster, Ohio, prior to his retirement in 1988.

      JAMES C. MORGAN is President of Franklin Oil & Gas, Inc. in Wooster, Ohio. He was elected director on February 28, 1995 to fill the unexpired term of a retiring director.

      DONALD E. MASSARO has been affiliated with Wayne Savings Community Bank for 35 years. He previously was an officer of Wayne Savings Community Bank and retired in December 1992.

      RUSSELL L. HARPSTER is an attorney and a partner in the law firm of Henderson, Harpster & Vanosdall in Ashland, Ohio.


      TERRY A. GARDNER is Executive Vice President and owner of Greenbriar Conference Center, Wooster, Ohio. He was elected director on October 25, 1994 to fill the unexpired term of a retiring director.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      WANDA CHRISTOPHER-FINN is Executive Vice President, Chief Administrative Officer and has been affiliated with Wayne Savings Community Bank since 1972. Ms. Christopher-Finn is the spouse of Charles Finn.

      MICHAEL C. ANDERSON is Executive Vice President, Chief Financial Officer and joined Wayne Savings Community Bank in October 2001. He has most recently been a member of senior management in the health care field responsible for accounting and financial operations. Mr. Anderson was Senior Vice President, Chief Financial Officer of Wayne Savings Community Bank between 1984-1986.

      GARY C. MILLER became Senior Vice President, Manager of the Loan Origination Division in February 1996 and was promoted to Chief Lending Officer in August 1997. He was previously Vice President, Manager of Mortgage Loans. He has been affiliated with Wayne Savings Community Bank since 1971.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The business of Wayne Savings Bancshares, Inc.'s Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended March 31, 2002, the Board of Directors held 12 regular meetings and four special meetings. During the year ended March 31, 2002, no director attended fewer than 75 percent of the total meetings of the Board of Directors of Wayne Savings Bancshares, Inc. and committees on which such director served.

      The Executive Committee of the Board of Directors, consisting of Directors Kenneth Rhode, Charles Finn, Russell Harpster and Joseph Retzler, also serves as the Compensation Committee of Wayne Savings Bancshares, Inc., and meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The Executive Committee met two times in its capacity as the Compensation Committee during the year ended March 31, 2002.

      The Audit Committee consists of Directors Kenneth Rhode, Donald Massaro, Terry Gardner and James Morgan. This Committee meets on a quarterly basis with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. Wayne Savings Bancshares, Inc.'s Audit Committee met four times during the year ended March 31, 2002.

      The Nominating Committee consists of the full Board of Directors. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor established any procedures for this purpose. Any nominations must, however, be made pursuant to applicable provisions of the Bylaws of Wayne Savings Bancshares, Inc. The Board of Directors met one time in its capacity as the Nominating Committee during the fiscal year ended March 31, 2002.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended March 31, 2002, 2001 and 2000 certain information as to the total remuneration paid to Wayne Savings Bancshares, Inc.'s Chief Executive Officer and to its Executive Vice President.^ During the fiscal year ended March 31, 2002, no other officer of Wayne Savings Bancshares, Inc. earned salary and bonus which exceeded $100,000.

==================== ================================================= ====================================== ================
                                                                              LONG-TERM COMPENSATION
-------------------- ------------------------------------------------- -------------------------------------- ----------------

                                 ANNUAL COMPENSATION (1)                         AWARDS              PAYOUT
-------------------- ------------------------------------------------- ---------------------------- --------- ----------------

                     FISCAL
                     YEARS
                     ENDED                             OTHER ANNUAL    RESTRICTED     SECURITIES
NAME AND PRINCIPAL   MARCH       SALARY      BONUS     COMPENSATION       STOCK       UNDERLYING    LTIP         ALL OTHER
     POSITION          31,         ($)        ($)           (2)         AWARD(S)     OPTIONS/SARS   PAYOUTS    COMPENSATION
==================== ========= ============ ========= ================ ============ =============== ========= ================

Charles F. Finn        2002     $159,600    $20,000   $      --            --            --           --      $      --
Chairman,              2001      152,800      16,000         --            --            --           --             --
President and          2000      147,800      15,000         --            --            --           --             --
Chief Executive
Officer
-------------------- --------- ------------ --------- ---------------- ------------ --------------- --------- ----------------

Wanda                  2002    $ 102,300    $15,000   $      --            --            --           --      $      --
Christopher-Finn,      2001         97,500    13,000         --            --            --           --             --
Executive Vice         2000         94,500    10,500         --            --            --           --             --
President
==================== ========= ============ ========= ================ ============ =============== ========= ================

(1) No compensation has been deferred at the election of the executive. Does not include benefits pursuant to Wayne Savings Bancshares, Inc.'s Pension Plan.
(2) Wayne Savings Bancshares, Inc. also provides certain members of senior management with the use of an automobile, membership dues and other personal benefits. The aggregate amount of such other benefits provided did not exceed the lesser of $50,000 or 10% of total annual salary.

      STOCK OPTION PLAN. The Board of Directors of Wayne Savings Community Bank adopted the 1993 Incentive Stock Option Plan in connection with the mutual holding company reorganization and stock offering in 1993. The plan was ratified by the stockholders at the 1993 Annual Meeting. Set forth below is information concerning exercised and unexercisable options held by the named executive officers at March 31, 2002.

====================================================================================================================
                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                 FISCAL YEAR-END OPTION VALUES
====================================================================================================================
                                                                 NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                             SHARES ACQUIRED       VALUE               OPTIONS AT          IN-THE-MONEY OPTIONS AT
           NAME               UPON EXERCISE       REALIZED          FISCAL YEAR-END          FISCAL YEAR-END (1)
                                                                ------------------------- --------------------------
                                                                EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------- ---------------- ----------------- ------------------------- --------------------------

Charles F. Finn                    --         $       --                3,200/--                  $44,800/--

Wanda Christopher-Finn             --         $       --                2,041/--                  $28,514/--
============================ ================ ================= ========================= ==========================

---------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on March 31, 2002 (based on the price of the last sale reported on the Nasdaq SmallCap Market on March 31, 2002).

EMPLOYMENT AND SEVERANCE AGREEMENTS

      EMPLOYMENT AGREEMENTS. Wayne Savings Community Bank intends to enter into employment agreements with Chairman, President and Chief Executive Officer Charles F. Finn, and Executive Vice Presidents Wanda Christopher-Finn and Michael Anderson. Under the agreements, the base salaries of Mr. Finn, Ms. Christopher-Finn and Mr. Anderson will be $159,600, $102,300 and $100,000, respectively. Mr. Finn's agreement will provide for a term of 36 months, and Ms. Christopher-Finn's and Mr. Anderson's will provide for terms of 24 months. On each anniversary date, the agreements may be extended for an additional 12 months, so that the remaining term shall be 36 months and 24 months, respectively. If the agreement is not renewed, the agreements will expire 36 months, or 24 months, respectively, following the anniversary date. The base salaries under the agreements may be increased but not decreased. In addition to the base salaries, the agreements provide for, among other things, insurance benefits, and participation in other employee and fringe benefits applicable to executive personnel. The agreements provide for termination of the executive by Wayne Savings Community Bank for cause at any time. In the event Wayne Savings Community Bank terminates the executive's employment during the term of the agreement for reasons other than cause, or in the event of the executive's resignation from Wayne Savings Community Bank upon (i) failure to re-elect the executive to his or her current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his or her principal place of employment by more than a specified number of miles, (iii) liquidation or dissolution of Wayne Savings Community Bank, or (iv) a breach of the agreement by Wayne Savings Community Bank, Mr. Finn, Ms. Christopher-Finn, or Mr. Anderson, or in the event of death, his or her beneficiary would be entitled to severance pay in an amount equal to three times, or two times, as applicable, his or her highest annual Base Salary and bonus. Wayne Savings Community Bank would also continue the executive's life and, if applicable, dental coverage for the remaining unexpired term of the agreement. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment. The agreements may be revised based upon comments of the Office of Thrift Supervision.


      An executive's employment may be terminated upon his or her attainment of retirement age. Upon an executive's retirement, he or she will be entitled to all benefits available to him or her under any retirement or other benefit plan maintained by Wayne Savings Community Bank. In the event of an executive's disability for a period of six months, Wayne Savings Community Bank may terminate the agreement provided that Wayne Savings Community Bank will be obligated to pay the executive a bi-weekly payment equal to three quarters of the executive's bi-weekly rate of base salary, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Wayne Savings Community Bank. The disability payments shall end on the earlier of (i) the date the executive returns to full-time employment with Wayne Savings Community Bank or another employer, (ii) his or her attainment of retirement age, or (iii) his or her death.

      CHANGE OF CONTROL AGREEMENTS. Wayne Savings Community Bank intends to enter into a change of control agreement with Gary C. Miller that will provide certain benefits in the event of a change of control of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank. Upon a change in control of Wayne Savings Community Bank followed by the involuntary or, in certain instances, voluntary, termination, other than termination for cause, Mr. Miller would be entitled to severance pay in an amount equal to two times his base salary. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment. The agreement may be revised based upon comments of the Office of Thrift Supervision.

DIRECTORS' COMPENSATION

      FEES. Our directors receive no fees for serving on the Board of Directors or committees of Wayne Savings Bancshares, Inc. Each non-employee director who served on the Board of Directors of Wayne Savings Community Bank during the fiscal year ended March 31, 2002 received a monthly meeting fee of $825 and a monthly retainer of $550. The monthly meeting fee is paid to the director only if the director attends the meeting or has an excused absence. No additional fees were paid for special meetings of the Board of Directors. During the fiscal year ended March 31, 2002, the members of the sExecutive Committee received an annual fee of $2,000; however, Kenneth Rhode, Chairman of the Board of Directors of Wayne Savings Community Bank, received a "grandfathered" executive committee fee of $4,000. Members of the Loan Committee and Audit Committee received an annual fee of $1,800. Directors who attend the quarterly meetings of Wayne Savings Bancshares, Inc.'s Asset Review Committee received a fee of $100 for each meeting attended. The Chairman of the Board of Directors of Wayne Savings Community Bank and Chairman of the Executive Committee received $12,850 in additional fees during the fiscal year ended March 31, 2002. Mr. Finn did not receive any fees as Chairman of the Board of Wayne Savings Bancshares, Inc.

      DIRECTOR EMERITUS PLAN. Wayne Savings Community Bank has adopted a director emeritus plan pursuant to which retiring directors who have completed at least eight years of continuous service on the Board may be designated as "Director Emeritus" by a majority vote of the Board of Directors. The annual compensation for a

Director Emeritus is fixed by the Board but cannot exceed two-thirds of annual board meeting fees. Wayne Savings Community Bank currently has no individuals serving as Director Emeritus. For the fiscal year ended March 31, 2002, the fee paid to the then Director Emeritus was $9,000.

      STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. The Board of Directors of Wayne Savings Community Bank adopted the 1993 Stock Option Plan for Outside Directors in connection with its stock offering in 1993. The plan was ratified by Wayne Savings Community Bank's stockholders at the 1993 Annual Meeting. The plan authorizes the grant of non-statutory stock options for 36,018 shares (adjusted for stock-splits and stock dividends) of common stock to non-employee directors of Wayne Savings Bancshares, Inc. The plan is a self administering plan that granted to Messrs. Rhode, Harpster, Retzler, and Massaro non-statutory options to purchase 7,204, 5,467, 5,467 and 5,336 shares of common stock (as adjusted), respectively. The exercise price of the options was originally $10.00 per share, the fair market value of the shares of common stock underlying such option on the date the option was granted. As of ^ June 30, 2002, the exercise price of all such options was $5.00 due to stock-splits and stock dividends. All options granted under the plan may be exercised from time to time in whole or in part, and expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

      Wayne Savings Community Bank implemented an employee stock ownership plan in connection with its initial stock offering in 1993. The employee stock ownership plan purchased 7% of the shares sold in the 1993 offering, all of which have been allocated. As part of the conversion, the employee stock ownership plan intends to borrow funds from Wayne Savings Bancshares, Inc. and use those funds to purchase 8% of the common stock to be sold in the offering.

      Employees with at least one year of service with Wayne Savings Community Bank and who have attained age 18 are eligible to participate. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Wayne Savings Community Bank's discretionary contributions to the employee stock ownership plan over a period of up to 20 years, provided that the loan documents will permit repayment over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

      Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. A participant who terminates employment for reasons other than death, retirement, or disability prior to five years of credited service under the employee stock ownership plan will forfeit his benefits. Nonvested benefits will become fully vested upon five years of credited service, or prior to five years of credited service in connection with a participant's death or disability or termination of the plan. Vested benefits will be payable in the form of common stock and/or cash. Wayne Savings Community Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, Wayne Savings Community Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control (as defined in the plan) the employee stock ownership plan will terminate.

      A committee of nonemployee directors will administer the employee stock ownership plan. Wayne Savings Community Bank will appoint an independent financial institution or its outside directors to serve as trustee of the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, so long as the vote is in accordance with the provisions of ERISA.

PENSION PLAN

      Wayne Savings Community Bank makes available to all full-time employees who have attained the age of 21 and completed one year of service with the bank a defined benefit pension plan. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's normal retirement date (I.E., the first day of the month coincident with or next following the later of age 65 or 5 years of participation). These payments are calculated in accordance with a formula based on the employee's "average monthly compensation," which is defined as the highest average of total compensation for five consecutive calendar years of employment. The normal retirement benefit is equal to 29% of the "average monthly compensation" up to the integration level, plus 51% of the "average monthly compensation" in excess of the integration level, reduced for less than 35 years of service. The normal form of benefit is a monthly income payable for life. Optional forms of benefit are available.

      Under the pension plan, we make an annual contribution for the benefit of eligible employees computed on an actuarial basis. Employee benefits under the plan vest as designated in the schedule below:

               COMPLETED YEARS                                     VESTED
                OF EMPLOYMENT                                    PERCENTAGES
                -------------                                    -----------

             Fewer than 3 ....................................         0
             3 but less than 4 ...............................        20%
             4 but less than 5 ...............................        40%
             5 but less than 6 ...............................        60%
             6 but less than 7 ...............................        80%
             7 or more .......................................       100%

      The following table illustrates regular annual allowance amounts at age 65 under the regular retirement benefit plan provisions available at various levels of compensation and years of benefit service (figured on the formula described above):

                                          YEARS OF BENEFIT SERVICE
  AVERAGE SALARY      10           15           20          25          30           35
  --------------  ----------   ----------   ----------  ----------  ----------   --------

    $  20,000     $ 1,811       $  2,717    $  3,622    $  4,528     $  5,433    $  6,339
    $  30,000     $ 3,268       $  4,902    $  6,537    $  8,171     $  9,805    $ 11,439
    $  50,000     $ 6,183       $  9,274    $ 12,365    $ 15,456     $ 18,548    $ 21,639
    $  80,000     $10,554       $ 15,831    $ 21,108    $ 26,385     $ 31,662    $ 37,939
    $ 100,000     $13,468       $ 20,202    $ 27,937    $ 33,671     $ 40,405    $ 47,139


      At June 30, 2002, Mr. Finn and Ms. Christopher-Finn had 38 years and 30 years of credited service under the pension plan, respectively.


CERTAIN TRANSACTIONS WITH WAYNE SAVINGS BANCSHARES, INC.


      Federal law and regulations generally require that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same plan benefits that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Wayne Savings Bancshares, Inc.'s capital and surplus must be approved in advance by a majority of the disinterested members of the Board of Directors. As of June 30, 2002, loans to officers, directors and their related business interests totaled $2.5 million, including a $2.1 million loan to a partnership in which one of our directors is a partner. All loans outstanding made by Wayne Savings Bancshares, Inc. to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.


      Director Russell L. Harpster is a partner in the law firm of Henderson, Harpster & Vanosdall of Ashland, Ohio, which has represented Wayne Savings Bancshares, Inc. in certain legal matters since 1979. During the fiscal year ending March 31, 2002, Wayne Savings Bancshares, Inc. paid $8,808 in legal fees to the law firm. No retainer was paid, and Wayne Savings Bancshares, Inc. was billed for services performed at the firm's hourly rate.

BENEFITS TO BE CONSIDERED FOLLOWING COMPLETION OF THE CONVERSION

      STOCK OPTION PLAN. We intend to submit for stockholder approval, no earlier than six months after the completion of the conversion, a new stock option plan for directors and officers of Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. If approved by the stockholders, the new stock option plan would reserve 10% of the shares sold in the offering for issuance when options granted to officers and directors are exercised. Ten percent of the shares issued in the offering would amount to 174,250 shares, 205,000 shares, 235,750 shares or 271,112 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.0% in their ownership interest in Wayne Savings Bancshares, Inc. at the mid-point of the offering range.

      The exercise price of the options granted under the new stock option plan will be equal to the fair market value of Wayne Savings Bancshares, Inc. common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the conversion, options will vest at a rate of 20% at the end of each 12 months of service with Wayne Savings Community Bank after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death or disability, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

      The stock option plan would be administered by a committee of non-employee members of the Wayne Savings Bancshares, Inc.'s board of directors. Options granted under the stock option plan to employees may be "incentive" stock options, designed to result in a beneficial tax treatment to the employee but no tax deduction to Wayne Savings Bancshares, Inc. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

      STOCK RECOGNITION PLAN. We also intend to request stockholder approval of a new stock recognition plan, no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock recognition plan would, if implemented within one year of conversion, reserve 4% of the shares sold in the offering (assuming Wayne Savings Community Bank has a tangible capital to assets ratio in excess of 10%) or 69,700 shares, 82,000 shares, 94,300 or 108,445 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. The officers and directors will be awarded common stock under the stock recognition plan without having to pay cash for the shares. No awards would be made under the stock recognition plan until the plan is approved by stockholders. If the shares awarded under the stock recognition plan come from authorized but unissued shares totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 2.1% in their ownership interest in Wayne Savings Bancshares, Inc. at the mid-point of the offering range.

      Awards under the stock recognition plan would be nontransferable and nonassignable. Under OTS rules, if the stock recognition plan is adopted within one year following the conversion, the shares which are subject to an award would vest at a rate of 20% at the end of each full 12 months of service with Wayne Savings Community Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the stock recognition plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined), shares not already delivered would be forfeited. Under Office of Thrift Supervision rules, if the stock recognition plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

      The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for Wayne Savings Bancshares, Inc. If the stock recognition plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the stock recognition plan, taking into account the best interests of the award recipients. If the stock recognition plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid, and the recipient will be entitled to vote the unvested shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


      The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group as of June 30, 2002. The business address of each director and executive officer is 151 North Market Street, Wooster, Ohio.



                                                                                        PERCENT OF
                                                     NUMBER OF SHARES OF COMMON     ALL COMMON STOCK
              NAME OF BENEFICIAL OWNER              STOCK BENEFICIALLY OWNED(1)        OUTSTANDING
--------------------------------------------------  -----------------------------  --------------------
Charles F. Finn                                                34,664(2)                   1.3%
Terry A. Gardner                                               31,492                      1.2
Russell L. Harpster                                            38,482(3)                   1.5
Donald E. Massaro                                              10,230                        *
James C. Morgan                                                11,412                        *
Joseph L. Retzler                                              15,471(4)                     *
Kenneth G. Rhode                                               60,220                      2.3
Wanda Christopher-Finn                                         21,677(5)                     *
Gary C. Miller                                                  9,896                        *
All directors and executive officers as a group (9
persons)                                                      233,544                      9.1

----------------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)  Includes options to purchase 3,200 shares.
(3)  Includes options to purchase 842 shares.
(4)  Includes options to purchase 4,467 shares.
(5)  Includes options to purchase 2,041 shares.

                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

      The table below sets forth, for each of Wayne Savings Bancshares, Inc.'s directors and executive officers and for all of the directors and executive officers as a group, the following information:


      (1) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Wayne Savings Bancshares, Inc. common stock as of June 30, 2002;


      (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

      (3) the total amount of Wayne Savings Bancshares, Inc. common stock to be held upon consummation of the conversion.

      In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See "The Conversion--Limitations on Common Stock Purchases."


                                                   PROPOSED PURCHASES OF STOCK IN
                                                           THE OFFERING(1)            TOTAL COMMON STOCK TO BE HELD
                                                  -------------------------------  ----------------------------------
                                   NUMBER OF                                                           PERCENTAGE OF
                                EXCHANGE SHARES      NUMBER OF                                             TOTAL
   NAME OF BENEFICIAL OWNER      TO BE HELD(2)        SHARES            AMOUNT       NUMBER OF SHARES   OUTSTANDING
------------------------------  ----------------  --------------   --------------  ------------------- --------------
Charles F. Finn                     47,753             7,000           $ 70,000          54,753            1.4%
Terry A. Gardner                    47,795               500              5,000          48,295            1.2%
Russell L. Harpster                 57,126            10,000            100,000          67,126            1.7%
Donald E. Massaro                   15,526             2,000             20,000          17,526              *
James C. Morgan                     17,320             2,500             25,000          19,820              *
Joseph L. Retzler                   16,701               500              5,000          17,201              *
Kenneth G. Rhode                    91,396            10,000            100,000         101,396            2.6%
Wanda Christopher- Finn             29,802             5,000             50,000          34,802              *
Michael C. Anderson                     --             5,000             50,000           5,000              *
Gary C. Miller                      15,019             3,000             30,000          18,019              *
                                ----------------  --------------   --------------  ------------------- --------------
All directors and executive
officers as a group (9
persons)                           338,438            45,500           $455,000         383,938           9.8%
                                ================= ==============   ==============  =================== ==============

-------------------------------
*     Less than 1%.
(1)   Includes proposed subscriptions, if any, by associates.
(2)   Based on information presented in "Beneficial Ownership of Common Stock."

                                 THE CONVERSION

      The Boards of Directors of Wayne Savings Bancshares, Inc. and Wayne Savings Bankshares, MHC have approved the plan of conversion. The plan of conversion must also be approved by the members of Wayne Savings Bankshares, MHC, and the stockholders of Wayne Savings Bancshares, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has also conditionally approved the plan; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

GENERAL

      The respective Boards of Directors of Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. adopted the plan of conversion on July 10, 2001. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public form. Wayne Savings Bankshares, MHC, the mutual holding company parent of Wayne Savings Bancshares, Inc., will be merged into Wayne Savings Community Bank, and Wayne Savings Bankshares, MHC will no longer exist. Pursuant to the plan, Wayne Savings Bancshares, Inc., which owns 100% of Wayne Savings Community Bank, also will be succeeded by a new Delaware corporation with the same name. As part of the conversion, shares of common stock of Wayne Savings Bancshares, Inc. representing the ownership interest of Wayne Savings Bankshares, MHC, will be offered for sale in the subscription offering and community offering. Following the completion of the conversion, all of the capital stock of Wayne Savings Community Bank will be held by Wayne Savings Bancshares, Inc. A diagram of our corporate structure before and after the conversion is set forth in the Summary of this prospectus.

      Under the plan of conversion, at the conclusion of the conversion and related offering, each share of Wayne Savings Bancshares, Inc. common stock held by persons other than Wayne Savings Bankshares, MHC will be converted automatically into and become a right to receive new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and exchange of existing shares of Wayne Savings Bancshares, Inc. for new shares, excluding any shares purchased in the offering, the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same aggregate percentage of new Wayne Savings Bancshares, Inc. common stock that they owned immediately prior to the conversion.


      We intend to retain between $8.0 million (at the minimum of the offering range) and $11.0 million (at the maximum of the offering range) of the net proceeds of the offering and contribute the balance of the net proceeds to Wayne Savings Community Bank. The conversion will be effected only upon completion of the sale of at least the minimum number of shares of our common stock to be offered pursuant to the plan of conversion.


      The plan of conversion provides generally that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified benefit plans, including the employee stock ownership plan, supplemental eligible account holders and other members. Subject to the prior rights of these holders of subscription rights, we will offer common stock for sale in a community offering to members of the general public, with a preference given to the public stockholders of Wayne Savings Bancshares, Inc. common stock as of September __, 2002, and then to natural persons residing in Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio. We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."


      We determined the range of the number of shares of common stock to be offered in the offering based upon an independent appraisal of the estimated pro forma market value of Wayne Savings Bancshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

      The appraisal was prepared pursuant to written guidelines promulgated by the Office of Thrift Supervision. RP Financial, LC made its appraisal in reliance upon the information contained in this document, including the financial statements. RP Financial, LC also considered the following factors, among others:

      o the present and projected operating results and financial condition of Wayne Savings Bancshares, Inc. and the economic and demographic conditions in Wayne Savings Bancshares, Inc.'s existing market area;

      o certain historical, financial and other information relating to Wayne Savings Bancshares, Inc.;

      o a comparative evaluation of the operating and financial characteristics of Wayne Savings Bancshares, Inc. with those of other similarly situated publicly traded savings institutions located in Ohio and other regions of the United States;

      o     the aggregate size of the offering of the common stock;

      o the impact of the conversion on Wayne Savings Bancshares, Inc.'s stockholders' equity and earnings potential;

      o     the proposed dividend policy of Wayne Savings Bancshares, Inc.; and

      o the trading market for securities of comparable institutions and general conditions in the market for such securities.

      The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC to account for differences between Wayne Savings Bancshares, Inc. and the peer group. RP Financial, LC placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC's analysis provides an approximation of the pro forma market value of Wayne Savings Bancshares, Inc. as converted based on the valuation approaches applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Wayne Savings Bancshares, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases of 8% of the common stock issued in the offering by our employee stock ownership plan, and purchases in the open market of 4% of the common stock issued in the offering by the recognition plan at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning theses assumptions. The use of different assumptions may yield different results.

      The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch of Wayne Savings Community Bank and at the Central Regional and Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Additional Information."

PURPOSES OF CONVERSION

      Wayne Savings Community Bank reorganized into the mutual holding company corporate structure in 1993 and sold only a minority interest in the common stock based on its capital needs at that time. If Wayne Savings Community Bank had undertaken a full conversion to public ownership in 1993, it would have offered 100% of its common stock for sale, and it would have raised more capital than management believed could have been effectively reinvested in its market area. Wayne Savings Bancshares, Inc. now has uses for additional capital, and it will offer the portion of its shares now owned by Wayne Savings Bankshares, MHC to the public. This will complete the transition to full public ownership.


      The potential impact of the conversion upon Wayne Savings Community Bank's capital base is significant. Wayne Savings Community Bank had stockholders' equity in accordance with generally accepted accounting principles of $26.5 million, or 7.9% of assets, at June 30, 2002. Assuming that the offering raises $20.5 million in gross proceeds at the midpoint of the offering range, and assuming $9.5 million of the net proceeds are contributed to Wayne Savings Community Bank as additional capital, Wayne Savings Community Bank's ratio of capital to pro forma assets, calculated under generally accepted accounting principles, will increase to 10.1%. The investment of the net proceeds from the sale of the common stock will provide Wayne Savings Community Bank with additional income to grow and further increase its capital position. The additional capital may also assist Wayne Savings Community Bank in offering new programs and expanded services to its customers. Additionally, the proceeds retained by Wayne Savings Bancshares, Inc. may be used for branching and for the acquisition of financial institutions or banking related businesses, although we have no current plans to make any acquisitions.


      After we complete the conversion and depending on market conditions, the unissued common and preferred stock authorized by the certificate of incorporation of Wayne Savings Bancshares, Inc. will permit us to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options or the possible issuance of authorized but unissued shares to our stock benefit plans.

APPROVALS REQUIRED

      The affirmative vote of a majority of the total eligible votes of the members of Wayne Savings Bankshares, MHC, at the special meeting of members is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Wayne Savings Bankshares, MHC will also be deemed to approve the merger of Wayne Savings Bankshares, MHC into Wayne Savings Community Bank. The affirmative vote of the holders of at least two-thirds of the outstanding common stock of Wayne Savings Bancshares, Inc. and a majority of the votes cast by the public stockholders of Wayne Savings Bancshares, Inc. common stock are also required to approve the plan of conversion. The plan of conversion must also be approved by the OTS, which has given its conditional approval. The Ohio Division of Financial Institutions must also approve certain interim merger transactions involving Wayne Savings Community Bank that will facilitate the completion of the conversion.

SHARE EXCHANGE RATIO

      Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares of a subsidiary's common stock for common stock of the converted holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. The board of directors of Wayne Savings Bancshares, Inc. has determined that each publicly held share of Wayne Savings Bancshares, Inc. common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio whereby the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same percentage of common stock in Wayne Savings Bancshares, Inc. after the conversion as they held in Wayne Savings Bancshares, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares, and the receipt of cash in lieu of fractional shares. At June 30, 2002, there were 2,572,021 shares of Wayne Savings Bancshares, Inc. common stock outstanding (net of treasury stock), and 1,221,594 shares, or 47.5% of the total, were publicly held. The exchange ratio is not dependent on the market value of Wayne Savings Bancshares, Inc. common stock. It is calculated based on the percentage of Wayne Savings Bancshares, Inc. common stock held by the public, the independent appraisal of Wayne Savings Bancshares, Inc. prepared by RP Financial, LC and the number of shares sold in the offering. The exchange ratio is expected to range from approximately 1.2901 exchange shares for each publicly held share of Wayne Savings Bancshares, Inc. at the minimum of the offering range to 2.0072 exchange shares for each publicly held share of Wayne Savings Bancshares, Inc. at the adjusted maximum of the offering range.


         If you are now a stockholder of Wayne Savings Bancshares, Inc., your existing shares will be cancelled and exchanged for new shares in Wayne Savings Bancshares, Inc. The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of Wayne Savings Bancshares, Inc. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Wayne Savings Bancshares, Inc. common stock would receive in the exchange, adjusted for the number of shares sold in the offering.



                                                          NEW SHARES
                                                       TO BE EXCHANGED                               NEW SHARES TO
                                NEW SHARES          FOR EXISTING SHARES OF   TOTAL SHARES             BE RECEIVED
                                TO BE SOLD               WAYNE SAVINGS        OF COMMON                FOR 100
                             IN THIS OFFERING          BANCSHARES, INC.      STOCK TO BE    EXCHANGE   EXISTING
                          AMOUNT        PERCENT      AMOUNT       PERCENT    OUTSTANDING     RATIO      SHARES
                        -----------   ----------   ----------   ---------   ------------    ------   ------------
Minimum...............   1,742,500        52.5%     1,575,594      47.5%     3,318,094      1.2901       129
Midpoint..............   2,050,000        52.5      1,853,640      47.5      3,903,640      1.5177       151
Maximum...............   2,357,500        52.5      2,131,686      47.5      4,489,186      1.7454       174
15% above Maximum.....   2,711,125        52.5      2,451,439      47.5      5,162,564      2.0072       200

      Outstanding options to purchase shares of Wayne Savings Bancshares, Inc. common stock will also be converted into and become options to purchase Wayne Savings Bancshares, Inc. common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration, and vesting schedule of these options will not be affected. At June 30, 2002, all the options to purchase common stock were vested. At June 30, 2002, there were outstanding options to purchase 14,273 shares of Wayne Savings Bancshares, Inc. common stock. Executive officers and directors of Wayne Savings Bancshares, Inc. do not intend to exercise options prior to the effective date.


EFFECTS OF CONVERSION ON DEPOSITORS, BORROWERS AND MEMBERS

      GENERAL. Each depositor in Wayne Savings Community Bank has both a deposit account in Wayne Savings Community Bank and a pro rata ownership interest in the net worth of Wayne Savings Bankshares, MHC based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of Wayne Savings Bankshares, MHC and Wayne Savings Community Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Wayne Savings Bankshares, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of Wayne Savings Bankshares, MHC, which is lost to the extent that the balance in the account is reduced or closed.

      Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Wayne

Savings Bankshares, MHC and Wayne Savings Community Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Wayne Savings Bankshares, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

      CONTINUITY. While the conversion is being accomplished, the normal business of Wayne Savings Community Bank of accepting deposits and making loans will continue without interruption. Wayne Savings Community Bank will continue to be an Ohio savings association and will continue to be regulated by the Office of Thrift Supervision, the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation. After the conversion, Wayne Savings Community Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff. The directors serving Wayne Savings Bancshares, Inc. at the time of the conversion will serve as directors of Wayne Savings Bancshares, Inc. after the conversion.

      EFFECT ON DEPOSIT ACCOUNTS. Under the plan of conversion, each depositor in Wayne Savings Community Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

      EFFECT ON LOANS. No loan outstanding from Wayne Savings Community Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

      EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors, and borrowers as of June 23, 1993 who continue as borrowers of Wayne Savings Community Bank, are members of, and have voting rights in, Wayne Savings Bankshares, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Wayne Savings Bankshares, MHC and will no longer be entitled to vote at meetings of Wayne Savings Bankshares, MHC. Upon completion of the conversion, all voting rights in Wayne Savings Community Bank will be vested in Wayne Savings Bancshares, Inc. as the sole stockholder of Wayne Savings Community Bank. Exclusive voting rights with respect to Wayne Savings Bancshares, Inc. will be vested in the holders of its common stock. Depositors and borrowers of Wayne Savings Community Bank will not have voting rights after the conversion, except to the extent that they become stockholders of Wayne Savings Bancshares, Inc. through the purchase of common stock.

      TAX EFFECTS. Wayne Savings Bancshares, Inc. will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or state income tax purposes to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., the public stockholders of Wayne Savings Bancshares, Inc., members of Wayne Savings Bankshares, MHC, eligible account holders, supplemental eligible account holders, or Wayne Savings Community Bank. See "--Tax Aspects."

      EFFECT ON LIQUIDATION RIGHTS. In the unlikely event that Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. liquidated prior to the conversion, all claims of creditors of Wayne Savings Community Bank and Wayne Savings Bancshares, Inc., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Wayne Savings Community Bank or Wayne Savings Bancshares, Inc. remaining, these assets would be distributed to the public stockholders and to Wayne Savings Bankshares, MHC, to the extent of their stock ownership interest in Wayne Savings Bancshares, Inc. If Wayne Savings Bankshares, MHC liquidated, all claims of creditors would be paid first. Thereafter, if there were any assets of Wayne Savings Bankshares, MHC remaining, members of Wayne Savings Bankshares, MHC would receive the remaining assets, pro rata, based upon the balances in their deposit accounts in Wayne Savings Community Bank immediately prior to liquidation. There has never been a liquidation of a mutual holding company with public stockholders, and management believes that it is unlikely that such a liquidation would ever occur.

      In the unlikely event that Wayne Savings Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to depositors as of June 30, 2000 and June 30, 2002, with any assets remaining thereafter distributed to Wayne Savings Bancshares, Inc. as the holder of Wayne Savings Community Bank's capital stock.

Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

      The plan of conversion and federal regulations require that the aggregate purchase price of the common stock in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have retained RP Financial, LC to make the valuation. For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $50,000. This amount does not include a fee of $12,000 to be paid to RP Financial, LC for assistance in the preparation of a business plan. Wayne Savings Community Bank and Wayne Savings Bancshares, Inc. have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as appraiser, except where RP Financial, LC's liability results from its negligence or bad faith.

      The independent valuation was prepared by RP Financial, LC in reliance upon the information contained in this prospectus, including the consolidated financial statements. RP Financial, LC also considered the following factors, among others: the present and projected operating results and financial condition of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank (including its subsidiary, Village Savings Bank); the economic and demographic conditions in Wayne Savings Community Bank's existing marketing area; certain historical, financial and other information relating to Wayne Savings Community Bank; a comparative evaluation of the operating and financial statistics of Wayne Savings Community Bank with those of other publicly traded savings institutions located in Wayne Savings Community Bank's region and on a national basis; the aggregate size of the offering of the common stock; the impact of the conversion on Wayne Savings Community Bank's stockholders' equity and earnings potential; the proposed dividend policy of Wayne Savings Bancshares, Inc. and Wayne Savings Community Bank; and the trading market for securities of comparable institutions and general conditions in the market for the securities.


      The independent valuation was prepared based on the assumption that the aggregate amount of common stock sold in the offering would be equal to the estimated pro forma market value of Wayne Savings Bancshares, Inc., assuming completion of the conversion and offering multiplied by the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC. The independent valuation states that as of August 16, 2002, the estimated pro forma market value, or valuation range, of Wayne Savings Bancshares, Inc. ranged from a minimum of $33.2 million to a maximum of $44.9 million, with a midpoint of $39.0 million. The Board of Directors determined to offer the shares for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Wayne Savings Bancshares, Inc. common stock owned by Wayne Savings Bankshares, MHC, and the $10.00 price per share, the minimum of the offering range will be 1,742,500 subscription shares, the midpoint of the offering range will be 2,050,000 subscription shares, and the maximum of the offering range will be 2,357,500 subscription shares.


      The Board of Directors reviewed the independent valuation and, in particular, considered the following:

      o Wayne Savings Bancshares, Inc.'s financial condition and results of operations;
      o financial comparisons of Wayne Savings Bancshares, Inc. in relation to institutions of similar size and asset quality;
      o stock market conditions generally and in particular for financial institutions; and
      o the historical trading price of the publicly held shares of Wayne Savings Bancshares, Inc. common stock.

      All of these factors are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by RP Financial, LC in preparing the independent valuation and the Board believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift

Supervision, if required, as a result of subsequent developments in the financial condition of Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Wayne Savings Bancshares, Inc. to less than $33.2 million or more than $51.6 million, the appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

      THE INDEPENDENT VALUATION, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING OUR COMMON STOCK. RP FINANCIAL, LC DID NOT INDEPENDENTLY VERIFY OUR CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION THAT WE PROVIDED TO THEM, NOR DID RP FINANCIAL, LC INDEPENDENTLY VALUE OUR ASSETS OR LIABILITIES. THE INDEPENDENT VALUATION CONSIDERS WAYNE SAVINGS COMMUNITY BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF WAYNE SAVINGS COMMUNITY BANK. MOREOVER, BECAUSE THE VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH MAY CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING OUR COMMON STOCK IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL THEIR SHARES AT PRICES AT OR ABOVE THE $10.00 PRICE.

      Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15% to up to $51.6 million, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,711,125 shares, to reflect changes in the market and financial conditions, without resoliciting subscribers. We will not decrease the minimum of the valuation range and of the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

      If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $51.6 million and a corresponding increase in the offering range to more than 2,711,125 shares, or a decrease in the minimum of the valuation range to less than $33.2 million and a corresponding decrease in the offering range to fewer than 1,742,500 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and return by check all funds promptly with interest at Wayne Savings Community Bank's passbook rate of interest on payments made by check, bank draft or money order and cancel withdrawal authorizations. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, we will return all funds promptly to investors as described above. A resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.

      An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Wayne Savings Bancshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and Wayne Savings Bancshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."

      Copies of the appraisal report of RP Financial, LC and the detailed memorandum of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Wayne Savings Community Bank and as specified under "Additional Information."

EXCHANGE OF STOCK CERTIFICATES

      The conversion of existing outstanding shares of Wayne Savings Bancshares, Inc. common stock into the right to receive new shares of Wayne Savings Bancshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion we or a bank or trust company designated by us in the capacity of exchange agent, will send a transmittal form to each public stockholder of Wayne Savings Bancshares, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions with respect to the surrender of certificates representing Wayne Savings Bancshares, Inc. (a federal corporation) common stock to be exchanged for new shares of Wayne Savings Bancshares, Inc. (a Delaware corporation) common stock. It is expected that stock certificates for new shares of Wayne Savings Bancshares, Inc. common stock will be distributed within five business days after the receipt of properly executed transmittal forms and other required documents. Shares held by public stockholders in street name will be exchanged automatically; no transmittal forms will be mailed relating to these shares.

      No fractional shares of Wayne Savings Bancshares, Inc. common stock will be issued to any public stockholder of Wayne Savings Bancshares, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued to stockholders who hold certificates, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled to by $10.00. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Wayne Savings Bancshares, Inc. stock certificates. Stockholders whose shares are held in street name will automatically receive cash in lieu of fractional shares.

YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED TRANSMITTAL FORMS, WHICH WILL INCLUDE FORWARDING INSTRUCTIONS.

      Until your existing certificates representing Wayne Savings Bancshares, Inc. common stock are surrendered for exchange after the conversion in compliance with the terms of the transmittal form, you will not receive new shares of Wayne Savings Bancshares, Inc. common stock and you will not be paid dividends on the new Wayne Savings Bancshares, Inc. common stock. When you surrender your certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Wayne Savings Bancshares, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of new shares of Wayne Savings Bancshares, Inc. common stock into which those shares have been converted by virtue of the conversion.

      All new shares of Wayne Savings Bancshares, Inc. common stock that we issue to you in exchange for existing shares of Wayne Savings Bancshares, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion which may have been declared by us on or prior to the effective date and which remain unpaid at the effective date.

      If a certificate for Wayne Savings Bancshares, Inc. common stock has been lost, stolen or destroyed, the exchange agent will issue the new stock certificates upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

      In accordance with the plan of conversion, rights to subscribe for the purchase of common stock in the subscription offering have been granted under the plan of conversion in the following order of descending priority. All subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum, and overall purchase limitations set forth in the plan of conversion and as described below under "--Limitations on Common Stock Purchases."

      PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Wayne Savings Community Bank depositor with aggregate deposit account balances, including demand deposit accounts, of $50 or more (a "Qualifying Deposit") on June 30, 2000 ("Eligible Account Holders"), will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations and exclusive of shares purchased by the employee stock ownership plan from any increase in the shares offered pursuant to an increase in the maximum of the offering range. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares, except for additional shares issued to the employee stock ownership plan upon an increase in the maximum of the offering range, will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his aggregate Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

      To ensure proper allocation of stock, each Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest on June 30, 2000. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Wayne Savings Bancshares, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding June 30, 2000.

      PRIORITY 2: TAX-QUALIFIED PLANS. Our tax-qualified employee stock benefit plans will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 8% of the common stock sold, and our employee stock ownership plan intends to purchase 8% of the shares sold in the offering.

      PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Wayne Savings Community Bank depositor with a Qualifying Deposit on June 30, 2002 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

      To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest at June 30, 2002. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.


      PRIORITY 4: OTHER MEMBERS. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Wayne Savings Bankshares, MHC on the voting record date of September __, 2002 (i.e., Wayne Savings Community Bank depositors and its borrowers as of June 23, 1993 whose borrowings remain outstanding) who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor, nontransferable subscription rights to purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.


      In accordance with federal regulations, Village Savings Bank depositors and borrowers will not have priority subscription rights to purchase common stock in the subscription offering.


      EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The Subscription Offering will expire on October __, 2002, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. We may determine to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

      We will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold. If 1,742,500 shares have not been subscribed for or sold within 45 days after the expiration date, unless the period is extended with the consent of the Office of Thrift Supervision, all funds delivered to us pursuant to the offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, we will notify subscribers of the extension of time and of the rights of subscribers to modify or rescind their subscriptions. Extensions may not go beyond September __, 2004 which is two years after the special meeting of members of Wayne Savings Bankshares, MHC to approve the conversion.

COMMUNITY OFFERING


      To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders, and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering, with preference given first to our public stockholders as of October __, 2002, and then to natural persons residing in the Ohio counties of Wayne, Holmes, Ashland, Medina and Stark. These persons may purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. THE OPPORTUNITY TO PURCHASE SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO OUR RIGHT, IN OUR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

      If we do not have sufficient shares available to fill the orders of common stockholders of Wayne Savings Bancshares, Inc. as of September __, 2002, we will allocate the remaining available stock among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by each such person. However, if there are insufficient shares available for this allocation, then we will allocate shares among persons whose orders remain unsatisfied in the proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all those persons whose subscriptions remain unsatisfied. Similar allocation procedures will be used for orders of persons residing in the Ohio counties of Wayne, Holmes, Ashland, Medina and Stark. If all orders of persons residing in these counties are filled, any shares remaining will be allocated to other persons who purchase in the community offering applying the same method of allocation described above.


      The term "resided" or "residing" as used in this prospectus means any person who occupies a dwelling within Wayne Savings Community Bank's community, has a present intent to remain within the community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within Wayne Savings Community Bank's community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in Wayne Savings Community Bank's community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. We may utilize deposit or loan records or other evidence provided to us to make a determination as to whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

      The community offering may begin during the subscription offering, and is expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. Wayne Savings Bancshares, Inc. may determine to extend the community offering for any reason, and is not required to give purchasers notice of any such extension. If 1,742,500 shares have not been subscribed for or sold within 45 days after the expiration date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to us will be returned promptly to the purchasers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45 day period following the expiration date is granted, we will notify purchasers of the extension of time and of the rights of purchasers to modify or rescind their orders. These extensions may not go beyond September __, 2004, which is two years after the special meeting of members of Wayne Savings Bankshares, MHC to approve the conversion.

      We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

SYNDICATED COMMUNITY OFFERING

      If feasible, our Board of Directors may determine to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve the widest distribution of the common stock. However, we retain the right to accept or reject in whole or in part any orders in the syndicated community offering. In the syndicated community offering, any person may purchase up to 25,000 shares of common stock, subject to the overall maximum purchase limitations. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

      If for any reason we cannot effect a syndicated community offering of shares not sold in the subscription and community offerings, or in the event that there is an insignificant number of unsold shares remaining after the subscription and community offerings or in the syndicated community offering, we will make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve these other purchase arrangements.

PLAN OF DISTRIBUTION; SELLING AGENT COMPENSATION

      Offering materials have been distributed by mail to those with subscription rights at the last known address on our records. Subscription rights expire whether or not eligible subscribers can be located.

      To assist in the marketing of the common stock, we have retained Ryan Beck & Co., LLC, which is a broker/dealer registered with the National Association of Securities Dealers, Inc. Ryan, Beck & Co., LLC will assist us in the offering by:

      o     acting as our financial advisor;

      o providing administrative services and stock information center management; and

      o     providing securities marketing services.


      For these services, Ryan, Beck & Co., LLC, will receive an advisory and management fee of $50,000 and a marketing fee equal to 1.5% of the dollar amount of common stock sold in the subscription and community offerings other than shares purchased by officers, directors and employees or their immediate families and common stock purchased by our tax-qualified and non-qualified employee benefit plans, for which no fee need be paid. The management fee and marketing fee, together, shall not exceed $350,000. In the event that Ryan, Beck & Co., LLC sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee of 1.5% of the dollar amount of total shares sold in the syndicated community offering. The fees payable directly to the selected broker-dealers, which may include Ryan, Beck & Co., LLC, for their sales will not exceed 7% of the value of the common stock sold by them in the syndicated community offering. Ryan, Beck & Co., LLC will also be reimbursed for allocable expenses in an amount not to exceed $25,000, without the approval of Wayne Savings Bancshares, Inc., and for attorney's fees and expenses in an amount not to exceed $75,000, without the approval of Wayne Savings Bancshares, Inc.


      We have made an advance payment to Ryan, Beck & Co., LLC in the amount of $50,000. We will indemnify Ryan, Beck & Co., LLC against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

      Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of Wayne Savings Community Bank may participate in the offering but only in ministerial capacities, providing clerical work in effecting a sales transaction, and no offers or sales may be made by tellers or at the teller counter. All sales activity will be conducted in a segregated or separately identifiable area of Wayne Savings Community Bank's main offices apart from the area accessible to the general public for the purpose of making deposits or withdrawals. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan, Beck & Co., LLC. Other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

PROCEDURE FOR PURCHASING SHARES


      EXPIRATION DATE. The offering will terminate at 10:00 a.m., Eastern time, on October __, 2002, unless we extended it, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the offering beyond 45 days after the expiration date of the offering would require the Office of Thrift Supervision's approval and potential purchasers would be given the right to increase, decrease, or rescind their orders for common stock. If we have not sold the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all orders for common stock. If the number of shares offered is reduced below the minimum of the offering range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.


      To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a special account at Wayne Savings Community Bank.

      We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any withdrawal orders, and return all funds submitted, plus interest at Wayne Savings Community Bank's current passbook rate from the date of receipt.


      USE OF ORDER FORMS. In order to purchase shares of the common stock in the subscription offering and community offering, you must complete an order form and remit payment. Incomplete order forms, or order forms that are not signed are not required to be accepted. We will not be required to accept orders submitted on photocopied or facsimiled stock order forms. ALL ORDER FORMS MUST BE RECEIVED PRIOR TO 10:00 A.M., EASTERN TIME ON OCTOBER ___, 2002. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our stock information center, or by overnight delivery to the indicated address on the back of the order form. Order forms may NOT be delivered to Wayne Savings Community Bank branches. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.


      By signing the order form you will be acknowledging that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Wayne Savings Community Bank or the Federal Government, and that you received a copy of this prospectus. HOWEVER, SIGNING THE ORDER FORM WILL NOT RESULT IN YOU WAIVING YOUR RIGHTS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

      PAYMENT FOR SHARES. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

      (1) check, money order, or bank draft made payable to Wayne Savings Bancshares, Inc.; or

      (2) authorization of withdrawal from Wayne Savings Community Bank deposit accounts (without check-writing privileges) designated on the stock order form.

      Appropriate means for designating withdrawals from deposit accounts at Wayne Savings Community Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check, money order, or bank draft, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated escrow account at Wayne Savings Community Bank and interest will be paid at the current passbook rate from the date payment is received until the offering is completed or terminated. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease, or rescind their orders for a specified period of time.

      If you are interested in using your individual retirement account funds to purchase common stock, you must do so through a self-directed individual retirement account. Wayne Savings Community Bank, by law, cannot maintain self-directed individual retirement accounts. Therefore, if you wish to use your funds that are currently in a Wayne Savings Community Bank individual retirement account you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase common stock should contact the stock information center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

      Our employee stock ownership plan will not be required to pay for shares purchased until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or Wayne Savings Bancshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase. Regulations prohibit Wayne Savings Community Bank or Village Savings Bank from lending funds or extending credit to any persons to purchase common stock in the offering.

      DELIVERY OF STOCK CERTIFICATES. Certificates representing common stock issued in the offering and Wayne Savings Community Bank checks representing any applicable refund and/or interest paid on subscriptions made by check, money order, or bank draft will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. UNTIL CERTIFICATES FOR THE COMMON STOCK ARE AVAILABLE AND DELIVERED TO PURCHASERS, PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF STOCK WHICH THEY ORDERED, EVEN THOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING.

      OTHER RESTRICTIONS. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

      OFFICE OF THRIFT SUPERVISION CONVERSION REGULATIONS PROHIBIT ANY PERSON WITH SUBSCRIPTION RIGHTS, INCLUDING THE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS OF WAYNE SAVINGS COMMUNITY BANK, FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT OR UNDERSTANDING TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF THE SUBSCRIPTION RIGHTS ISSUED UNDER THE PLAN OF CONVERSION OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE. THESE RIGHTS MAY BE EXERCISED ONLY BY THE PERSON TO WHOM THEY ARE GRANTED AND ONLY FOR HIS ACCOUNT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE IS PURCHASING SHARES SOLELY FOR HIS OWN ACCOUNT AND THAT HE HAS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES. THE REGULATIONS ALSO PROHIBIT ANY PERSON FROM OFFERING OR MAKING AN ANNOUNCEMENT OF AN OFFER OR INTENT TO MAKE AN OFFER TO PURCHASE SUBSCRIPTION RIGHTS OR SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE PRIOR TO COMPLETION OF THE OFFERING.

      WE WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT WE BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WE WILL NOT HONOR ORDERS THAT WE BELIEVE INVOLVE THE TRANSFER OF SUBSCRIPTION RIGHTS.

STOCK INFORMATION CENTER

      If you have any questions regarding the offering, please call the Stock Information Center toll free, at (800) 804-8479, from 9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday. The Stock Information Center is located at 151 North Market Street, Wooster, Ohio.

LIMITATIONS ON COMMON STOCK PURCHASES

      The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased during the conversion:

      (1) No person may purchase less than 25 shares of common stock or more than 25,000 shares;

      (2) Our tax-qualified employee stock benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 8% of the shares issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%. The employee stock ownership plan expects to subscribe for 8% of the shares sold, or 139,400 shares at the minimum of the offering range and 188,600 shares at the maximum of the offering range;

      (3) Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 25,000 shares in all categories of the offering;

      (4) Current stockholders of Wayne Savings Bancshares, Inc. are subject to an additional limitation upon the number of shares that may be purchased in the offering. As previously described, current stockholders of Wayne Savings Bancshares, Inc. will receive new shares of Wayne Savings Bancshares, Inc. common stock in exchange for their existing shares of Wayne Savings Bankshares, Inc. common stock. The number of shares that a stockholder may purchase in the offering, together with associates or persons acting in concert with such purchaser, when combined with the shares that the stockholder and his associates will receive in exchange for existing Wayne Savings Bancshares, Inc. common stock, may not exceed 5% of the outstanding shares of common stock of Wayne Savings Bancshares, Inc. at the completion of the offering; and

      (5) The maximum number of shares of common stock which may be purchased in all categories of the offering by officers and directors of Wayne Savings Community Bank and their associates, in the aggregate, when combined with new shares of common stock issued in exchange for existing shares, may not exceed 29% of the shares issued in the offering.

      Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of members of Wayne Savings Bankshares, MHC, may decrease or increase the purchase and ownership limitations. We may need regulatory approval to increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares, in our sole discretion may be, given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who choose to increase their subscriptions. Our Board of Directors may, in its sole discretion, increase the maximum purchase limitations up to 9.99% of the shares issued in the conversion, provided that orders for shares exceeding 5% of the shares being issued shall not exceed, in the aggregate, 10% of the total issued. Requests to purchase additional shares under this provision will be determined by our Board of Directors in its sole discretion.

      In the event of an increase in the total number of shares offered in the offering due to an increase in the offering range of up to 15%, shares will be allocated in the following order of priority in accordance with the plan of conversion:

      (1) to fill our employee stock ownership plan's subscription for 8% of the total number of shares sold;

      (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and


      (3) to fill unfulfilled subscriptions in the community offering, with preference given first to Wayne Savings Bancshares, Inc. stockholders as of September __, 2002, and then to natural persons residing in the Ohio counties of Wayne, Holmes, Ashland, Medina and Stark.


      The term "associate" of a person is defined to mean:

      (1) any corporation or organization, other than Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, or a majority-owned subsidiary of Wayne Savings Community Bank, of which the person is an officer, partner or 10% stockholder;

      (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, that this term shall not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

      (3) any relative or spouse of the persons, or any relative of the spouse, who either has the same home as the person or who is a director or officer of Wayne Savings Bancshares, Inc., or Wayne Savings Community Bank.

      The term "acting in concert" means:

      (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

      (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

      A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

      Our directors are not treated as associates of each other solely because of their membership on our Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert. For a further discussion of limitations on purchases of a converting institution's stock at the time of conversion and subsequent to conversion, see "--Certain Restrictions on Purchase or Transfer of Shares after Conversion" and "Restrictions on Acquisition of Wayne Savings Bancshares, Inc."

LIQUIDATION RIGHTS

      In the unlikely event of a complete liquidation of Wayne Savings Bancshares, Inc. prior to the conversion, all claims of creditors of Wayne Savings Bancshares, Inc., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Wayne Savings Bancshares, Inc. remaining, these assets would be distributed to stockholders, including Wayne Savings Bankshares, MHC. In the unlikely event that Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Wayne Savings Bankshares, MHC remaining, members of Wayne Savings Bankshares, MHC would receive these remaining assets, pro rata, based upon the deposit balances in their deposit account in Wayne Savings Community Bank immediately prior to liquidation. In the unlikely event that Wayne Savings Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Wayne Savings Bancshares, Inc. as the holder of Wayne Savings Community Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

      The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:

      (1) Wayne Savings Bankshares, MHC's ownership interest in the surplus and reserves of Wayne Savings Bancshares, Inc. as of the date of its latest balance sheet contained in this prospectus; or

      (2) the retained earnings of Wayne Savings Community Bank at the time that Wayne Savings Community Bank reorganized into Wayne Savings Bankshares, MHC in 1993.

      The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Wayne Savings Community Bank after the conversion with an interest in the unlikely event of the complete liquidation of Wayne Savings Community Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his deposit account at Wayne Savings Community Bank, would be entitled, on a complete liquidation of Wayne Savings Community Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Wayne Savings Bancshares, Inc. Each Eligible Account Holder and each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Wayne Savings Community Bank on June 30, 2000, or June 30, 2002, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2000, or June 30, 2002, respectively, bears to the balance of all deposit accounts in Wayne Savings Bancshares, Inc. on such dates.

      If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2000, or June 30, 2002, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Wayne Savings Bancshares, Inc. as the sole stockholder of Wayne Savings Community Bank.

TAX ASPECTS

      Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Wayne Savings Bankshares, MHC, Wayne Savings Bancshares, Inc., Wayne Savings Community Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and/or other members of Wayne Savings Bankshares, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the IRS or any state taxing authority, and such authorities could disagree with such opinions. In the event of such disagreement, there can be no assurance that Wayne Savings Bancshares, Inc. or Wayne Savings Community Bank would prevail in a judicial proceeding.

      Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, A Professional Corporation, regarding the federal income tax consequences of the conversion which includes, but is not limited to, the following opinions:

      1. The merger of Wayne Savings Bancshares, Inc. with and into Wayne Savings Community Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

      2. The merger of Wayne Savings Bankshares, MHC with and into Wayne Savings Community Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

      3. The exchange of the members' equity interests in Wayne Savings Bankshares, MHC for interests in a liquidation account established in Wayne Savings Community Bank will satisfy the continuity of interest requirement of
Section 1.368-1(b) of the Federal Income Tax Regulations.

      4. Wayne Savings Bankshares, MHC will not recognize any gain or loss on the transfer of its assets to Wayne Savings Community Bank in exchange for an interest in a liquidation account established in Wayne Savings Community Bank for the benefit of Wayne Savings Bankshares, MHC members who remain depositors of Wayne Savings Community Bank.

      5. No gain or loss will be recognized by Wayne Savings Community Bank upon the receipt of the assets of Wayne Savings Bankshares, MHC in exchange for the transfer to the members of Wayne Savings Bankshares, MHC of an interest in the liquidation account in Wayne Savings Community Bank.

      6. Members of Wayne Savings Bankshares, MHC will recognize no gain or loss upon the receipt of an interest in the liquidation account in Wayne Savings Community Bank in exchange for their interests in Wayne Savings Bankshares, MHC.

      7. Current stockholders of Wayne Savings Bancshares, Inc. will not recognize any gain or loss upon their exchange of Wayne Savings Bancshares, Inc. common stock solely for new shares of Wayne Savings Bancshares, Inc. common stock.

      8. Cash received by any current stockholder of Wayne Savings Bancshares, Inc. in lieu of a fractional share interest in new shares of Wayne Savings Bancshares, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new Wayne Savings Bancshares, Inc. common stock, which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming common stock of Wayne Savings Bancshares, Inc. surrendered in exchange therefor was held as a capital asset by such stockholder at the effective time of the conversion.

      9. Each stockholder's aggregate basis in new shares of Wayne Savings Bancshares, Inc. common stock received in the exchange will be the same as the aggregate basis of Wayne Savings Bancshares, Inc. common stock surrendered in exchange therefor.

      10. Each stockholder's holding period in his or her Wayne Savings Bancshares, Inc. common stock received in the exchange will include the period during which Wayne Savings Bancshares, Inc. common stock surrendered was held, provided that the Wayne Savings Bancshares, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

      11. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or other members upon distribution to them of subscription rights to purchase shares of Wayne Savings Bancshares, Inc. common stock, provided that the amount to be paid for Wayne Savings Bancshares, Inc. common stock is equal to the fair market value of Wayne Savings Bancshares, Inc. common stock.

      12. No gain or loss will be recognized by Wayne Savings Bancshares, Inc. on the receipt of money in exchange for Wayne Savings Bancshares, Inc. common stock sold in the offering.

      In the view of RP Financial, LC, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the value and Wayne Savings Bancshares, Inc. could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, an opinion of RP Financial, LC is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

      The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Wayne Savings Bancshares, Inc.'s registration statement. An opinion on the Ohio state income tax consequences consistent with the federal tax opinion has been issued by Grant Thornton, LLP, tax advisors to Wayne Savings Bankshares, MHC and Wayne Savings Bancshares, Inc.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF OUR SHARES AFTER CONVERSION

      All shares purchased in the offering by a director or an executive officer of Wayne Savings Community Bank generally may not be sold for a period of one year following the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Wayne Savings Community Bank also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

      Purchases of shares of our common stock by any of our directors, executive officers, or any person who was an executive officer after adoption of the plan of conversion, and their associates, during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any employee plans, recognition plans or restricted stock plans.

      Office of Thrift Supervision regulations prohibit us from repurchasing more than 5% of our outstanding shares of common stock during the first year following conversion. After one year the OTS does not impose any repurchase restrictions.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

      GENERAL. As a result of the conversion, our existing Wayne Savings Bancshares, Inc. stockholders will become stockholders of Wayne Savings Bancshares, Inc., a Delaware corporation and the successor to the existing Wayne Savings Bancshares, Inc. There are certain differences in stockholder rights arising from distinctions between Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws and Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation and bylaws and from distinctions between laws applicable to Delaware and federally chartered corporations.

      This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. This discussion is qualified in its entirety by reference to the certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc. and the Delaware General Corporation Law. See "Additional Information" for procedures for obtaining a copy of Wayne Savings Bancshares, Inc.'s certificate of incorporation and bylaws.

      AUTHORIZED CAPITAL STOCK. Our authorized capital stock currently consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. After the conversion our authorized capital stock as a Delaware corporation will consist of 9,000,000 shares of common stock, $0.10 par value per share, and 500,000 shares of preferred stock, par value $0.10 per share. We authorized more capital stock than that which will be issued in the conversion to provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock option grants. However, these additional authorized shares may also be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Wayne Savings Bancshares, Inc. Our Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares, other than the issuance of additional shares to our stock benefit plans.

      ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, Wayne Savings Bankshares, MHC is required to own not less than a majority of the outstanding Wayne Savings Bancshares, Inc. common stock. There will be no such restriction applicable to Wayne Savings Bancshares, Inc. following consummation of the conversion.

      Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Wayne Savings Bancshares, Inc.'s federal stock charter restricts such issuances to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock related compensation plans, such as stock option plans, may be adopted by Wayne Savings Bancshares, Inc. without stockholder approval and shares of Wayne Savings Bancshares, Inc. capital stock may be issued directly to directors or officers without stockholder approval. The bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities that are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

      VOTING RIGHTS. Neither Wayne Savings Bancshares, Inc.'s federal stock charter or bylaws nor Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation or bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "--Limitations on Acquisitions of Voting Stock and Voting Rights" below.

      PAYMENT OF DIVIDENDS. The ability of Wayne Savings Bancshares, Inc. to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to savings associations such as Wayne Savings Community Bank. See "Regulation--Limitations on Capital Distributions." Although Wayne Savings Bancshares, Inc. is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect Wayne Savings Bancshares, Inc. because dividends from Wayne Savings Community Bank will be a primary source of funds of Wayne Savings Bancshares, Inc. for the payment of dividends to stockholders of Wayne Savings Bancshares, Inc.


      Certain restrictions generally imposed on Delaware corporations may also have an impact on Wayne Savings Bancshares, Inc.'s ability to pay dividends. Delaware law generally provides that Wayne Savings Bancshares, Inc. is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

      BOARD OF DIRECTORS. Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws and Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation and bylaws each require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

      Under Wayne Savings Bancshares, Inc.'s federal bylaws, any vacancies in the Board of Directors of Wayne Savings Bancshares, Inc. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of Wayne Savings Bancshares, Inc. to fill vacancies may only serve until the next annual meeting of stockholders. Under Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation, any vacancy occurring in the Board of Directors of Wayne Savings Bancshares, Inc., including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

      Under Wayne Savings Bancshares, Inc.'s federal bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Wayne Savings Bancshares, Inc.

      LIMITATIONS ON LIABILITY. The federal stock charter and bylaws of Wayne Savings Bancshares, Inc. do not limit the personal liability of directors in the manner provided by the Delaware law and the laws of many other states.

      Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that the directors of Wayne Savings Bancshares, Inc. will not be personally liable for monetary damages to Wayne Savings Bancshares, Inc. for certain actions as directors, except for actions or omissions not in good faith or that involve intentional misconduct or a knowing violation of law by the director, the authorization of illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Wayne Savings Bancshares, Inc.

      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Wayne Savings Bancshares, Inc.'s federal stock charter and bylaws do not contain any provision relating to indemnification of directors and officers of Wayne Savings Bancshares, Inc. Under current Office of Thrift Supervision regulations, however, Wayne Savings Bancshares, Inc. shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Wayne Savings Bancshares, Inc. or its stockholders. Wayne

Savings Bancshares, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Wayne Savings Bancshares, Inc. is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

      The officers, directors, agents and employees of Wayne Savings Bancshares, Inc. are indemnified with respect to certain actions pursuant to Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation, which complies with Delaware law regarding indemnification. Delaware law allows Wayne Savings Bancshares, Inc. to indemnify the aforementioned persons for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director or officer of Wayne Savings Bancshares, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

      SPECIAL MEETINGS OF STOCKHOLDERS. Wayne Savings Bancshares, Inc.'s federal stock charter provides that special meetings of Wayne Savings Bancshares, Inc.'s stockholders may be called by the chairman, the president, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of Wayne Savings Bancshares, Inc. entitled to vote at the meeting. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that special meetings of the stockholders of Wayne Savings Bancshares, Inc. may be called only by a majority vote of the total authorized directors.

      STOCKHOLDER NOMINATIONS AND PROPOSALS. Wayne Savings Bancshares, Inc.'s federal bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with the secretary of Wayne Savings Bancshares, Inc. at least two weeks and at least five days, respectively, before the date of any such meeting.

      Wayne Savings Bancshares, Inc.'s Delaware bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Wayne Savings Bancshares, Inc. not less than 90 days prior to the anniversary date of the mailing of proxy materials by Wayne Savings Bancshares, Inc. in connection with the immediately preceding annual meeting of stockholders. However, if less than 100 days notice or prior disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of Wayne Savings Bancshares, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

      STOCKHOLDER ACTION WITHOUT A MEETING. The federal bylaws of Wayne Savings Bancshares, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation specifically denies the authority of stockholders to act without a meeting.

      STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is applicable to Wayne Savings Bancshares, Inc. provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Delaware law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

      LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit.

      MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation requires the approval of two-thirds of the Board of Directors of Wayne Savings Bancshares, Inc. and the holders of two-thirds of the outstanding stock of Wayne Savings Bancshares, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Wayne Savings Bancshares, Inc.'s assets. Such regulation permits Wayne Savings Bancshares, Inc. to merge with another corporation without obtaining the approval of its stockholders if:

      (1)   it does not involve an interim savings institution;

      (2) Wayne Savings Bancshares, Inc.'s federal stock charter is not changed;

      (3) each share of Wayne Savings Bancshares, Inc.'s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Wayne Savings Bancshares, Inc. after such effective date; and

      (4)   either:

            (a) no shares of voting stock of Wayne Savings Bancshares, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination or

            (b) the authorized unissued shares or the treasury shares of voting stock of Wayne Savings Bancshares, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Wayne Savings Bancshares, Inc. outstanding immediately prior to the effective date of the transaction.

      Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation requires the approval of the holders of at least 80% of Wayne Savings Bancshares, Inc.'s outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except where (i) the proposed transaction has been approved by two-thirds of those members of Wayne Savings Bancshares, Inc.'s Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder, or (ii) certain "fair price" provisions are complied with. The term "Interested Stockholder" includes any individual, corporation, partnership or other entity, other than Wayne Savings Bancshares, Inc. or its subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Wayne Savings Bancshares, Inc. or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things:

      (1) any merger or consolidation of Wayne Savings Bancshares, Inc. with or into any Interested Stockholder;

      (2) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Wayne Savings Bancshares, Inc. and its subsidiaries to an Interested Stockholder;

      (3) the issuance or transfer of any securities of Wayne Savings Bancshares, Inc. or a subsidiary of Wayne Savings Bancshares, Inc. to an Interested Stockholder having a value exceeding 25% of the combined fair market value of the outstanding securities of Wayne Savings Bancshares, Inc.;

      (4) the adoption of any plan or proposal for the liquidation or dissolution of Wayne Savings Bancshares, Inc. proposed by or on behalf of an Interested Stockholder or any affiliate of an Interested Stockholder; or

      (5) any reclassification of securities, any recapitalization, or any merger with a subsidiary or other transaction that has the effect of increasing an Interested Stockholder's proportional share of any class of securities of Wayne Savings Bancshares, Inc.

      Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of Wayne Savings Bancshares, Inc. and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of Wayne Savings Bancshares, Inc. The increased stockholder vote required to approve a business combination may have the effect of preventing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

      Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation provides that the Wayne Savings Bancshares, Inc.'s Board of Directors may consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by Wayne Savings Bancshares, Inc.

      DISSENTERS' RIGHTS OF APPRAISAL. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. However, if the federally chartered savings institution's stock is listed on a national securities exchange or quoted on the Nasdaq Stock Market, stockholders are not entitled to dissenters' rights in connection with a merger if stockholders are required to accept only "qualified consideration" for their stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination thereof.

      Under Delaware law, except for cash merger transactions, shareholders of Wayne Savings Bancshares, Inc. generally will not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which Wayne Savings Bancshares, Inc. is a party because the common stock is expected to be listed on the Nasdaq National Market.

      AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of Wayne Savings Bancshares, Inc.'s federal stock charter may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Wayne Savings Bancshares, Inc. common stock, except that the provisions of the certificate of incorporation governing the calling of meetings of stockholders and the prohibition of action by written consent of stockholders, stockholder nominations and proposals, limitations on voting rights of 10% stockholders, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Wayne Savings Bancshares, Inc. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of Wayne Savings Bancshares, Inc. from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one or more of such provisions.

      The federal bylaws of Wayne Savings Bancshares, Inc. may be amended by a majority vote of the full Board of Directors of Wayne Savings Bancshares, Inc. or by a majority vote of the votes cast by the stockholders of Wayne Savings Bancshares, Inc. at any legal meeting. Wayne Savings Bancshares, Inc.'s Delaware bylaws may only be amended by a two-thirds vote of the Board of Directors of Wayne Savings Bancshares, Inc. or by the holders of at least 80% of the outstanding stock of Wayne Savings Bancshares, Inc.

      PURPOSE AND ANTI-TAKEOVER EFFECTS OF WAYNE SAVINGS BANCSHARES, INC.'S DELAWARE CERTIFICATE OF INCORPORATION AND BYLAWS. Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions will also assist us in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. Our Board of Directors believes these provisions are in the best interest of Wayne Savings Bancshares, Inc. and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of Wayne Savings Bancshares, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our Board of Directors believes that it is in the best interest of Wayne Savings Bancshares, Inc. and its stockholders to encourage potential acquirer to negotiate directly with the Board of Directors of Wayne Savings Bancshares, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Wayne Savings Bancshares, Inc. and that is in the best interest of all stockholders.

      Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Wayne Savings Bancshares, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Wayne Savings Bancshares, Inc.'s assets.

      An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive our remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Securities Exchange Act of 1934.

      Despite our belief of as to the benefits to stockholders of these provisions of Wayne Savings Bancshares, Inc.'s Delaware certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

      Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of our equity securities that would be permitted for a Delaware business corporation.

      The cumulative effect of the restriction on acquisition of Wayne Savings Bancshares, Inc. contained in the Delaware certificate of incorporation and bylaws of Wayne Savings Bancshares, Inc. and in Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Wayne Savings Bancshares, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

          RESTRICTIONS ON ACQUISITION OF WAYNE SAVINGS BANCSHARES, INC.

      The following discussion is a summary of certain provisions of federal law and regulations and corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

CONVERSION REGULATIONS

      Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company, for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 9.9% of the outstanding shares or voting rights of a converted institution or its holding company.

CHANGE OF CONTROL REGULATIONS

      Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings association without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

      Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock who do not intend to participate in or seek to exercise control over a savings association's management or policies must qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

      The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

      (1) the acquisition would result in a monopoly or substantially lessen competition;

      (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

      (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

         DESCRIPTION OF CAPITAL STOCK OF WAYNE SAVINGS BANCSHARES, INC.
                            FOLLOWING THE CONVERSION

GENERAL


      At the effective date, Wayne Savings Bancshares, Inc. will be authorized to issue 9,000,000 shares of common stock having a par value of $0.10 per share and 500,000 shares of preferred stock. Wayne Savings Bancshares, Inc. currently expects to issue in the offering up to 2,357,500 shares of common stock, subject to adjustment, and up to 2,131,686 shares, subject to adjustment, in exchange for the publicly held shares of Wayne Savings Bancshares, Inc. Wayne Savings Bancshares, Inc. will not issue shares of preferred stock in the conversion. Each share of Wayne Savings Bancshares, Inc. common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.


      THE COMMON STOCK OF WAYNE SAVINGS BANCSHARES, INC. WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

      DIVIDENDS. Wayne Savings Bancshares, Inc. may pay dividends out of statutory surplus or from net profits if, as and when declared by its Board of Directors. The payment of dividends by Wayne Savings Bancshares, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Wayne Savings Bancshares, Inc. will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Wayne Savings Bancshares, Inc. out of funds legally available therefor. If Wayne Savings Bancshares, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

      VOTING RIGHTS. When the conversion is completed, the holders of common stock of Wayne Savings Bancshares, Inc. will have exclusive voting rights in Wayne Savings Bancshares, Inc. They will elect Wayne Savings Bancshares, Inc.'s Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Wayne Savings Bancshares, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

      As an Ohio stock savings association, corporate powers and control of Wayne Savings Community Bank are vested in its Board of Directors, who elect the officers of Wayne Savings Community Bank and who fill any vacancies on the Board of Directors. Voting rights of Wayne Savings Community Bank are vested exclusively in the owners of the shares of capital stock of Wayne Savings Community Bank, which will be Wayne Savings Bancshares, Inc., and voted at the direction of Wayne Savings Bancshares, Inc.'s Board of Directors. Consequently, the holders of the common stock of Wayne Savings Bancshares, Inc. will not have direct control of Wayne Savings Community Bank.

      LIQUIDATION. In the event of any liquidation, dissolution or winding up of Wayne Savings Community Bank, Wayne Savings Bancshares, Inc., as the holder of 100% of Wayne Savings Community Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Wayne Savings Community Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Wayne Savings Community Bank available for distribution. In the event of liquidation, dissolution or winding up of Wayne Savings Bancshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Wayne Savings Bancshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

      PREEMPTIVE RIGHTS. Holders of the common stock of Wayne Savings Bancshares, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

      None of the shares of Wayne Savings Bancshares, Inc.'s authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

      The transfer agent and registrar for Wayne Savings Bancshares, Inc. common stock is Mellon Investor Services, LLC, South Hackensack, New Jersey.

                                     EXPERTS

      The consolidated financial statements as of March 31, 2002 and 2001, and for each of the three years in the period ended March 31, 2002, included in this prospectus and registration statement have been audited by Grant Thornton LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

      RP Financial, LC has consented to the publication herein of the summary of its report to Wayne Savings Bancshares, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon completion of the stock offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS

      The legality of the common stock has been opined upon for Wayne Savings Bancshares, Inc. by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Wayne Savings Bancshares, Inc. Certain legal matters will be passed upon for Ryan, Beck & Co., LLC by Drinker Biddle & Reath, LLP, Philadelphia, Pennsylvania.

                             ADDITIONAL INFORMATION

      Wayne Savings Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Wayne Savings Bancshares, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

      Wayne Savings Bankshares, MHC has filed an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the Application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the Office of Thrift Supervision, One South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

      IN CONNECTION WITH THE STOCK OFFERING, WAYNE SAVINGS BANCSHARES, INC. WILL REGISTER ITS COMMON STOCK WITH THE SEC UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AND, UPON SUCH REGISTRATION, WAYNE SAVINGS BANCSHARES, INC. AND THE HOLDERS OF ITS STOCK WILL BECOME SUBJECT TO THE PROXY SOLICITATION RULES, REPORTING REQUIREMENTS AND RESTRICTIONS ON STOCK PURCHASES AND SALES BY DIRECTORS, OFFICERS AND GREATER THAN 10% STOCKHOLDERS, THE ANNUAL AND PERIODIC REPORTING AND CERTAIN OTHER REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934. UNDER THE STOCK ISSUANCE PLAN, WAYNE SAVINGS BANCSHARES, INC. HAS UNDERTAKEN THAT IT WILL NOT TERMINATE SUCH REGISTRATION FOR A PERIOD OF AT LEAST THREE YEARS FOLLOWING THE STOCK OFFERING.


                                    CONTENTS

                                                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                         F-2

FINANCIAL STATEMENTS


  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (as of June 30, 2002
  (unaudited) and March 31, 2002 and 2001)                                                                 F-3

  CONSOLIDATED STATEMENTS OF EARNINGS (for the three months ended
  June 30, 2002 and 2001 (unaudited) and the years ended March 31, 2002, 2001 and 2000)                     34

  CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (for the three months ended June 30, 2002 and 2001 (unaudited) and the years ended March 31, 2002,
  2001 and 2000)                                                                                            34

  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (for the three months ended
  June 30, 2002 and 2001 (unaudited) and the years ended
  March 31, 2002, 2001 and 2000)                                                                           F-4

  CONSOLIDATED STATEMENTS OF CASH FLOWS (for the three months ended
  June 30, 2002 and 2001 (unaudited) and the years ended March 31, 2002, 2001 and 2000)                    F-5

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                               F-7


All financial statement schedules are omitted because the required information either is not applicable or is shown in the financial statements or in the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Wayne Savings Bancshares, Inc.


We have audited the accompanying consolidated statements of financial condition of Wayne Savings Bancshares, Inc. as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity, comprehensive income and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wayne Savings Bancshares, Inc. as of March 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


GRANT THORNTON LLP
------------------
GRANT THORNTON LLP

Cincinnati, Ohio
June 17, 2002


                         WAYNE SAVINGS BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                    (Dollars in thousands, except share data)


                                                                                       JUNE 30,                     MARCH 31,
ASSETS                                                                                     2002                2002           2001
                                                                                    (Unaudited)
Cash and due from banks                                                              $    2,920          $    2,250     $    2,011
Federal funds sold                                                                       20,000              15,000          6,000
Interest-bearing deposits in other financial institutions                                10,037              10,633         12,891
                                                                                       --------            --------       --------
     Cash and cash equivalents                                                           32,957              27,883         20,902
Certificates of deposit in other financial institutions                                      -                   -           5,700
Investment securities held to maturity - at amortized cost, approximate market value of $20,702, $22,098 and $13,774 as of June 30, 2002 (unaudited),
  March 31, 2002 and 2001, respectively                                                  20,500              22,286         13,641
Mortgage-backed securities available for sale - at market                                 3,149               3,449          2,911
Mortgage-backed securities held to maturity - at amortized cost, approximate market value of $14,619, $13,835 and $5,694 as of June 30, 2002 (unaudited),
  March 31, 2002 and 2001, respectively                                                  14,634              13,877          5,663
Loans receivable - net                                                                  247,230             251,172        246,619
Loans held for sale - at lower of cost or market                                             -                   -             861
Office premises and equipment - net                                                       9,133               9,208          8,780
Real estate acquired through foreclosure                                                     -                   19            124
Federal Home Loan Bank stock - at cost                                                    3,910               3,767          3,510
Accrued interest receivable on loans                                                      1,136               1,153          1,328
Accrued interest receivable on mortgage-backed securities                                    83                  83             42
Accrued interest receivable on investments and interest bearing deposits                    278                 250            211
Prepaid expenses and other assets                                                         1,596               1,688          1,285
Prepaid federal income taxes                                                                 -                    8             63
                                                                                       --------            --------       --------
     Total assets                                                                    $  334,606          $  334,843     $  311,640
                                                                                       ========            ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                               $300,737            $300,957       $277,706
Advances from the Federal Home Loan Bank                                                  5,000               5,000          6,000
Advances by borrowers for taxes and insurance                                               224                 880            827
Accrued interest payable                                                                    292                 223            245
Accounts payable on mortgage loans serviced for others                                      242                 116            234
Other liabilities                                                                           636                 853            918
Accrued federal income taxes                                                                201                  -              -
Deferred federal income taxes                                                               847                 767            455
                                                                                       --------            --------       --------
     Total liabilities                                                                  308,179             308,796        286,385
Commitments and contingent liabilities                                                       -                   -              -

Stockholders' equity
  Common stock (20,000,000 shares of $1.00 par value authorized; 2,642,035,
    2,640,835 and 2,638,835 shares issued at June 30, 2002, March 31, 2002 and
    2001, respectively)                                                                   2,642               2,641          2,639
  Additional paid-in capital                                                             14,449              14,444         14,436
  Retained earnings - substantially restricted                                           10,468              10,121          9,150
  Less 70,014, 70,014 and 57,042 shares of treasury stock, at June 30, 2002,
    March 31, 2002 and 2001, respectively - at cost                                      (1,181)             (1,181)        (1,003)
  Accumulated other comprehensive income,
    unrealized gain on securities designated as available for sale,
    net of related tax effects                                                               49                  22             33
                                                                                       --------            --------       --------
     Total stockholders' equity                                                          26,427              26,047         25,255
                                                                                       --------            --------       --------
     Total liabilities and stockholders' equity                                      $  334,606          $  334,843     $  311,640
                                                                                       ========            ========       ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                         WAYNE SAVINGS BANCSHARES, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                Three months ended June 30, 2002 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


                    (Dollars in thousands, except share data)

                                                                                                   UNREALIZED GAINS
                                                                                                      (LOSSES) ON
                                                                                                      SECURITIES        TOTAL
                                                            ADDITIONAL                    TREASURY    DESIGNATED       STOCK-
                                                  COMMON      PAID-IN     RETAINED         STOCK -   AS AVAILABLE     HOLDERS'
                                                   STOCK      CAPITAL     EARNINGS        AT COST      FOR SALE        EQUITY

Balance at April 1, 1999                         $2,505       $12,480      $10,381       $   (468)     $    2          $24,900

Stock options exercised                               2             9           -              -           -                11
Net earnings for the year ended March 31, 2000       -             -         1,148             -           -             1,148
Stock dividend                                      125         1,904       (2,029)            -           -               -
Cash dividends                                       -             -          (882)            -           -              (882)
Purchase of treasury shares  - at cost               -             -            -            (177)         -              (177)
Unrealized losses on securities
  designated as available for sale,
  net of related tax effects                         -             -            -              -          (38)             (38)
                                                  -----       -------      -------         ------        ----        ---------

Balance at March 31, 2000                         2,632        14,393        8,618           (645)        (36)          24,962

Stock options exercised                               7            43           -              -           -                50
Net earnings for the year ended March 31, 2001       -             -         1,332             -           -             1,332
Cash dividends                                       -             -          (800)            -           -              (800)
Purchase of treasury shares - at cost                -             -            -            (358)         -              (358)
Unrealized gains on securities
  designated as available for sale,
  net of related tax effects                         -             -            -              -           69               69
                                                  -----       -------      -------         ------        ----        ---------

Balance at March 31, 2001                         2,639        14,436        9,150         (1,003)         33           25,255

Stock options exercised                               2             8           -              -           -                10
Net earnings for the year ended March 31, 2002       -             -         1,823             -           -             1,823
Cash dividends                                       -             -          (852)            -           -              (852)
Purchase of treasury shares - at cost                -             -            -            (178)         -              (178)
Unrealized losses on securities
  designated as available for sale,
  net of related tax effects                         -             -            -              -          (11)             (11)
                                                  -----       -------      -------         ------        ----        ---------

Balance at March 31, 2002                         2,641        14,444       10,121         (1,181)         22           26,047


Stock options exercised                               1             5           -              -           -                 6
Net earnings for the period ended
  June 30, 2002                                      -             -           554             -           -               554
Cash dividends                                       -             -          (207)            -           -              (207)
Unrealized gains on securities designated
  as available for sale, net of related
  tax effects                                        -             -            -              -           27               27
                                                  -----       -------      -------         ------        ----        ---------

Balance at June 30, 2002 (unaudited)             $2,642       $14,449      $10,468        $(1,181)      $  49          $26,427
                                                  =====        ======       ======         ======        ====        =========



THE ACCOMPANY NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                         WAYNE SAVINGS BANCSHARES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

                                 (In thousands)


                                                                   FOR THE THREE MONTHS ENDED             FOR THE YEAR ENDED
                                                                            JUNE 30,                           MARCH 31,
                                                                       2002         2001            2002         2001         2000
                                                                           (unaudited)
Cash flows provided by (used in) operating activities:
  Net earnings for the period                                     $     554    $     375        $  1,823     $  1,332     $  1,148
  Adjustments to reconcile net earnings to net cash
  provided by (used in) operating activities:
    Amortization of discounts and premiums on loans,
      investments and mortgage-backed securities-- net                   38            6              (3)         (16)          90
    Amortization of deferred loan origination fees                      (86)         (94)           (432)        (161)        (532)
    Depreciation and amortization                                       145          113             590          555          586
    (Gain) loss on sale of loans                                         (7)         (12)           (241)         (62)          42
    Proceeds from sale of loans in the secondary market               3,330        6,395          27,371        9,247        6,383
    Loans originated for sale in the secondary market                    -        (5,522)        (26,269)      (9,729)      (5,157)
    Provision for losses on loans                                        17            2             134           96          106
    Loss on disposal of real estate acquired through foreclosure         -            -               -            -             6
    Federal Home Loan Bank stock dividends                              (45)         (64)           (219)        (247)        (241)
    Increase (decrease) in cash due to changes in:
      Accrued interest receivable on loans                               17           54             175          (73)        (127)
      Accrued interest receivable on mortgage-backed securities          -             3             (41)          18          (31)
      Accrued interest receivable on investments
        and interest-bearing deposits                                   (28)           9             (39)         143         (165)
      Prepaid expenses and other assets                                 100       (1,138)           (403)        (272)         965
      Accrued interest payable                                           69           64             (22)          17           49
      Accounts payable on mortgage loans serviced for others            127           12            (118)         134           (8)
      Other liabilities                                                (218)        (554)            (65)         282           70
      Federal income taxes
        Current                                                         209          203              55          208           63
        Deferred                                                         66           30             319           44            9
                                                                  ---------    ---------        ----------------------------------
         Net cash provided by (used in) operating activities          4,288         (118)          2,615        1,516        3,256

Cash flows provided by (used in) investing activities:
  Purchase of investment securities held to maturity                     -            -          (16,250)      (2,477)     (13,411)
  Proceeds from maturity of investment securities held to maturity    1,786        1,517           7,617       12,069        2,080
  Purchase of mortgage-backed securities held to maturity            (1,952)          -          (12,108)      (2,025)      (7,008)
  Purchase of mortgage-backed securities available for sale              -            -           (2,047)          -        (1,022)
  Principal repayments on mortgage-backed securities held to maturity 1,165        1,209           3,894        3,344        3,311
  Principal repayments on mortgage-backed securities
    designated as available for sale                                    339          252           1,482          653        1,289
  Loan principal repayments                                          16,435       16,533          66,077       56,485       37,105
  Loan disbursements                                                (15,758)     (24,566)        (70,239)     (65,986)     (59,792)
  Purchase of office premises and equipment                             (70)        (388)         (1,018)      (1,115)      (1,294)
  Proceeds from sale of land                                             -            -               -           235           -
  Proceeds from sale of real estate acquired through foreclosure         16           12              12           14            5
  (Increase) decrease in certificates of deposit in other
    financial institutions                                               -         5,700           5,700       (1,700)       2,000
  Purchase of Federal Home Loan Bank stock                              (98)         (38)            (38)        (103)          -
                                                                  ---------    ---------       ---------     --------      -------
         Net cash provided by (used in) investing activities          1,863          231         (16,918)        (606)     (36,737)
                                                                    -------     --------          ------     --------       ------
         Net cash provided by (used in) operating and investing
           activities (balance carried forward)                       6,151          113         (14,303)         910      (33,481)
                                                                    -------     --------          ------     --------       ------

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

                                 (In thousands)

                                                                   FOR THE THREE MONTHS ENDED             FOR THE YEAR ENDED
                                                                            JUNE 30,                           MARCH 31,
                                                                       2002         2001            2002         2001         2000
                                                                           (unaudited)
         Net cash provided by (used in) operating and investing
           activities (balance brought forward)                    $  6,151    $     113        $(14,303)   $     910     $(33,481)

Cash flows provided by (used in) financing activities:
  Net increase (decrease) in deposit accounts                          (220)       6,678          23,251       12,754       29,625
  Proceeds from Federal Home Loan Bank advances                          -         5,000           5,000       11,000        4,000
  Repayments of Federal Home Loan Bank advances                          -        (5,000)         (6,000)     (17,000)      (1,000)
  Advances by borrowers for taxes and insurance                        (656)        (505)             53           50          (45)
  Dividends paid on common stock                                       (207)        (205)           (852)        (800)        (882)
  Proceeds from exercise of stock options                                 6           -               10           50           11
  Purchase of treasury shares - at cost                                  -          (140)           (178)        (358)        (177)
                                                                    -------     --------         -------     --------      -------
         Net cash provided by (used in) financing activities         (1,077)       5,828          21,284        5,696       31,532
                                                                    -------     --------         -------     --------      -------

Net increase (decrease) in cash and cash equivalents                  5,074        5,941           6,981        6,606       (1,949)

Cash and cash equivalents at beginning of period                     27,883       20,902          20,902       14,296       16,245
                                                                     ------     --------         -------     --------      -------

Cash and cash equivalents at end of period                         $ 32,957    $  26,843        $ 27,883    $  20,902     $ 14,296
                                                                     ======     ========         =======     ========      =======

Supplemental disclosure of cash flow information: Cash paid
  during the period for:
    Federal income taxes                                           $     10    $      20        $    637    $     490     $    516
                                                                    =======     ========         =======     ========      =======

    Interest on deposits and borrowings                            $  2,429    $   3,280        $ 12,370    $  13,083     $ 11,965
                                                                    =======     ========         =======     ========      =======

Supplemental disclosure of noncash investing activities:
  Transfers from loans to real estate acquired through foreclosure $     -     $      -         $     -     $      98     $     64
                                                                    =======     ========         =======     ========      =======

  Issuance of mortgage loan upon sale of real estate
    acquired through foreclosure                                   $    450    $      93        $     93    $      50     $     -
                                                                    =======     ========         =======     ========      =======

  Unrealized gains (losses) on securities designated as available
    for sale, net of related tax effects                           $     27    $       5        $    (11)   $      69     $    (38)
                                                                    =======     ========         =======     ========      =======

  Recognition of mortgage servicing rights
    in accordance with SFAS No. 140                                $      9    $      64        $    273    $      92     $     64
                                                                    =======     ========         =======     ========      =======


Supplemental disclosure of noncash financing activities:
  Acquisition of treasury stock in exchange for outstanding shares $     -     $     140        $     -     $      -      $     -
                                                                    =======     ========         =======     =======       =======



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                         WAYNE SAVINGS BANCSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include Wayne Savings Bancshares, Inc. (the "Company") and its wholly-owned subsidiary Wayne Savings Community Bank ("Wayne Savings" or the "Bank"). A majority (52.5%) of the Company's shares are owned by Wayne Savings Bankshares M.H.C. ("Bankshares," "parent" or "M.H.C."), a mutual holding company, as defined under Office of Thrift Supervision ("OTS") regulations. In fiscal 1999, Bankshares and Wayne Savings formed a new federal savings bank subsidiary of Wayne Savings in North Canton, Ohio, Village Savings Bank, F.S.B. ("Village"), hereinafter collectively referred to as "the Banks." Intercompany transactions and balances are eliminated in the consolidated financial statements.

    The Banks conduct a general banking business in north central Ohio which consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes. The Banks' profitability is significantly dependent on their net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Banks can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

    The financial information presented herein has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and general accounting practices within the financial services industry. In preparing financial statements in accordance with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The following is a summary of the Company's significant accounting policies, which have been consistently applied in the preparation of the accompanying financial statements.

    1.  INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

    The Company accounts for investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held-to-maturity, trading, or available for sale. Securities classified as held-to-maturity are carried at cost only if the Company has the positive intent and ability to hold these securities to maturity. Trading securities and securities designated as available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or stockholders' equity, respectively. Realized gains or losses on sales of securities are recognized using the specific identification method.

    2.  LOANS RECEIVABLE

    Loans held in portfolio are stated at the principal amount outstanding, adjusted for deferred loan origination fees, the allowance for loan losses, and premiums and discounts on loans purchased and sold. Premiums and discounts on loans purchased and sold are amortized and accreted to operations using the interest method over the average life of the underlying loans.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    2.  LOANS RECEIVABLE (continued)

    Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

    The Banks recognize rights to service mortgage loans for others pursuant to SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." In accordance with SFAS No. 140, an institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained must allocate some of the cost of the loans to the mortgage servicing rights.


    The Banks recognized $9,000, $64,000, $273,000, $92,000 and $64,000 of pre-tax gains on sales of loans related to capitalized mortgage servicing rights during the three month periods ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively.


    SFAS No. 140 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is measured based on fair value. The mortgage servicing rights recorded by the Banks, calculated in accordance with the provisions of SFAS No. 140, were segregated into pools for valuation purposes, using as pooling criteria the loan term and coupon rate. Once pooled, each grouping of loans was evaluated on a discounted earnings basis to determine the present value of future earnings that a purchaser could expect to realize from each portfolio. Earnings were projected from a variety of sources including loan servicing fees, interest earned on float, net interest earned on escrows, miscellaneous income and costs to service the loans. The present value of future earnings is the "economic" value for the pool, i.e., the net realizable present value to an acquirer of the acquired servicing.


    The Banks recorded amortization related to mortgage servicing rights totaling approximately $23,000, $15,000, $109,000, $52,000 and $44,000 for
    the three month periods ended June 30, 2002 and 2001 and the years ended March 31, 2002, 2001 and 2000, respectively. At June 30, 2002, March 31, 2002 and 2001, the carrying value of the Banks' mortgage servicing rights, which approximated fair value, totaled $507,000, $521,000 and $357,000, respectively.

    Loans held for sale are carried at the lower of cost or market, determined in the aggregate. In computing cost, deferred loan origination fees are deducted from the principal balances of the related loans. There were no loans identified as held for sale at June 30, 2002, or March 31, 2002. At March 31, 2001, loans held for sale were carried at cost.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    3.  LOAN ORIGINATION FEES

    The Banks account for loan origination fees in accordance with SFAS No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of certain direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits deferred loan origination costs to the direct costs attributable to the origination of a loan, i.e. principally, actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Banks' experience with similar commitments, are deferred and amortized over the life of the loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

    4.  ALLOWANCE FOR LOAN LOSSES

    It is the Banks' policy to provide valuation allowances for losses inherent within the loan portfolio that are both probable and can be reasonably estimated. When the collection of a loan becomes doubtful, or otherwise troubled, the Banks record a charge-off equal to the difference between the fair value of the property securing the loan and the loan's carrying value. In providing valuation allowances, costs of holding real estate, including the cost of capital, are considered. Major loans (including development projects) and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

    The Banks account for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This Statement requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loan's observable market price or fair value of the collateral.

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Banks consider investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Banks' investment in multi-family, commercial and nonresidential loans, and the evaluation of impairment thereof, such loans are collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

    It is the Banks' policy to charge off unsecured credits that are more than ninety days delinquent. Similarly, collateral dependent loans are evaluated for impairment at the time it becomes possible that the Banks will not collect all contractual amounts due. Generally, this analysis is performed before a loan becomes ninety days delinquent.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    4.  ALLOWANCE FOR LOAN LOSSES (continued)

    Information with respect to loans defined as impaired under SFAS No. 114 is summarized below:


                                                                    AS OF AND FOR THE               AS OF AND FOR THE
                                                                   THREE MONTHS ENDED                  YEAR ENDED
                                                                        JUNE 30,                        MARCH 31,
                                                                     2002       2001           2002       2001       2000
                                                                      (unaudited)
                                                                                      (In thousands)

       Investment in impaired loans                                $2,448     $1,165         $3,012       $645       $940
       Impaired loans with no measurement of loss                   2,448      1,165          2,493        645        940
       Impaired loans with measurement of loss                         -          -             519         -          -
       Allocated allowance for loan losses                             -          -             105         -          -
       Average impaired loans                                       2,942        816          1,829        793        947
       Charge-off of principal related to impaired loans               84         -              -         172         -
       Recoveries of charged-off principal related to impaired loans   -          -              -          -          -


    During the time a loan is deemed impaired, the Company records interest income using the cash method of accounting. Interest income on impaired loans totaled approximately $31,000, $17,000, $233,000, $71,000 and $85,000
    for the three month periods ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively.

    5.  OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are carried at cost and include expenditures, which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided on the straight-line method over the remaining useful lives of the assets, estimated to be twenty to fifty-five years for buildings and substantial improvements that extend the life of the original building, ten to twenty years for routine building improvements, five to ten years for furniture and equipment, ten to twenty years for leasehold improvements (where the Company has the sole discretion to renew the lease) and forty years for safe deposit boxes.

    6.  REAL ESTATE ACQUIRED THROUGH FORECLOSURE

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. Real estate loss provisions are recorded if the properties' fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are capitalized. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    7.  FEDERAL INCOME TAXES

    The Company accounts for federal income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes." In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

    The Company's principal temporary differences between pretax financial income and taxable income result primarily from the different methods of accounting for deferred loan origination fees, Federal Home Loan Bank stock dividends, certain components of retirement expense, general loan loss allowances, percentage of earnings bad debt deductions and mortgage servicing rights. A temporary difference is also recognized for depreciation expense computed using accelerated methods for federal income tax purposes.

    8.  EARNINGS PER SHARE

    Basic earnings per common share is computed based upon the weighted-average number of common shares outstanding during the period. Diluted earnings per common share include the dilutive effect of additional potential common shares issuable under the Company's stock option plan. For each of the periods presented, there were no shares excluded from the diluted earnings per share calculation because the related options were anti-dilutive. The computations were as follows:


                                                                   JUNE 30,                         MARCH 31,
                                                              2002          2001           2002         2001         2000
                                                                  (unaudited)
    Weighted-average common shares
      outstanding (basic)                                2,571,230     2,574,113      2,570,980    2,596,754    2,602,141
    Dilutive effect of assumed exercise
      of stock options                                      10,803        11,019         10,836       11,752       18,735
                                                         ---------     ---------      ---------    ---------    ---------
    Weighted-average common shares
      outstanding (diluted)                              2,582,033     2,585,132      2,581,816    2,608,506    2,620,876
                                                         =========     =========      =========    =========    =========


    9.  CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest-bearing deposits due from other financial institutions with original maturities of less than three months.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments, both assets and liabilities whether or not recognized in the consolidated statements of financial condition, for which it is practicable to estimate that value. For financial instruments where quoted market prices are not available, fair values are based on estimates using present value and other valuation methods.

    The methods used are greatly affected by the assumptions applied, including the discount rate and estimates of future cash flows. Therefore, the fair values presented may not represent amounts that could be realized in an exchange for certain financial instruments.


    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments at June 30, 2002 and March 31, 2002 and 2001:


         CASH AND CASH EQUIVALENTS: The carrying amounts presented in the consolidated statements of financial condition for cash and cash equivalents are deemed to approximate fair value.

         CERTIFICATES OF DEPOSIT IN OTHER FINANCIAL INSTITUTIONS: The carrying amounts presented in the consolidated statements of financial condition for certificates of deposit in other financial institutions are deemed to approximate fair value.

         INVESTMENT AND MORTGAGE-BACKED SECURITIES: For investment and mortgage-backed securities, fair value is deemed to equal the quoted market price.

         LOANS RECEIVABLE: The loan portfolio has been segregated into categories with similar characteristics, such as one-to-four family residential, multi-family residential and nonresidential real estate. These loan categories were further delineated into fixed-rate and adjustable-rate loans. The fair values for the resultant loan categories were computed via discounted cash flow analysis, using current interest rates offered for loans with similar terms to borrowers of similar credit quality. For loans on deposit accounts and consumer and other loans, fair values were deemed to equal the historic carrying values. The historical carrying amount of accrued interest on loans is deemed to approximate fair value.

         FEDERAL HOME LOAN BANK STOCK: The carrying amount presented in the consolidated statements of financial condition is deemed to approximate fair value.

         DEPOSITS: The fair value of NOW accounts, passbook and club accounts, money market deposits and advances by borrowers is deemed to approximate the amount payable on demand. Fair values for fixed-rate certificates of deposit have been estimated using a discounted cash flow calculation using the interest rates currently offered for deposits of similar remaining maturities.

         ADVANCES FROM FEDERAL HOME LOAN BANK: The fair value of these advances is estimated using the rates currently offered for similar advances of similar remaining maturities or, when available, quoted market prices.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    10.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

         COMMITMENTS TO EXTEND CREDIT: For fixed-rate and adjustable-rate loan commitments, the fair value estimate considers the difference between current levels of interest rates and committed rates. At June 30, 2002, March 31, 2002 and 2001, the difference between the fair value and notional amount of loan commitments was not material.

    Based on the foregoing methods and assumptions, the carrying value and fair value of the Company's financial instruments are as follows:


                                                    JUNE 30,                                  MARCH 31,
                                                      2002                         2002                      2001
                                              CARRYING       FAIR         CARRYING        FAIR       CARRYING       FAIR
                                                VALUE        VALUE          VALUE         VALUE        VALUE        VALUE
                                                    (unaudited)
                                                                              (In thousands)
    Financial assets
      Cash and cash equivalents and
        certificates of deposit             $  32,957    $  32,957       $  27,883    $  27,883    $  26,602    $  26,602
      Investment securities                    20,500       20,702          22,286       22,098       13,641       13,774
      Mortgage-backed securities               17,783       17,768          17,326       17,284        8,574        8,605
      Loans receivable                        247,230      258,385         251,172      253,233      247,480      259,538
      Federal Home Loan Bank stock              3,910        3,910           3,767        3,767        3,510        3,510
                                            ---------    ---------       ---------    ---------    ---------    ---------
                                            $ 322,380    $ 333,722       $ 322,434    $ 324,265    $ 299,807    $ 312,029
                                            =========    =========       =========    =========    =========    =========

    Financial liabilities
      Deposits                               $300,737     $302,102        $300,957     $301,292     $277,706     $278,715
      Advances from the Federal Home
        Loan Bank                               5,000        5,015           5,000        5,025        6,000        6,000
      Advances by borrowers for taxes
        and insurance                             224          224             880          880          827          827
                                            ---------    ---------       ---------    ---------    ---------    ---------
                                            $ 305,961    $ 307,341       $ 306,837    $ 307,197    $ 284,533    $ 285,542
                                            =========    =========       =========    =========    =========    =========


    11.  ADVERTISING


    Advertising costs are expensed when incurred. The Company's advertising expense totaled $41,000, $35,000, $136,000, $106,000 and $148,000 for the
    three month periods ended June 30, 2002 and 2001 and the fiscal years ended March 31, 2002, 2001 and 2000, respectively.


    12.  ORGANIZATION COSTS


    The Company's consolidated financial statements for fiscal 2000 reflect the adoption of Statement of Position 98-5 (SOP 98-5) which requires immediate recognition of previously deferred expenses related to incorporation costs. The Company's organization costs were previously reimbursed in a manner similar to the M.H.C. allocations discussed in Note O. Accordingly, in accordance with SOP 98-5, the effect of the change in accounting principle related to organization costs, totaling $122,000 after consideration of $63,000 of tax effects, has been recognized in the consolidated statements of earnings for fiscal 2000.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


    13.  BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements for the three months ended June 30, 2002 and 2001 were prepared in accordance with instructions for Form 10-QSB and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

    In the opinion of management, all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the unaudited financial statements have been included. The results of operations for the three-month period ended June 30, 2002 is not necessarily indicative of the results which may be expected for the entire fiscal year.


    14.  RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the 2002 consolidated financial statement presentation.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES

    Carrying values and estimated fair values of investment securities are summarized as follows:


                                                                           JUNE 30, 2002
                                                                       GROSS          GROSS        ESTIMATED
                                                       AMORTIZED    UNREALIZED     UNREALIZED        FAIR
                                                         COST          GAINS         LOSSES          VALUE
                                                                            (Unaudited)
                                                                          (In thousands)

    Corporate bonds and notes                         $  2,999        $  42          $  -         $  3,041
    U.S. Government and agency obligations              17,370          173            (24)         17,519
    Municipal obligations                                  131           11             -              142
                                                      --------        -----          -----        --------
                                                      $ 20,500        $ 226          $ (24)       $ 20,702
                                                      ========        =====          =====        ========



                                                                          MARCH 31, 2002
                                                                       GROSS          GROSS        ESTIMATED
                                                       AMORTIZED    UNREALIZED     UNREALIZED        FAIR
                                                         COST          GAINS         LOSSES          VALUE
                                                                          (In thousands)

    Corporate bonds and notes                         $  2,998        $  53            $-         $  3,051
    U.S. Government and agency obligations              19,152           56           (304)         18,904
    Municipal obligations                                  136            7             -              143
                                                      --------        -----          -----        --------
                                                      $ 22,286        $ 116          $(304)       $ 22,098
                                                      ========        =====          =====        ========

                                                                          MARCH 31, 2001
                                                                       GROSS          GROSS        ESTIMATED
                                                       AMORTIZED    UNREALIZED     UNREALIZED        FAIR
                                                         COST          GAINS         LOSSES          VALUE
                                                                          (In thousands)

    Corporate bonds and notes                         $  3,994        $  74         $   (7)       $  4,061
    U.S. Government and agency obligations               9,501           66             -            9,567
    Municipal obligations                                  146           -              -              146
                                                      --------        -----          -----        --------
                                                       $13,641         $140         $   (7)        $13,774
                                                      ========        =====          =====        ========

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

    The amortized cost and estimated fair value of investment securities by term to maturity are shown below.

                                                           JUNE 30, 2002                      MARCH 31, 2002
                                                    AMORTIZED         ESTIMATED          AMORTIZED         ESTIMATED
                                                      COST           FAIR VALUE            COST           FAIR VALUE
                                                            (Unaudited)
                                                                             (In thousands)
    Due in one year or less                         $  4,499         $  4,550           $  2,998           $  3,049
    Due within one to three years                      7,015            7,114              3,519              3,544
    Due within three to five years                     6,500            6,563             12,200             12,081
    Due in over five years                             2,486            2,475              3,569              3,424
                                                    --------         --------           --------           --------
                                                    $ 20,500         $ 20,702           $ 22,286           $ 22,098
                                                    ========         ========           ========           ========

    The Company had pledged $3.2 million, $2.3 million and $1.0 million in investment securities to secure public deposits at June 30, 2002, March 31, 2002 and 2001, respectively.

    The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed securities at June 30, 2002, March 31, 2002 and 2001, including those designated as available for sale, are summarized as follows:

                                                                            JUNE 30, 2002
                                                                         GROSS        GROSS        ESTIMATED
                                                         AMORTIZED    UNREALIZED   UNREALIZED        FAIR
                                                           COST          GAINS       LOSSES          VALUE
                                                                             (Unaudited)
                                                                           (In thousands)
    Held-to-maturity
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  3,494        $   -        $ (32)       $  3,462
       Government National Mortgage Association
           participation certificates                      3,864           23           (8)          3,879
        Federal National Mortgage Association
           participation certificates                      7,276           34          (32)          7,278
                                                        --------        -----        -----        --------
                                                        $ 14,634        $  57        $ (72)       $ 14,619
                                                        ========        =====        =====        ========
    Available for sale
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  1,529        $  42        $  -         $  1,571
       Government National Mortgage Association
          participation certificates                          55            8           -               63
       Federal National Mortgage Association
          participation certificates                       1,490           25           -            1,515
                                                        --------        -----        -----        --------
                                                        $  3,074        $  75        $  -         $  3,149
                                                        ========        =====        =====        ========

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

                                                                           MARCH 31, 2002
                                                                         GROSS        GROSS        ESTIMATED
                                                         AMORTIZED    UNREALIZED   UNREALIZED        FAIR
                                                           COST          GAINS       LOSSES          VALUE
                                                                           (In thousands)
    Held-to-maturity
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  4,452          $-         $ (45)       $  4,407
       Government National Mortgage Association
           participation certificates                      2,558           16          (12)          2,562
        Federal National Mortgage Association
           participation certificates                      6,867           29          (30)          6,866
                                                        --------        -----        -----        --------
                                                        $ 13,877        $  45        $ (87)       $ 13,835
                                                        ========        =====        =====        ========
    Available for sale
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  1,687        $  25       $   (5)       $  1,707
       Government National Mortgage Association
          participation certificates                          55            9           -               64
       Federal National Mortgage Association
          participation certificates                       1,674           20          (16)          1,678
                                                        --------        -----        -----        --------
                                                        $  3,416        $  54        $ (21)       $  3,449
                                                        ========        =====        =====        ========

                                                                           MARCH 31, 2001
                                                                         GROSS        GROSS        ESTIMATED
                                                         AMORTIZED    UNREALIZED   UNREALIZED        FAIR
                                                           COST          GAINS       LOSSES          VALUE
                                                                           (In thousands)
    Held-to-maturity
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  1,118        $   7        $  (4)       $  1,121
       Government National Mortgage Association
           participation certificates                      2,013           49          (13)          2,049
        Federal National Mortgage Association
           participation certificates                      2,532            4          (12)          2,524
                                                        --------        -----        -----        --------
                                                        $  5,663        $  60        $ (29)       $  5,694
                                                        ========        =====        =====        ========
    Available for sale
       Federal Home Loan Mortgage Corporation
          participation certificates                    $  1,220        $  35        $  -         $  1,255
       Government National Mortgage Association
          participation certificates                          86           11           -               97
       Federal National Mortgage Association
          participation certificates                       1,552            8           (1)          1,559
                                                        --------        -----        -----        --------
                                                        $  2,858        $  54        $  (1)       $  2,911
                                                        ========        =====        =====        ========


    The amortized cost of mortgage-backed securities, including those designated as available for sale at June 30, 2002 and March 31, 2002, by contractual term to maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE B - INVESTMENT AND MORTGAGE-BACKED SECURITIES (continued)

                                                                                  JUNE 30, 2002         MARCH 31, 2002
                                                                                 AMORTIZED COST         AMORTIZED COST
                                                                                   (Unaudited)
                                                                                              (In thousands)
    Held-to-maturity
    Due within one to three years                                                  $       19            $       30
    Due after twenty years or thereafter                                               14,615                13,847
                                                                                   ----------            ----------
                                                                                      $14,634               $13,877
                                                                                   ==========            ==========
    Available for sale
    Due within one to three years                                                  $      294            $    1,016
    Due after five years                                                                2,780                 2,400
                                                                                   ----------            ----------
                                                                                   $    3,074            $    3,416
                                                                                   ==========            ==========


    NOTE C - LOANS RECEIVABLE

    The composition of the loan portfolio is as follows:

                                                                              JUNE 30,                    MARCH 31,
                                                                                2002               2002             2001
                                                                             (Unaudited)
                                                                                              (In thousands)
    Residential real estate - 1 to 4 family                                 $  216,348          $  218,981     $  215,464
    Residential real estate - multi-family                                       8,015               7,368          9,039
    Residential real estate - construction                                      11,920               8,728          7,078
    Nonresidential real estate and land                                          7,616               9,725          7,525
    Education                                                                       42               1,530          2,143
    Commercial                                                                   6,595               5,832          4,765
    Consumer and other                                                           4,432               5,730          7,487
                                                                            ----------          ----------     ----------
                                                                               254,968             257,894        253,501
    Less:
       Undisbursed portion of loans in
          process                                                                5,769               4,616          4,764
       Deferred loan origination fees                                            1,332               1,376          1,463
       Allowance for loan losses                                                   637                 730            655
                                                                            ----------          ----------     ----------
                                                                            $  247,230          $  251,172     $  246,619
                                                                            ==========          ==========     ==========

    As depicted above, the Banks' lending efforts have historically focused on one-to-four family residential and multi-family residential real estate loans, which comprise approximately $230.5 million, or 93% of the total loan portfolio at June 30, 2002, $230.5 million, or 92%, of the total loan portfolio at March 31, 2002, and $226.8 million, or 92%, of the total loan portfolio at March 31, 2001. Generally, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Company with adequate collateral coverage in the event of default. Nevertheless, the Banks, as with any lending institution, are subject to the risk that real estate values could deteriorate in their primary lending areas of north central Ohio, thereby impairing collateral values. However, management is of the belief that residential real estate values in the Company's primary lending area are presently stable.

    As discussed previously, Wayne Savings has sold whole loans and participating interests in loans in the secondary market, retaining servicing on the loans sold. Loans sold and serviced for others totaled approximately $58.9 million, $50.4 million, $60.6 million, $47.1 million and $44.3 million at June 30, 2002 and 2001, and March 31, 2002, 2001 and 2000,
    respectively.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE C - LOANS RECEIVABLE (continued)


    In the normal course of business, the Banks have made loans to their directors, officers and their related business interests. Related party loans are made on the same terms that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. The aggregate dollar amount of loans outstanding to directors, officers and their related business interests totaled approximately $2.5 million, $2.5 million, $371,000 and $189,000 at June 30, 2002 and at March 31, 2002, 2001
    and 2000, respectively. During the three month period ended June 30, 2002, the Company disbursed $50,000 of loans to officers and directors and received principal repayments of $24,000. During fiscal 2002, the Company disbursed $2.4 million of loans to officers and directors and received principal repayments of $280,000. At June 30, 2002 and at March 31, 2002, $2.1 million of the outstanding loans to officers and directors was a nonresidential real estate loan with the remainder consisting of residential real estate and consumer loans.


NOTE D - ALLOWANCE FOR LOAN LOSSES

    The activity in the allowance for loan losses is summarized as follows:

                                                            FOR THE PERIOD ENDED                 FOR THE YEAR ENDED
                                                                  JUNE 30,                            MARCH 31,
                                                            2002         2001              2002         2001         2000
                                                                (Unaudited)
                                                                                   (In thousands)

    Balance at beginning of period                         $ 730        $ 655             $ 655        $ 793        $ 692
    Provision for losses on loans                             17            2               134           96          106
    Charge-offs of loans                                    (111)          (2)              (63)        (240)         (33)
    Recovery of loans previously
       charged off                                             1            1                 4            6           28
                                                           -----        -----             -----        -----        -----
    Balance at end of period                               $ 637        $ 656             $ 730        $ 655        $ 793
                                                           =====        =====             =====        =====        =====

    As of June 30, 2002 and March 31, 2002, the Banks' allowance for loan losses was substantially comprised of a general loan loss allowance, which is includible as a component of regulatory risk-based capital.

    Nonaccrual, nonperforming and impaired loans totaled approximately $3.4 million, $2.9 million, $3.8 million, $1.2 million and $1.1 million at June 30, 2002 and 2001, and at March 31, 2002, 2001 and 2000, respectively.

    During the three month periods ended June 30, 2002 and 2001, interest income of approximately $49,000 and $8,000, respectively, would have been recognized had nonaccrual loans been performing in accordance with contractual terms.


    During the years ended March 31, 2002, 2001 and 2000, interest income of approximately $99,000, $12,000 and $8,000, respectively, would have been recognized had nonaccrual loans been performing in accordance with contractual terms.

                         WAYNE SAVINGS BANCSHARES, INC.

           Three months ended June 30, 2002 and 2001 (unaudited) and years ended March 31, 2002, 2001, and 2000

NOTE E - OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment are comprised of the following:

                                                                        JUNE 30,                    MARCH 31,
                                                                          2002                2002           2001
                                                                       (Unaudited)
                                                                                   (In thousands)

    Land and improvements                                               $  1,617          $   1,617       $   1,615
    Office buildings and improvements                                      6,881              6,439           6,469
    Furniture, fixtures and equipment                                      4,148              4,452           3,931
    Leasehold improvements                                                   354                354              60
                                                                        --------          ---------       ---------
                                                                          13,000             12,862          12,075
    Less accumulated depreciation
       and amortization                                                    3,867              3,654           3,295
                                                                        --------          ---------       ---------
                                                                        $  9,133          $   9,208       $   8,780
                                                                        ========          =========       =========


                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE F - DEPOSITS
    Deposits consist of the following major classifications:

                                                                                 JUNE 30,                   MARCH 31,
                                                                                   2002                2002           2001
                                                                                (Unaudited)
    DEPOSIT TYPE AND WEIGHTED-                                                                  (In thousands)
    AVERAGE INTEREST RATE

    NOW accounts
      June 30, 2002 - .91%                                                     $  41,280
      March 31, 2002 - .96%                                                                       $  38,396
      March 31, 2001 - 1.73%                                                                                      $  33,642
    Passbook
      June 30, 2002 - 2.17%                                                       81,903
      March 31, 2002 - 2.25%                                                                         77,485
      March 31, 2001 - 3.18%                                                                                         54,574
    Money Market Investor
      June 30, 2002 - 1.86%                                                       13,673
      March 31, 2002 - 2.13%                                                                         11,809
      March 31, 2001 - 3.23%                                                                                          8,905
                                                                               ---------          ---------       ---------
    Total demand, transaction and
       passbook deposits                                                         136,856            127,690          97,121

    Certificates of deposit
      Original maturities of:
      Less than 12 months
        June 30, 2002 - 2.48%                                                     23,614
        March 31, 2002 - 3.09%                                                                      28,497
        March 31, 2001 - 5.51%                                                                                       25,494
      12 months to 24 months
        June 30, 2002 - 4.13%                                                     71,462
        March 31, 2002 - 4.74%                                                                      81,005
        March 31, 2001 - 6.03%                                                                                      101,105
      25 months to 36 months
        June 30, 2002 - 4.62%                                                     11,590
        March 31, 2002 - 4.57%                                                                       9,628
        March 31, 2001 - 5.26%                                                                                       10,036
      More than 36 months
        June 30, 2002 - 5.08%                                                     16,338
        March 31, 2002 - 5.15%                                                                      11,843
        March 31, 2001 - 5.56%                                                                                        6,175
      Jumbo
        June 30, 2002 - 4.96%                                                     40,877
        March 31, 2002 - 5.30%                                                                      42,294
        March 31, 2001 - 6.46%                                                                                       37,775
                                                                               ---------          ---------       ---------

    Total certificates of deposit                                                163,881            173,267        180,585
                                                                               ---------          ---------       ---------

    Total deposit accounts                                                     $ 300,737          $ 300,957       $ 277,706
                                                                               =========          =========       ========

    At June 30, 2002 and at March 31, 2002 and 2001, the Banks had certificates of deposit with balances in excess of $100,000 totaling $39.1 million, $41.4 million and $37.4 million, respectively. Deposits greater than $100,000 are generally not federally insured.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE F - DEPOSITS (continued)

    Interest expense on deposits is summarized as follows:

                                                THREE MONTH PERIODS ENDED                         YEARS ENDED
                                                        JUNE 30,                                   MARCH 31,
                                                  2002           2001                2002            2001           2000
                                                       (Unaudited)
                                                                            (In thousands)
    Passbook                                    $   444         $   429           $  1,674        $  1,642       $  1,569
    NOW and money market
       deposit accounts                             157             217                771             875            979
    Certificates of deposit                       1,832           2,616              9,610          10,135          8,982
                                                -------         -------           --------        --------       --------
                                                $ 2,433         $ 3,262           $ 12,055        $ 12,652       $ 11,530
                                                =======         =======           ========        ========       ========

    Maturities of outstanding certificates of deposit are summarized as follows:


                                                                             AT JUNE 30,                AT MARCH 31,
                                                                                 2002                2002           2001
                                                                              (Unaudited)
                                                                                          (In thousands)
    Less than one year                                                        $123,456            $142,486       $129,044
    One to three years                                                          27,083              22,282         48,533
    Over three years                                                            13,342               8,499          3,008
                                                                              --------            --------       --------
                                                                              $163,881            $173,267       $180,585
                                                                              ========            ========       ========

NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at June 30, 2002 and at March 31, 2002 and 2001 by pledges of certain residential mortgage loans totaling $6.3 million, $6.3 million and $7.5 million, respectively, and the Banks' investment in Federal Home Loan Bank stock, are summarized as follows:


     INTEREST                   MATURING IN YEAR                               JUNE 30,                   MARCH 31,
       RATE                     ENDING MARCH 31,                                 2002                2002           2001
                                                                              (Unaudited)
                                                                                       (Dollars in thousands)

    5.04% - 5.98%                     2002                                      $   -               $   -          $6,000
    5.07% - 5.29%                     2005                                       5,000               5,000             -
                                                                                ------              ------         ------
                                                                                $5,000              $5,000         $6,000
                                                                                ======              ======         ======
    Weighted-average interest rate                                                5.24%               5.24%          5.54%
                                                                                  ====                ====           ====

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE H - FEDERAL INCOME TAXES

    The provision for federal income taxes on earnings differs from that computed at the statutory corporate rate as follows:


                                                               THREE MONTHS ENDED JUNE 30,         YEAR ENDED MARCH 31,
                                                                     2002       2001           2002        2001      2000
                                                                       (Unaudited)

    Federal income taxes computed at 34% statutory rate              $285       $190           $939       $682       $644
    Tax-exempt interest                                                (4)        (4)           (16)       (16)       (10)
    Other                                                               4         (1)            16          9        (10)
                                                                     ----       ----           ----       ----       ----

       Federal income tax provision per consolidated financial
         statements before change in accounting principle            $285       $185           $939       $675       $624
                                                                     ====       ====           ====       ====       ====

    Effective tax rate                                               34.0%      33.0%          34.0%      33.6%      33.0%
                                                                     ====       ====           ====       ====       ====

    The composition of the Company's net deferred tax liability is as follows:


                                                                                 JUNE 30,                  MARCH 31,
                                                                                   2002               2002           2001
                                                                                (Unaudited)
                                                                                                (In thousands)
    Taxes (payable) refundable on temporary differences at statutory rate:
      Deferred tax assets
        Deferred loan origination fees                                          $     55          $     72        $   108
        General loan loss allowance                                                  251               286            263
        Book/tax depreciation differences                                             -                 -              24
        Pension expense                                                               -                 20             72
        Other                                                                         99                80             78
                                                                                --------          --------        -------
       Deferred tax assets                                                           405               458            545
      Deferred tax liabilities
        Federal Home Loan Bank
          stock dividends                                                           (837)             (822)          (748)
        Book/tax depreciation differences                                           (184)             (155)            -
        Unrealized gains on securities
          designated as available for sale                                           (26)              (13)           (20)
        Tax bad debt reserve                                                         (33)              (44)          (111)
        Mortgage servicing rights                                                   (172)             (191)          (121)
                                                                                --------          --------        -------
       Deferred tax liabilities                                                   (1,252)           (1,225)        (1,000)
                                                                                --------          --------        -------
       Total deferred tax liability                                             $   (847)         $   (767)       $  (455)
                                                                                ========          ========        =======

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE H - FEDERAL INCOME TAXES (continued)


    Prior to fiscal 1997, Wayne Savings was allowed a special bad debt deduction based on a percentage of earnings, generally limited to 8% of otherwise taxable income and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. This cumulative percentage of earnings bad debt deduction totaled approximately $2.7 million as of June 30, 2002 and March 31, 2002. If the amounts that qualified as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. The amount of unrecognized deferred tax liability relating to the cumulative bad debt deduction was approximately $918,000 at June 30, 2002 and March 31, 2002. Wayne Savings is required to recapture as taxable income approximately $200,000 of its bad debt reserve, which represents the post-1987 additions to the reserve, and will be unable to utilize the percentage of earnings method to compute the reserve in the future. Wayne Savings has provided deferred taxes for this amount and is amortizing the recapture of the bad debt reserve in taxable income over a six-year period, which commenced in fiscal 1999.

    At June 30, 2002, the Company's 1999 federal income tax return was under audit. Management does not expect any material adverse consequences as a result of this examination.


NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of the commitments reflect the extent of the Company's involvement in such financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.


    At June 30, 2002 and at March 31, 2002, the Company had total outstanding commitments of approximately $2.8 million and $5.4 million, respectively, to originate loans, of which $2.0 million and $5.1 million were comprised of fixed-rate loans at rates ranging from 6.13% to 8.25% and $739,000 and $292,000 were comprised of adjustable-rate loans at rates ranging from 4.50% to 7.75%. The Company had unused lines of credit outstanding under home equity loans of $20.1 million and $18.8 million and $18.8 million at June 30, 2002 and at March 31, 2002 and 2001, respectively. Additionally, the Company had unused lines of credit under commercial loans of $4.0 million and $2.0 million at June 30, 2002 and at both March 31, 2002 and 2001. Management believes that all loan commitments are able to be funded through cash flow from operations and existing excess liquidity. Fees received in connection with these commitments have not been recognized in earnings.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES (continued)

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral on loans may vary but the preponderance of loans granted generally includes a mortgage interest in real estate as security.

    The Company leases certain branch banking facilities under operating leases. The minimum annual lease payments over the initial lease term are as follows:

    FISCAL YEAR ENDED                                (In thousands)

    2003                                                 $  73
    2004                                                    73
    2005                                                    73
    2006                                                    73
    2007                                                    97
    Thereafter                                              97
                                                         -----
    Total                                                $ 486
                                                         =====


    The Company incurred rental expense under operating leases totaling approximately $19,000, $11,000, $66,000, $30,000 and $27,000 for the three months ended June 30, 2002 and 2001 and for the fiscal years ended March 31, 2002, 2001 and 2000, respectively.

    There were no material contingent liabilities at June 30, 2002, March 31, 2002 or 2001.


NOTE J - REGULATORY CAPITAL

The Banks are subject to minimum regulatory capital standards promulgated by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory
- and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. The minimum capital standards of the OTS generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) generally equal to 4.0% of adjusted total assets except for those associations with the highest examination rating and acceptable levels of

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE J - REGULATORY CAPITAL (continued)

    risk. The risk-based capital requirement provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets. In computing risk-weighted assets, the Banks multiply the value of each asset on their statement of financial condition by a defined risk-weighting factor, e.g. one- to four-family residential loans carry a risk-weighted factor of 50%.


    As of June 30, 2002, March 31, 2002 and 2001, management believes that the Banks met all capital adequacy requirements to which they were subject. As of the most recent examination date, the Banks were advised by the OTS that they met the definition of "well capitalized" institutions.


    The Banks' management believes that, under the current regulatory capital regulations, the Banks will continue to meet their minimum capital requirements in the foreseeable future. However, events beyond the control of the Banks, such as increased interest rates or a downturn in the economy in the Banks' market area, could adversely affect future earnings and, consequently, the ability to meet future minimum regulatory capital requirements.

    The Banks are subject to regulations imposed by the OTS regarding the amount of capital distributions payable to the Company. Generally, the Banks' payment of dividends is limited, without prior OTS approval, to net earnings for the current calendar year, plus the two preceding years, less capital distributions paid over the comparable time period. Insured institutions are required to file an application with the OTS for capital distributions in excess of the limitation. Wayne Savings has received approval from the OTS to pay $200,000 in dividends in August 2002 and anticipates filing and receiving approval for an additional $1.8 million payable to the Company during fiscal 2003.


       Regulations of the OTS governing mutual holding companies permit Wayne Savings Bankshares M.H.C. (the "M.H.C.") to waive the receipt by it of any dividend declared by the Company or the Bank on the common stock, provided that the OTS does not object to such waiver. The M.H.C. accepted dividends totaling $25,000, $260,000 (of which $258,000 was treated as an offset to previously allocated M.H.C. costs) and $75,000 during fiscal years 2002, 2001 and 2000, respectively. The M.H.C. did not receive any dividends during the three months ended June 30, 2002. Total dividends waived by the M.H.C. through June 30, 2002 amounted to $6.4 million.

                                                  WAYNE SAVINGS COMMUNITY BANK AS OF JUNE 30, 2002
                                                              (Dollars in thousands)
                                                                   (Unaudited)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO               AMOUNT          RATIO

    Tangible capital           $26,411         7.9%            >$  5,020         >1.5%              >$16,732       >  5.0%
                                                               -                 -                  -              -
    Core capital               $26,411         7.9%            >$ 13,386         >4.0%              >$20,079       >  6.0%
                                                               -                 -                  -              -
    Risk-based capital         $27,038        15.6%            >$ 13,891         >8.0%              >$17,364       > 10.0%
                                                               -                 -                  -              -

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE J - REGULATORY CAPITAL (continued)

                                                    WAYNE SAVINGS COMMUNITY BANK AS OF MARCH 31, 2002
                                                                (Dollars in thousands)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO                AMOUNT         RATIO
    Tangible capital           $26,063         7.8%            >$  5,021         >1.5%              >$16,736       >  5.0%
                                                               -                 -                  -              -
    Core capital               $26,063         7.8%            >$ 13,389         >4.0%              >$20,083       >  6.0%
                                                               -                 -                  -              -
    Risk-based capital         $26,688        14.1%            >$ 15,108         >8.0%              >$18,885       > 10.0%
                                                               -                 -                  -              -


                                                    WAYNE SAVINGS COMMUNITY BANK AS OF MARCH 31, 2001
                                                                (Dollars in thousands)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO                AMOUNT         RATIO

    Tangible capital           $25,309         8.1%            >$  4,678         >1.5%              >$15,592       >  5.0%
                                                               -                 -                  -              -
    Core capital               $25,309         8.1%            >$ 12,473         >4.0%              >$18,710       >  6.0%
                                                               -                 -                  -              -
    Risk-based capital         $25,964        15.7%            >$ 13,274         >8.0%              >$16,593       > 10.0%
                                                               -                 -                  -              -



                                                                WAYNE SAVINGS BANCSHARES, INC
                                                    RECONCILIATION OF GAAP TO BANKS' REGULATORY CAPITAL
                                                                   (Dollars in thousands)

                                                                               JUNE 30,                   MARCH 31,
                                                                                 2002                2002           2001
                                                                              (Unaudited)
                                                                                              (In thousands)
    Consolidated GAAP capital                                                $  26,427           $  26,047      $  25,255
    Effect of Wayne Savings Bancshares, Inc. in consolidation                       84                  93            123
    Unrealized gains on securities designated as available for sale                (49)                (22)           (33)
    Mortgage servicing rights and other deductions                                 (51)                (55)           (36)
                                                                             ---------           ---------      ---------
    Tangible and core capital                                                   26,411              26,063         25,309
    General valuation allowance                                                    627                 625            655
                                                                             ---------           ---------      ---------
    Risk-based capital                                                       $  27,038           $  26,688      $  25,964
                                                                             =========           =========      =========

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE J - REGULATORY CAPITAL (continued)


                                                    VILLAGE SAVINGS BANK, F.S.B. AS OF JUNE 30, 2002
                                                                 (Dollars in thousands)
                                                                      (Unaudited)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO                AMOUNT         RATIO
    Tangible capital            $2,947         6.6%              >$   667         >1.5%               >$2,222       >  5.0%
                                                                 -                -                   -             -
    Core capital                $2,947         6.6%              >$ 1,778         >4.0%               >$2,667       >  6.0%
                                                                 -                -                   -             -
    Risk-based capital          $2,990        15.6%              >$ 1,535         >8.0%               >$1,918       > 10.0%
                                                                 -                -                   -             -


                                                    VILLAGE SAVINGS BANK, F.S.B. AS OF MARCH 31, 2002
                                                                 (Dollars in thousands)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO               AMOUNT          RATIO
    Tangible capital            $2,865         7.0%             >$   614         >1.5%               >$2,047       >  5.0%
                                                                -                -                   -             -
    Core capital                $2,865         7.0%             >$ 1,637         >4.0%               >$2,456       >  6.0%
                                                                -                -                   -             -
    Risk-based capital          $2,906        15.8%             >$ 1,471         >8.0%               >$1,838       > 10.0%
                                                                -                -                   -             -


                                                    VILLAGE SAVINGS BANK, F.S.B. AS OF MARCH 31, 2001
                                                                 (Dollars in thousands)
                                                                                                     REQUIRED TO BE "WELL-
                                                                 REQUIRED FOR CAPITAL              CAPITALIZED" UNDER PROMPT
                                       ACTUAL                      ADEQUACY PURPOSES             CORRECTIVE ACTION PROVISIONS
                              AMOUNT           RATIO            AMOUNT           RATIO                AMOUNT         RATIO
    Tangible capital            $2,704         9.6%             >$   424         >1.5%               >$1,413       >  5.0%
                                                                -                -                   -             -
    Core capital                $2,704         9.6%             >$ 1,131         >4.0%               >$1,696       >  6.0%
                                                                -                -                   -             -
    Risk-based capital          $2,744        18.9%             >$ 1,163         >8.0%               >$1,454       > 10.0%
                                                                -                -                   -             -

NOTE K - STOCK OPTION PLANS

    The Company has an incentive Stock Option Plan that provides for the issuance of 84,044 shares of authorized, but unissued shares of common stock. The Company also has a non-incentive Stock Option Plan that provides for the issuance of 36,018 shares of authorized, but unissued shares of common stock.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE K - STOCK OPTION PLANS (continued)


    The Company accounts for its stock option plans in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which provides a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. Management has determined that the Company will continue to account for stock based compensation pursuant to APB Opinion No. 25. The pro-forma disclosures required by SFAS No. 123 are not applicable as no options were granted by the Company during the three month period ended June 30, 2002 or during the fiscal years ended March 31, 2002, 2001 and 2000.


    A summary of the status of the Company's stock option plans and changes during the periods ending on those dates is presented below:


                                             JUNE 30,                                        MARCH 31,
                                               2002                    2002                    2001                    2000
                                                 EXERCISE                 EXERCISE                 EXERCISE                EXERCISE
                                        SHARES     PRICE        SHARES      PRICE        SHARES      PRICE       SHARES      PRICE
                                           (Unaudited)
    Outstanding at beginning of period   15,473    $5.00         17,473    $5.00         27,657    $5.00         34,596     $5.00
    Granted                                  -         -             -         -             -         -             -          -
    Exercised                            (1,200)    5.00         (2,000)    5.00         (7,900)    5.00         (2,301)     5.00
    Forfeited                                -         -             -         -         (2,284)    5.00         (4,638)     5.00
                                         ------    -----         ------    -----         ------    -----         ------     -----
    Outstanding at end of period         14,273    $5.00         15,473    $5.00         17,473    $5.00         27,657     $5.00
                                         ======     ====         ======     ====         ======     ====         ======     =====
    Options exercisable at period-end    14,273    $5.00         15,473    $5.00         17,473    $5.00         27,657     $5.00
                                         ======     ====         ======     ====         ======     ====         ======     =====


    The following information applies to options outstanding at March 31, 2002:

    Number outstanding                                              14,273
    Range of exercise prices                                         $5.00
    Weighted-average exercise price                                  $5.00
    Weighted-average remaining contractual life                       1.00


    At June 30, 2002, all of the stock options granted were subject to exercise at the discretion of the grantees and expire in 2003.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE L - PENSION AND BENEFIT PLANS

    The Company has a non-contributory insured defined benefit pension plan (the "Plan") covering all eligible employees. The Plan benefits are based on years-of-service and other factors. The Company's funding policy is to contribute at least annually amounts sufficient to satisfy legal funding requirements plus such additional tax-deductible amounts deemed advisable under the circumstances. Contributions are intended to provide not only for benefits attributed to service-to-date, but also for those expected to be earned in the future.

    Information with respect to the Plan for the years ended March 31, 2002, 2001 and 2000 is as follows (most current available data):

    The changes in benefit obligations are computed as follows:

                                                                                     2002            2001           2000
                                                                                                (In thousands)
    Projected benefit obligation
       at beginning of year                                                        $ 1,280         $ 1,117         $1,323
    Service cost                                                                        63              58             59
    Interest cost                                                                      101              83             77
    Actuarial loss                                                                     203              39            103
    Benefits paid                                                                      (55)            (17)          (445)
                                                                                   -------         -------         ------
    Projected benefit obligation
       at end of year                                                              $ 1,592         $ 1,280         $1,117
                                                                                   =======         =======         ======

    The changes in the Plan's assets are computed as follows:


                                                                                     2002            2001           2000
                                                                                                (In thousands)
    Fair value of plan assets at
       beginning of year                                                            $1,283          $1,122         $1,331
    Actual return on plan assets                                                        68               3             26
    Employer contributions                                                             212             175            210
    Benefits paid                                                                      (55)            (17)          (445)
                                                                                    ------          ------         ------
    Fair value of plan assets
       at end of year                                                               $1,508          $1,283         $1,122
                                                                                    ======          ======         ======

    The following table sets forth the Plan's funded status at March 31:


                                                                                                     2002           2001
                                                                                                      (In thousands)
    Funded status                                                                                    $ (84)        $    3
    Unrecognized net actuarial (gain) loss                                                             (42)           120
    Unrecognized net transition liability                                                               42             48
                                                                                                     -----         ------
    Prepaid (accrued) pension cost                                                                   $ (84)        $  171
                                                                                                     =====         ======

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE L - PENSION AND BENEFIT PLANS (continued)

    The weighted-average actuarial assumptions used were:

                                                                                      2002              2001          2000
                                                                                                  (In thousands)
    Weighted-average discount rate                                                   7.25%             7.50%            7.00%
    Weighted-average rate of
       compensation increase                                                         1.00%             1.00%            1.00%
    Weighted-average expected
       long-term rate of return on
       plan assets                                                                   7.00%             7.00%            7.00%

    Net periodic pension costs includes the following components:


                                                                                           2002         2001         2000
                                                                                                   (In thousands)
    Service cost                                                                          $  63        $  58        $  59
    Interest cost                                                                           101           83           77
    Actual return on plan assets                                                            (68)          (3)         (26)
    Amortization of prior net loss                                                          199          141          164
    Amortization of net transition obligation                                                 6            6            6
    Unrecognized net actuarial loss                                                         (27)         (81)         (59)
                                                                                          -----        ------       -----
    Net periodic pension cost                                                             $ 274        $  204       $ 221
                                                                                          =====        ======       =====

    Pension expense for the three months ended June 30, 2002 and 2001, totaled $51,000 and 48,000, respectively.

    Plan assets were invested in certificates of deposit (including a $433,000 certificate of deposit in the Bank) and life insurance contracts.

    As previously stated, the Banks have a savings plan covering substantially all employees who meet certain age and service requirements. Under the plan, the Banks match participant contributions up to 2% of each participant's compensation during the year. This contribution is dependent on availability of sufficient net earnings from current or prior years. Additional contributions may be made as approved by the Board of Directors. Expense under the plan totaled approximately $13,000, $10,000, $44,000, $44,000 and $39,000 for the three months ended June 30, 2002 and 2001, and for the fiscal years ended March 31, 2002, 2001 and 2000, respectively.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE M - CONDENSED FINANCIAL STATEMENTS OF WAYNE SAVINGS BANCSHARES, INC.

    The following condensed financial statements summarize the financial position of Wayne Savings Bancshares, Inc. as of June 30, 2002, March 31, 2002 and 2001, and the results of its operations and its cash flows for the three months ended June 30, 2002 and 2001, and the years ended March 31, 2002, 2001, and 2000.

                         Wayne Savings Bancshares, Inc.
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                 JUNE 30,                 MARCH 31,
                                                                                   2002              2002            2001
                                                                                (Unaudited)
    ASSETS                                                                                      (In thousands)
    Cash and due from banks                                                    $     130         $     115      $      85
    Investment in subsidiary                                                      26,511            26,140         25,378
    Prepaid expenses and other                                                       960               851            317
                                                                               ---------         ---------      ---------
     Total assets                                                              $  27,601         $  27,106      $  25,780
                                                                               =========         =========      =========

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Accrued expenses and other liabilities                                     $   1,174         $   1,059      $     525
    Stockholders' equity
      Common stock and additional paid-in capital                                 17,091            17,085         17,075
      Retained earnings                                                           10,468            10,121          9,150
      Less shares held in treasury (70,014, 70,014 and 57,042 shares,
        respectively)                                                             (1,181)          (1,181)        (1,003)
      Accumulated other comprehensive income, unrealized gains on securities
        designated as available for sale, net                                         49                22             33
                                                                               ---------         ---------      ---------
     Total stockholders' equity                                                   26,427            26,047         25,255
                                                                               ---------         ---------      ---------
     Total liabilities and stockholders' equity                                $  27,601         $  27,106      $  25,780
                                                                               =========         =========      =========


                         Wayne Savings Bancshares, Inc.
                             STATEMENTS OF EARNINGS

                                                            THREE MONTHS ENDED                       YEAR ENDED
                                                                  JUNE 30                             MARCH 31,
                                                            2002         2001              2002         2001         2000
                                                                (Unaudited)
                                                                                      (In thousands)
    Income
      Interest income                                     $    1       $    -          $      1      $     18     $     58
      Equity in earnings of subsidiary                       568          395             1,928         1,371        1,210
                                                          ------       ------          --------      --------     --------
     Total income                                            569          395             1,929         1,389        1,268
    General and administrative expenses                       23           29               160            92          157
                                                          ------       ------          --------      --------     --------
      Earnings before income tax credits                     546          366             1,769         1,297        1,111
      Federal income tax credits                              (8)          (9)              (54)          (35)         (37)
                                                          ------       ------          --------      --------     --------

     NET EARNINGS                                         $  554       $  375          $  1,823      $  1,332     $  1,148
                                                          ======       ======          ========      ========     ========

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000

NOTE M - CONDENSED FINANCIAL STATEMENTS OF WAYNE SAVINGS BANCSHARES, INC. (continued)

                         Wayne Savings Bancshares, Inc.
                            STATEMENTS OF CASH FLOWS

                                                               THREE MONTHS ENDED                    YEAR ENDED
                                                                    JUNE 30,                          MARCH 31,
                                                              2002         2001           2002          2001        2000
                                                                   (Unaudited)
    Cash flows from operating activities:                                             (In thousands)
    Net earnings for the period                               $554          $375         $1,823       $1,332       $1,148
      Adjustments to reconcile net earnings to net cash
     provided by (used in) operating activities:
        Undistributed (earnings) loss of consolidated
          subsidiary                                          (343)           34           (773)        (807)      (1,219)
        Increase (decrease) in cash due to changes in:
          Prepaid expenses and other assets                   (109)          (15)          (534)        (238)          23
          Accrued expenses and other liabilities               115           (78)           534          262           29
                                                              ----          ----         ------       ------       ------
       Net cash provided by (used in) operating activities     217           316          1,050          549          (19)
    Cash flows provided by (used in) financing activities:
      Payment of dividends on common stock                    (208)         (205)          (852)        (800)        (882)
      Purchase of treasury stock                                -           (140)          (178)        (358)        (177)
      Proceeds from exercise of stock options                    6            -              10           50           11
                                                              ----          ----         ------       ------       ------
       Net cash used in financing activities                  (202)         (345)        (1,020)      (1,108)      (1,048)
                                                              ----          ----         ------       ------       ------
    Net increase (decrease) in cash and cash equivalents        15           (29)            30         (559)      (1,067)
    Cash and cash equivalents at beginning of period           115            85             85          644        1,711
                                                              ----          ----         ------       ------       ------
    Cash and cash equivalents at end of period                $130          $ 56         $  115       $   85       $  644
                                                              ====          ====         ======       ======       ======

NOTE N - SERVICE FEES, CHARGES AND OTHER OPERATING INCOME

    Service fees, charges and other operating income is comprised of the following items:

                                                                    JUNE 30,                          MARCH 31,
                                                              2002         2001           2002          2001        2000
                                                                   (Unaudited)
                                                                                   (In thousands)
    Deposit fee income                                        $171          $157         $  644         $501         $430
    Loan servicing fee income                                   37            30            100          120          117
    Income from credit cards                                    38            58            157           69           91
    Other service fees, charges
       and other operating income                               82            43            242          201           82
                                                              ----          ----         ------         ----         ----
                                                              $328          $288         $1,143         $891         $720
                                                              ====          ====         ======         ====         ====

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE O - OTHER OPERATING EXPENSES AND M.H.C. EXPENDITURES

    Other operating expense is comprised of the following items:


                                                            THREE MONTHS ENDED
                                                                 JUNE 30,                      YEAR ENDED MARCH 31,
                                                             2002        2001              2002        2001          2000
                                                                 (Unaudited)
                                                                                     (In thousands)
    Telephone and postage expense                          $  52        $  62           $   273      $   247      $   286
    Public relations and
       advertising expense                                    57           54               198          214          272
    Stationery, printing and office
       supplies expense                                       43           42               172          189          244
    Supervisory exam expense                                  36           34               137          128           51
    Professional services expense                             17           27               154           96           74
    Other operating expenses                                 223          191               733          716          704
                                                           -----        -----           -------      -------      -------
                                                           $ 428        $ 410           $ 1,667      $ 1,590      $ 1,631
                                                           =====        =====           =======      =======      =======

    Expenses paid by or previously allocated to the M.H.C. are comprised of the following:


    Allocated litigation costs of affiliates and
        subsidiaries                                       $  -         $  -            $    30      $   134      $    77
    Allocated other operating costs                           -            -                  5           16            7
                                                           ----         ----            -------      -------      -------
                                                           $  -         $  -            $    35      $   150      $    84
                                                           ====         ====            =======      =======      =======


NOTE P - REORGANIZATION AND CHANGE OF CORPORATE FORM

    The Board of Directors of Wayne Savings Bankshares, M.H.C. (the "M.H.C.") adopted a Plan of Conversion (the "Plan") on July 10, 2001. Pursuant to the Plan, the M.H.C. will convert from the mutual holding company form of organization to the fully public form. Wayne Savings Bankshares, M.H.C., the mutual holding company parent of Wayne Savings Bancshares, Inc., will be merged into Wayne Savings Community Bank, and Wayne Savings Bankshares, M.H.C. will no longer exist. Pursuant to the Plan, Wayne Savings Bancshares, Inc., which owns 100% of Wayne Savings Community Bank, also will be succeeded by a new Delaware corporation with the same name. As part of the conversion, Wayne Savings Bankshares, M.H.C.'s ownership interest as currently evidenced by 1,350,699 shares of Wayne Savings Bancshares, Inc. common stock, will be offered for sale in the subscription and community offering. Following the completion of the conversion, all of the capital stock of Wayne Savings Community Bank will be held by Wayne Savings Bancshares, Inc.

    Under the Plan, at the conclusion of the conversion and related offering, each share of Wayne Savings Bancshares, Inc. common stock held by persons other than Wayne Savings Bankshares, M.H.C. will be converted automatically into and become a right to receive new shares of Wayne Savings Bancshares, Inc. common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and the share exchange, the public stockholders of Wayne Savings Bancshares, Inc. common stock will own the same aggregate percentage of Wayne Savings Bancshares, Inc. common stock that they owned immediately prior to the conversion.

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000



NOTE P - REORGANIZATION AND CHANGE OF CORPORATE FORM (continued)

    In the event of a complete liquidation (and only in such event), each eligible member of Wayne's depositors will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted balance of deposit accounts held, before any liquidation distribution may be made with respect to common stock. Except for the repurchase of stock and payment of dividends by the Company, the existence of liquidation account will not restrict the use or application of such retained earnings.

    The Company may not declare, pay a cash dividend on, or repurchase any or its common stock, if the effect thereof would cause retained earnings to be reduced below either the amount required for the liquidation account or the regulatory capital requirements of SAIF insured institutions.


    At June 30, 2002, the Company had incurred costs associated with the Plan totaling approximately $734,000. The Plan costs will be netted against proceeds received in the transaction. If, however, the conversion is not completed, the costs associated with the conversion will be recorded through the consolidated statement of earnings in the period in which the conversion is terminated.


NOTE Q - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


    The following table summarizes the Company's quarterly results for the fiscal years ended March 31, 2002 and 2001. Certain amounts have been reclassified to conform to the fiscal 2002 presentation, the Company's amended and restated 10-KSB/A for the year ended March 31, 2001, and the Company's amended and restated Form 10-QSB/A for the nine months ended December 31, 2001.


                                                                         FOR THE THREE MONTH PERIODS ENDED
                                                     JUNE 30, 2001 SEPTEMBER 30, 2001    DECEMBER 31, 2001   MARCH 31, 2002
                                                                         (In thousands, except share data)
    Total interest income                               $5,416              $5,330            $5,270            $5,293
    Total interest expense                               3,344               3,212             3,043             2,749
                                                        ------              ------            ------            ------
    Net interest income                                  2,072               2,118             2,227             2,544
    Provision for losses on loans                            2                  95                21                16
    Other income                                           364                 433               502               358
    General, administrative and other expense            1,874               1,831             1,968             2,049
                                                        ------              ------            ------            ------
    Earnings before income taxes                           560                 625               740               837
    Federal income taxes                                   185                 213               253               288
                                                        ------              ------            ------            ------
    Net earnings                                        $  375              $  412            $  487            $  549
                                                        ======              ======            ======            ======
    Earnings per share
       Basic                                            $  .15              $  .16            $  .19            $  .21
                                                        ======              ======            ======            ======
       Diluted                                          $  .15              $  .16            $  .19            $  .21
                                                        ======              ======            ======            ======

                         WAYNE SAVINGS BANCSHARES, INC.

            Three months ended June 30, 2002 and 2001 (unaudited) and
                   years ended March 31, 2002, 2001, and 2000


NOTE Q - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                         FOR THE THREE MONTH PERIODS ENDED
                                                     JUNE 30, 2000 SEPTEMBER 30, 2000    DECEMBER 31, 2000   MARCH 31, 2001
                                                                         (In thousands, except share data)
    Total interest income                               $5,341              $5,359            $5,389            $5,417
    Total interest expense                               3,161               3,248             3,321             3,370
                                                        ------              ------            ------            ------
    Net interest income                                  2,180               2,111             2,068             2,047
    Provision for losses on loans                           51                  22                 2                21
    Other income                                           218                 259               289               279
    General, administrative and other expense            1,933               1,899             1,813             1,703
                                                        ------              ------            ------            ------
    Earnings before income taxes                           414                 449               542               602
    Federal income taxes                                   147                 142               172               214
                                                        ------              ------            ------            ------
    Net earnings                                        $  267              $  307            $  370            $  388
                                                        ======              ======            ======            ======
    Earnings per share
       Basic                                            $  .10              $  .12            $  .14            $  .15
                                                        ======              ======            ======            ======
       Diluted                                          $  .10              $  .12            $  .14            $  .15
                                                        ======              ======            ======            ======

--------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WAYNE SAVINGS BANCSHARES, INC. OR WAYNE SAVINGS COMMUNITY BANK. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WAYNE SAVINGS BANCSHARES, INC. OR WAYNE SAVINGS COMMUNITY BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.


                             UP TO 2,357,500 SHARES
                              (ANTICIPATED MAXIMUM)

                         WAYNE SAVINGS BANCSHARES, INC.

                              (HOLDING COMPANY FOR
                          WAYNE SAVINGS COMMUNITY BANK)


                                  COMMON STOCK
                            PAR VALUE $0.10 PER SHARE

                               ------------------
                                   PROSPECTUS
                               ------------------

                                 RYAN BECK & CO.


                              SEPTEMBER ____, 2002
                                ----------------


      THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                ----------------

UNTIL ____________ OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.
--------------------------------------------------------------------------------

SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART II:    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article NINTH of the Certificate of Incorporation of Wayne Savings Bancshares, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

      NINTH:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

      C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



                                                                                             Amount
                                                                                             -------

         *  Legal Fees and Expenses............................................         $      585,000
         *  Printing, Postage and Mailing......................................                135,000
         *  Appraisal and Business Plan Fees and Expenses......................                 75,000
         *  Accounting Fees and Expenses.......................................                175,000
         *  Conversion Data Processing.........................................                 40,000
         ** Marketing Fees and Expenses........................................                421,000
         *  Filing Fees (NASD, OTS and SEC)....................................                 81,400
         *  Other Expenses.....................................................                 20,600
         *  Total .............................................................         $    1,533,000
                                                                                        ==============

            ...................................................................
         ------------------------------------------------------------------------
         *  Estimated
         ** Wayne Savings Bancshares, Inc. has retained Ryan, Beck & Co., LLC to assist in the sale of common stock on a best efforts basis in the offering.  Fees estimated at the midpoint of the offering range.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

            Not Applicable.

ITEM 27.    EXHIBITS:

            The exhibits filed as part of this registration statement are as follows:

            (a) LIST OF EXHIBITS

1.1      Engagement Letter between the Registrant and Ryan, Beck & Co., LLC***
1.2      Form of Agency Agreement between the Registrant and Ryan, Beck & Co.,
         LLC***
1.3      Form of Selected Dealer Agreement***
2        Plan of Conversion and Reorganization***
3.1 Delaware Certificate of Incorporation of Wayne Savings Bancshares, Inc. (Included in Exhibit 2)***
3.2      Delaware Bylaws of Wayne Savings Bancshares, Inc. (Included in
         Exhibit 2)***
4        Form of Common Stock Certificate of Wayne Savings Bancshares, Inc.***
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered***
8.1      Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick***

8.2      Opinion of RP Financial, LC with respect to Subscription Rights***
8.3      State Tax Opinion of Grant Thornton***
10.1     Form of Employment Agreement***
10.2     Form of Change of Control Agreements***
10.3     Subsidiaries of Registrant***
23.1     Consent of Luse Gorman Pomerenk & Schick
         (contained in Opinions included on Exhibits 5 and 8.1)***
23.2     Consent of Grant Thornton
23.3     Consent of RP Financial, LC
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC ***
99.2     Appraisal Report of RP Financial, LC**
99.3     Marketing Materials*** 99.4 Order and Acknowledgment Form***
99.5     Business Plan Agreement between the Registrant and RP Financial, LC***
99.6     Special Meeting Proxy Statement***
99.7     Appraisal Report Update

-----------------------------------
**       Supporting financial schedules filed pursuant to Rule 202 of Regulation
         S-T.
***      Previously filed.

ITEM 28.     UNDERTAKINGS

             The undersigned Registrant hereby undertakes:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Wooster, State of Ohio on September 9, 2002.

                                     WAYNE SAVINGS BANCSHARES, INC.

                                     By: /s/ Charles F. Finn
                                         ---------------------------------------
                                         Charles F. Finn
                                         Chairman of the Board and President
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

      We, the undersigned directors and officers of Wayne Savings Bancshares, Inc. (the "Company") hereby severally constitute and appoint Charles F. Finn as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Charles F. Finn may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Charles F. Finn shall do or cause to be done by virtue thereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.




        Signatures                            Title                                Date
        ----------                            -----                                ----

/s/ Charles F. Finn
--------------------------
Charles F. Finn                  Chairman of the Board and President         September 9, 2002
                                 (Principal Executive Officer)

/s/ Michael C. Anderson
--------------------------
Michael C. Anderson              Executive Vice President and Chief          September 9, 2002
                                 Financial Officer (Principal Financial
                                 and Accounting Officer)

/s/ Kenneth Rhode
--------------------------
Kenneth Rhode                    Director                                    September 9, 2002

/s/ Russell Harpster
--------------------------
Russell Harpster                 Director                                    September 9, 2002

/s/ Joseph Retzler
--------------------------
Joseph Retzler                   Director                                    September 9, 2002

/s/ Donald Massaro
--------------------------
Donald Massaro                   Director                                    September 9, 2002

/S/ Terry Gardner
--------------------------
Terry Gardner                    Director                                    September 9, 2002


/s/ James Morgan
--------------------------
James Morgan                     Director                                    September 9, 2002

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2002


                                                      REGISTRATION NO. 333-69600
================================================================================


                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ---------------------------------------





                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2








                         WAYNE SAVINGS BANCSHARES, INC.
                                  WOOSTER, OHIO


================================================================================

                                  EXHIBIT INDEX


1.1      Engagement Letter between the Registrant and Ryan, Beck & Co., LLC***
1.2      Form of Agency Agreement between the Registrant and Ryan, Beck & Co.,
         LLC***
1.3      Form of Selected Dealer Agreement***
2        Plan of Conversion and Reorganization***
3.1 Delaware Certificate of Incorporation of Wayne Savings Bancshares, Inc (Included in Exhibit 2)***
3.2      Delaware Bylaws of Wayne Savings Bancshares, Inc. (Included in Exhibit
         2)***
4        Form of Common Stock Certificate of Wayne Savings Bancshares, Inc.***
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered***
8.1      Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick***
8.2      Opinion of RP Financial, LC with respect to Subscription Rights***
8.3      State Tax Opinion of Grant Thornton***
10.1     Form of Employment Agreement***
10.2     Form of Change of Control Agreements***
10.3     Subsidiaries of Registrant***
23.1     Consent of Luse Gorman Pomerenk & Schick
         (contained in Opinions included on Exhibits 5 and 8.1)***
23.2     Consent of Grant Thornton
23.3     Consent of RP Financial, LC
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC ***
99.2     Appraisal Report of RP Financial, LC**
99.3     Marketing Materials***
99.4     Order and Acknowledgment Form***
99.5     Business Plan Agreement between the Registrant and RP Financial, LC***
99.6     Special Meeting Proxy Statement***
99.7     Appraisal Report Update

-------------------------------
**       Supporting financial schedules filed pursuant to Rule 202 of
         Regulation S-T.
***      Previously filed.